Filed Pursuant to Rule 424(h)
Registration Nos. 333-228025
333-228025-01 & 333-228025-02

The information in this prospectus is not complete and may be amended. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED OCTOBER 21, 2019

PROSPECTUS DATED OCTOBER [•], 2019

$500,000,000 Class A(2019-3) DiscoverSeries Notes1

Discover Bank

Sponsor, Originator of Assets and Servicer

Central Index Key Number: 0000894327

Discover Funding LLC

Depositor

Central Index Key Number: 0001645731

Discover Card Execution Note Trust

Issuing Entity of the Notes

Central Index Key Number: 0001407200

Discover Card Master Trust I

Issuing Entity of the Collateral Certificate

Central Index Key Number: 0000894329

Class A(2019-3) Notes

Principal amount	$500,000,000[1]
Interest rate	[•]% per year
Interest payment dates	15th day of each month, beginning November 15, 2019
Expected maturity date	October 17, 2022
Legal maturity date	October 15, 2024
Expected issuance date	On or about October 31, 2019
Price to public	$[•] or [•]%
Underwriting discount	$[•] or [•]%
Proceeds to the issuing entity	$[•] or [•]%
CUSIP number	254683 CM5

1.	The note issuance trust may offer and sell Class A(2019-3) DiscoverSeries notes having an aggregate initial principal amount that is either greater than or less than the amount shown above.

The Class A(2019-3) notes are a tranche of Class A DiscoverSeries notes, are secured by assets of the issuing entity and will be paid only from proceeds of such note’s allocable share of those assets and noteholders will have no recourse to any other assets.

Credit Enhancement: Class A DiscoverSeries notes receive credit enhancement through the subordination of interest and principal payments on Class B, Class C and Class D DiscoverSeries notes and through loss protection provided by such notes.

We refer to Discover Card Execution Note Trust as the note issuance trust. The assets of the note issuance trust that secure the DiscoverSeries notes will include:

•	the Series 2007-CC collateral certificate issued by Discover Card Master Trust I, representing an undivided interest in the assets of Discover Card Master Trust I;

•	the DiscoverSeries collections account and other accounts of the note issuance trust, funds on deposit in those accounts and permitted investments of and investment income on those funds; and

•

one or more additional collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of credit card receivables arising in accounts owned, originated or acquired by Discover Bank or any of its affiliates.

Delivery: The notes offered by this prospectus will be delivered in book-entry form. Except under limited circumstances, purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form.

Stock Exchange: The Class A(2019-3) notes will not be listed on any stock exchange.

You should consider the discussion under “Risk Factors” beginning on page 33 in this prospectus before you purchase any Class A(2019-3) DiscoverSeries notes.

The Class A(2019-3) DiscoverSeries notes are obligations of the note issuance trust only and are not obligations of or interests in Discover Bank, its affiliates (other than the note issuance trust) or any other person, except that the noteholders’ proportionate share of interests in the master trust receivables represented by the collateral certificate may be sold to pay the notes in the limited circumstances described in this prospectus. Noteholders will have no recourse to any assets of the note issuance trust other than those specified in this prospectus for the payment of the Class A(2019-3) DiscoverSeries notes. The Class A(2019-3) DiscoverSeries notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

BofA Securities	Deutsche Bank Securities	SOCIETE GENERALE

[•]	[•]	[•]

Important Notice about Information Presented in this Prospectus

We provide information to you about the notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the issuing entities’ assets;

•	information about enhancement for your class or tranche; and

•	the method for selling the notes.

We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

It is important for you to read and consider all information contained in this prospectus in making your investment decision.

We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

We have included a glossary of the capitalized terms used in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

Forward-Looking Statements

In this prospectus and in the documents incorporated herein by reference, we may communicate statements relating to the future performance of, or the effect of various circumstances on, Discover Bank and its affiliates, the depositor, the note issuance trust, the master trust or your notes that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and represent only our beliefs and expectations regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The actual outcomes may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These statements may relate to, among other things, effects of the current economic environment, effects of insolvency, arbitration or litigation proceedings and effects of legislation or regulatory actions. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, market conditions, interest rate fluctuations, competitive product and pricing pressures, consumer bankruptcies and inflation; technological change; the impact of current, pending or future legislation and regulation (including the Dodd-Frank Act and regulatory changes specifically intended to address financial markets in the current economic downturn, capital requirements and liquidity reserves, securitizations, sales of financial assets and credit origination, billing and collection practices), changes in fiscal, monetary, regulatory, accounting and tax policies; monetary fluctuations; and success in gaining regulatory approvals when required, as well as other risks and uncertainties, including, but not limited to, those described in “Risk Factors” in this prospectus. The continued economic downturn, recent financial market and other conditions beyond our control have increased uncertainty regarding future economic conditions and may increase the risk that actual results may differ from those expected. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

i

Reports to Investors

The note issuance trust will, in cooperation with Discover Bank, as master servicer for the master trust, prepare monthly reports for each outstanding series of notes, including the notes offered by this prospectus, containing information about the master trust, the note issuance trust and that series. You may obtain a copy of each report free of charge by calling (302) 323-7315. The reports will not contain financial information that has been examined and reported on by independent public accountants. Discover Bank does not intend to send you any of its financial reports.

Where You Can Find More Information

Discover Funding LLC, in its capacity as depositor for the note issuance trust and the master trust, has filed a registration statement with registration numbers 333-228025, 333-228025-01 and 333-228025-02 with the SEC on behalf of the note issuance trust and the master trust relating to the notes and the collateral certificate offered by this prospectus. The SEC file numbers for Discover Funding LLC, the master trust and the note issuance trust are 333-205455, 000-23108 and 333-141703-02, respectively.

SEC filings relating to the note issuance trust and the master trust will be available to the public on the SEC Internet site (http://www.sec.gov). The master trust and the note issuance trust are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, Discover Funding LLC, on behalf of the note issuance trust and the master trust, files reports and other information with the SEC.

In addition, SEC filings relating to the note issuance trust and the master trust, as well as certain investor reports, are available at http://investorrelations.discoverfinancial.com.

We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the most recent information over other information included in this prospectus. We incorporate by reference in this prospectus any current reports on Form 8-K subsequently filed by or on behalf of the master trust or the issuance trust with the SEC before the termination of the offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Discover Bank, as master servicer for the master trust and as calculation agent for the note issuance trust, at 12 Read’s Way, New Castle, Delaware 19720, (302) 323-7315, attention to Patricia S. Hall.

Notice to Residents of the United Kingdom

This prospectus may only be communicated or caused to be communicated in the United Kingdom to persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or to persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order or to any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”).

Neither this prospectus nor the notes are or will be available to persons in the United Kingdom who are not Relevant Persons and this prospectus must not be acted on or relied on by persons in the United Kingdom who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. The communication of this prospectus to any person in the United Kingdom other than a Relevant Person is unauthorized and may contravene the Financial Services Markets Act 2000, as amended (the “FSMA”).

Notice to Residents of the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016//97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

EU Due Diligence and Retention Rules Considerations

On the closing date, Discover Bank will enter into a risk retention agreement with the depositor and the note issuance trust, pursuant to which, with reference to Article 5(1)(d) and Article 6 of the EU Securitization Regulation referred to in this prospectus under “Risk Factors – Certain EEA Regulated Investors are Subject to Risk Retention and Due Diligence Requirements Applicable to the Notes” together with any relevant regulatory technical standards adopted by the European Commission and any guidance published by the European Union supervisory authorities with respect thereto or to precedent legislation, each as in effect and applicable on the date of the issuance of the Class A(2019-3) notes, Discover Bank will covenant and agree that (i) Discover Bank, as “originator” for the purposes of those EU Due Diligence and Retention Rules, currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than five percent of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the EU Securitization Regulation, by holding all the membership interest in the depositor, which in turn holds all or part of the transferor interest; (ii) Discover Bank will not (and will not permit Discover Funding LLC or any of its other affiliates to) allow the retained interest to be subject to any credit risk mitigation or other hedge or to be sold if, as a result, Discover Bank would not retain a material net economic interest in an amount that is not less than five percent of the nominal value of the securitized exposures, except to the extent permitted in accordance with Article 6(1) of the EU Securitization Regulation (as supplemented by Article 12 of the CRR Delegated Regulation); (iii) Discover Bank will not change the retention option or the method of calculating its net economic interest in the securitized exposures while the Class A(2019-3) notes are outstanding, except under exceptional circumstances in accordance with the EU Securitization Regulation (as supplemented by Article 10 of the CRR Delegated Regulation); and (iv) Discover Bank will provide ongoing confirmation of its continued compliance with its obligations in clauses (i) and (ii) in this paragraph in or concurrently with the delivery of each monthly certificateholders’ statement. With regard to the provision in Article 6(1) of the EU Securitization Regulation to the effect that for risk retention purposes “an entity shall not be considered to be an originator where the entity has been established and operates for the sole purpose of securitizing exposures”, Discover Bank is not an entity that has been created or is operated for the sole purpose of securitizing exposures. See “The Originator and Sponsor – Discover Bank” and “– Discover Bank’s Securitization Program and Roles as Originator and Sponsor” in this prospectus. With regard to the credit granting standards applied by Discover Bank in relation to the receivables, see “The Discover Card Business – Credit-Granting Procedures” and “Servicing” in this prospectus.

Discover Bank is not subject to the EU Due Diligence and Retention Rules or other provisions of the EU Securitization Regulation and, other than as set forth in the risk retention agreement (as summarized in the previous paragraph), Discover Bank does not undertake to take any further action to comply (or to enable affected investors to comply) with the EU Due Diligence and Retention Rules or other provisions of the EU Securitization Regulation, including the delivery of any information beyond that contained in or provided with the monthly certificateholders’ statements. In particular, Discover Bank does not make any undertaking to comply with the transparency requirements in Article 7 of the EU Securitization Regulation or to comply with any amendments, supplements or other modifications to the EU Due Diligence and Retention Rules that may occur after the expected issuance date of the Class A(2019-3) notes. Accordingly, none of Discover Card Execution Note Trust, Discover Card Master Trust I, Discover Bank, Discover Funding LLC, the master trust trustee and indenture trustee, the owner trustee or any underwriter or any affiliate makes any representation or gives any assurance that the matters set forth in the previous paragraph and the information given in this prospectus or pursuant to the transaction documents are or will be sufficient for compliance by affected investors with the requirements and criteria set out in the EU Due Diligence and Retention Rules. Failure by affected investors to comply with one or more of the requirements set out in the EU Due Diligence and Retention Rules may result in the imposition of a penalty regulatory capital charge through additional risk weights levied in respect of the notes acquired by applicable noteholders that are subject to the EU Due Diligence and Retention Rules, or in the imposition of other regulatory sanctions. Prospective noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the applicable EU Due Diligence and Retention Rules.

Volcker Rule Considerations

Discover Card Execution Note Trust is not now, and immediately following the issuance of the Class A(2019-3) notes pursuant to the indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956 (the “BHCA”), commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and under the Volcker Rule and its related regulations may be available, we have relied on the determinations that

•	Discover Card Execution Note Trust may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-7 thereunder and, accordingly,

•

Discover Card Execution Note Trust may rely on the exemption from the definition of a covered fund under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

Compliance with Registration Requirements

We have performed various reviews relating to compliance with the registration requirements and we have met the registrant requirements required by General Instruction I.A.1 of Form SF-3.

Prospectus Summary	1
Participants	1
Key Parties and Operating Documents	4
Pool Assets	4
Information Regarding the Offered Notes; Terms	8
Credit Enhancement	17
Early Redemption and Default of Notes	23
Securities Supported by Pool Assets	26
Addition and Removal of Pool Assets	28
Risk Factors	33
Security Interest Matters	33
Priority of Liens	34
Insolvency Related Matters	34
Investor Risk of Loss	37
Limited Recourse to DCENT	38
Certain Regulatory Matters	39
Limited Subordination; Possible Loss of Subordination	39
Possible Changes in Required Subordination Percentage and Other Provisions	40
Ratings of the Notes May Be Lowered or Withdrawn, and Unsolicited Ratings May Be Lower Than Any Ratings Issued by Note Rating Agencies Hired by Discover Bank, Discover Funding LLC or Discover Card Execution Note Trust to Rate the Notes	40
Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event	41
Addition of Accounts	50
Addition of Other Collateral Certificates	51
Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure	51
Cleanup Call	52
Other Tranches of Notes May Have Different Terms That May Affect The Timing And Amount of Payments to You	53
There May Not Be a Public Market for the Notes and an Active Trading Market for the Notes May Not Develop	53
Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees	53
Litigation and Regulatory Matters	53
Litigation and Regulatory Matters — U.S. Bank	54

v

Prospectus Summary

The following summary describes certain aspects of the notes, the collateral certificate, the note issuance trust and the master trust generally. The remainder of this prospectus provides much more detailed information about the notes, the collateral certificate, the note issuance trust and the master trust. You should review the entire prospectus before you decide to invest.

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Terms” beginning on page 199.

Throughout this prospectus, unless the context otherwise requires, we give effect to the expected execution and delivery of the notes and related agreements and the consummation of the transactions contemplated by the indenture, the indenture supplement, the series supplement, and such agreements in describing the note issuance trust, the master trust, the notes, the collateral certificate and related matters.

Risk Factors	Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 33 in this prospectus.

Participants

Issuing Entity of the Notes	Discover Card Execution Note Trust. We refer to Discover Card Execution Note Trust as “DCENT” or the “note issuance trust.”

The Class A(2019-3) notes tranche is expected to be the 119th tranche of notes to be issued by the note issuance trust. The note issuance trust has issued 68 tranches of DiscoverSeries Class A notes, 25 tranches of DiscoverSeries Class B notes, 24 tranches of DiscoverSeries Class C notes and one tranche of DiscoverSeries Class D notes. See Annex I for a list of the note tranches that are expected to be outstanding on the expected issuance date. The note issuance trust paid all other tranches of notes on time in accordance with their respective expected maturity dates. The nominal liquidation amounts of Class A notes, Class B notes, Class C notes and Class D notes of the DiscoverSeries that were outstanding on the October 2019 distribution date, are $12,600,000,000, $1,470,000,000, $1,720,000,000 and $1,466,830,602, respectively. The Class D notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes, including the Class A(2019-3) notes, in the amount necessary to support such additional issuance. See “Annex I: Outstanding Series, Classes and Tranches of Notes” for information on the outstanding notes of the DiscoverSeries.

Issuing Entity of the Collateral Certificate	Discover Card Master Trust I. We refer to Discover Card Master Trust I as “DCMT” or the “master trust.”

Since October 1993, the master trust has issued 84 series or subseries of master trust certificates. Only Series 2007-CC is still outstanding as of the date of this prospectus. The master trust paid all other series or subseries of certificates on time in accordance with their expected principal payment schedules, indices or expected maturity dates, as applicable.

Sponsor/Originator	Discover Bank. Discover Bank’s executive office is located at 12 Read’s Way, New Castle, Delaware 19720, telephone number (302)

323-7315. Discover Bank was formerly known as Greenwood Trust Company. In its role as sponsor, Discover Bank has arranged for the note issuance trust to issue notes and for the master trust to issue the collateral certificate. See “The Originator and Sponsor — Credit Risk Retention” in this prospectus for a discussion of Discover Bank’s retained interest in the securitization transaction. In its role as originator, Discover Bank transfers to Discover Funding LLC credit card receivables originated by Discover Bank under specified Discover Card accounts.

Depositor	Discover Funding LLC, which will be referred to herein as the “depositor”. In its role as the depositor to the master trust, Discover Funding LLC (x) transfers to the master trust credit card receivables and the allocated interchange that were transferred to the depositor by Discover Bank and (y) retains: (i) the residual interest in the master trust, which we refer to as the “transferor interest,” (ii) the right to direct the issuance of new series from the master trust and (iii) the proceeds from those issuances.

Prior to January 1, 2016 (the “Substitution Date”), Discover Bank was the depositor to the note issuance trust and in that role, Discover Bank transferred to the note issuance trust the Series 2007-CC collateral certificate issued by the master trust on July 26, 2007. On the Substitution Date, Discover Bank assigned its rights and obligations as depositor and seller under the pooling and servicing agreement and as beneficiary under the trust agreement for the note issuance trust to Discover Funding LLC.

Additional collateral certificates may be transferred to the note issuance trust.

Master Servicer/Servicer/Calculation Agent	Discover Bank. As master servicer for the master trust, Discover Bank is responsible for various administrative actions for the master trust, including causing collections to be deposited in master trust accounts and trust reporting. As servicer for the master trust, Discover Bank is also responsible for invoicing cardmembers, processing payments, maintaining records relating to the receivables and otherwise handling collections and other functions with respect to the receivables. As calculation agent for the note issuance trust, Discover Bank will direct the note issuance trust with respect to various administrative functions and will also be responsible for trust reporting. Discover Bank has outsourced certain servicing functions to Discover Products Inc., its wholly-owned subsidiary, which has contracted with a third-party service provider for certain check processing and related services. However, Discover Bank is ultimately responsible for the overall servicing function for the master trust and the note issuance trust.

Master Trust Trustee and Indenture Trustee	U.S. Bank National Association (“U.S. Bank”). For additional information about the master trust trustee and the indenture trustee, see “The Master Trust — The Trustee for the Master Trust” in this prospectus.

Owner Trustee for the Note Issuance Trust	Wilmington Trust Company, which is also referred to herein as “issuing entity owner trustee” or the “owner trustee.” For additional information about the owner trustee, see “The Note Issuance Trust — Owner Trustee” in this prospectus.

Asset Representations Reviewer	FTI Consulting, Inc. For additional information about the asset representations reviewer, see “Asset Representation Reviews” in this prospectus.

Key Parties and Operating Documents

Pool Assets

Formation of the Note Issuance Trust; Note Issuance Trust Assets	Discover Bank and the owner trustee formed the note issuance trust on July 2, 2007.

Discover Bank transferred the collateral certificate to the note issuance trust on July 26, 2007. On the Substitution Date, Discover Bank assigned its rights and obligations under the trust agreement for the note issuance trust to the depositor and the depositor assumed all of the rights and obligations of Discover Bank under the trust agreement and became the sole beneficiary of the note issuance trust.

Collateral Certificate	The Discover Card Master Trust I, Series 2007-CC collateral certificate, which represents an undivided interest in the master trust. The investor interest in receivables for the collateral certificate reflects the aggregate nominal liquidation amount of notes issued by the note issuance trust.

Security for the Notes	The indenture trustee has a security interest, for the benefit of the holders of the DiscoverSeries notes, including the Class A(2019-3) notes, in:

• the collateral certificate;

• the collections account;

• the DiscoverSeries collections account;

• the principal funding account and related subaccounts;

• the interest funding account and related subaccounts;

• the accumulation reserve account and related subaccounts;

• the Class C reserve account and related subaccounts, if any;

• the Class D reserve account and related subaccounts, if any;

• all permitted investments of funds on deposit in any such account;

• all rights under any derivative agreement, credit enhancement agreement, or supplemental liquidity agreement relating to the notes;

• all claims and all interest, principal, payments and distributions on any of the foregoing; and

• all proceeds of the foregoing.

See “Sources of Funds to Pay the Notes — General,” and “— Limited Recourse to DCENT; Security for the Notes.”

However, the Class A(2019-3) notes are entitled to the benefits of only that portion of those assets allocated to the Class A(2019-3) notes under the indenture, the indenture supplement and the related terms document.

Limited Recourse to DCENT	The sole sources of payment for principal of or interest on the Class A(2019-3) notes prior to an event of default and acceleration or the legal maturity date for the Class A(2019-3) notes are:

•   the portion of the principal amounts and finance charge amounts allocated to the DiscoverSeries and available to the Class A(2019-3) notes, including any such funds reallocated to the DiscoverSeries from other series of master trust certificates or other series of notes, if any;

• funds in the applicable note issuance trust accounts for the Class A(2019-3) notes; and

• investment income on funds on deposit in various note issuance trust accounts for the DiscoverSeries.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for the Class A(2019-3) notes or (ii) on the legal maturity date of the Class A(2019-3) notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables,” the Class A(2019-3) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class A(2019-3) noteholders and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of the Class A(2019-3) noteholders.

If those sources are not sufficient to pay principal of or interest on the Class A(2019-3) notes, the Class A(2019-3) noteholders will have no recourse to any assets of the note issuance trust or the master trust, or any other person or entity, for the payment of principal of or interest on the Class A(2019-3) notes.

Formation of the Master Trust; Master Trust Assets	Discover Bank and the trustee for the master trust formed the master trust in October 1993. On the Substitution Date, the depositor assumed all the rights and obligations of Discover Bank, solely in its capacity as seller, under the pooling and servicing agreement. Prior to the Substitution Date, Discover Bank transferred credit card receivables generated under certain designated Discover® Card accounts directly to the master trust. On and after the Substitution Date, Discover Bank transfers the receivables to the depositor pursuant to a receivables sale and contribution agreement, and the depositor transfers these receivables to the master trust. Those credit card receivables, which are unsecured, include principal receivables (that is, amounts owed by customers representing the principal balances of cash advances, purchases that customers have made with their Discover Cards and balances transferred by customers to their Discover® Card accounts from other credit card accounts). They also include finance charge receivables (that is, amounts owed by customers representing finance charges accrued on unpaid principal balances, late fees and other service charges). As customers make additional principal charges and incur additional finance charges and other fees in accounts designated for the master trust, Discover Bank also transfers these additional receivables to the depositor for subsequent transfer to the master trust on an ongoing basis. During all times while the master trust certificates are outstanding, all new receivables generated on the designated accounts become assets of the master trust. Even though Discover Bank transfers receivables to the depositor which are in turn transferred to the master trust, Discover Bank continues to own and service the related accounts.

The master trust’s assets include, or may include, the following:

• credit card receivables;

• cash payments by customers;

• cash recoveries on receivables in the master trust that have been charged off as uncollectible;

• the proceeds from sales and any other recoveries that the depositor has transferred to the master trust relating to any charged-off receivables that the depositor has removed from the master trust;

• funds on deposit in investor accounts and investment income on certain of those accounts;

•   a portion of the interchange fees paid by or through merchant acceptance networks, including the network maintained by DFS Services LLC, to Discover Bank (and subsequently transferred to the depositor) in connection with transactions on accounts of the type included in the master trust;

• interests in other credit card receivables pools conveyed to the master trust in accordance with the pooling and servicing agreement, if applicable;

• credit support or enhancement for any series of master trust certificates;

• currency swaps for series denominated in foreign currencies; and

• interest rate protection agreements.

The collateral certificate represents an interest in the aggregate pool of receivables in the master trust, not an interest in any specific receivable or subset of the receivables. For information on the master trust’s assets, see “The Master Trust — Master Trust Assets” in this prospectus. Currently, the interest represented by the collateral certificate and the transferor interest owned by the depositor are the only outstanding interests in the master trust. However, the depositor, as holder of the transferor interest, has the right to issue additional master trust certificates at any time and from time to time.

Receivables	The receivables in the master trust as of September 30, 2019 totaled $30,834,802,639.03.

Composition, Distribution and Performance of the Master Trust Accounts	Information related to the current geographic distribution, credit limits, account balances, seasoning, delinquency statuses and FICO® scores of the accounts designated for the master trust is included under “The Master Trust — The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts” and “— Distribution of the Accounts by FICO® Score” in this prospectus.

Summary yield, charge-off and payment rate information, minimum monthly payment and full balance payment rates and balance reduction information are included under “The Master Trust — The Master Trust Accounts — Summary Historical Performance of the Accounts” in this prospectus.

For information about static pool data, see “The Master Trust — The Master Trust Accounts — Static Pool Information” in this prospectus.

Minimum Principal Receivables Balance	After giving effect to all prior issuances and any expected payments or issuances of the DiscoverSeries notes on or before the expected issuance date of the Class A(2019-3) notes, including the Class A(2019-3) notes, and the corresponding increases in the investor interest in receivables represented by the Series 2007-CC collateral certificate, the minimum principal receivables balance for the master trust is $19,143,310,419.35. The actual amount of principal receivables in the master trust as of September 30, 2019 was $30,453,984,762.13, which exceeds this minimum principal receivables balance by $11,310,674,342.78. The excess of principal receivables as of September 30, 2019 over this minimum principal receivables balance reflects 37.14% of the total amount of principal receivables in the master trust. The minimum principal receivables balance is the amount of principal receivables the master trust is required to hold under its pooling and servicing agreement to support all outstanding master trust certificates. The amount of any new issuance of notes by the note issuance trust or the issuance of new master trust certificates will increase the minimum principal receivables balance and will reduce the excess of principal receivables over the minimum principal receivables balance by an amount equal to the face amount of such notes or certificates divided by 0.93.

Review of Pool Assets	Under the Securities Act of 1933, as amended, Discover Bank is required to perform a review of the pool of receivables in the master trust. The review has been designed and effected to provide reasonable assurance that the disclosure regarding the receivables in this prospectus is accurate in all material respects. Discover Bank and its affiliates, as applicable, review (i) the underwriting process for the accounts, (ii) internal controls over financial reporting, (iii) the information regarding the historical performance and current composition of the trust assets included in this prospectus and (iv) the qualitative disclosure regarding the receivables included in this prospectus. These reviews relate to the pool as a whole rather than a representative sample. For additional information, see “Issuer Review of Pool Receivables” in this prospectus.

Credit Risk Retention	In accordance with the credit risk retention rules of Regulation RR, we, as depositor, are, or Discover Bank, as sponsor, is required to retain an economic interest in the credit risk of the master trust receivables. We intend to satisfy the risk retention rules by maintaining a seller’s interest (as defined by and calculated in accordance with Regulation RR) in the master trust that will equal not less than five percent of an amount equal to the aggregate unpaid principal balance of all DiscoverSeries notes, other than any notes that are at all times held by Discover Bank or one or more wholly-owned affiliates of Discover Bank, minus the aggregate amount of principal collections on deposit in segregated principal funding sub-accounts.

For more information about Discover Bank’s retained interest in the securitization transaction, see “The Originator and Sponsor — Credit Risk Retention” in this prospectus.

Information Regarding the Offered Notes; Terms

Series	The Class A(2019-3) notes are part of a series of notes called the DiscoverSeries.

Class	The Class A(2019-3) notes are a tranche of the Class A notes.

Minimum Denominations	The Class A(2019-3) notes will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess of that amount.

Tranche Designation	Class A(2019-3). This tranche of notes has a particular set of terms that are set forth in this prospectus and in a terms document to the indenture supplement.

Classes, Tranches and DiscoverSeries Allocations	The DiscoverSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the DiscoverSeries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “The Notes — General” and “— Issuances of New Series, Classes and Tranches of Notes.” Each tranche within a class may have different interest rates, expected maturity dates, legal maturity dates, required subordinated amounts and other features. The note issuance trust will allocate available funds to each tranche of a class pro rata based on the amount the note issuance trust is trying to pay or deposit with those available funds. As a result, on any distribution date, within a class, tranches of notes with higher interest rates, swap payments or accreted discounts may receive a greater proportionate share of series finance charge amounts than tranches of notes with lower interest rates, swap payments or accreted discounts. Similarly, on any distribution date, within a class, tranches of notes with a greater targeted principal deposit may receive a greater proportion of series principal amounts than tranches of notes with a lower targeted principal deposit.

The expected maturity dates and legal maturity dates of tranches of senior and subordinated classes of the DiscoverSeries may be different. Therefore, subordinated notes may have expected maturity dates and legal maturity dates earlier than some or all of the senior notes of the DiscoverSeries. Subordinated notes will generally not be paid before their legal maturity dates unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the DiscoverSeries serve as credit enhancement for all of the senior notes of the DiscoverSeries, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the DiscoverSeries. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires loss protection solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide loss protection for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

Master Trust and Note Issuance Trust Allocations and Reallocations	The master trust allocates collections and interchange among the series based on each series’ investor interest in receivables. The master trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. Currently, Series 2007-CC is the only outstanding series issued by the master trust. For the collateral certificate, the investor interest in receivables reflects the aggregate nominal liquidation amount of notes issued by the note issuance trust. Each series supplement to the pooling and servicing agreement, including the series supplement for the collateral certificate, will specify the percentages of collections, interchange and charged-off receivables that are allocated to the series at each point in time. These percentages may vary based on a number of factors, including whether the master trust or the note issuance trust, as applicable, has started to pay principal to investors or an early redemption event or event of default has occurred and is continuing. These percentages may differ for finance charge collections, principal collections, interchange and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections, with recoveries on charged-off accounts included in finance charge collections. Once this determination is made, finance charge and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the master trust, and allocates a portion of the amount charged off against the investor interest in receivables represented by each certificate, including an allocation to the collateral certificate based on the series charge-off percentage for Series 2007-CC. However, the note issuance trust typically uses series finance charge amounts, which include finance charge collections and interchange received from the collateral certificate and investment income from certain note issuance trust accounts, to pay interest and to reimburse you for charged-off receivables that have been allocated to the collateral certificate, reinvesting the amount of such reimbursement in the collateral certificate — and thus reinstating your interest in principal receivables — or paying them out as principal. The note issuance trust typically uses series principal amounts, which include principal collections received from the collateral certificate and amounts used to reimburse you for charged-off receivables, to reinvest in the collateral certificate or to repay your principal. However, principal collections may also be used to cover interest and servicing fees and to reimburse charge-offs in certain circumstances.

For series other than Series 2007-CC, if any, the master trust may use each master trust series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If a master trust series has more collections and other income than it needs in any month, the master trust may make the excess collections and other income available to other master trust series, so those master trust series may make their payments and reimbursements. The master trust will make a proportionate share of excess amounts available to the note issuance trust through the collateral certificate to cover any shortfalls with respect to the notes. If the note issuance trust has more collections and other income than it needs in any month to make required payments, reimbursements for the notes and required deposits into applicable reserve accounts, it will return the excess to the master trust to the extent necessary to cover shortfalls for other master trust series, if any. You will not be entitled to receive these excess collections or other income.

Note Issuance Trust Cash Flows	We have summarized, first, the manner in which the note issuance trust prioritizes the allocation of series finance charge amounts, which include finance charge collections and interchange allocated to the collateral certificate from the master trust and investment income on note issuance trust accounts; and second, the manner in which the note issuance trust prioritizes series principal amounts, which include principal collections allocated to the collateral certificate from the master trust and series finance charge amounts that the note issuance trust has already used to reimburse charge-offs. You should review the numbered steps listed in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” for more detailed information about these cash flows.

In general, DCENT uses series finance charge amounts for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1) to deposit monthly interest, swap payments or accreted discount for Class A;

(2) to deposit monthly interest, swap payments or accreted discount for Class B;

(3) to deposit monthly interest, swap payments or accreted discount for Class C;

(4) to pay servicing fees with respect to the collateral certificate;

(5) to deposit monthly interest, swap payments or accreted discount for Class D;

(6) to reimburse current charged-off receivables;

(7) to reimburse Class A nominal liquidation amount deficits;

(8) to reimburse Class B nominal liquidation amount deficits;

(9) to reimburse Class C nominal liquidation amount deficits;

(10) to reimburse Class D nominal liquidation amount deficits;

(11) to make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes;

(12) to make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached;

(13) to make any targeted deposits into the Class D reserve subaccounts for Class D notes, if any, if the applicable excess spread funding triggers have been breached;

(14) to make deposits into the master trust’s finance charge collections reallocation account for reallocation to any other series of master trust certificates and other series of notes; and

(15) to pay to the depositor.

In general, DCENT uses series principal amounts, including series finance charge amounts that have been used to reimburse current and past charged-off receivables pursuant to steps (6) through (10) above and as a result are recharacterized as series principal amounts, for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1) to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class A, to the extent of series principal amounts allocable to Class B, Class C and Class D;

(2) to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class B, to the extent of series principal amounts allocable to Class C and Class D;

(3) to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class C, to the extent of series principal amounts allocable to Class D;

(4) to pay any shortfalls in servicing fees with respect to the collateral certificate, to the extent of series principal amounts allocable to Classes B, C and D;

(5) to make any targeted deposit to pay Class A principal;

(6) to make any targeted deposit to prefund the Class A notes;

(7) to make any targeted deposit to pay Class B principal;

(8) to make any targeted deposit to prefund the Class B notes;

(9) to make any targeted deposit to pay Class C principal;

(10) to make any targeted deposit to prefund the Class C notes;

(11) to make any targeted deposit to pay Class D principal;

(12) to make deposits into the master trust’s principal collections reallocation account for reallocation to any other series of master trust certificates and other series of notes; and

(13) to make deposits into the master trust’s collections account for reinvestment in new receivables.

Subordination	The Class A notes are not subordinated in right of payment of principal and interest to any other class of notes.

Initial Principal Amount	$500,000,000. The note issuance trust may offer and sell Class A(2019-3) notes having an initial principal amount that is either greater or less than this amount and will be reflected in the final prospectus.

Initial Nominal Liquidation Amount	$500,000,000. The nominal liquidation amount of a class or tranche of notes corresponds to the portion of the investor interest in receivables represented by the collateral certificate that supports that class or tranche. See “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation

Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” for a discussion of how the nominal liquidation amount for the Class A(2019-3) notes may increase or decrease over time. Further, the note issuance trust may offer and sell Class A(2019-3) notes having an initial principal amount that is either greater or less than the amount set forth above. If the initial principal amount of Class A(2019-3) notes changes, the initial nominal liquidation amount will also be modified and will be reflected in the final prospectus.

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount	The outstanding dollar principal amount of the Class A(2019-3) notes is the principal amount owed with respect to those notes. The note issuance trust makes interest and principal payments on the notes based on the outstanding dollar principal amount of the tranche. In the event of any losses of principal of any amounts on deposit in the principal funding subaccount for a tranche of notes, the outstanding dollar principal amount for such notes will be reduced by the amount of such losses. The outstanding dollar principal amount also declines as principal is paid on the tranche.

The adjusted outstanding dollar principal amount of the Class A(2019-3) notes is the outstanding dollar principal amount minus any amounts on deposit in the principal funding subaccount for the Class A(2019-3) notes to pay principal of the Class A(2019-3) notes or on deposit on a temporary basis as a result of a prefunding.

Initially, the nominal liquidation amount of the Class A(2019-3) notes equals the outstanding dollar principal amount of the Class A(2019-3) notes. The nominal liquidation amount reflects the portion of the investor interest in receivables represented by the collateral certificate that supports the Class A(2019-3) notes. The note issuance trust generally allocates to each tranche the collections, interchange and charged-off receivables allocated to the collateral certificate based on the nominal liquidation amount of such tranche.

The nominal liquidation amount of the Class A(2019-3) notes will decrease as principal collections are deposited into the principal funding subaccount for the Class A(2019-3) notes to be paid to the Class A(2019-3) noteholders at a later time, or, for senior notes, held on a temporary basis as a result of prefunding. The nominal liquidation amount of the Class A(2019-3) notes may decrease as a result of losses due to unreimbursed charged-off receivables that are allocated to the Class A(2019-3) notes. The nominal liquidation amount of the Class A(2019-3) notes may increase if losses previously allocated to the Class A(2019-3) notes are reimbursed at a later time in accordance with the cash flows for the DiscoverSeries. These changes to the nominal liquidation amount will not affect the outstanding dollar principal amount of the Class A(2019-3) notes.

Although the nominal liquidation amount of the Class A(2019-3) notes and the outstanding dollar principal amount of the Class A(2019-3) notes are related, they may diverge; for instance, as the note issuance trust accumulates principal in the principal funding subaccount for the Class A(2019-3) notes, the nominal liquidation amount of the Class

A(2019-3) notes will decline but the outstanding dollar principal amount of the Class A(2019-3) notes will not be affected until principal amounts are paid to you.

For a more detailed discussion of the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see “The Notes — Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

Interest Rate	[●]% per year.

Interest will be calculated on the outstanding dollar principal amount of the notes for the period from and including the preceding interest payment date (or for the first interest payment date, from and including the issuance date for the notes and assuming the month in which the notes are issued has 30 days) to but excluding the current interest payment date on the basis of a 360-day year of twelve 30-day months. For the avoidance of doubt, assuming closing occurs on the expected issuance date, the first interest accrual period will have 15 days. If the closing for the Class A(2019-3) notes occurs later than the expected issuance date, the number of days in the first interest accrual period will be adjusted based on the convention set forth above.

The allocation of interest to a senior class of DiscoverSeries notes on any distribution date is senior to the allocation of interest on subordinated classes of DiscoverSeries notes on that date. Generally, no allocation of interest will be made to any Class B notes until the required allocation of interest has been made to the Class A notes. Similarly, generally, no allocation of interest will be made to any Class C notes until the required allocation of interest has been made to the Class A and the Class B notes. However, any funds on deposit in the Class C reserve subaccount for a tranche of Class C notes will be available only to holders of those Class C notes to cover shortfalls of interest on any interest payment date. Generally, no allocation of interest will be made to any Class D notes until the required allocation of interest has been made to the Class A notes, the Class B notes and the Class C notes, and the servicing fee with respect to the collateral certificate has been paid.

Interest Payment Dates	The 15th day of each month, or the next business day, beginning on November 15, 2019. The note issuance trust will pay your interest on each interest payment date from the funds on deposit in the interest funding subaccount for your tranche on that date.

Distribution Dates	The distribution date is the date in each month, which will be the 15th day of the month or the next business day, on which:

•   the master trust allocates collections from the preceding calendar month to the collateral certificate and the trustee for the master trust pays them to the indenture trustee or deposits them into appropriate accounts, and

• the note issuance trust allocates series finance charge amounts and series principal amounts to the DiscoverSeries notes.

Expected Issuance Date	On or about October 31, 2019. The closing for the Class A(2019-3) notes may occur on a day other than the expected issuance date.

Cut-off Date	October 1, 2019. The cut-off date is the date from which collections on the master trust’s receivables are allocated to the collateral certificate in an increased amount reflecting the issuance of the Class A(2019-3) notes. Because the Discover Card Master Trust I is a master trust with an already established pool of receivables and the collateral certificate is already owned by the note issuance trust, the cut-off date is not the date on which receivables are treated as belonging to the master trust or the collateral certificate is treated as being owned by the note issuance trust, but is used solely to determine investor allocations. The master trust is entitled to all receivables arising on accounts from the dates on which such accounts were designated as trust accounts, which includes such designations at the formation of the master trust in 1993 and on numerous additional dates thereafter.

Expected Maturity Date	October 17, 2022. The expected maturity date is the date of the last scheduled payment. The note issuance trust will be scheduled to pay principal on the Class A(2019-3) notes of DiscoverSeries notes in a single payment on October 17, 2022.

The note issuance trust expects to pay the stated principal amount of the Class A(2019-3) notes in one payment on their expected maturity date, and is obligated to do so if funds are available for that purpose. If the stated principal amount of the Class A(2019-3) notes is not paid in full on the expected maturity date due to insufficient funds, noteholders will generally not have any remedies against the note issuance trust until the legal maturity date of the Class A(2019-3) notes. If an early redemption event or an event of default occurs, the note issuance trust will pay principal monthly and the final principal payment may be made before or after October 17, 2022.

Average Life	Assuming (i) closing occurs on the expected issuance date, (ii) no early redemption event or event of default occurs and (iii) payment will be made in full on the expected maturity date and adjusting for weekends and holidays, the average life is expected to be 2.96 years. The average life calculation for the notes is based on a 360-day year of twelve 30-day months. If the closing for the Class A(2019-3) notes occurs on a day other than the expected issuance date, the average life may be greater or less than the length disclosed in this prospectus.

Legal Maturity Date	October 15, 2024. If the note issuance trust owes principal on the legal maturity date for the Class A(2019-3) notes, it will cause the master trust to sell receivables up to the Class A(2019-3) notes’ remaining nominal liquidation amount plus accrued and unpaid interest to repay the Class A(2019-3) notes. On and after the legal maturity date, the investor interest in receivables represented by the collateral certificate will no longer reflect the nominal liquidation amount of this tranche, the master trust will not allocate collections or interchange to the collateral certificate based on the nominal liquidation amount of this tranche and the note issuance trust will not allocate series finance charge amounts or series principal amounts to this tranche.

Revolving Period	We refer to any period during which all principal amounts allocated to the note issuance trust are reinvested to maintain the investor interest in receivables represented by the collateral certificate as the “revolving period” for the collateral certificate. The collateral certificate will be in its revolving period at any time the note issuance trust is not funding principal deposits for any tranche of notes, including the Class A(2019-3) notes. However, credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the related accounts. The master trust will continue to acquire new receivables generated in the accounts during all periods that the collateral certificate is outstanding, including during periods that are not part of the revolving period. Even when any revolving period for the collateral certificate ends, new receivables generated in the accounts continue to be treated as master trust assets and additional accounts may be designated to the master trust; provided that the receivables related to such accounts meet the master trust’s eligibility requirements.

Accumulation Period	The note issuance trust will begin to accumulate cash in the principal funding subaccount for a tranche of notes on the date specified in the prospectus or prospectus supplement, as applicable, related to such tranche and for the Class A(2019-3) notes on the November 2021 distribution date using collections it receives on or after October 1, 2021 to pay principal at the expected maturity date, unless (i) this process is delayed by the calculation agent on behalf of the note issuance trust, (ii) the note issuance trust has already prefunded the principal funding subaccount following the expected maturity date of a subordinated tranche of notes or (iii) an early redemption event or an event of default has occurred. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding.” The calculation agent may not delay the commencement of the accumulation period for any tranche of notes beyond the first day of the month immediately prior to the month in which the expected maturity date for such tranche occurs. The calculation agent will provide notice of any such delay no later than the last day of the month immediately preceding the first month of the scheduled accumulation period (after giving effect to any prior delays).

The calculation agent on behalf of the note issuance trust is required to shorten the accumulation period for a tranche of notes only if the calculation agent determines in good faith that certain conditions will be satisfied, including that the calculation agent reasonably believes, based on the payment rate and the anticipated availability of series principal amounts and similar amounts reallocated from any other series of master trust certificates and other series of notes, that delaying the start of the accumulation period for a tranche of notes will not result in failure to make full payment of any tranche of notes on its expected maturity date.

The depositor will not have to obtain confirmation from the applicable note rating agencies hired by Discover Bank, the depositor or the note issuance trust that shortening the accumulation period for this tranche of notes will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings. Discover Bank, as calculation agent, will give notice to the applicable note rating agencies in the event the accumulation period for this tranche of notes is shortened.

Except for any series principal amounts allocable to subordinated notes that have been used to pay interest on senior notes or servicing fees, series principal amounts allocable to a tranche of notes and not applied to pay interest on senior classes and servicing fees will be applied to tranches of DiscoverSeries notes which are accumulating or prefunding principal, based on seniority; deposited in the master trust’s principal collections reallocation account to pay principal of any other series of master trust certificates or other series of notes; or deposited in the master trust collections account for reinvestment in the collateral certificate.

Servicing Fee	The master servicer is paid a monthly servicing fee, on behalf of DCENT as holder of the collateral certificate, the certificateholders of each other outstanding series of master trust certificates, if any, and the depositor, for each calendar month in an amount equal to 2% per annum, calculated monthly on the basis of a 360-day year of twelve 30-day months, of the aggregate amount of receivables, excluding finance charge receivables, in the master trust on the first day of that calendar month.

The monthly servicing fee compensates the master servicer for its activities, including its activities as calculation agent for the note issuance trust, and reimburses it for its expenses, including costs related to any servicing or subservicing arrangements. See “Servicing — Servicing Compensation and Payment of Expenses.” The monthly servicing fee is allocated among the transferor interest (held by Discover Funding LLC as depositor) and Series 2007-CC. The portion of this servicing fee allocated to the DiscoverSeries notes is based on the nominal liquidation amount of each tranche of DiscoverSeries notes. The note issuance trust allocates funds for payment of servicing fees so allocated to the collateral certificate pursuant to the cash flows, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Fees and Expenses Payable from Collections” and “— Cash Flows.” If additional collateral certificates are transferred to DCENT in the future, it will likely pay an additional servicing fee with respect to the investor interest in receivables represented by that additional collateral certificate.

Asset Representations Reviewer Fee	The asset representations reviewer will be paid semi-annual fees by Discover Bank in accordance with the asset representations review agreement. In addition, the asset representations reviewer will be entitled to receive a fee in connection with each asset review payable by Discover Bank.

Credit Enhancement

General

In general, the subordinated notes of the DiscoverSeries serve as credit enhancement for all of the senior notes of the DiscoverSeries, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the DiscoverSeries. Class A notes receive credit enhancement through the subordination of interest and principal payments on Class B notes, Class C notes and Class D notes and through loss protection provided by such notes. Similarly, Class B notes receive credit enhancement through the subordination of interest and principal payments on Class C notes and Class D notes and through loss protection provided by such notes. In the same manner,

Class C notes receive credit enhancement through the subordination of interest and principal payments on Class D notes and through loss protection provided by such notes. The amount of subordination available to provide credit enhancement to any tranche of notes is limited by its available subordinated amount of each class of notes that is subordinated to it. Each senior tranche of notes has access to credit enhancement from those subordinated notes only in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. When we refer to “usage of the required subordinated amount,” we refer to the amount by which the nominal liquidation amount of subordinated notes providing credit enhancement to that tranche of senior notes has declined as a result of losses relating to charged-off receivables and the application of subordinated notes’ principal allocations to pay interest on senior classes and servicing fees. Losses that increase usage may include losses relating to charged-off receivables that are allocated directly to a class of subordinated notes; losses relating to usage of available subordinated amounts by another class of notes that shares credit enhancement from those subordinated notes, which is allocated proportionately to the senior notes supported by those subordinated notes; and losses reallocated to the subordinated notes from the applicable tranche of senior notes. Usage may be reduced in later months if excess finance charge amounts are available to reimburse losses or to reinstate other amounts used by the subordinated notes to reimburse losses. See “— Required Subordinated Amount and Conditions to Issuance” below and “The Notes — Required Subordinated Amount and Usage” for a discussion of required subordinated amounts and usage. If all available subordinated amounts for any tranche of notes have been reduced to zero, losses will be allocated to that tranche of notes and to each other tranche for which all available subordinated amounts are zero pro rata based on the nominal liquidation amount of each tranche of notes. Series principal amounts allocable to the Class A(2019-3) notes will be applied to tranches of DiscoverSeries notes which are accumulating or prefunding principal, based on seniority; deposited in the master trust’s principal collections reallocation account to pay principal of other series of master trust certificates or other series of notes; or deposited in the master trust collections account for reinvestment in the collateral certificate.

Required Subordinated Amount and Conditions to Issuance	The conditions described under “The Notes — Issuances of New Series, Classes and Tranches of Notes” must be satisfied in connection with any new issuance of notes. In particular, in order to issue a tranche — or additional notes within a tranche — the following conditions must be satisfied:

•   with respect to an issuance of Class A notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class B notes must be at least equal to the aggregate required subordinated amount of Class B notes for all outstanding Class A notes, determined after giving effect to any usage of that required subordinated amount by outstanding tranches of Class A notes;

•   with respect to an issuance of Class A notes or Class B notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class C notes must be at least equal to the aggregate required subordinated amount of Class C notes for all outstanding Class B notes, plus the aggregate required subordinated amount of Class C notes for all outstanding Class A notes that do not receive loss protection from the Class B notes, in each case determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A or Class B notes, as applicable; and

•   with respect to an issuance of Class A notes, Class B notes or Class C notes, immediately after the issuance, the nominal liquidation amount of the outstanding Class D notes must be at least equal to the aggregate required subordinated amount of Class D notes for all outstanding Class C notes, determined after giving effect to any usage of that required subordinated amount by outstanding tranches of such Class A notes, Class B notes or Class C notes, as applicable.

The required subordinated amount for a senior class or tranche of notes is the nominal liquidation amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. The Class A(2019-3) notes will have required subordinated percentages as set forth below. We refer to the portions of Class B and Class C notes that are providing credit enhancement to senior tranches as the “encumbered” portion and the portions of Class B and Class C notes that are not as “unencumbered.”

Further, if the issuance of new DiscoverSeries notes is expected to result in an increase in the targeted deposit amount for any Class C reserve subaccounts or any Class D reserve subaccounts for any tranches of Class C notes or Class D notes, as applicable, DCENT shall deposit an amount equal to such increase into each such Class C reserve subaccount or Class D reserve subaccount, as applicable, from the proceeds of such new notes. See the chart in “Prospectus Summary — Credit Enhancement — Required Subordinated Amount and Required Subordinated Percentage” for a depiction of required subordinated amounts and “The Notes — Required Subordinated Amount and Usage” for a general discussion of required subordinated amounts and available subordinated amounts. You will not have the right to consent to the issuance of any additional notes.

Required Subordinated Percentage of Class B Notes	Initially, 6.96202532% for the Class A(2019-3) notes. DCENT may change the required subordinated percentage of Class B notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust must confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

Required Subordinated Amount of Class B Notes	The required subordinated amount of Class B notes is determined by multiplying the required subordinated percentage of Class B notes by the nominal liquidation amount of the Class A(2019-3) notes.

Required Subordinated Percentage of Class C Notes	Initially, 8.86075950% for the Class A(2019-3) notes. DCENT may change the required subordinated percentage of Class C notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust must confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

Required Subordinated Amount of Class C Notes	The required subordinated amount of Class C notes is determined by multiplying the required subordinated percentage of Class C notes by the nominal liquidation amount of the Class A(2019-3) notes.

Required Subordinated Percentage of Class D Notes	Initially, 10.75949368% for the Class A(2019-3) notes. DCENT may change the required subordinated percentage of Class D notes for your tranche from time to time. See “Risk Factors — Possible Changes in Required Subordination Percentage and Other Provisions.” However, each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust must confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

Required Subordinated Amount of Class D Notes	The required subordinated amount of Class D notes is determined by multiplying the required subordinated percentage of Class D notes by the nominal liquidation amount of the Class A(2019-3) notes.

Required Subordinated Amount Example	The chart and the accompanying text below provide an illustrative example of the concept of required subordinated amounts. The stated percentages used in this example apply to the calculation for required subordinated amounts for DiscoverSeries notes reflected in the above percentages. We refer to notes as “encumbered” to the extent that they are providing loss protection to more senior notes and “unencumbered” to the extent that they are not providing such loss protection. The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of tranches of notes outstanding at any time.

$100MM Class A notes	$100MM Class A notes

$10MM Class B notes	Class A Required Subordinated Amount of Class B notes: $6,962,025 encumbered Class B notes 1 2	$3,037,975 unencumbered Class B notes [3]

$10MM Class C notes	Class A Required Subordinated Amount of Class C notes: $8,860,760 encumbered Class C notes 1 2	Class B Required Subordinated Amount of Class C notes (for unencumbered Class B notes only): $251,667 encumbered Class C notes 3 4	$887,574 unencumbered Class C notes [5]

$11.148MM Class D notes	Class A Required Subordinated Amount of Class D notes: $10,759,494 encumbered Class D notes 1 2	Class B Required Subordinated Amount of Class D notes (for unencumbered Class B notes only): $305,595 encumbered Class D notes [4]	Class C Required Subordinated Amount of Class D notes (for unencumbered Class C notes only): $82,452 Encumbered Class D notes [5]

1   The required subordinated percentage of Class B notes for the Class A notes is 6.96202532%, the required subordinated percentage of Class C notes for the Class A notes is 8.86075950% and the required subordinated percentage of Class D notes for the Class A notes is 10.75949368%.

2   The amount of encumbered Class B notes is equal to the required subordinated amount of Class B notes for the Class A notes. The required subordinated amount of Class C notes for those encumbered Class B notes is equal to the required subordinated amount of Class C notes for the Class A notes. The required subordinated amount of Class D notes for those encumbered Class C notes is equal to the required subordinated amount of Class D notes for the Class A notes. The required subordinated percentage of Class C notes for encumbered Class B notes is 127.27272728%.

3   The amount of unencumbered Class B notes is equal to $3,037,975, which is the total nominal liquidation amount of Class B notes ($10MM) minus the encumbered Class B notes ($6,962,025). The required subordinated amount of Class C notes for those unencumbered Class B notes is equal to $251,667, which is 8.28402367% of $3,037,975.

4   The amount of encumbered Class C notes is equal to the required subordinated amount of Class C notes for the Class B notes. The required subordinated amount of Class D notes for those encumbered Class C notes is equal to the required subordinated amount of Class D notes for the Class A notes plus the required subordinated amount of Class D notes for unencumbered Class B notes. The required subordinated amount of Class D notes for unencumbered Class B notes is $305,595, which is 10.05917160% of $3,037,975.

5   The amount of unencumbered Class C Notes is equal to $887,574, which is the total nominal liquidation amount of the Class C notes ($10MM) minus the encumbered Class C notes ($9,112,426). The required subordinated amount of Class D notes for those unencumbered Class C notes is equal to $82,452, which is 9.28961749% of $887,574.

Excess Spread Percentage	Generally, the excess spread amount for the DiscoverSeries for any month is the difference, whether positive or negative, between

(x)   the sum of (a) the amount of series finance charge amounts allocated to the DiscoverSeries pursuant to the indenture; (b) any amounts to be treated as series finance charge amounts pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such accounts) (net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts, and

(y) the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

The excess spread percentage for the DiscoverSeries is equal to the excess spread amount multiplied by twelve and divided by the sum of the nominal liquidation amounts of all outstanding tranches of DiscoverSeries notes. If the three-month rolling average excess spread percentage falls below specified levels, the note issuance trust will, if applicable, begin funding Class C reserve subaccounts and accumulation reserve subaccounts and Class D reserve subaccounts. Accumulation reserve subaccounts may also be funded if the calculation agent determines that the accumulation period will not be shortened to one month. If the three-month rolling average excess spread percentage falls below zero and, for so long as the Series 2007-CC collateral certificate is the only collateral certificate held by the note issuance trust a master trust level measure of excess spread discussed in “— Group Excess Spread Percentage” below and “The Notes — Redemption and Early Redemption of Notes — Early Redemption Events” also falls below zero, an excess spread early redemption event will occur. Such excess spread early redemption event may be cured if certain conditions are met. See “Risk Factors — Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure.” For the distribution date in October 2019, the three-month rolling average excess spread percentage was 13.28%, without giving effect to the issuance of notes or certificates after September 30, 2019, including the anticipated issuance of the Class A(2019-3) notes. See “— Group Excess Spread Percentage” below.

Group Excess Spread Percentage	The group excess spread percentage reflects the performance of the master trust. The group excess spread percentage is generally based on receivables yield and interchange allocations minus interest expense, servicing fees, charged-off receivables and credit enhancement fees for all series of master trust certificates (including, for the Series 2007-CC collateral certificate, any such amounts with respect to the notes). The three-month rolling average group excess spread percentage for the master trust is based on the group excess spread as an annualized percentage of the investor interest in receivables for all series of master trust certificates, which was 13.28% for the distribution date in October 2019, without giving effect to the issuance of notes or certificates after September 30, 2019, including the anticipated issuance of the Class A(2019-3) notes. For more information about the calculation of the group excess spread amount, see “The Notes — Redemption and Early Redemption of Notes.”

All series of master trust certificates, other than Series 2007-CC, have been paid in full as of April 15, 2014. Accordingly, beginning with the May 2014 distribution date, the one-month group excess spread percentage equals the one-month excess spread percentage for the DiscoverSeries notes. The three-month group excess spread percentage likewise has converged with the three-month excess spread percentage for the DiscoverSeries notes, beginning on the distribution date in July 2014. However, certain actions with respect to the master trust or the note issuance trust, such as the issuance of a new series of master trust certificates or the acquisition of an additional collateral certificate to support the DiscoverSeries notes, could cause these percentages to diverge again in the future.

Accumulation Reserve Account	The note issuance trust will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts, other than prefunded amounts, on deposit in the principal funding subaccount for the Class A(2019-3) notes. Initially, the accumulation reserve account will not be funded. Unless the accumulation period for these notes is expected to be shortened to one month, the calculation agent will determine the date on which the note issuance trust is required to start funding the accumulation reserve subaccount for the Class A(2019-3) notes based on the three-month rolling average excess spread percentage for the DiscoverSeries pursuant to the table set forth in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

If the three-month rolling average excess spread percentage falls below any level specified in this prospectus at any point after the note issuance trust would otherwise have started to fund the accumulation reserve sub-account, the note issuance trust will begin such funding on the next distribution date. For additional information about funding this account and making withdrawals from it, see “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

Early Redemption and Default of Notes

Early Redemption Events	Early redemption events are designed to help protect investors from certain developments that may adversely affect the note issuance trust and your investment in the notes. An early redemption event for the Class A(2019-3) notes can occur when:

• this tranche reaches its expected maturity date, if it is not repaid in full on that date;

• the note issuance trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

• certain events of insolvency or receivership occur with respect to Discover Bank;

• any amortization event for the collateral certificate, including the following, occurs:

• the depositor fails to make any payment or deposit within five business days after the required date;

• the depositor breaches certain representations, warranties or material covenants;

• certain events of insolvency or receivership occur with respect to the depositor, Discover Bank or any additional originator;

• the depositor becomes unable to continue to transfer receivables to the master trust;

• the master trust becomes an “investment company” within the meaning of the Investment Company Act;

• an event occurs, such as a breach of certain covenants or an insolvency event that allows investors to terminate the responsibilities of the master servicer or the servicer; or

• the depositor fails to maintain the required amount of principal receivables in the master trust at the end of any month or on any distribution date and the depositor fails to assign receivables in additional accounts or interests in other credit card receivables pools to the master trust in at least the amount of the deficiency within ten days;

•   as a result of the invalidity of the pooling and servicing agreement, the series supplement for Series 2007-CC or certain transfers of receivables to the master trust, the failure of any security interest in such receivables to be perfected and of first priority, or the inaccuracy of certain representations and warranties related thereto, in each case to the extent that the depositor is required to repurchase the transferred interests in receivables or investor certificates of Series 2007-CC as a result thereof;

• any amortization event for any additional collateral certificate added to the note issuance trust occurs; or

•   the excess spread amount for the DiscoverSeries notes is less than zero on a three-month rolling average basis, and for so long as the only collateral certificate owned by the note issuance trust is the Series 2007-CC collateral certificate, the group excess spread amount for the master trust is less than zero on a three-month rolling average basis. (See “Group Excess Spread Percentage” above for further information relating to this early redemption event.)

For some of these events to become amortization events for the collateral certificate, and accordingly early redemption events for the note issuance trust, the trustee for the master trust or a specified percentage of certificateholders, including the note issuance trust as holder of the collateral certificate, must declare them to be amortization events; others become amortization events automatically when they occur, as further described under “The Master Trust — Master Trust Amortization Events” in this prospectus. For so long as the Series 2007-CC collateral certificate is the only investor interest outstanding under the master trust, the note issuance trust will be the only certificateholder entitled to vote with respect to such an event. An amortization event for the collateral certificate, an event pursuant to which the depositor is required to repurchase the transferred interests in the receivables or the collateral certificate, or an amortization event or similar repurchase event for an additional collateral certificate will not become an early redemption event if, at the time of such event, the note issuance trust owns one or more additional collateral certificates and is able to reinvest all amounts received as a result of such event in such additional collateral certificates (or, if such event occurs with respect to such additional collateral certificate, the note issuance trust is able to reinvest all such amounts in the Series 2007-CC collateral certificate). Any conditions for such reinvestment will be set forth in the documentation under which such additional collateral certificates are transferred to the note issuance trust, and the note issuance trust will only be able to enter into such documentation if the applicable note rating agencies hired by Discover Bank, the depositor or the note issuance trust confirm that the acquisition of such additional collateral certificate on such terms will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings. If an early redemption event occurs with respect to the Class A(2019-3) notes, the note issuance trust will pay principal of the Class A(2019-3) notes monthly if funds are available, subject to the cash flow provisions of the indenture supplement. We note, however, that legislation and positions taken by the Federal Deposit Insurance Corporation (“FDIC”) indicate that an amortization event for the collateral certificate or an early redemption event or event of default for the notes may be subject to a temporary automatic stay in a conservatorship or receivership of Discover Bank and that any such event related solely to the appointment of a receiver for the sponsoring bank may be void or voidable under the Federal Deposit Insurance Act and consequently unenforceable.

An early redemption event related solely to shortfalls in the excess spread amount for the DiscoverSeries notes and the master trust may be cured if certain conditions are met. See “Excess Spread Early Redemption Cure” below.

Excess Spread Early Redemption Cure	If an excess spread early redemption event for the Class A(2019-3) notes occurs because of the introduction of, or any change in, the interpretation of law, regulation or accounting guideline and any measure of excess spread on a one-month basis is restored to 4.50% on an annualized percentage basis on any distribution date within 3 months following such excess spread early redemption event, unless another early redemption event or event of default for such tranche has occurred (other than another excess spread early redemption event), the excess spread early redemption event will be cured. In such case, although any amounts already allocated to the principal funding subaccount for this tranche in connection with such excess spread early redemption event will be paid to the noteholders of this tranche notwithstanding such cure, the early redemption for this tranche will terminate, and as a result:

•   the targeted principal deposit for this tranche for subsequent distribution dates will be determined as if such excess spread early redemption event had not occurred (other than giving effect to any principal payments made in connection with such early redemption event),

• remaining principal will be paid on the expected maturity as originally scheduled, and

• the accumulation amount for this tranche will be adjusted to give effect to any principal payments made in connection with the early redemption.

However, if, within 3 months following an excess spread early redemption cure,

• all measures of excess spread on a three-month rolling average basis continue to be less than zero and no measure of excess spread on a one-month annualized percentage basis is 4.50% or above, or

• all measures of excess spread on a one-month basis are less than zero,

the early redemption of the notes will resume and all allocations or calculations that are required to be based on the nominal liquidation amount of any tranche immediately prior to the occurrence of an early redemption event will be made as though the original excess spread early redemption event had occurred and such excess spread early redemption cure had not occurred.

Within 12 months following such excess spread early redemption cure for any tranche, another excess spread early redemption cure will not be permitted for this tranche.

Events of Default	An event of default for this tranche can occur when the note issuance trust fails to make any interest payment within 35 days following the due date or fails to pay the outstanding dollar principal amount by the legal maturity date, the note issuance trust breaches certain representations, warranties or material covenants or certain events of insolvency or receivership occur with respect to the note issuance trust.

If an event of default occurs with respect to this tranche and either the indenture trustee or the majority of noteholders accelerate the notes, the outstanding dollar principal amount of this tranche will become due and payable. If the note issuance trust does not have funds to pay such amount immediately, the note issuance trust will apply series principal amounts allocated to this tranche on a monthly basis to repay the remaining principal amount of the notes pursuant to the cash flow provisions in the indenture supplement. However, if there is a sale of receivables in the master trust following an event of default and acceleration, the holders of the Class A(2019-3) notes will have recourse only to (1) the proceeds of that sale allocable to this tranche and (2) any amounts then on deposit in the note issuance trust accounts allocated to and held for the benefit of the Class A(2019-3) notes. Prior to the legal maturity date of this tranche, a sale of receivables will only occur if the conditions described under “Sources of Funds to Pay the Notes — Sale of Receivables” and “The Notes — Remedies following an Event of Default” have been satisfied.

Cleanup Call	The depositor or an affiliate thereof may purchase the remaining notes of any tranche, class or series if the nominal liquidation amount of such tranche, class or series is less than 5% of the highest outstanding dollar principal amount of such tranche, class or series at any time.

Securities Supported by Pool Assets

Issuance of Additional Notes	The note issuance trust may, at the direction of the depositor, issue additional series, classes or tranches of notes or increase existing series, classes or tranches of notes, including the tranche of notes held by you, without your consent. If additional notes are issued in the DiscoverSeries that are senior to your notes, they will increase the extent to which your notes are subordinated and the degree to which they are exposed to risk of loss. The note issuance trust will not request your consent to issue new series, classes or tranches of notes or to increase existing series, classes or tranches of notes, even where such issuances or increases will have the effect of increasing the extent to which your notes are subordinated. The indenture trustee will authenticate and deliver a new series, class or tranche of notes or additional notes in an existing series, class or tranche only if, among other conditions, there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and the note issuance trust delivers to the indenture trustee and the applicable note rating agencies a certificate to the effect that the note issuance trust reasonably believes that the new issuance will not cause an early redemption event or event of default for any outstanding DiscoverSeries notes; provided that the note issuance trust does not have to consider any effects on the timing of principal payments on outstanding subordinated notes caused by the issuance of senior notes. If the note issuance trust does issue one or more additional series, classes or tranches of notes, those series, classes or tranches may impact the timing and amount of payments you receive on your notes, and may dilute voting rights based on your notes with respect to matters subject to voting by the holders of the master trust certificates and the DiscoverSeries notes.

Issuance of Additional Series of Certificates by the Master Trust	The master trust may, at the direction of the depositor, issue additional series of master trust certificates or increase existing series without your consent. The depositor and the master trust will not request your consent to issue new series or to increase Series 2007-CC or any other existing series. The trustee for the master trust will authenticate and deliver a new series of master trust certificates or additional certificates in any existing series only if, among other conditions, the rating agencies hired by Discover Bank or the depositor have confirmed that they will not withdraw the rating of any class of any series of certificates outstanding at the time of the new issuance or reduce the rating of any class of any series of certificates outstanding at the time of the new issuance below the required ratings of such certificates because of the new issuance. If the master trust does issue one or more additional series or additional certificates in any existing series, those series or certificates may impact the timing and amount of allocations to the collateral certificate and, in turn, payments you receive on your notes from the note issuance trust.

Interest in Master Trust Pool Assets	The nominal liquidation amount of a note corresponds to the portion of the investor interest in receivables represented by the collateral certificate that supports that note. The collateral certificate represents an interest in the aggregate pool of receivables in the master trust, not an interest in any specific receivable or subset of the receivables. That interest reflects the note issuance trust’s right to receive a portion of the collections paid on the receivables, the note issuance trust’s share of receivables that Discover Bank has charged off as uncollectible and the note issuance trust’s share of interchange. Your right to receive any of these amounts will be limited to the amount of interest accrued or discount accreted on your notes and the principal amount of your notes, subject to the cash flow provisions and, if applicable, the subordination provisions of the indenture supplement.

The depositor owns the remaining interest in the master trust. As described under the heading “Minimum Principal Receivables Balance” in this Summary, the master trust is required under the pooling and servicing agreement to hold principal receivables in an amount equal to no less than the sum of the investor interests of each series divided by 0.93. Thus, the depositor’s interest in the master trust is expected to be maintained at no less than approximately 7% of the sum of the investor interests in each series. The size of the depositor’s interest varies based on the size of the interests of DCENT as holder of the collateral certificate, the interests of the master trust’s other investors, if any, and the total amount of the master trust’s receivables. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, the depositor’s interest in the master trust declines. Assuming the aggregate investor interest in receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, the depositor’s interest in the master trust increases.

Interest in Note Issuance Trust Pool Assets	Each tranche of the notes, including the Class A(2019-3) notes, shares an interest in the collateral certificate and the collections account owned by DCENT. Only the Class A(2019-3) notes have an interest in funds on deposit in the principal funding subaccount, interest funding subaccount and accumulation reserve subaccount, established for the benefit of such tranche, subject to withdrawal of excess amounts pursuant to the cash flows.

Addition and Removal of Pool Assets

Addition of Accounts to the Master Trust	The depositor may, and in certain circumstances will be required to, designate additional accounts as master trust accounts, subject to rating agency approval by specified rating agencies, and transfer receivables in those accounts to the master trust. If the requirements described under “The Master Trust — Master Trust Addition of Accounts” are satisfied, there is no limit on the number of additional accounts that the depositor can designate as master trust accounts. Even though Discover Bank transfers receivables to the depositor and the depositor transfers such receivables to the master trust, Discover Bank continues to own and service the related accounts. For information regarding the most recent designation of accounts for the master trust, see “The Master Trust — The Master Trust Accounts.”

Discover Bank will be required to designate additional accounts as accounts allocated to the depositor and transfer receivables in those accounts to the depositor under the receivables sale and contribution agreement to the extent that the depositor is required to designate additional accounts as master trust accounts and transfer receivables in those accounts to the master trust under the pooling and servicing agreement.

Removal of Accounts from the Master Trust	Under certain circumstances, the depositor may designate certain accounts for removal from the master trust as described under “The Master Trust — Master Trust Removal of Accounts” if the minimum required level of principal receivables in the master trust will be maintained and certain other conditions are satisfied.

Additionally, Discover Bank (with respect to receivables transferred prior to the Substitution Date) or the depositor (with respect to receivables transferred on and after the Substitution Date) will be required to repurchase receivables from the master trust if:

• it has actual knowledge or receives written notice from the master trust trustee that those receivables were not eligible for inclusion as master trust assets at the time of transfer;

• their lack of eligibility has a material adverse effect on the investors’ interests in the receivables as a whole; and

• the lack of eligibility is not cured.

Generally, receivables are eligible for inclusion as master trust assets if they are payable in U.S. dollars, created in compliance with applicable law and created and conveyed with good and marketable title free and clear of liens. Any beneficial owner may request that the indenture trustee provide Discover Bank or the depositor, as applicable, with the notice of ineligibility described above. Prior to making any notifications, the indenture trustee may require that the beneficial owner making a request provide the indenture trustee with (i) a written certification that it is a beneficial owner and (ii) a trade confirmation, account statement, a letter from a broker or dealer or other similar document showing that it is a beneficial owner.

No funds will be transferred to the master trust in exchange for the ineligible receivables if excluding those ineligible receivables from the calculation of the transferor interest would not cause the transferor interest to be less than zero. If excluding those ineligible receivables would cause the transferor interest to be less than zero, the depositor will transfer funds in an amount equal to the amount by which the transferor interest would be reduced below zero to the master trust on the following master trust distribution date. Any funds received by the master trust from the depositor will be treated as collections of receivables of the master trust for the preceding calendar month.

The depositor may be required to repurchase all receivables from the master trust, the collateral certificate, or all certificates of another series, if any, if the pooling and servicing agreement or the series supplement establishing such series does not constitute a legal, valid and binding obligation of the depositor enforceable against the depositor in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles, certain representations made by the depositor regarding its corporate status, its authority to assign receivables to the master trust, its ability to perform its obligations under certain transaction documents, and the accuracy of information furnished to the master trust trustee were materially inaccurate or the master trust did not obtain a first priority perfected security interest in such receivables. If the depositor were required to repurchase the collateral certificate or all the receivables from the master trust, an early redemption for the notes would occur and the note issuance trust would use the proceeds of such repurchase to repay the notes in accordance with the cash flows, unless the note issuance trust is able to reinvest the amounts distributed with respect to the collateral certificate as a result thereof in an additional collateral certificate. See “— Early Redemption Event,” “The Master Trust — Repurchase of Master Trust Portfolio” and “— Repurchase of a Master Trust Series.”

Discover Bank will be required to repurchase from the depositor any receivables that the depositor repurchases from the master trust.

Dispute Resolution	If any person, including any certificateholder or any verified beneficial owner, requests that Discover Bank or the depositor, as applicable, repurchase any receivable due to a breach of representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the depositor or Discover Bank, as applicable, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Master Trust — Dispute Resolution Procedures” in this prospectus.

Addition of Other Collateral Certificates to the Note Issuance Trust	Initially, the primary asset of DCENT will be the collateral certificate. At any time DCENT may receive one or more other collateral certificates, which may be issued by trusts or special purpose vehicles other than the master trust. At all times, DCENT’s assets will consist primarily of collateral certificates backed by credit card receivables.

If additional collateral certificates are transferred to DCENT (provided that the applicable note rating agencies hired by Discover Bank, the depositor or the note issuance trust confirm that the transfer of such additional collateral certificate will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings), series principal amounts not allocated to noteholders and not required to pay interest on senior notes, to pay servicing fees or to be deposited to a principal funding subaccount for the benefit of noteholders, may be reinvested in those new collateral certificates rather than in the Series 2007-CC collateral certificate. The investor interest in receivables represented by each collateral certificate included in DCENT may also be increased or decreased to reflect the effect of these reinvestments. The depositor for the note issuance trust may also transfer an interest in the receivables represented by the new collateral certificate to DCENT, rather than an increased interest in the Series 2007-CC collateral certificate, in connection with any new issuance of notes. New collateral certificates transferred to DCENT may have characteristics, terms, conditions, cash flows and allocation percentages or methodologies that are different from those of the Series 2007-CC collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms of the underlying receivables. The performance history of the receivables in any new master trust or other special purpose vehicle issuing an additional collateral certificate will also differ from the performance history of the receivables in the master trust. If additional collateral certificates are transferred to DCENT, we will provide you with additional information about the pool of receivables supporting those additional collateral certificates and about the relative portion of DCENT’s assets that are invested in each collateral certificate.

Discover Bank, in its capacity as servicer, will determine the reinvestment of collections on the assets included in DCENT over time. Reinvestment may result in increases or decreases in the relative portion of DCENT’s assets that are invested in each collateral certificate. In addition, there is no obligation on the part of a master trust or any other special purpose vehicle that has issued a collateral certificate, or on the part of the depositor for such master trust or other special purpose vehicle, to increase the investor interest in receivables represented by that collateral certificate; provided, however, that DCENT will not issue new notes unless DCENT has determined that the investor interest in receivables represented by the collateral certificates will be increased in connection with the issuance in an aggregate amount equal to the nominal liquidation amount of the new notes. If the credit quality of DCENT’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

ERISA and Other U.S. Benefit Plan Considerations	Subject to important considerations described under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” the Class A(2019-3) notes may be purchased by employee benefit plans, individual retirement accounts and persons investing assets of employee benefit plans subject to Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). By purchasing such notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to make certain representations and warranties, including that the purchase and subsequent holding of such notes by the investor will not result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.” Advisors to employee benefit plans should consult their own counsel.

Tax Treatment	Subject to important considerations and limitations described under “U.S. Federal Income Tax Considerations,” Mayer Brown LLP, as special U.S. federal tax counsel to DCENT, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that under existing law the Class A(2019-3) notes will be characterized as debt for U.S. federal income tax purposes, and that each of the note issuance trust and the master trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes following the issuance of the Class A(2019-3) notes. By accepting a Class A(2019-3) note, you will agree to treat your Class A(2019-3) note as debt for U.S. federal, state and local income and franchise tax purposes. See “U.S. Federal Income Tax Considerations” for additional information concerning the application of U.S. federal income tax laws.

Deemed Consent	By purchasing an interest in the Class A(2019-3) notes, each such owner will be deemed to have consented to any amendments to the indenture and any indenture supplement to provide for the combination of the master trust and the note issuance trust into a single entity after all series of master trust certificates, other than Series 2007-CC, have terminated, or to provide for such combination with any other master trust or securitization special purpose vehicle that has issued any additional collateral certificate. Notwithstanding such deemed consent, the depositor may continue to maintain the master trust and the note issuance trust as separate entities.

Stock Exchange Listing	The Class A(2019-3) notes will not be listed on any stock exchange.

Clearance and Settlement	You may purchase Class A(2019-3) notes in book-entry form in minimum denominations of $5,000 and integral multiples of $1,000 in excess of that amount. You may elect to hold the notes only through the following clearing organizations:

• The Depository Trust Company, or DTC, in the United States;

• Clearstream Banking, in Europe; and

• Euroclear, in Europe.

These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Notes will not be available in paper form.

You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

Risk Factors

The risk factors disclosed in this section describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

Security Interest Matters

Master Trust’s Interest in Receivables. The master trust’s interest in the receivables and interchange may be impaired if the trustee for the master trust does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables.

In general, a security interest in receivables and interchange is perfected against Discover Bank or the depositor, as applicable, if it can be enforced not only against Discover Bank or the depositor, respectively, but also against creditors of Discover Bank or the depositor, as applicable, that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the depositor’s interest in the receivables and interchange that the depositor has acquired from Discover Bank pursuant to the receivables sale and contribution agreement, including filing financing statements of the depositor’s interest with the Secretary of State of the State of Delaware. The depositor and Discover Bank have taken certain actions to perfect the master trust’s interest in the receivables and interchange that the master trust has acquired from the depositor and directly from Discover Bank, including filing financing statements of the master trust’s interest with the Secretary of State of the State of Delaware.

DCENT’s Interest in the Collateral Certificate. If DCENT’s interest in the collateral certificate were to be characterized as a secured financing rather than a true sale, DCENT’s interest in the collateral certificate may be impaired if DCENT does not have a perfected security interest in the collateral certificate pursuant to the UCC. Although DCENT and the depositor will each treat the transfer of the collateral certificate to DCENT as a sale of the collateral certificate, the depositor has granted DCENT a backup security interest in the collateral certificate. DCENT has taken certain actions to perfect its interest in the collateral certificate, including filing financing statements, to reflect DCENT’s interest in the collateral certificate with the Secretary of State of the State of Delaware.

Indenture Trustee’s Interest in the Collateral Certificate. Similarly, the indenture trustee’s interest in the collateral certificate may be impaired if the indenture trustee does not have a perfected security interest in the collateral certificate pursuant to the UCC. DCENT has granted a security interest in the collateral certificate to the indenture trustee for the benefit of the holders of the DiscoverSeries notes, including the Class A(2019-3) notes. DCENT has taken certain actions to perfect the indenture trustee’s security interest in the collateral certificate and otherwise protect the interest of the indenture trustee, including filing financing statements of the indenture trustee’s interest with the Secretary of State of the State of Delaware and causing the collateral certificate to be registered in the name of and held by the indenture trustee. In addition, DCENT is limited by its governing documents in its ability to incur debts other than those incurred under the indenture.

Each financing statement filed with the Secretary of State of the State of Delaware will lapse on the fifth anniversary of the filing date of such financing statement unless an appropriate continuation statement is filed within the time period specified in the UCC and the effectiveness of such financing statement may lapse much sooner than the fifth anniversary of such filing date in the event of certain changes in the name or legal location of Discover Bank, the depositor or DCENT, as applicable, or a merger of Discover Bank, the depositor or DCENT with another entity, in each case unless appropriate amendments or new financing statements of the security interest are filed in the appropriate public filing office. Accordingly, unless Discover Bank, the depositor, DCENT, the trustee for the master trust or the indenture trustee, as applicable, files appropriate continuation statements, amendments and/or new financing statements within the applicable time periods specified in the UCC, the perfection of the master trust’s security interest in the receivables and interchange or the indenture trustee’s security interest in the collateral certificate will lapse.

Priority of Liens

More than one person can have a perfected security interest in the same assets, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank’s or the depositor’s property may have priority over the master trust’s interest in the receivables and interchange. Similarly, a tax or statutory lien on Discover Bank’s, the depositor’s or DCENT’s property may have priority over the indenture trustee’s interest in the collateral certificate.

More specifically, a tax or governmental lien or other lien imposed under applicable state or federal law on the property of Discover Bank or the depositor arising before receivables are transferred to the master trust may be senior to the master trust’s interest in the receivables. In addition, the relevant transaction documents permit Discover Bank to transfer the receivables to the depositor subject to liens for taxes that are not yet due or are being contested. Regardless of whether the transfer of receivables by Discover Bank or the depositor is a sale, a contribution or a secured borrowing, if any such liens exist at the time the receivables are transferred by Discover Bank or the depositor, as applicable, the claims of the creditors holding such liens would be superior to the rights of the depositor or the master trust, as applicable, thereby possibly delaying or reducing payments on the DiscoverSeries notes.

Insolvency Related Matters

If Discover Bank were to become insolvent, or if Discover Bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for Discover Bank. If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the pooling and servicing agreement and the receivables sale and contribution agreement between Discover Bank and the depositor to recover or reclaim receivables transferred to the depositor, and to terminate Discover Bank’s obligations to service the receivables and transfer new receivables to the depositor after the date of receivership. The FDIC may also argue that those rights to repudiate contracts extend to the indenture. The FDIC may not be subject to an express time limit in deciding to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

We believe that some of these powers have been limited as a result of a series of safe harbor rules adopted by the FDIC:

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Treatment by the FDIC as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation, 12 C.F.R. §360.6, 65 Fed. Reg. 49189 (2000) (the “Original Safe Harbor”);

•

Defining Safe Harbor Protection for Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation, 12 C.F.R. §360.6, 74 Fed. Reg. 59067 (2009) (the “First Interim Safe Harbor”);

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Transitional Safe Harbor Protection for Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation 12 C.F.R. §360.6, 75 Fed. Reg. 12962 (2010) (the “Second Interim Safe Harbor,” and together with the Original Safe Harbor and the First Interim Safe Harbor, the “Old Safe Harbors”); and

•

Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation After September 30, 2010 12 C.F.R. §360.6, 75 Fed. Reg. 60287 (2010) (the “New Safe

Harbor,” and together with the Old Safe Harbors, the “Safe Harbors”). We sometimes refer to the satisfaction of the conditions for the relevant safe harbor as meeting “grandfathered safe harbor status.”

Each of the Old Safe Harbors provided that, with respect to financial assets transferred by an institution in connection with a securitization, and subject to certain conditions described in the Old Safe Harbors, the FDIC would not seek to recharacterize, recover or reclaim such financial assets in exercising its statutory authority to repudiate contracts pursuant to the Federal Deposit Insurance Act. Paragraph (d)(2)(ii) of the New Safe Harbor extends that safe harbor, including the commitment of the FDIC not to seek to recharacterize, recover or reclaim such financial assets, to any obligations of revolving trusts or master trusts, for which one or more obligations were issued as of the date of adoption of the New Safe Harbor, so long as certain conditions, discussed below, continue to be met. Each of the Safe Harbors provided or provides that the FDIC will not seek to enforce the “contemporaneous” requirements of the Federal Deposit Insurance Act. Securitizations that were engaged in while any of the Safe Harbors was in effect, and that met the terms of the applicable Safe Harbor, will continue to receive the protections of that Safe Harbor even if that Safe Harbor is later repealed or amended. Although the New Safe Harbor also provides alternative standards and safe harbor protections for transfers of assets in securitizations that do not meet the conditions of paragraph (d)(2), at this time we do not expect to take action to bring transfers to the master trust or the note issuance trust within those alternative safe harbors.

The applicability to the master trust and the note issuance trust of the grandfathered safe harbor status on which we are relying requires, among other things, that the transfer of the receivables from Discover Bank to the depositor and, prior to the Substitution Date, from Discover Bank to the master trust meet the conditions for sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. See “— FDIC Rule Regarding Securitizations” below for a description of the possible effects of the provisions of the New Safe Harbor on which we are relying no longer applying. Notwithstanding these Safe Harbors, we cannot assure you that the FDIC, as a result of its appointment as conservator or receiver, would not exercise its powers in a manner adverse to the Class A(2019-3) noteholders, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief. If any of the conditions for grandfathered safe harbor status were found not to have been met, the FDIC’s right to reclaim, recover or recharacterize Discover Bank’s transfer of receivables may not be restricted.

While Discover Bank’s transfers of receivables are presently intended to meet all the conditions for grandfathered safe harbor status, future transfers of receivables may not meet one or all of those conditions and instead may occur in reliance on safe harbor regulations promulgated by the FDIC other than grandfathered safe harbor status, or in reliance on other guidance provided by the FDIC with respect to securitization transactions generally or Discover Bank’s securitization transactions specifically. Should such future transfers not meet the criteria for grandfathered safe harbor status, even if they otherwise meet the requirements of the current FDIC safe harbor regulation, any successor regulation then in effect or any other FDIC guidance, there may be adverse consequences for you, including, but not limited to, a delay in receiving payments of ten (10) business days or more if the FDIC is appointed conservator or receiver and fails to pay or apply collections in accordance with the transaction documents. More specifically, under the provisions of the current FDIC safe harbor regulation that apply to transactions that are not subject to grandfathered safe harbor status, the FDIC has stated that if certain conditions are satisfied, then:

•

If the FDIC, as conservator or receiver, provides written notice of repudiation of the transaction document pursuant to which the receivables were transferred, and the FDIC does not pay damages within ten (10) business days following the effective date of such notice, the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor pursuant to the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business to facilitate the exercise of these contractual rights. The damages to be paid by the FDIC are the par value of the obligations issued in the securitization on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by holders of the obligations through the date of repudiation of the transaction document, plus unpaid accrued interest through the date of repudiation (to the extent actually received on the financial assets through such date). Upon payment of these damages, all liens or claims on the receivables under the transaction document will be released.

•

If, after appointment of the FDIC as conservator or receiver, the FDIC is in monetary default due to its failure to pay or apply collections from the receivables in accordance with the transaction documents, whether as servicer or otherwise, and remains in monetary default for ten (10) business days after written notice thereof, then the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor under the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. The insolvent bank will have no further obligations under the transaction documents.

If future transfers occur in reliance on regulations or guidance other than grandfathered safe harbor status, your rights may be impacted in additional ways, and payments to you could be delayed or reduced.

To the extent any bank regulator having jurisdiction over Discover Bank (including the FDIC in the case it is the conservator or receiver of Discover Bank) finds any contract or other arrangement entered into or maintained by Discover Bank to be in violation of safe and sound banking practices or applicable regulations, that regulator could order Discover Bank to remedy the violation, which could result in changes to contracts, including agreements related to the securitization, to which Discover Bank is a party. If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Furthermore, if the administrative expenses of a conservator or receiver for Discover Bank, or of a bankruptcy trustee for the depositor, the master trust or DCENT, were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee, DCENT or the indenture trustee receives any payments, which could result in losses on your investment. See “The Originator and Sponsor — Insolvency-Related Matters.”

In the event of a receivership of Discover Bank, new transactions on the Discover Cards issued by it might decline, potentially to zero. In such a circumstance, interchange would likely also decline, potentially to zero. Further, regardless of any decision made by the FDIC or any ruling made by a court, the mere fact that Discover Bank, the depositor, the master trust, or DCENT has become insolvent or has entered conservatorship, receivership or bankruptcy could have an adverse effect on the value of the receivables and the collateral certificate and on the liquidity and the value of the notes. There also may be other possible effects of conservatorship, receivership, bankruptcy, or insolvency of Discover bank, the master trust, or DCENT that could result in delays or reductions in payments to you.

Discover Bank, as servicer, will receive cash collections each month for the accounts of the master trust. Based on its current ratings, Discover Bank is generally required to deposit certain collections into the collections account within two business days of recording receipt of such collections up to an aggregate of the target amounts specified in the terms documents for each tranche of notes. The target amounts for the Class A(2019-3) notes are intended to at least equal the amount of collections sufficient to pay interest and principal due on the Class A(2019-3) notes on the following distribution date, Other tranches of DiscoverSeries notes may set higher or lower target deposit amounts. Under certain circumstances, including if Discover Bank’s short-term or long-term rating, as applicable, meets specified minimums or Discover Bank posts a letter of credit acceptable to the rating agencies, or if the rating agencies agree to other conditions, Discover Bank may use those cash collections for its own benefit until it distributes them on the applicable distribution date. The master trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the master trust. Interchange may be required to be deposited to the master trust on the distribution date in each month, and the master trust may likewise not have a perfected security interest in any cash interchange payments Discover Bank has not deposited.

The depositor may add to the master trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the master trust may have additional originators and servicers. The trustee for the master trust must take certain actions to perfect the master trust’s interest in these receivables and the allocable portion of interchange calculated by reference to future net merchant sales on such accounts as well, and they will be subject to the same risks as Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the originator’s property may have priority over the master trust’s interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The master trust may not have a perfected security interest in any collections and interchange that the servicers have not deposited in the collections account for the master trust. Insolvency risks relating to these originators and servicers, moreover, will exist as well.

In addition, the depositor is a wholly-owned bankruptcy remote subsidiary of Discover Bank and its limited liability company agreement limits the nature of its business. If, however, the depositor became a debtor in a bankruptcy case, and either the depositor’s transfer of the receivables to the master trust or the depositor’s transfer its interest in the collateral certificate (if any) to the note issuance trust were construed as a grant of a security interest to secure a borrowing, payments to noteholders of outstanding principal and interest could be delayed and possibly reduced.

Because the depositor is a wholly-owned subsidiary of Discover Bank, certain banking laws and regulations may apply to the depositor, and if the depositor were found to have violated any of these laws or regulations, payments to noteholders could be delayed or reduced. In addition, if Discover Bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the collateral certificate or the depositor’s other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that —

•

the depositor’s assets (including the receivables and the collateral certificate) constitute assets of Discover Bank available for liquidation and distribution by a conservator or receiver for Discover Bank;

•	the depositor and its assets (including the receivables and the collateral certificate) should be substantively consolidated with Discover Bank and its assets; or

•	the FDIC’s control over the receivables or the collateral certificate is necessary for Discover Bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to noteholders could be delayed or reduced.

Further, DCENT has been established to minimize the risk that it may become insolvent or enter bankruptcy. Nevertheless, it may be eligible to file for bankruptcy, and we cannot assure you that the risk of insolvency or bankruptcy has been eliminated. If DCENT were to become insolvent or if a bankruptcy petition were to be filed by or against DCENT, you could suffer a loss on your investment. If a bankruptcy petition were to be filed by or against DCENT, its assets, including the collateral certificate, would be treated as part of its bankruptcy estate. The master trust has also been established to minimize the risk that it may become insolvent or enter bankruptcy. Nevertheless, it may be eligible to file for bankruptcy, and we cannot assure you that the risk of insolvency or bankruptcy has been eliminated. If the master trust were to become insolvent or if a bankruptcy petition were to be filed by or against the master trust, you could suffer a loss on your investment. If a bankruptcy petition were to be filed by or against the master trust, its assets, including the receivables, would be treated as part of its bankruptcy estate.

Investor Risk of Loss

You will only receive payments of interest and principal on the Class A(2019-3) notes to the extent that the note issuance trust has funds available to make these payments. The note issuance trust will allocate losses relating to charged-off receivables to the Class A(2019-3) notes each month and will reimburse you for those losses only to the extent that the note issuance trust has funds available to make those reimbursements. You should review the cash flow provisions described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” to understand the priority in which the note issuance trust allocates its assets to pay interest and principal and to reimburse losses on the Class A(2019-3) notes and other notes in the DiscoverSeries. To the extent the note issuance trust cannot fully reimburse your losses, the aggregate amount of principal you ultimately receive will be less than the face amount of your notes, and the amount of collections and interchange allocated to the collateral certificate and the DiscoverSeries notes in any month may also be reduced.

Limited Recourse to DCENT

The sole sources of payment of principal of and interest on the Class A(2019-3) notes prior to an event of default and acceleration or the legal maturity of the Class A(2019-3) notes are:

•

the portion of the series principal amounts and series finance charge amounts allocated to the DiscoverSeries and available to the Class A(2019-3) notes in accordance with the cash flows, after giving effect to any reallocations, payments and deposits for senior notes, as applicable, including any such funds reallocated to the DiscoverSeries from any other series of master trust certificates and other series of notes;

•	funds in the applicable DCENT accounts for the Class A(2019-3) notes; and

•	investment income on funds on deposit in various trust accounts for the DiscoverSeries.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for the Class A(2019-3) notes and subject to any restrictions relating to required subordinated amounts or (ii) on the legal maturity date of the Class A(2019-3) notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables,” you will have recourse only to (1) the proceeds of that sale allocable to the Class A(2019-3) notes and (2) any amounts then on deposit in DCENT accounts allocated to and held for the benefit of the Class A(2019-3) notes.

Your remedies may be limited if an event of default affecting the Class A(2019-3) notes occurs. After the occurrence of an event of default affecting this tranche of notes and an acceleration of the Class A(2019-3) notes, any funds in DCENT accounts for this tranche of notes will be applied to pay principal of and interest on this tranche of notes. Then, in each following month until a sale of receivables for the Class A(2019-3) notes occurs, the principal amounts and finance charge amounts will be deposited into the applicable DCENT accounts, and applied to make monthly payment of principal and interest on this tranche of notes until the legal maturity date of the Class A(2019-3) notes.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by the master trust only under the limited circumstances described in “The Notes — Events of Default,” “— Remedies Following an Event of Default” and “Sources of Funds to Pay the Notes — Sale of Receivables.” In particular, following an event of default and acceleration relating to subordinated notes, if the indenture trustee or a majority of the noteholders of the affected tranche directs the master trust to sell credit card receivables, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in the DiscoverSeries by the remaining notes (including as a result of prefunding the senior notes) or if such sale occurs on the legal maturity date. However, if principal of or interest on the Class A(2019-3) notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date.

Even if a sale of receivables occurs, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

Certain Regulatory Matters

If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the receivables sale and contribution agreement, the pooling and servicing agreement, the series supplement for the collateral certificate, the indenture, indenture supplement and terms document for the notes, or any other agreement or contract of Discover Bank, the depositor, the master trust or the note issuance trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you, the depositor, the master trust or the note issuance trust for contractual damages for complying with any orders issued by such banking regulatory authority and you, the depositor, the master trust or the note issuance trust may not have any recourse against the applicable banking regulatory authority. While we have no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the depositor or the operation of the master trust or the note issuance trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion and ordered Discover Bank to rescind or amend the receivables sale and contribution agreement, the pooling and servicing agreement, any series supplement, the indenture, any indenture supplement, or any terms documents, or to stop extending credit on some or all of the accounts designated as part of the master trust, payments to you could be delayed or reduced. For more information about the enforcement powers of banking regulatory authorities as they may relate to Discover Bank and actions such authorities have taken in the past with respect to other financial institutions, see “The Originator and Sponsor — Certain Regulatory Matters.”

Moreover, in July 2010 President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act contains a comprehensive set of provisions designed to govern the practices and oversight of financial institutions and other participants in the financial markets, including Discover Bank. The Dodd-Frank Act also established a financial industry regulator, the Consumer Financial Protection Bureau (the “CFPB”). The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority under the Dodd-Frank Act and other federal consumer financial services laws, as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products and services, such as Discover Bank.

The evolving regulatory environment causes uncertainty with respect to the manner in which Discover Bank and its affiliates conduct their businesses and may potentially increase the risk that Discover Bank and its affiliates may be subject to criticism or enforcement action by their banking regulators. Banking regulators have introduced and continue to introduce new regulations, supervisory guidance and enforcement actions. Discover Bank is unable to predict the nature, extent or impact of any additional changes to statutes or regulations, including the interpretation, implementation or enforcement thereof, which may occur in the future. The impact that the regulatory environment ultimately has on Discover Bank’s business and operations will depend upon final implementing regulations, the actions of competitors and the behavior of consumers and other marketplace participants. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (5) Consumer Protection Laws and Regulations” and “— (6) Legislative and Regulatory Initiatives.”

Limited Subordination; Possible Loss of Subordination

The credit enhancement for the Class A(2019-3) notes from the Class B notes, the Class C notes and the Class D notes is limited by the available subordinated amount of Class B notes, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes for these notes, which is the applicable required subordinated amount of such subordinated notes minus usage of those subordinated notes. If you own a note and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the notes.

Subordinated notes may have expected maturity dates and legal maturity dates earlier than the expected maturity date or legal maturity date for the Class A(2019-3) notes.

If notes of a subordinated class reach their expected maturity date at a time when they are needed to provide the required subordination for the Class A notes and no additional subordinated notes are issued, prefunding of the Class A notes will begin and such subordinated notes will not be paid on their expected maturity date. The targeted prefunding amounts for the principal funding subaccounts for the Class A notes will be based on the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the portion of Class A notes that have not been prefunded. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding.”

Subordinated notes that have reached their expected maturity date will not be paid until the remaining subordinated notes provide the required subordination for the Class A notes, which payment may be delayed further as other subordinated notes reach their expected maturity dates. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the Class A notes have been fully prefunded.

If DCENT does not receive sufficient series principal amounts during this prefunding period, your notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event, to the extent not fully prefunded, your notes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes are issued, sufficient series principal amounts have been allocated for prefunding or a sufficient amount of Class A notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

Possible Changes in Required Subordination Percentage and Other Provisions

The percentages used in, or the method of calculating, the required subordinated amounts for the Class A(2019-3) notes may change without your consent or the consent of any other noteholders if each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust confirms that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings. In addition, the percentages used in, or the method of calculating, the required subordinated amount of any tranche of DiscoverSeries notes, including other tranches in the same class, may be different than the percentages used in, or the method of calculating, the required subordinated amount for the Class A(2019-3) notes. In addition, the note issuance trust, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes to provide the Class A(2019-3) notes with the required credit enhancement, if each applicable note rating agencies hired by Discover Bank, the depositor or the note issuance trust confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

The note issuance trust, without the consent of any noteholders, may change provisions that cause the master trust to allocate finance charge collections to the collateral certificate based on an investor interest in receivables that does not reflect unscheduled principal payments after an early redemption event or an event of default, if each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust confirms that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

Ratings of the Notes May Be Lowered or Withdrawn, and Unsolicited Ratings May Be Lower Than Any Ratings Issued by Note Rating Agencies Hired by Discover Bank, Discover Funding LLC or Discover Card Execution Note Trust to Rate the Notes

A rating is not a recommendation to purchase, hold or sell the Class A(2019-3) notes. Ratings of the notes address the likelihood of timely payment of interest and ultimate payment of principal on the notes pursuant to their terms. Thus, there is no assurance that a rating assigned to the Class A(2019-3) notes on the date on which such note is originally issued will not be lowered or withdrawn by a note rating agency if in its judgment circumstances (including, without limitation, as a result of losses on the related receivables in excess of the levels contemplated by the note rating agency at the time of its initial rating analysis) in the future so warrant. The note rating agencies hired by Discover Bank, the depositor or the note issuance trust to rate the Class A(2019-3) notes may have a conflict of interest because Discover Bank, the depositor or the note issuance trust, as applicable, has paid the fee charged by the rating agency for rating the notes.

In addition, rating agencies that have not been hired by Discover Bank, the depositor or the note issuance trust to rate the Class A(2019-3) notes will have access to the same information provided by such person to any note rating agencies it has hired and may provide an unsolicited rating that differs from or is lower than the rating provided by the note rating agencies Discover Bank, the depositor or the note issuance trust has hired to rate the notes. The issuance of such a lower rating may adversely affect the market value or liquidity of the Class A(2019-3) notes.

The SEC adopted credit rating agency reform regulations on August 27, 2014 that impose significant new regulatory requirements on NRSROs, and change many aspects of the ways NRSROs review and disseminate credit ratings. Market participants are still reviewing the new rules to assess possible impacts on rated obligations such as the Class A(2019-3) notes, including the possibility that rating agency confirmations may be more expensive and more difficult to obtain or that ratings may be subject to more frequent reviews and revisions that may increase their volatility.

Certain of the rating agencies have indicated that their ratings on the Class A(2019-3) notes could potentially be affected by a change in the corporate structure or rating of Discover Bank even without a change in the quality or performance of the receivables in the master trust. We cannot assure you that no such corporate structure or rating change will occur before the Class A(2019-3) notes mature. If Discover Bank is not able to satisfy rating agency requirements, such as completing certain credit enhancement actions requested by the rating agencies, to confirm the ratings of asset-backed securities issued by the master trust and the note issuance trust at the time of a new issuance of securities, it could limit Discover Bank’s ability to access the securitization markets. Additional factors affecting the extent to which Discover Bank will securitize its credit card receivables in the future include the overall credit quality of the receivables, the costs of securitizing the receivables and the legal, regulatory, accounting and tax requirements governing securitization transactions. A prolonged inability to securitize receivables may have a material adverse effect on Discover Bank’s liquidity, cost of funds and overall financial condition.

Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event

If certain measures of excess cash flow for the DiscoverSeries notes, and the group of master trust series to which the collateral certificate belongs are less than zero on a three-month rolling average basis, an excess spread early redemption event for the DiscoverSeries will occur. (If such an event occurs because of the introduction of, or any change in, interpretation of a law, regulation or accounting guideline and any such measure of excess spread on a one-month basis is restored to a specified level on an annualized percentage basis, the excess spread early redemption event may be cured and early redemption of the notes may terminate, as described under “— Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure.”) If the level of receivables in the master trust declines because customers generate fewer new receivables on their accounts, and the depositor cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the master trust, an amortization event will also occur with respect to the collateral certificate, which constitutes an early redemption event with respect to the note issuance trust.

The following factors could cause master trust and collateral certificate performance to deteriorate, excess cash flow for the DiscoverSeries notes to decrease, or the receivables balance in the master trust to decline:

(1)	Discover Bank May Change Terms of the Accounts

Discover Bank transfers receivables, but not accounts, to the depositor which, in turn, transfers the receivables to the master trust. As owner of any account, Discover Bank has the right to determine the rate for periodic finance charges, to alter the account’s minimum required monthly payment, to change the account’s credit limit and to change various other account terms. If periodic finance charges or other fees decrease, the master trust’s finance charge collections and the effective yield on the receivables could also decrease. In addition, if Discover Bank increases credit limits on accounts, charged-off amounts might increase and the levels of receivables in the master trust and in the Discover Card portfolio might decrease. Certain types of Discover Cards may offer customers credit limits that may be substantially higher, and impose periodic finance charges that in some cases are lower, than those available with other types of Discover Cards.

Except as described in this paragraph, the receivables sale and contribution agreement does not restrict Discover Bank’s ability to change the terms of accounts or receivables. The pooling and servicing agreement, the indenture and other DCENT agreements also do not restrict Discover Bank’s ability to change the terms of accounts or receivables. Discover Bank may decide, because of changes in the marketplace or applicable laws, or as a prudent business practice, to change the terms of some or all of its Discover Card accounts. Provisions of the Credit Card Accountability, Responsibility and Disclosure Act of 2009 (the “CARD Act”) include restrictions on the ability to increase interest rates on accounts, as more fully described in “— (6) Legislative and Regulatory Initiatives.” Discover Bank may not change the terms governing an account that has been designated to the master trust unless it changes the terms of its other accounts of the same general type or it changes the terms for all customers who reside in a particular affected state or similar jurisdiction. Changes to account terms may not, however, affect the accounts that have been designated to the master trust to the same degree as they affect Discover Bank’s other accounts. Originators selling receivables to the depositor other than Discover Bank will be able to change account terms in the same circumstances and subject to the same limitations as Discover Bank.

(2)	Interest on the Receivables and Interest on the Notes Accrue at Different Rates

Some of the receivables in the master trust will accrue periodic finance charges at the prevailing prime rate plus a margin, while the Class A(2019-3) notes accrue interest at rates that are fixed. Changes in the prime rate may result in a higher or lower spread between the amount of finance charge collections on the receivables and the amount of interest payable on your notes and other amounts required to be funded out of finance charge collections allocated to the collateral certificate. An investment in fixed rate notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the fixed rate notes.

(3)	Payments, Generation of Receivables and Maturity

Customers may pay the receivables at any time and in any pattern, and they may decide not to create additional receivables in their accounts. In some cases, Discover Bank may also close customers’ accounts so they cannot incur new charges. Customers’ credit use and payment patterns may change because of many social, legal and economic factors, including the rate of inflation and relative interest rates offered for various types of loans, and legislative change. Discover Bank’s ability to compete in the credit card industry at any point in time will affect how customers pay existing receivables and how they generate new receivables that Discover Bank can convey to the depositor for subsequent transfer by the depositor to the master trust. Generation of fewer receivables will likely reduce the amount of interchange allocable to the master trust. In addition, if convenience use increases — more customers pay their balances within the grace period to avoid all finance charges on purchases of merchandise and services — then the effective yield on the receivables in the master trust might decrease. Conversely, the terms governing the accounts require only a minimum monthly payment, and if customers repay a smaller percentage of their balances than they currently repay each month, the master trust may not be able to make sufficient distributions on the collateral certificate to allow DCENT to make scheduled principal payments to you on a timely basis.

A customer’s ability to repay Discover Bank can be negatively impacted by increases in payment obligations to other lenders under mortgage, credit card and other consumer loans. Such changes can result from increases in base lending rates or structured increases in payment obligations, and could reduce the ability of Discover Bank’s customers to meet their payment obligations to other lenders and to Discover Bank. In addition, a customer’s ability to repay Discover Bank may be significantly impaired by the unavailability of consumer credit generally, including reduced and closed lines of credit. Customers with insufficient cash flow to fund daily living expenses and lack of access to other sources of credit may be more likely to increase their card usage and ultimately default on their payment obligations to Discover Bank, resulting in higher credit losses in Discover Bank’s portfolio. Discover Bank’s collection operations may not compete effectively to secure more of customers’ diminished cash flow than its competitors. In addition, Discover Bank may not identify customers who are likely to default on their payment obligations quickly and reduce its exposure by closing credit lines and restricting authorizations, which could adversely impact Discover Bank’s financial condition and results of operations. Discover Bank’s ability to manage credit risk also may be adversely affected by legal or regulatory changes (such as restrictions on collections, bankruptcy laws, minimum payment regulations and re-age guidance), competitors’ actions and consumer behavior, as well as inadequate collections staffing, resources, techniques and models.

Heightened levels of consumer debt, large numbers of personal bankruptcies, or a weakened national or regional economy may cause increases in delinquencies in, and charge-offs of, the receivables in the master trust. For example, certain regional events, such as hurricanes that strike coastal regions, may negatively affect levels of receivables, related interest and fee revenue of the accounts in the master trust arising from such affected region. For geographic information regarding receivables in the master trust, see “The Master Trust — The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts.” Moreover, terrorist acts against the United States or other nations, the commencement of hostilities between the United States and a foreign nation or nations or natural disasters could have a direct impact on the timing and amount of payments on your notes. Credit quality, customer behavior and other factors, including Discover Bank’s ability to waive or change fee terms, may decrease fees. Any delay in DCENT’s payment of principal with respect to your notes will extend the period during which charged-off receivables may be allocated to your notes.

(4)	Competition in the Credit Card Industry

The credit card industry in which the Discover Card competes is highly competitive. Competition in the credit card industry affects Discover Bank’s ability to obtain applicants for Discover Card accounts, to encourage customers to use accounts and, through its arrangement with DFS Services LLC, to persuade service establishments to accept the Discover Card. If Discover Bank does not compete successfully in these areas, the level of receivables transferred to the depositor and subsequently to the master trust and in the Discover Card portfolio may decline. Lower transaction volume for the Discover Card portfolio may also lead to a decline in interchange allocated to the master trust.

Competition in the credit card industry focuses on a number of factors, including brand, reputation, customer service, product offerings, incentives, pricing and other terms. Discover Bank’s credit card business also competes on the basis of reward programs and merchant acceptance. In particular, competition based on cash rewards programs has increased in the past two years. In addition, the heightened focus by merchants on the fees charged by credit card networks, together with the Dodd-Frank Act and recent U.S. Department of Justice settlements with Visa and MasterCard, which would allow merchants to encourage customers to use other payment methods or cards and may increase merchant surcharging, could lead to reduced transactions on, or merchant acceptance of, Discover Cards or reduced fees. Actual or perceived limitations on acceptance of credit cards issued by Discover Bank could adversely affect the use of Discover Cards by existing customers and the attractiveness of the Discover Card to prospective customers. Also, Discover Bank may have difficulty attracting and retaining network partners if we are unable to add or retain acquirers or merchants who accept Discover Cards. As a result of these factors, a reduction in the number of Discover Bank’s merchants or the rates they pay could materially adversely affect Discover Bank’s business, financial condition, results of operations and cash flows.

There is also increased competition related to new technologies being utilized in the credit card industry, including the ability to access accounts and make payments via mobile devices. The consumer financing market includes:

•

bank-issued credit cards, including co-branded cards issued by banks in cooperation with industrial, retail or other companies, and affinity cards issued by banks in cooperation with organizations such as universities and professional groups, and

•	charge cards issued by travel and entertainment companies.

Although Discover Bank has increasingly offered its customers other lending products, including personal and student loans, some of Discover Bank’s competitors offer a wider variety of loan products than Discover Bank does, which may position them better among customers who prefer to use a single financial institution to meet all of their financial needs. There has been a trend toward consolidation among credit card issuers, leading to greater concentration of resources. Some of Discover Bank’s competitors enjoy greater capital resources than Discover Bank does, and are therefore able to invest more in initiatives to attract and retain customers, such as advertising, targeted marketing, account acquisitions and pricing competition in interest rates, annual fees, reward programs and low-priced balance transfer programs. In addition, if Discover Bank is unable to maintain sufficient network functionality to be competitive with other networks, or if our competitors develop better data security solutions or more innovative products and services than we do, our ability to retain and attract network partners and maintain or increase the revenues generated by our card issuing business may be materially adversely affected. Additionally, competitors may develop data security solutions which, as a consequence of the competitors’ market power, we may be forced to use. As a result, those competitors could subject Discover Bank to adverse restrictions and Discover Bank’s business may be adversely affected.

The significant majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A., Inc. and MasterCard Worldwide. Since October 2004, financial institutions have been permitted to issue credit cards on the national network maintained by DFS Services LLC (the “Discover® Network”), and these credit cards may compete with credit cards issued by Discover Bank. The Visa and MasterCard networks have been in existence for more than 40 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardmember certain benefits relating to the industrial, retail or other business of the bank’s co-branding partner, such as credits towards purchases of airline tickets or rebates for the purchase of an automobile, and affinity cards, which give cardmembers the opportunity to support and affiliate with the affinity partner’s organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. American Express Company, which has been issuing cards since 1958, issues the majority of travel and entertainment cards. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayments in installments. The Discover Card, which Discover Bank introduced nationwide in 1986, competes with general purpose credit cards issued by other banks and with travel and entertainment cards. Discover Bank continues to add new cards and card products to its offerings, including new reward programs and other features.

(5)	Consumer Protection Laws and Regulations

Discover Bank must comply with applicable federal and state consumer protection laws, regulations and guidance in connection with making and enforcing consumer loans such as credit card loans, including the loans in the master trust. These laws, regulations and related guidance and applications or interpretations thereof, including any changes thereto, could adversely affect Discover Bank’s ability to generate new receivables, to collect on the receivables in the master trust or to maintain previous levels of monthly periodic finance charges. Federal laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the CARD Act and the Dodd-Frank Act. These and other state and federal laws and regulations require disclosures of the cost of credit, provide substantive consumer rights, prohibit discrimination in credit transactions, regulate the use of credit report information, provide financial privacy protections, require safe and sound banking operations, prohibit unfair, deceptive and abusive trade practices, restrict Discover Bank’s ability to raise interest rates, and subject us to substantial regulatory oversight. State and, in some cases, local laws also may regulate in these areas, as well as in the areas of collection practices and privacy, and may provide other additional consumer protections. Moreover, Discover Bank must comply with the Servicemembers Civil Relief Act (the “SCRA”) and similar state laws, which provide benefits on request to persons called to active duty military service and, in some situations, their dependents. Customers are eligible for SCRA benefits for debts incurred prior to the commencement of active duty for open-end and close-end loans. Discover may establish practices which go beyond the SCRA’s requirements, such as providing SCRA benefits to the spouses and domestic partners of active duty servicemembers, without a specific request, and to debts incurred after commencement of active duty for open-end loans. The SCRA limits the amount of interest that can be charged on a protected account to an annual rate of 6%, inclusive of most fees and charges.

The regulations implementing the Military Lending Act (the “MLA”) also apply to various Discover Bank products, including credit cards, student loans, and personal loans, and provide specific protections to active duty members of the military and certain dependents (collectively, “covered borrowers”). Those protections include a limit on the Military Annual Percentage Rate of 36% (“MAPR”), written and oral delivery of certain required disclosures before origination, and a prohibition on certain loan terms including arbitration agreements. For credit card accounts, fees, other than fees for ancillary products, that are both bona fide and reasonable are not included in the MAPR calculation. Creditors can rely on a credit report from a nationwide credit reporting agency or a Department of Defense database as safe harbors for determining whether an applicant is a covered borrower. If Discover Bank were to extend credit to a covered borrower without complying with the applicable MLA provisions, and the safe harbors were deemed not to apply, the credit card agreement could be void. Additionally, the MLA allows for a private right of action with damages of no less than $500 per violation as well as punitive damages. Discover Bank has a compliance program in place with respect to the MLA.

Further, the CFPB may establish additional regulations that affect Discover Bank’s business and may change the implementation and enforcement of existing regulations. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority over federal consumer protection laws, as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products and services, such as Discover Bank. In addition, the CFPB has an online complaint system that allows consumers to log complaints (including narratives with firsthand accounts of the consumers’ experience) with respect to the products Discover Bank offers. The system could inform future agency decisions with respect to regulatory, enforcement or examination focus. Several of Discover Bank’s products, including credit cards and student loans, are areas of focus by the CFPB. In July 2015, the CFPB concluded an investigation into certain student loan servicing practices of Discover Bank. See “Litigation and Regulatory Matters” below. In May 2019, the CFPB issued a proposed rule that would overhaul existing guidance applicable to third party debt collectors under the federal Fair Debt Collection Practices Act. While the proposed rules did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rulemaking. It is unclear what changes will be included in any final debt collection rules issued by the CFPB and what effect, if any, such changes would have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries. Given that the CFPB continues to develop its approach to fulfilling its statutory mandate, we cannot at this time predict the extent to which further CFPB actions may affect Discover Bank or the consumer finance markets in which it operates.

Discover Bank can make no assurances about the outcome or impact of consumer protection laws, regulations and guidance or changes therein, on its financial position. If Discover Bank does not comply with these laws, regulations and guidance, it may not be able to collect the receivables. These laws, regulations and guidance will also apply to any other servicer of the receivables, with the same possible effects.

In addition, when Discover Bank transfers receivables to the depositor and the depositor transfers receivables to the master trust, each of Discover Bank and the depositor makes certain representations and warranties to the related transferee, including, but not limited to that it has complied in all material respects with the legal requirements that applied to the creation of a receivable being transferred under the applicable agreement. If the transferee:

•	does not cure its noncompliance in a specified period of time, and

•	the noncompliance has a material adverse effect on the depositor’s or the master trust’s, as applicable, interest in all of the receivables in the master trust,

all receivables in the affected accounts will be purchased from the master trust by the depositor and subsequently from the depositor by Discover Bank. Any payments made to the master trust with respect to the repurchase of receivables will be treated as collections by the master trust and will be distributed to noteholders as described in this prospectus. Discover Bank does not anticipate that the trustee for the master trust will examine the receivables or the records relating to the receivables to determine whether they have legal defects or for any other purpose.

Discover Bank is subject to state and federal laws regarding the use and safeguarding of consumer information, including laws requiring consumer notification in the event of a data breach. Due to recent consumer data compromise events in the United States, which resulted in unauthorized access to millions of customers’ data, the United States has experienced a heightened legislative and regulatory focus on data security. Regulation of privacy, data use and security may cause an increase in the costs to issue payment cards and/or may decrease the number of cards that Discover Bank or third parties issue. New regulations in these areas may also increase the costs to comply with such regulations, which could materially adversely affect Discover Bank’s financial condition and results of operations. For example, California recently adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a framework for statutory damages and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA goes into effect in January 2020. Failure to comply with the privacy and data use and security laws and regulations to which Discover Bank is subject, including by reason of inadvertent disclosure of confidential information, could result in litigation, fines, sanctions or other penalties and loss of consumer confidence, which could materially adversely affect Discover Bank’s reputation and ability to attract and retain customers.

(6)	Legislative and Regulatory Initiatives

The financial services industry, in general, is heavily regulated and we do not expect this to change. Proposals for legislation further regulating the financial services industry are continually being introduced in the U.S. Congress and in state legislatures. Congress continues to consider extensive changes to the laws regulating financial services firms, including bills that address risks to the economy and the payments system through a variety of measures.

Legislation Addressing Credit Card Practices

As a result of consumer protection laws and regulations, it may be more difficult for Discover Bank or its affiliates to originate additional accounts because of the need to employ more restrictive underwriting and credit management procedures, or for the servicer to collect payments on the receivables. In addition, the finance charges and other fees that Discover Bank or its affiliates can charge on credit card account balances may be reduced. Account holders also may choose to use credit cards less frequently or for smaller amounts as a result of these consumer protection laws. Each of these results, independently or collectively, could reduce the effective yield of the accounts designated for the master trust and could, if large enough, result in an amortization event for the collateral certificate or an early redemption event for your notes. See “Certain Legal Matters Relating to the Receivables — Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables.

Financial Regulatory Reform

The Dodd-Frank Act

The Dodd-Frank Act contains a comprehensive set of provisions designed to govern the practices and oversight of financial institutions and other participants in the financial markets. The Dodd-Frank Act, as well as other legislative and regulatory changes, including implementation of amendments to the Dodd-Frank Act, could have a significant impact on Discover Bank by, for example, requiring Discover Bank to change certain of its business practices, requiring Discover Bank to meet more stringent capital, liquidity and leverage ratio requirements, limiting Discover Bank’s ability to pursue certain business opportunities, imposing additional costs on Discover Bank, limiting fees Discover Bank can charge for services, impacting the value of Discover Bank’s assets, or otherwise adversely affecting Discover Bank’s businesses. Such requirements may also be imposed on Discover Bank’s parent, Discover Financial Services, or its other affiliates.

The Dodd-Frank Act addresses risks to the economy and the payments system, especially those posed by large systemically significant financial firms. Under the Dodd-Frank Act, bank holding companies with $50 billion or more in total consolidated assets, including Discover Financial Services, are subject to heightened prudential standards, including heightened capital, liquidity, and risk management requirements, as those requirements are implemented by regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). On May 24, 2018, President Trump signed into law the Economic Growth, Regulatory Relief, and Consumer Protection Act (“Regulatory Relief Act”), which modifies certain provisions of the Dodd-Frank Act. Among other things, the Regulatory Relief Act raises the asset threshold for certain enhanced prudential standards. Under the amended statute, the Federal Reserve is authorized to impose certain enhanced prudential standards on bank holding companies with total assets of at least $100 billion only after issuing a new regulation or order based on a risk-based determination. In October 2019, the Federal Reserve and the other federal banking agencies approved final regulations to tailor existing regulations in accordance with the Regulatory Relief Act. As a result of these changes, Discover Financial Services will be exempted from certain regulatory requirements that were issued or proposed following the enactment of the Dodd-Frank Act in 2010. The FDIC also issued a proposed rule on December 18, 2018, that would generally exempt depository institutions with less than $250 billion in assets from annual bank-level stress test requirements to align with proposals at the bank holding company level. The timing and substance of any final rule is currently unknown.

Under current rules adopted by the Federal Reserve, Discover Financial Services is required to submit an annual capital plan to the Federal Reserve for non-objection as part of the Federal Reserve’s Comprehensive Capital Analysis and Review (“CCAR”) program. Since 2014, Discover Financial Services has been required to conduct company-run capital stress tests twice per year and submit to supervisory stress tests annually. Discover Bank has also been required to conduct annual stress tests under similar FDIC rules. As discussed above, the Regulatory Relief Act revises the statutory requirements upon which these rules were based by eliminating the requirement to conduct company-run capital stress tests for banks and bank holding companies with less than $250 billion in assets (unless imposed through order or rule by the Federal Reserve). Under the final rule approved by the Federal Reserve on October 10, 2019, the Federal Reserve will be required to continue to conduct supervisory capital stress tests of institutions with more than $100 billion in assets but the required frequency of such tests has been changed from annual to a two-year cycle. The impact of the Regulatory Relief Act on the Federal Reserve’s CCAR program is also uncertain as the Federal Reserve has indicated that it will be proposing amendments to its capital planning rule, which underpins the CCAR program. The FDIC approved a final rule on October 15, 2019, that will exempt Discover Bank from company-run stress tests at the bank level beginning in 2019. Also under Dodd-Frank, both Discover Financial Services and Discover Bank have been required to submit to the bank regulatory agencies resolution plans or “living wills” on an annual basis unless otherwise directed. Discover Financial Services submitted its most recent resolution plan on December 31, 2017. In October 2019, the Federal Reserve and FDIC approved a final rule to amend the resolution planning requirements applicable to bank holding companies under Section 165(d) of Dodd-Frank to align with the statutory amendments made by the Regulatory Relief Act. Pursuant to such final rule, Discover Financial Services will no longer be required to submit a 165(d) resolution plan unless otherwise imposed through order or rule. The FDIC’s regulations imposing resolution plan requirements for insured depository institutions was not directly based on the Dodd Frank Act and was therefore not explicitly modified by the Regulatory Relief Act. In April 2019, the FDIC issued an advance notice of proposed rulemaking with respect to insured depository institutions with $50 billion or more in assets. The timing and substance of any proposed or final rule for IDI resolution plans is currently unknown. Discover Bank submitted its most recent resolution plan on June 28, 2018. The Dodd-Frank Act also provides for enhanced regulation of derivatives, restrictions on and additional disclosure of executive compensation, additional corporate governance requirements and more stringent requirements with respect to affiliate transactions, mergers and acquisitions, proprietary trading and investment in, and sponsorship of, hedge funds and private equity funds. The Dodd-Frank Act also grants broad new powers to the government to seize and conduct an orderly liquidation of failing systemically important financial firms, including bank holding companies and other nonbank financial companies, and to recover the costs of such liquidations through assessments on large financial firms.

Effective July 2011, the Dodd-Frank Act requires a bank holding company that elects treatment as a financial holding company, such as Discover Financial Services, to be both well-capitalized and well-managed in addition to the existing requirement that a financial holding company’s subsidiary banks be well capitalized and well-managed. If Discover Financial Services were to fail to meet these requirements, Discover Bank could be restricted from engaging in new financial activities or acquisitions or be required to discontinue or divest existing activities that are not generally permissible for bank holding companies.

In addition, the Dodd-Frank Act contains several provisions that could change the FDIC deposit insurance premiums paid by Discover Bank. Various other assessments and fees are also authorized in the legislation and others could be authorized in the future. The Dodd-Frank Act also requires the SEC to impose asset-level registration statement disclosure requirements if the data is necessary for investors to independently perform due diligence and prohibits conflicts of interest relating to securitizations. In August 2014, as discussed below, the SEC adopted final amendments to the disclosure requirements and offering process for registered asset-backed securities and also included certain changes that will affect both unregistered offerings and registered offerings of asset-backed securities as part of its rating agency reform rules. Final rules prohibiting conflicts of interest relating to securitizations and requiring asset-level data for credit card securitizations have not yet been adopted.

In December 2013, regulators finalized the rule implementing Section 619 of the Dodd-Frank Act, commonly referred to as the Volcker Rule, which contains certain prohibitions and restrictions on the ability of a banking entity and nonbank financial company supervised by the Federal Reserve to engage in proprietary trading and have certain interests in, or relationships with, a hedge fund or private equity fund. In October 2019, the federal banking agencies approved a final rule amending the regulations that implement the Volcker Rule. The final rule is effective on January 1, 2020 with a compliance date of January 1, 2021 and is intended to simplify and tailor the compliance requirements under the 2013 rule. Discover does not believe the amendments to the regulations that implement the Volcker Rule will have a material impact on Discover Bank’s credit card securitization program, the depositor, the master trust, or the note issuance trust.

While many of the rules and regulations required by the Dodd-Frank Act have been enacted, some have yet to be promulgated, which could result in additional legislative or regulatory action. The effect of the Dodd-Frank Act and its implementing regulations on Discover Bank’s and its affiliates’ businesses and operations is subject to continued uncertainty and could be substantial. In addition, Discover Bank may be required to invest significant management time and resources to address the various provisions of the Dodd-Frank Act and the numerous regulations that are required to be issued under it. The Dodd-Frank Act, any related legislation and any implementing regulations could have a material adverse effect on Discover Bank’s business, results of operations and financial condition.

Securities and Exchange Commission

In August 2014, the SEC adopted revised rules for asset-backed securities offerings (“SEC Regulation AB II”) that substantially changed the disclosure, reporting and offering process for public offerings of asset-backed securities, including those offered under Discover Bank’s credit card securitization program. In its adopting release for SEC Regulation AB II, the SEC has indicated it may revisit certain proposals not reflected in the final rules, such as grouped data for credit card securitizations, in the future.

On August 31, 2011, the SEC issued an advance notice of proposed rulemaking relating to the exemptions the master trust and note issuance trust rely on to avoid registration as investment companies. At this time, we cannot predict what form the related proposed and final rules will take, or whether such rules would materially impact Discover Bank’s securitization program.

On October 21, 2014, the FDIC adopted regulations that would mandate a minimum five percent risk retention requirement for securitizations that are issued after December 24, 2016, the date which is two years after the regulations were published in the Federal Register. The SEC, the Federal Reserve and certain other banking regulators have also approved the risk retention regulations (“Regulation RR”). See “The Originator and Sponsor—Credit Risk Retention” in this prospectus for information on how Discover Bank complies with these risk retention requirements.

Also, Congress may move to further regulate holding companies that own depository institutions, such as Discover Bank, which could result in additional complexity and expense. Furthermore, various federal and state agencies and standard-setting bodies may, from time to time, enact new or amend existing accounting rules or standards that could impact the master trust’s performance or Discover Bank’s capital or capital requirements. See “— FDIC Rule Regarding Securitizations.”

(7)	Threats to Data Security

The direct banking and network operations of Discover Financial Services and its subsidiaries, including Discover Bank (collectively, “DFS”), rely heavily on the secure processing, storage and transmission of confidential information about Discover Bank, the master trust, the note issuance trust, Discover Bank’s customers and third parties with which Discover Bank does business. Information security risks for financial institutions have increased and continue to increase in part because of the proliferation of new technologies, the use of the internet, mobile and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, activists, hackers, terrorist organizations, nation state actors and other external parties. Those parties may also attempt to fraudulently induce employees, customers or other users of DFS’s systems to disclose sensitive information in order to gain access to DFS’s data or that of DFS’s customers.

DFS’s technologies, systems, networks and software, and those of other financial institutions, have been, and are likely to continue to be, the target of increasingly frequent cyber-attacks, malicious code, computer viruses, denial of service attacks, phishing and social engineering, other remote access attacks, and physical attacks that could result in unauthorized access, misuse, loss or destruction of data (including confidential customer information), account takeovers, unavailability of service or other events. These types of threats may derive from human error, fraud or malice on the part of external or internal parties, or may result from accidental technological failure.

Despite DFS’s efforts to ensure the integrity of its systems through its information security and business continuity programs, it may not be able to anticipate or to implement effective preventive measures against all known and unknown security threats, attacks or breaches or events of these types, especially because the techniques used change frequently and are becoming increasingly more sophisticated or are not recognized until launched, and because:

•	security attacks can originate from a wide variety of sources and geographic locations and may be undetected for a period of time;

•

DFS relies on many third-party service providers and network participants, including merchants, and, as such, a security breach or cyber-attack affecting one of these third parties could impact Discover Bank, the master trust or the note issuance trust. For example, the financial services industry continues to see attacks against the environments where personal and identifiable information is handled; and

•	to access DFS’s products and services, its customers may use computers and mobile devices that are beyond DFS’s security control systems.

Discover Bank is subject to increasing risk related to information and data security as it increases acceptance of the Discover Card internationally, expands its suite of online direct banking products, enhances its mobile payment technologies, acquires new or outsources some of its business operations, expands its internal usage of web-based products and applications, and otherwise attempts to keep pace with rapid technological changes in the financial services industry. DFS’s efforts to mitigate this risk increase its expenses. While DFS continues to invest in its information security defenses (including cybersecurity defenses), if its security systems or those of third parties are penetrated or circumvented such that the confidentiality, integrity and availability of information about Discover Bank, Discover Bank’s customers, transactions processed on Discover Bank’s networks on third party networks on Discover Bank’s behalf or third parties with which it does business is compromised, Discover Bank could be subject to significant liability that may not be covered by insurance, including significant legal and financial exposure, actions by its regulators, damage to its reputation, or a loss of confidence in the security of DFS’s systems, products and services that could adversely impact the timing and amount of payments to the DiscoverSeries notes.

(8)	Litigation Challenges to the Bank Lending System

As an assignee of credit card receivables, the depositor or the master trust, as applicable, could be subject to the risks of litigation. For example, the United States Court of Appeals for the Second Circuit, Madden v. Midland Funding, LLC (No. 14-2131-cv, 2015 WL 2435657), created some level of uncertainty as to whether non-bank entities purchasing loans originated by a bank may rely on federal preemption of state usury laws, and such decision may create an increased risk of litigation by plaintiffs challenging the depositor’s or the master trust’s ability to collect interest in accordance with the account terms of certain receivables. In Madden, the Second Circuit concluded that a non-bank assignee of a loan originated by a national bank is not entitled to rely on the National Bank Act’s preemption of state usury laws. The U.S. Supreme Court denied the petition for certiorari filed by Midland Funding, LLC, and the case was remanded to the district court.

Although there can be no assurances as to the outcome of any potential litigation, or the possible impact of the litigation on Discover Bank, the depositor or the master trust, we believe that the Madden decision should not limit the ability of Discover Bank to securitize its credit card receivables or the ability of the depositor and/or the master trust to collect interest on the receivables in accordance with their account terms. We believe the facts presented in the Madden case are clearly distinguishable from the sale of receivables by Discover Bank to the depositor and by the depositor to the master trust in that Discover Bank continues to own the credit card accounts giving rise to the receivables, Discover Bank continues to service the receivables and each of the depositor and the master trust is an affiliate of Discover Bank.

In June 2019, two complaints were filed, one in the United States District Court for the Eastern District of New York (Cohen et al. v. Capital One Funding, LLC et al. (No. 19-03479 (E.D.N.Y. June 12, 2019), ECF No. 1)) and one in the United States District Court for the Western District of New York (Petersen et al. v. Chase Funding, LLC et al. (No. 1:19-cv-00741 (W.D.N.Y. June 6, 2019))), each seeking class action status for plaintiffs against certain defendants affiliated with national banks that have acted as special purpose entities in securitization transactions sponsored by the banks. The complaints seek to expand on Madden by alleging that the applicable defendants’ acquisition, collection and enforcement of the applicable bank’s credit card receivables violated New York’s civil usury law and, that, as in Madden, the defendants, as non-bank entities, are not entitled to the benefit of federal preemption of state usury law.

Although both the Cohen and Petersen cases are at an early stage and the outcomes are uncertain, we believe the facts alleged in Cohen and Petersen are clearly distinguishable from the Madden case. However, similar litigation against other bank-affiliated special purpose entities participating in securitizations of credit card receivables, such as the depositor, the master trust and the note issuance trust, may be possible. Any such development would subject such participants to significant expense and exposure to loss and could result in such receivables with rates of interest that exceed applicable state usury limits being subject to interest rate reductions or being deemed void or unenforceable and requiring forfeiture of principal and/or interest (paid or to be paid). If this were to occur with respect to the depositor, the master trust or the note issuance trust, you may suffer a delay in payment or loss on your notes.

Addition of Accounts

The depositor may, and in certain circumstances will be required to, designate additional accounts, the receivables in which will be transferred to the master trust. The allocable portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation will also be assigned to the master trust. The depositor may also designate interests in other pools of credit card receivables and interchange for inclusion in the master trust. The additional accounts may be Discover Card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed under the headings “— Security Interest Matters,” “Insolvency Related Matters” and “— Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — Consumer Protection Laws and Regulations” will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the master trust, the additional accounts:

•	may contain a higher proportion of newly originated accounts;

•	may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the master trust;

•	may not be of the same credit quality as the accounts already included in the master trust;

•	may have different terms than the accounts already included in the master trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the master trust;

•

may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may include accounts for which the customers pay receivables at a slower rate, which could delay principal payments to you; and

•	may initially have lower levels of recoveries than accounts already in the master trust because the depositor will not add charged-off accounts to the master trust.

For information regarding the most recent designation of accounts for the master trust, see “The Master Trust — The Master Trust Accounts.”

Addition of Other Collateral Certificates

The primary asset of DCENT is the collateral certificate. At any time, another collateral certificate may be added to DCENT. We cannot guarantee that additional collateral certificates, or credit card receivables in the related master trust, including additional accounts related to such additional collateral certificates will be of the same credit quality as the Series 2007-CC collateral certificate or the credit card receivables in the master trust. At all times, DCENT’s assets will consist primarily of (a) collateral certificates backed by credit card receivables or (b) in limited circumstances in the future, credit card receivables. The credit card receivables in the master trust will be generated by revolving credit card accounts owned by Discover Bank or its affiliates.

The depositor may choose to transfer additional assets to DCENT. In addition, if an additional collateral certificate were transferred to DCENT, series principal amounts not allocated to noteholders and not required to pay interest on senior notes, to pay servicing fees or to be deposited to a principal funding subaccount for the benefit of noteholders, need not be reinvested in that collateral certificate, but instead may be (1) invested or reinvested in another collateral certificate included or to be included in DCENT or (2) paid to the depositor. Additional interests in receivables may be transferred to DCENT by increasing the investor interest in receivables represented by the existing collateral certificates held by DCENT, such as the Series 2007-CC collateral certificate, and additional collateral certificates may be transferred to DCENT without the payment of cash. New assets transferred to DCENT, either by designating them as note issuance trust assets or by reinvesting series principal amounts in such assets, may have characteristics, terms, conditions, cash flows and allocation percentages or methodologies that are different from those of the Series 2007-CC collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms of the underlying receivables.

Discover Bank, as servicer, will determine the reinvestment of collections on the assets held by DCENT over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets held by DCENT. In addition, there is no obligation on the part of the depositor to transfer additional assets to DCENT by increasing the investor interest in receivables represented by any collateral certificate. If the credit quality of DCENT’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure

If an early redemption event or event of default occurs with respect to the Class A(2019-3) notes:

•	you may receive payments of principal earlier than you expected;

•	you may not receive all principal payments by the expected maturity date for the Class A(2019-3) notes;

•	we cannot predict how much principal the note issuance trust will pay you in any month or how long it will take to pay your invested amount in full; and

•	the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of the Class A(2019-3) notes will increase.

If an excess spread early redemption event for the Class A(2019-3) notes occurs because of the introduction of, or any change in or change of interpretation of, a law, regulation or accounting guideline and any measure of excess spread on a one-month basis is restored to 4.50% on an annualized percentage basis on any distribution date within 3 months following such excess spread early redemption event, unless another early redemption event or event of default for such tranche has occurred (other than another excess spread early redemption event), the excess spread early redemption event will be cured. In such case, although any amounts already allocated to the principal funding subaccount for the Class A(2019-3) notes in connection with such excess spread early redemption event will be paid to the Class A(2019-3) noteholders notwithstanding such cure, the early redemption for the Class A(2019-3) notes will terminate, and as a result:

•	the targeted principal deposit for this tranche for subsequent distribution dates will be determined as if such excess spread early redemption event had not occurred,

•	principal will be paid on a scheduled principal payment date as originally scheduled in the applicable terms document for this tranche, and

•	the accumulation amount for this tranche will be adjusted to give effect to any payments made in connection with the early redemption.

However, if, within 3 months following an excess spread early redemption cure,

•	any measure of excess spread on a three-month rolling average basis continue to be less than zero and no measure of excess spread on a one-month annualized percentage basis is 4.50% or above,

•	all measures of excess spread on a one-month basis are less than zero,

the early redemption of the Class A(2019-3) notes resumes and all allocations or calculations that are required to be based on the nominal liquidation amount of any tranche immediately prior to the occurrence of an early redemption event will be made as though the original excess spread early redemption event had occurred and such excess spread early redemption cure had not occurred.

Within 12 months following such excess spread early redemption cure, another excess spread early redemption cure may not occur, and an excess spread early redemption event will be incurable.

If an excess spread early redemption cure occurs with respect to the Class A(2019-3) notes:

•

you may receive partial payments of principal earlier than you expected and then have to continue to hold the remainder of your investment until the expected maturity date of the Class A(2019-3) notes;

•	we cannot predict how much principal the note issuance trust will pay you prior to the occurrence of the excess spread early redemption cure; and

•	you will not have the option to require the note issuance trust to continue the early redemption of the Class A(2019-3) notes.

Cleanup Call

The depositor or an affiliate thereof, may purchase the remaining notes of any tranche (including the Class A(2019-3) notes), class or series if the nominal liquidation amount of such tranche, class or series is less than 5% of the highest outstanding dollar principal amount of such tranche, class or series at any time. See “The Notes — Cleanup Calls.” If the Class A(2019-3) notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of the Class A(2019-3) notes.

Other Tranches of Notes May Have Different Terms That May Affect The Timing And Amount of Payments to You

The note issuance trust has issued other tranches of notes and expects to issue additional tranches of notes from time to time. Other tranches of notes may have terms that are different than the terms for your tranche, including different early amortization events or events of defaults. In addition, the early amortization events and events of default for other tranches of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your tranche. As a result, other tranches of notes may enter into early amortization periods prior to the payment of principal on your tranche of notes. This could reduce the amount of principal collections available to your tranche at the time principal collections begin to be accumulated or paid for the benefit of your tranche and could cause a possible delay or reduction in payments on your notes. Additional tranches of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the note issuance trust can issues new notes, see “The Notes — Issuances of New Series, Classes and Tranches of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your tranche for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of series finance charge amounts available to pay interest on and absorb charge-offs allocated to your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

There May Not Be a Public Market for the Notes and an Active Trading Market for the Notes May Not Develop

We do not currently intend to apply for listing of the notes on any securities exchange or to include the notes in any automated quotation system. Although the underwriters may make a market in the Class A(2019-3) notes, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no liquid market for the notes may develop, and any market that develops may not last. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.

Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees

The amount of interchange allocated to the collateral certificate, which is included in finance charge amounts allocated to the DiscoverSeries, relates to transaction volume and therefore will likely decline substantially, and potentially to zero, in the event of an insolvency or receivership of Discover Bank or an additional originator. In addition, although the right to interchange will have been assigned prior to such an event, interchange is only deposited monthly on each distribution date and the master trust may not have a perfected security interest in, or the FDIC may challenge the master trust’s right to, interchange that has not been deposited prior to such an event. Accordingly, we cannot assure you that amounts with respect to interchange will be available to the master trust following an insolvency or receivership, and a legal opinion with respect to interchange would not be meaningful. In addition, the rate at which interchange fees are paid is determined by contract and may be renegotiated from time to time. Any such renegotiation may reduce the amount of interchange paid to the master trust.

Litigation and Regulatory Matters

In the normal course of business, from time to time, Discover Bank and/or one or more its affiliates have been named as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with our activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Discover Bank contests liability and/or the amount of damages as appropriate in each pending matter.

Discover Bank and its affiliates are also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental regulatory and enforcement agencies regarding its business, including, among other matters, accounting, tax and operational matters, some of which may result in adverse judgments, settlements, fines, penalties, injunctions, decreases in regulatory ratings or other relief, which could materially impact Discover Bank’s financial results, increase its cost of operations, require a change in business activities and product offerings or limit its ability to execute its business strategies and engage in certain business activities.

On July 22, 2015, Discover Bank, The Student Loan Corporation and Discover Products Inc. (“DPI”) agreed to a consent order with the CFPB resolving the CFPB’s investigation into certain student loan servicing practices. As required by the consent order, on October 19, 2015, Discover Bank, the Student Loan Corporation and DPI submitted to the CFPB a redress plan and a compliance plan designed to ensure that they provide redress and otherwise comply with the terms of the order.

Litigation and Regulatory Matters — U.S. Bank

U.S. Bank has provided the following information to the depositor for inclusion in this prospectus:

“In the last several years, U.S. Bank National Association (“U.S. Bank”) and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default. Currently, U.S. Bank is a defendant in multiple actions alleging individual or class action claims against it.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.). The complaint, which was later amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and servicing of the Student Loans.

U.S. Bank believes that it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs, and accordingly that the claims against it in the lawsuit are without merit.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, U.S. Bank requested a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are being litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.

U.S. Bank intends to continue to defend this lawsuit vigorously.”

Economic and Financial Market Conditions May Adversely Affect Your Notes

Beginning in 2007, adverse economic conditions in the United States and in the global capital markets have caused a contraction of available credit and have generally reduced the market price and liquidity for DiscoverSeries notes and other securities that represent interests in securitization vehicles. See “— Limited Ability to Resell Notes.” These conditions have also adversely impacted credit card usage, payment patterns and the rate of defaults by Discover Bank customers.

Several factors point to signs that the economy has continued to improve in certain respects, however, the improvement has not been as rapid or widespread as prior recoveries. A customer’s ability and willingness to repay Discover Bank can be negatively impacted by economic conditions and other payment obligations, resulting in increased delinquencies and charge-offs. Related social factors such as consumer confidence levels, attitudes towards incurring debt, the public’s perception of the use of credit cards and the stigma of personal bankruptcy may also adversely affect credit card usage. Economic conditions also can reduce the usage of credit cards in general and the average purchase amount of transactions industry-wide, including Discover Cards, which reduces interest income and transaction fees used to make payments on the notes. These conditions and factors could reduce excess spread and, if sufficiently severe, could cause an early redemption event for DiscoverSeries notes, which would affect the timing and amount of payments on the Class A(2019-3) notes. We cannot predict future economic conditions, the impact such conditions may have on credit card usage, repayment patterns or delinquency and charge-off rates or, consequently, the impact such conditions may have on the timing and amount of payments on the Class A(2019-3) notes. See “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (3) Payments, Generation of Receivables and Maturity.”

Deteriorating or adverse economic conditions may also adversely affect the value, liquidity and credit ratings of permitted investments of funds deposited to the master trust or note issuance trust accounts. Although permitted investments are required to have the highest rating of the applicable rating agencies at the time of purchase or to otherwise meet rating agency standards intended to minimize risk of loss on such investments, risk of loss cannot be entirely eliminated. As holder of the transferor certificate in the master trust, the depositor receives the investment income, and bears the risk of loss, on permitted investments of funds in the master trust’s collections account, although any such loss may subject investors to the credit risk of the depositor. Investors in the Class A(2019-3) notes bear the risk of loss related to permitted investments in the related principal funding subaccount.

Holding Company Regulation

Discover Bank is considered to be a “bank” for purposes of the Bank Holding Company Act of 1956, as amended (“BHCA”), a federal statute that requires companies controlling banks to register as bank holding companies with the Federal Reserve. In 2009, Discover Financial Services became a bank holding company under the BHCA and a financial holding company under the Gramm-Leach-Bliley Act. Registration as a bank holding company subjects Discover Financial Services to legal and regulatory requirements, including minimum capital requirements, and subjects Discover Financial Services to oversight, regulation and examination by the Federal Reserve. For instance, as a bank holding company, Discover Financial Services is subject to organization-wide oversight and examination by the Federal Reserve and its business activities are restricted to those permitted by the BHCA. Additionally, the Dodd-Frank Act requires the Federal Reserve to impose additional prudential standards on systemically significant institutions, including Discover, regarding risk-based capital requirements, leverage limits, liquidity requirements, risk management and concentration limits. Beginning in December 2011, the Federal Reserve has issued proposed and final rules including a wide range of measures addressing issues such as capital, liquidity, credit exposure, stress testing, risk management and early remediation requirements. Effective July 2011, the Dodd-Frank Act requires a bank holding company that elects treatment as a financial holding company, such as Discover Financial Services, to be both well-capitalized and well-managed in addition to the existing requirement that a financial holding company’s subsidiary banks be well capitalized and well-managed. Failure to meet the criteria for financial holding company status results in restrictions on new financial activities or acquisitions and could require discontinuance of existing activities that are not generally permissible for bank holding companies. Additional rules addressing prudential standards will also likely be adopted in the future. If Discover Financial Services fails to satisfy the regulations and requirements set forth in the BHCA, including those arising in connection with the Dodd-Frank Act, its financial condition and results of operations could be adversely affected.

As discussed above, the Regulatory Relief Act, which was enacted on May 24, 2018, modified or eliminated some of the requirements imposed by the Dodd-Frank Act on Discover Financial Services.

In 2013, the Federal Reserve, the Office of the Comptroller of the Currency and the FDIC issued final capital rules (“Basel III rules”) applicable to Discover Financial Services and Discover Bank. Under those rules, Discover Financial Services and Discover Bank are classified as “Standardized Approach” entities, defined as U.S. banking organizations with consolidated total assets over $50 billion but not exceeding $250 billion and consolidated total on-balance sheet foreign exposures less than $10 billion. Additional phase-in requirements related to components of the final capital rules will become effective through 2019. The Basel III rules include new minimum and “well-capitalized” risk-based capital and leverage ratios, effective January 1, 2015, and refine the definition of what constitutes “capital” for purposes of calculating those ratios of which certain requirements are subject to phase-in periods through the end of 2018. At December 31, 2018, Discover Financial Services and Discover Bank met the requirements for “well-capitalized” status, exceeding the regulatory minimums to which they were subject under the Basel III rules.

On December 21, 2018, the federal banking agencies adopted a final rule that will permit banking institutions, including Discover Financial Services and Discover Bank, to elect to phase-in the day-one adverse effects of implementing the current expected credit losses methodology (“CECL”) on regulatory capital calculations over a three year period. The final rule will take effect April 1, 2019, although CECL is not required to be implemented by public companies until 2020. Separately on December 21, 2018, the Federal Reserve announced it will not incorporate CECL into its supervisory stress tests until at least 2022 to reduce uncertainty, allow for better capital planning at affected firms, and allow the Federal Reserve to gather additional information on the impact of CECL. The Federal Reserve will still require banking institutions subject to company-run stress test requirements as part of the CCAR process to incorporate CECL into their internal stress testing processes beginning in 2020.

FDIC Rule Regarding Securitizations

As discussed in “— Insolvency Related Matters,” some of the powers of the FDIC upon certain events of insolvency or receivership are limited as a result of the Safe Harbors adopted by the FDIC. To the extent the provisions of the New Safe Harbor on which we are relying apply, the FDIC has agreed that it will not use its repudiation power to recover, reclaim or recharacterize as assets of a failed insured depository institution any assets that were transferred to a master trust in a securitization meeting the requirements of the rule. The applicability of these provisions of the New Safe Harbor to the master trust and note issuance trust requires, among other things, that the transfer of the receivables would have received sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. Although other FDIC rules and policy statements, including the Statement of Policy Regarding the Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver, which was adopted by the FDIC in 1993, provide additional protections to investors, if the provisions of the New Safe Harbor on which we are relying were to not apply and we continue to not satisfy the alternative provisions of the New Safe Harbor on which we are not currently relying, any exercise of remedies would automatically be stayed for 45 or 90 days, and the FDIC may seek to recover, reclaim or recharacterize as assets of Discover Bank receivables that have been transferred to the depositor and to terminate Discover Bank’s obligations to service the receivables or transfer new receivables to the depositor upon certain events of insolvency or receivership. This could result in delayed or reduced payments to you or losses on the Class A(2019-3) notes. See “— Insolvency Related Matters.” This may also prevent future issuances of notes from the note issuance trust.

Issuance of Additional Series of Master Trust Certificates

The master trust may issue additional series of master trust certificates or increase any existing series without your consent. The depositor and the master trust will not request your consent to issue new series or to increase Series 2007-CC or any other existing series. The trustee for the master trust will authenticate and deliver a new series of master trust certificates or additional certificates in any existing series only if, among other conditions, the rating agencies hired by Discover Bank or the depositor have confirmed that they will not withdraw the rating of any class of any series of certificates outstanding at the time of the new issuance or reduce the rating of any class of any series of certificates outstanding at the time of the new issuance below required ratings of such certificates because of the new issuance. If the master trust does issue one or more additional series or additional certificates in any existing series, those series or certificates may impact the timing and amount of allocations to the collateral certificate and, in turn, payments you receive on the Class A(2019-3) notes from the note issuance trust.

If the note issuance trust has pledged an additional collateral certificate under the indenture at the time an amortization event occurs for the Series 2007-CC collateral certificate or another event occurs that requires the depositor to repurchase all or a substantial portion of the receivables in the master trust or the Series 2007-CC collateral certificate, the note issuance trust may be able to reinvest the proceeds of such amortization or repurchase in such additional collateral certificate, rather than repaying the Class A(2019-3) notes. Similarly, if any such event were to occur with respect to an additional collateral certificate, the note issuance trust may be able to reinvest the proceeds it receives in the Series 2007-CC collateral certificate or a different additional collateral certificate. If such proceeds are reinvested, such event will not be an early redemption event for the Class A(2019-3) notes, the Class A(2019-3) notes will not be repaid as a result of such event even if you determine that repayment would be desirable, and the collateral supporting the Class A(2019-3) notes will thereafter reflect such reinvestment.

Issuance of Additional Notes

The note issuance trust may issue additional series, classes or tranches of notes or increase existing series, classes or tranches of notes, including the Class A(2019-3) notes, without your consent. The note issuance trust will not request your consent to issue new series, classes or tranches of notes or to increase existing series, classes or tranches of notes. The indenture trustee will authenticate and deliver a new series, class or tranche of notes or additional notes in an existing series, class or tranche only if, among other conditions, there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and the note issuance trust delivers to the indenture trustee and the applicable note rating agencies a certificate to the effect that the note issuance trust reasonably believes that the new issuance will not cause an early redemption event or event of default for any outstanding DiscoverSeries notes, including the Class A(2019-3) notes. If the note issuance trust does issue one or more additional series, classes or tranches of notes, those series, classes or tranches may impact the timing and amount of payments you receive on the Class A(2019-3) notes, and may dilute voting rights based on the Class A(2019-3) notes with respect to matters subject to voting by the holders of the master trust certificates and the DiscoverSeries notes.

Amendment of Indenture and Pooling and Servicing Agreement

Under the indenture and the indenture supplement for the DiscoverSeries, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of one or more affected series, classes or tranches or all the notes. Consenting to amendments relating to the collateral certificates securing the Class A(2019-3) notes requires the consent of not less than 66 2/3% of the aggregate outstanding dollar principal amount of notes of the affected series, classes or tranches of notes. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The Series 2007-CC collateral certificate and each subsequently transferred collateral certificate will be an investor certificate under the applicable pooling and servicing agreement, and the Class A(2019-3) noteholders will have indirect consent rights under such pooling and servicing agreement. See “The Indenture — Voting.” Generally, under a pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. Such percentage will be calculated without taking into account the outstanding dollar principal amount represented by any notes beneficially owned by the depositor or any of its affiliates or agents. These actions include consenting to amendments to the applicable pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the holders of other series of investor certificates, if any, may have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, may need the concurrence of the holders of the other investor certificates, if any, to cause action to be taken.

Historical Information

The historical performance of the master trust accounts, as presented under “The Master Trust — The Master Trust Accounts — Summary Historical Performance of the Accounts” may not be representative of the future performance of the portfolio or the master trust accounts in all material respects. Interchange yield may decline, potentially to zero, if the amount of new transactions involving master trust accounts declines.

Certain EEA Regulated Investors are Subject to Risk Retention and Due Diligence Requirements Applicable to the Notes

Article 5 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (the “EU Securitization Regulation”), places certain conditions on investments in securitizations (as defined in the EU Securitization Regulation) by “institutional investors”, defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager (AIFM) as defined in Directive 2011/61/EU that manages or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (UCITS) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision (IORP) falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the CRR, those conditions also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the CRR. The EU Securitization Regulation has direct effect in member states of the European Union (the “EU”) and is to be implemented by national legislation in other countries in the European Economic Area (the “EEA”).

Prior to investing in (or otherwise holding an exposure to) a securitization, an institutional investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things: (a) verify that, where the originator or original lender is established in a third country (that is, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that, if established in a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to institutional investors, (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs), and (d) carry out a due-diligence assessment which enables the institutional investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

While holding a securitization position, an institutional investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Certain aspects of the requirement for an originator, sponsor or original lender to retain a material net economic interest in accordance with Article 6 of the EU Securitization Regulation are to be further specified in regulatory technical standards to be prepared by the European Banking Authority and adopted by the European Commission as a delegated regulation. The European Banking Authority published a final draft of those regulatory technical standards on July 31, 2018, but, as of the date of this prospectus, they have not yet been adopted by the European Commission or published in final form. Until those regulatory technical standards are adopted, originators, sponsors and original lenders are required to apply Chapters I, II and III and Article 22 of Commission Delegated Regulation (EU) No. 625/2014 (the “CRR Delegated Regulation”), which was adopted under precedent legislation. It remains unclear what will be required for institutional investors to demonstrate compliance with various due diligence requirements under Article 5 of the EU Securitization Regulation. Articles 5 and 6 of the EU Securitization Regulation, together with any guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority or the European Commission and any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto or to precedent legislation, are referred to in this prospectus as the “EU Due Diligence and Retention Rules”.

Certain disclosures are included in this prospectus, and Discover Bank will agree to certain undertakings as described under “EU Due Diligence and Retention Rules Considerations.” However, none of Discover Card Execution Note Trust, Discover Bank, Discover Funding LLC or any of the underwriters, or any of their respective affiliates, makes any representation that any such disclosures and undertakings are sufficient for purposes of the EU Due Diligence and Retention Rules or that the structure of the notes and the transactions described herein have the features necessary to qualify as an originator’s interest as provided in the EU Due Diligence and Retention Rules. Investors are required to independently assess and determine the sufficiency of such information, and each investor should consult with its own legal, accounting, regulatory and other advisors and/or its regulator to determine the sufficiency of the information set out in this prospectus for the purpose of satisfying applicable requirements. These requirements, and any other changes to the regulation or regulatory treatment of securitization transactions or of the notes applicable to particular investors, may negatively impact the regulatory position of those investors. In addition such regulations could have a negative impact on the price and liquidity of the notes in the secondary market.

Any changes to the regulation or regulatory treatment of asset-backed securities, whether in the EU or elsewhere, may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding compliance with the EU Due Diligence and Retention Rules or other applicable regulations and the suitability of the notes for investment.

An Increase in the Initial Principal Amount of the Notes may Dilute Your Voting Rights

The note issuance trust may offer and sell the Class A(2019-3) notes in an initial principal amount that is greater or less than the principal amount shown on the cover page of this prospectus depending on market conditions and demand for such notes. In that event, the initial principal amount of the Class A(2019-3) notes will be increased. As a result, the voting rights of the Class A(2019-3) notes will be diluted. Dilution of voting rights decreases your ability to influence actions under the indenture and the indenture supplement to the extent such actions are subject to a vote.

The remainder of this prospectus uses some capitalized terms. We have defined these terms in “Glossary of Terms.”

The Discover Card Business

General

Prior to the Substitution Date, Discover Bank conveyed receivables directly to the master trust pursuant to the Pooling and Servicing Agreement. Following the Substitution Date, Discover Bank has conveyed, and will continue to convey, receivables to the depositor pursuant to the Receivables Sale and Contribution Agreement and the depositor, as successor seller to Discover Bank under the Pooling and Servicing Agreement, has conveyed, and will continue to convey, those receivables to the master trust pursuant to the Pooling and Servicing Agreement. These receivables were generated from transactions made by holders of the Discover Card, a general purpose credit and financial services card. In addition, Discover Bank has conveyed to the depositor, which in turn has transferred to the master trust, the right to receive the allocable portion of the interchange fees paid by or through merchant acceptance networks (which includes the network of its affiliate, DFS Services LLC) to Discover Bank in connection with transactions on accounts of the type included in the master trust, which we refer to as “interchange.” The portion ultimately conveyed to the master trust is determined by dividing the net merchant sales processed on the accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio of the type included in the master trust for that month, and is deposited to the master trust only on the related distribution date. The receivables conveyed to the master trust before the date of this prospectus include only receivables arising under accounts in the Discover Card portfolio, although at a later date Discover Bank may transfer other receivables to the depositor (which will in turn transfer such receivables to the master trust) that do not arise under accounts in the Discover Card portfolio. Designations of additional accounts will also include the allocable portion of interchange fees arising after the date of designation. See “The Master Trust — Master Trust Addition of Accounts.” In this prospectus, we present information about the pool of receivables that the depositor has conveyed to the master trust and the accounts in which they arise. When we refer to the “Discover Card” in this prospectus, we are referring to the Discover it card and the other general purpose cards and card products issued by Discover Bank.

Discover Bank began distributing the Discover Card nationally in March 1986. Since that time, Discover Bank has introduced a number of new cards and products that have additional or different features and benefits. The Discover Card gives customers access to a revolving line of credit. Customers can use their Discover Cards to purchase merchandise and services from participating merchants, to transfer balances and to obtain cash advances.

Customers are generally subject to uniform account terms and conditions. See “— Billing and Payments.” In all cases, subject to the limitations of federal law, the customer agreement governing the terms and conditions of the account permits Discover Bank to change the credit terms, including the rate of the periodic finance charge, the fees imposed on accounts and other terms and conditions, with prior notice to customers for those changes that require notice under federal law. Discover Bank assigns each Discover Card account a credit limit when it opens the account. Generally, after the account is opened, Discover Bank may increase or decrease the credit limit on the account at any time. The credit limits on Discover Card accounts generally range from $500 to $25,000.

Discover Bank offers numerous card products that allow customers to earn rewards based on how they want to use credit. One feature is the Cashback Bonus® reward, where customers receive rewards based upon their level and type of purchases. Discover Bank currently offers the following card products under which the receivables in the master trust may arise:

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Discover it card offers 5% Cashback Bonus, when activated by consumers, in categories that change each quarter up to a quarterly maximum and 1% Cashback Bonus on all other purchases, as well as other benefits.

•	Discover it NHL card offers the same reward features as the Discover it card plus 10% off purchases at shopNHL.com and a team-branded credit card.

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Discover it Chrome card offers 2% Cashback Bonus at gas stations and restaurants on up to $1,000 in combined purchases each quarter and 1% Cashback Bonus on all other purchases, as well as other benefits.

•	Discover it Miles card offers 1.5 miles for every $1 on all purchases, as well as other benefits.

•

Discover More card offers 5% Cashback Bonus, when activated by consumers, in categories that change each quarter up to a quarterly maximum. Customers earn .25% on their first $3,000 on all other annual purchases and on all warehouse purchases, and 1% on purchases over $3,000.

Customers may redeem Cashback Bonus rewards in any amount, any time. Discover Bank will credit a customer’s account with their Cashback Bonus balance if their account is closed or if they have not used it within 18 months. They can use their Cashback Bonus to make a payment to their Discover credit card account, pay select online partners, make certain charitable donations or make a direct deposit. Cashback Bonus rewards are not paid from the property of the master trust or the note issuance trust.

Discover Bank applies both variable and fixed rates of finance charges to account balances in Discover Card accounts arising from purchases of merchandise and services, as well as those arising from cash advances and balance transfers, in Discover Card accounts. Although we have moved the majority of our credit card loans to variable rates, some of our loans are still at fixed rates. The variable rates are based on the prevailing prime rate plus a margin. See “— Billing and Payments.” To differentiate the Discover Card in the marketplace, and to increase accounts, balances and customer loyalty, Discover Bank from time to time tests and implements new offers, promotions and features of the Discover Card.

Discover Bank is the sole servicer under the Pooling and Servicing Agreement and is ultimately responsible for the overall servicing function. Discover Bank outsources certain servicing functions to DPI, its wholly-owned subsidiary. DPI provides these servicing activities and functions to Discover Bank on its own or with the assistance of third-party service providers that contract directly with DPI. For example, DPI has contracted with a third-party service provider for certain check processing and related services. Working together in this manner, Discover Bank and DPI generally perform all of the functions required to service and operate the Discover Card accounts. These functions include, but are not limited to, soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing customers, processing payments, providing customer service and collecting delinquent accounts. Discover Bank and DPI together maintain multiple operations centers across the country for servicing customers. DPI also maintains a recovery group to process accounts that Discover Bank has charged off as uncollectible.

Customers may access their accounts online with the Discover Card Account Center website or mobile application, which offer a menu of e-mail and mobile notifications or reminders to regularly inform customers about the status of their accounts. Types of notifications include reminders that a customer’s credit limit is being approached or that a minimum payment is due. In addition, customers may view detailed account information online, such as recent transactions and account payments. Customers also have access to tools such as Spend Analyzer which enables them to compare spending in different categories, such as gas or supermarkets, and Paydown Planner which helps them create a plan to reduce their balance. Customers may pay their Discover Card bills online at no cost.

DFS Services LLC, an affiliate of Discover Bank, owns and operates the Discover® Network, which has established arrangements (either directly or indirectly through merchant acquirers) with merchants to accept payment cards issued on the Discover® Network, including the Discover Card, for cash advances and as the means of payment for merchandise and services. Discover Bank contracts with DFS Services LLC to have credit and debit cards issued by Discover Bank, including the Discover Card, accepted at those merchants. DFS Services LLC receives merchant discount/acquirer interchange for providing services to merchants and acquirers and pays interchange fees to Discover Bank. Discover Bank’s ability to generate new receivables and interchange requires locations where customers can use their Discover Cards. DFS Services LLC works with merchant acquirers and a sales and service force to maintain and increase the size of its merchant base. DFS Services LLC also maintains additional operations centers that are devoted primarily to providing customer service to merchants. The merchants that accept the Discover Card encompass a wide variety of businesses, including local and national retail establishments and specialty stores of all types, quick service food establishments, governments, restaurants, medical providers and warehouse clubs, and many leading airlines, car rental companies, hotels, petroleum companies and mail order companies, as well as Internet merchandise and service providers.

DFS Services LLC has entered into agreements with various third-party issuers to launch new bank cards and other products on the Discover® Network. The Discover® Network is active in other payments areas as well. For example, DFS Services LLC has signed agreements with a number of companies to act as merchant acquirers for the Discover® Network and provide processing services to such merchants. The Discover business also includes PULSE Network LLC (“PULSE”), an ATM/debit and electronic funds transfer network, and Diners Club International Ltd. (“Diners”), a global payments network. PULSE offers financial institutions a full-service debit platform and product set, including signature debit, PIN debit, gift card, stored value card and ATM services, and Diners offers transaction processing and marketing services to licensees globally. PULSE and Diners are subsidiaries of DFS

Services LLC. The combination of the Discover® Network, PULSE and Diners results in an electronic payments company offering a range of products and services for financial institutions, consumers and merchants.

The following sections describe Discover Bank’s credit-granting procedures, portfolio management policies, collection and charge-off policies, billing and payment policies and other specific aspects of the Discover business as they relate to its unsecured credit card business. Discover Bank may change these policies and practices over time in accordance with Discover Bank’s business judgment and applicable law.

Credit-Granting Procedures

New Customers (Account Acquisition)

Discover Bank acquires new customers for the Discover Card portfolio either through targeted marketing efforts or through unsolicited individual applications. In either case, Discover Bank has a rigorous process for screening applicants. In terms of identifying potential customers, Discover Bank uses proprietary targeting and analytical models to identify creditworthy prospects and matches them with appropriate product offerings. Discover Bank gives consideration to the prospective customer’s financial stability, as well as ability and willingness to pay. Discover Bank employs multiple acquisition channels, including television, radio, direct mail, internet and print advertising. Online channels account for the greatest proportion of new consumer accounts.

Discover Bank assesses the creditworthiness of each applicant through its underwriting process by evaluating prospective customers’ applications using credit information provided by the credit bureaus and application information provided by the applicant. Discover Bank uses credit scoring systems, both externally developed and proprietary, to evaluate customer and credit bureau data. The credit bureaus may provide Discover Bank with a FICO® score for an individual to help assess credit risk. A FICO® score is a number which represents a credit assessment for an individual, using a proprietary credit scoring method owned by Fair Isaac Corporation. For more information, see “The Master Trust — The Master Trust Accounts — Distribution of the Accounts by FICO® Score.” Discover Bank uses experienced credit underwriters to supplement its automated decision-making processes. Approximately 20% of all credit card applications are subject to manual verification of key customer data and/or fraud prevention review. Upon approval of a customer’s application for an unsecured credit card, Discover Bank assigns a credit line based on specific credit criteria and ability to pay, and assigns specific annual percentage rates and terms for different customers and products.

Management of consumer credit risk, including in connection with the acquisition of new accounts, is the primary responsibility of the Acquisition Strategy Committee (“ASC”), a subcommittee of the Discover Bank Credit Committee. The responsibilities of the ASC include (i) establishing credit criteria and strategies for managing credit losses related to the acquisition of new credit card customers; (ii) approving credit strategy changes that impact the risk, revenue and/or profit dynamics of accounts; (iii) monitoring actual performance of approved credit card acquisition policy and strategies and (iv) ensuring that modifications to the credit policy guidelines are fully documented and reported to the Discover Bank Credit Committee.

Existing Customers (Portfolio Management)

Proactive management of Discover Card customers’ accounts is a critical part of Discover Bank’s credit risk management, and all accounts are subject to ongoing credit assessment. This assessment reflects information relating to the performance of the customer’s Discover Card account as well as information from credit bureaus relating to the customer’s broader credit performance. Discover Bank utilizes scoring models (statistical evaluation models) to support the measurement and management of credit risk. At the individual customer level, Discover Bank uses custom risk models and/or generic industry models as an integral part of the credit decision-making process. Depending on the duration of the customer’s account, risk profile and other performance metrics, the account may be subject to a range of account management treatments, including eligibility for marketing initiatives, limits on transaction authorization, and increases or decreases in purchase and cash credit limits. As explained above, the CARD Act restricts Discover Bank’s ability to change interest rates based on credit risk. For further discussion of Discover Bank’s ability to change the terms of the accounts, see “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (1) Discover Bank May Change Terms of the Accounts.”

As the owner of the Discover Card accounts, Discover Bank has the right to change its credit-scoring criteria and creditworthiness criteria. Discover Bank regularly reviews and modifies its credit-scoring system to reflect Discover Bank’s actual credit experience with Discover Card account applicants and customers as that historical information becomes available. Discover Bank believes that refinements of these procedures and system since the inception of the Discover Card program have helped its analysis and management of credit losses. However, Discover Bank cannot assure you that these actions will prevent increases in credit losses in the future. For further discussion related to customers’ ability to make payments on the accounts, see “Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — (1) Payments, Generation of Receivables and Maturity.” Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, could potentially lead to a decrease in the levels of the receivables in the Discover Card portfolio and the receivables in the master trust. If there is a decrease in the level of receivables in the master trust, and if the depositor does not designate additional accounts, or interests in other pools of credit card receivables, to the master trust, an early redemption event could result, causing the note issuance trust to begin to repay the principal of your notes sooner than expected. An increase in the amount of receivables charged off as uncollectible, without an offsetting increase in Finance Charge Collections and other income, could also cause an early redemption event and cause the note issuance trust to begin to repay the principal of your notes sooner than expected.

Management of consumer credit risk, including in connection with Discover Bank’s existing portfolio of credit card customers, is the primary responsibility of the Portfolio Strategy Committee (“PSC”), a subcommittee of the Discover Bank Credit Committee. The responsibilities of the PSC include: (i) establishing credit criteria and strategies for managing credit losses related to the ongoing management of credit card customers; (ii) approving credit strategy changes that impact the risk, revenue and/or profit dynamics of accounts; (iii) monitor actual performance of approved credit card portfolio management policy and strategies and (iv) ensuring that modifications to the credit policy guidelines are fully documented and reported to the Discover Bank Credit Committee.

Collection Efforts and Charged-Off Accounts

Efforts to collect past-due Discover Card accounts receivable prior to charge-off are generally made by collections personnel of DPI. Under current practice, a request for payment of past-due amounts is included in the monthly billing statements of all accounts with these amounts. Collection personnel generally initiate contact with customers within 30 days after any portion of their balance becomes past due. The nature and timing of the initial contact, typically a personal call or letter, are determined by a review of the customer’s prior account activity and payment habits. For higher risk accounts, as determined by statistically derived predictive models, telephone contacts may begin much sooner compared to lower risk customers. If initial contacts fail to elicit a payment, Discover Bank continues to attempt to contact the customer by telephone, mail and/or email. Discover Bank also may enter into arrangements with customers to waive finance charges, fees and principal due, or extend or otherwise change payment schedules, including re-aging accounts in accordance with regulatory guidance. An account is re-aged when it is returned to current status without collecting the total amount of principal, interest and fees that are contractually due. The practice of re-aging an account may affect delinquencies and charge-offs, potentially delaying or reducing such delinquencies and charge-offs. A re-age is intended to assist delinquent customers experiencing a temporary hardship who have demonstrated both the ability and willingness to resume making regular payments and who satisfy other criteria. Generally, to qualify for a re-age, an account must have at least nine months of activity and may not have been re-aged more than once within any twelve-month period or twice within any five-year period. Additionally, a customer must also have made three consecutive minimum monthly payments or the equivalent cumulative amount. A re-age that involves a workout is generally limited to one re-age and is defined as a former open-end credit card account upon which credit availability has been closed and the amount owed has been placed on a fixed repayment schedule in accordance with modified terms and conditions. Discover Bank believes its re-age practices are consistent with regulatory guidance.

Discover Bank’s current policy is to recognize losses and to charge off an account by the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time. In certain cases, such as bankruptcies, probate accounts and fraudulent transactions, an uncollectible balance may be charged off earlier. For example, bankruptcies and probate accounts are charged off at the end of the month 60 days following the receipt of notification of the bankruptcy or death, but not later than the end of the sixth full calendar month after a payment amount is first due. After Discover Bank has charged off an account, collections personnel of DPI may attempt to collect all or a portion of the charged-off account or DPI may place the charged-off account with one or more collection agencies or, alternatively, Discover Bank may commence legal action against the customer, including legal action to attach the customer’s property or bank accounts or to garnish the customer’s wages. Discover Bank may also sell charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times charged-off accounts may, subject to Moody’s and Standard & Poor’s consent, be removed by the depositor from the master trust and transferred back to Discover Bank. Discover Bank will transfer proceeds from any of these removed accounts and the related receivables to the depositor which will, in turn, transfer such proceeds to the master trust. Fraudulent transactions are generally written off 90 days following notification, but not later than the end of the sixth full calendar month after a payment amount is first due. Amounts related to fraudulent transaction write-offs are absorbed by the depositor as Transferor and Discover Bank, as originator and are not allocated to the master trust or its investors, including the Class A(2019-3) noteholders and other noteholders of DCENT.

Under the terms of the Pooling and Servicing Agreement, the master trust’s assets include any recoveries received on charged-off accounts, including the proceeds that Discover Bank has transferred to the depositor, which has transferred such proceeds to the master trust, from any charged-off receivables that the depositor has removed from the master trust. These recoveries are treated as Finance Charge Collections. Neither Discover Bank nor the depositor can assure you that the level of recoveries on charged-off accounts for the master trust will consistently approximate levels for the Discover Card portfolio as a whole. Any addition of accounts to the master trust will temporarily reduce both the levels of charged-off accounts and recoveries, each as a percentage of the receivables in the master trust, because no added accounts will be charged-off accounts at the time they are added to the master trust.

The Accounts

The accounts were selected on numerous different dates since the formation of the master trust in October 1993 from the pool of unsecuritized accounts then available in the Discover Card portfolio. See “— Effects of the Selection Process.” The master trust is entitled to all receivables arising on the accounts since the date they were added to the master trust. Collections of the receivables in the accounts are allocated to the collateral certificate beginning on the first day of the calendar month in which the collateral certificate is issued, which is the series cut-off date. The series cut-off date is used solely to determine allocations and is not the date on which assets are treated as belonging to the master trust or the collateral certificate is treated as belonging to the note issuance trust. Because credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the accounts, even when the revolving period for the collateral certificate ends, new receivables generated in the accounts continue to be treated as master trust assets and continue to indirectly support the notes. The depositor also may randomly select accounts for removal from the list of accounts designated to the master trust or may remove accounts from designation subject to other limiting criteria. Once designated for removal, the receivables in the removed accounts are no longer owned by the master trust. For additional information on the composition of the accounts, see “The Master Trust — The Master Trust Account — Current Composition and Distribution of the Master Trust Accounts.”

Billing and Payments

Discover Card accounts generally have the same billing structure. Discover Bank makes available a monthly billing statement to each customer who has an outstanding debit or credit balance. Customers can also waive their right to receive a physical copy of their statement, in which case they will receive their statement online at the Discover Card Account Center. Discover Card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Discover Bank processes and bills to customers all activity that occurred in the related accounts during the period of approximately 28 to 32 days that ends on that date. The accounts include accounts in all billing cycles.

Each customer with an outstanding debit balance in his or her Discover Card account must generally make a minimum payment in an amount based on the customer’s outstanding balance, any past due amount and any finance charges and late fees assessed. Under certain circumstances, Discover Bank will exclude late fees from customers’ minimum monthly payment; however, those fees may be carried forward in such customers’ outstanding debit balances until they are paid. If a customer exceeds his or her credit limit as of the last day of the billing period, Discover Bank may include all or a portion of this amount in the customer’s minimum monthly payment.

A customer may pay the total outstanding balance at any time. Discover Bank also may enter into arrangements with delinquent customers to extend or otherwise change payment schedules, and to waive finance charges, fees and/or principal due, including re-aging accounts in accordance with regulatory guidance. See “— Collection Efforts and Charged-Off Accounts.” From time to time, Discover Bank has offered and may continue to offer customers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges and applicable fees, without being considered past due. Although Discover Bank does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Discover Bank offers customers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.

Discover Bank applies various rates of finance charges to account balances, as described under “The Discover Card Business — General.” Periodic finance charges on purchases, balance transfers and cash advances are calculated on a daily basis, subject to a grace period for purchases that essentially provides that periodic finance charges are not imposed on new purchases or any portion of a new purchase paid by the payment due date if the customer paid their entire balance on their prior billing statement in full by the due date on that statement. Neither cash advances nor balance transfers are subject to a grace period. In connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.

In addition to periodic finance charges, Discover Bank may impose other charges and fees on Discover Card accounts. Unless otherwise specified in a cash advance offer, Discover Bank charges a cash advance fee that is calculated as a fixed amount or a percentage of the transaction. In the event that the fee is calculated as a percentage of the cash advance, there will typically be a minimum fee and no maximum. Discover Bank generally charges a late fee each time a customer has not made a minimum payment by the required due date. For the Discover it, Discover it NHL, Discover it Chrome and Discover it Miles cards, there is no late fee for the first late payment. The late fee is triggered by the failure to make the minimum payment when due. Discover Bank charges a fee for any payment (such as a check) returned unpaid. The fees that Discover Bank charges for late, returned payment and returned checks comply with the requirements of the CARD Act. Specifically, Discover Bank will charge a $28 fee for the first such violation and a $39 fee for subsequent violations of the same type that occur in the next 6 billing periods. In no event will the late fee or returned payment fee exceed the minimum payment due. Unless otherwise specified in a balance transfer offer, Discover Bank charges a balance transfer fee that is calculated as a percentage of the balance transfer. There will typically be a minimum fee and there may be a maximum fee, as described in any balance transfer offer.

See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event — Consumer Protection Laws and Regulations,” “— Payments, Generation of Receivables and Maturity” and “— Discover Bank May Change Terms of the Accounts.”

Discover Bank will review a customer’s account on the last day of each billing period to determine the rate that will apply to the account. Currently, for all products except Discover it, Discover it NHL, Discover it Chrome and Discover it Miles, if a customer fails to make a required payment when due, the standard rate for purchases may increase for new transactions to a variable penalty rate determined by adding up to 5 additional percentage points to the otherwise applicable annual percentage rate. In addition, any special rate on balance transfers and purchases may terminate for new transactions, and the penalty rate may apply. The penalty rate will be based on a customer’s credit worthiness and other factors such as current annual percentage rates and account history. Any increased rate will apply for new transactions made more than 14 days after provision of 45 days’ advance notice of the effective date of the increase. There is no penalty rate for Discover it, Discover it NHL, Discover it Chrome and Discover it Miles.

If a customer’s rate was increased under any penalty rate plan, such as those discussed above, we will, to the extent required by the CARD Act and its implementing regulations, periodically review the account to determine if the rate should be reduced.

The yield on the accounts in the master trust — which consists of the finance charges, fees and other income — depends on various factors, including changes in interest rates over time, customer account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Discover Bank changes the terms of its customer agreement or the terms of any product, service or benefit associated with customer accounts. Yield from interchange depends on the rate at which new purchases are made on the accounts and the applicable rates of interchange fees paid to Discover Bank, which may vary over time. Reductions in the yield could, if large enough, cause an early redemption event to occur or result in insufficient collections to pay interest and principal on your notes. Discover Bank cannot assure you about any of these effects. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event,” “— Effects of an Early Redemption Event or Event of Default; Excess Spread Early Redemption Cure” and “— Investor Risk of Loss.”

Effects of the Selection Process

Discover Bank selected the accounts from accounts serviced at all Discover Bank and DPI operations centers and from accounts of residents of the 50 states, the District of Columbia and certain United States’ territories and possessions. Pursuant to the requirements of the Pooling and Servicing Agreement, the additional designation of new accounts to the master trust by the depositor must not cause any materially adverse effect on the current certificateholders of any class of any outstanding series of certificates (including DCENT as holder of the collateral certificate). Also pursuant to the requirements of the Pooling and Servicing Agreement, the selection procedures utilized in the removal of accounts must not cause any materially adverse effect on the current certificateholders of any class of any outstanding series of certificates (including DCENT as holder of the collateral certificate). Discover Bank cannot assure you that the use and payment performance of customers on the master trust accounts will be representative of Discover customers as a whole in all material respects.

Servicing

Master Servicer, Servicer and Calculation Agent

Master Servicer. Discover Bank acts as master servicer for the master trust. In addition to the master servicer, there also may be one or more servicers of the accounts. The master servicer will coordinate the activities of the various servicers for the master trust. The duties of the master servicer include:

•	aggregating collections from the servicers and distributing those collections to the various master trust investor accounts;

•	directing the investment of funds on deposit in the master trust investor accounts and the master trust credit enhancement accounts in Permitted Investments;

•	receiving the monthly servicing fee and allocating it among the servicers;

•	preparing reports for investors in the master trust, including reports with respect to the collateral certificate; and

•	making any filings on behalf of the master trust with the Securities and Exchange Commission or other governmental agencies.

Servicer. Discover Bank is currently the only servicer under the Pooling and Servicing Agreement with respect to the accounts. Discover Bank has been servicing credit card accounts since 1985. Discover Bank has acted as master servicer for the master trust and servicer of the accounts since 1993. There has never been a Master Servicer Termination Event or a Servicer Termination Event for the master trust. Discover Bank has a longstanding practice of outsourcing a portion of its servicing functions to certain of its affiliates. The affiliate currently providing servicing functions, DPI, has acted as servicer since 2007. Typically, when servicing functions have been transferred between or among Discover Bank and its affiliates, any necessary personnel and facilities have also been transferred to the new legal entity. Thus, the servicing experience of DPI encompasses the servicing experience of its predecessor affiliated servicers. DPI provides these servicing activities and functions to Discover Bank on its own or with the assistance of third-party service providers that contract directly with DPI. For example, DPI has contracted with a third-party service provider for certain check processing and related services. Discover Bank remains responsible for the overall servicing function. Additional servicers may be added to the master trust at a later date if receivables in accounts other than credit accounts originated by Discover Bank are added to the master trust. If the depositor transfers an additional collateral certificate to the note issuance trust, one or more additional servicers may perform servicing functions with respect to the receivables supporting such additional collateral certificate. If any affiliated or unaffiliated servicer or servicing participant were to be subject to a bankruptcy proceeding or become insolvent, the servicing of the accounts and related payments could be delayed and payment to the master trust’s certificateholders (including DCENT as holder of the collateral certificate), or the certificateholders of any additional master trust or other securitization special purpose vehicle issuing an additional collateral certificate, could be affected. Any such delay or other effect could also affect payment to the Class A(2019-3) noteholders.

Each servicer will perform servicing functions with respect to the accounts for which it is the servicer. The servicing functions for each servicer with respect to its accounts include:

•	collecting payments due under the receivables for which it acts as servicer;

•	executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge with respect to the receivables for which it is acting as servicer;

•	if the accounts become delinquent, utilizing non-judicial collection measures and collection lawsuits, if needed;

•	removing charged-off accounts;

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confirming that accounts added to or removed from the master trust were not selected on the basis of selection criteria believed by the servicer to be materially adverse to the interests of the holders of any class of any outstanding series of certificates, including DCENT as holder of the collateral certificate; and

•	in connection with additions or removals of accounts, calculating a reasonable estimate of the amount of Finance Charge Receivables billed in the accounts.

The master servicer and servicer have no custodial responsibilities with respect to the accounts designated for the master trust. See “The Master Trust — Sale and Assignment of Receivables to the Master Trust.”

The master servicer has no duty to pay an amount in lieu of collections from its own funds if any servicer fails to transfer collections to the master servicer or to the master trust at the direction of the master servicer.

Upon appointment of any additional servicer, Discover Bank as master servicer and servicer and such additional servicer will enter into a master servicing agreement, which will govern the relationship among the master servicer and the servicers.

Discover Bank has acted as the master servicer and primary servicer of the master trust since its formation. For information regarding the size, composition and growth of Discover Bank’s portfolio of serviced assets, see “The Master Trust — The Master Trust Accounts — Current Composition and Distribution of the Master Trust Accounts.”

Outsourcing Arrangements. Under the Pooling and Servicing Agreement, the master servicer and servicer may delegate any of its duties thereunder to any person provided that such person agrees to act in accordance with the policies relating to the applicable accounts. For example, DPI has contracted with a third-party service provider on certain check processing and related services. Such delegation will not relieve the master servicer or servicer of its liabilities and responsibilities with respect to such duties. With respect to the accounts serviced by Discover Bank and pursuant to the servicing agreements between DPI and Discover Bank, the following functions are among those performed in cooperation or separately by each of DPI (or third-party service providers operating through DPI) for Discover Bank:

•	marketing services;

•	customer service;

•	collections;

•	certain other services, including new account application review and authorization, transaction processing and fraud and investigative services;

•	information technology and related services; and

•	statistical reporting of account performances and measures and other information, including reporting to credit bureaus and government agencies.

In addition to the above referenced services which are provided by DPI, DPI will perform remittance processing and monthly statement preparation. DPI has contracted with third-party service providers to perform certain of such functions. Discover Bank is solely responsible for payment to DPI of the fees for servicing under the applicable servicing agreement. Such fees will be paid directly by Discover Bank and are not the obligation of or paid through the cash flows of the master trust or the note issuance trust. The servicing agreements have indefinite terms, but each may be terminated by either party on at least 180 days’ prior notice. In the event of a transfer of account servicing to Discover Bank or another third party, Discover Bank has agreed to pay for the costs related to such transfer. Under the servicing agreements, DPI may use its own employees or independent contractors to provide these services. However, certain core servicing functions related to the accounts designated for the master trust, such as collections and new account application review and authorization, mentioned above, are provided by DPI only. Discover Bank is solely responsible for establishing the annual percentage yields and rates, insurance premiums and other charges and fees related to its credit cards. DPI remains liable to Discover Bank for actual damages arising from the negligent performance of its obligations under its servicing agreement, provided that DPI will not be liable for damages due to causes that are in whole or in part beyond its control, such as computer and associated equipment outages, failure or downtime.

Calculation Agent. Discover Bank acts as calculation agent for the note issuance trust, and in that capacity will provide information to the master servicer for the master trust and for any additional master trust or other securitization special purpose vehicle issuing an additional collateral certificate about the notes outstanding from the note issuance trust, their terms and whether certain events have occurred with respect to them, such as whether they are in their accumulation periods, are prefunding or have had an early redemption event or event of default occur, and whether such event is continuing or has been cured. The calculation agent will also make determinations with respect to allocations among series of notes, allocations of the investor interest in receivables necessary to support the notes between the collateral certificate and any additional collateral certificates, the cash flows for the DiscoverSeries notes, the amount of prefunding of senior tranches of notes required under the indenture supplement to permit payment of subordinated tranches of notes, and similar matters; provide each servicer with any information such servicer needs to make required daily deposits; and provide each applicable master servicer with any necessary information about funds available for reallocation by the note issuance trust or funds needed from other series of master trust certificates. If Discover Bank or any successor ceases to act as master servicer for the master trust, the indenture trustee or the holders of a specified percentage of the Outstanding Dollar Principal Amount of the notes will have the right to appoint a replacement calculation agent under the indenture.

Servicing Compensation and Payment of Expenses

The master servicer is paid a monthly servicing fee, on behalf of the depositor, DCENT as holder of the collateral certificate and the certificateholders of each other outstanding series of master trust certificates, if any, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the amount of Principal Receivables in the master trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses. If there is more than one servicer, the master servicer’s expenses will include the payment of a servicing fee to each servicer, pursuant to the terms of a master servicing agreement to be entered into by Discover Bank as master servicer and servicer and any other servicer. The monthly servicing fee is allocated among the Transferor Interest and each outstanding series of master trust certificates. The share of each monthly servicing fee allocable to the holder of the Transferor Certificate on any distribution date equals:

•	the investor servicing fee percentage of 2% per year, divided by twelve; multiplied by

•	the amount of Principal Receivables in the master trust as of the first day of the calendar month preceding that distribution date; multiplied by

•	the amount of the Transferor Interest; divided by

•	the greater of:

•	the amount of Principal Receivables in the master trust; and

•	the aggregate investor interest in receivables represented by all series of master trust certificates.

The holder of the Transferor Certificate pays this share of each monthly servicing fee to the master servicer on or before each distribution date.

The servicing fee for any given calendar month for the collateral certificate will equal the investor servicing fee percentage divided by twelve multiplied by the investor interest in receivables represented by the collateral certificate on the first day of the calendar month (determined after giving effect to any increases in the investor interest in receivables during that month as if those increases occurred on the first day of that month). The share of the servicing fee allocated to the DiscoverSeries notes will be based on the Nominal Liquidation Amount of each tranche of DiscoverSeries notes, and will be funded from Series Finance Charge Amounts and may be funded from certain other sources as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Fees and Expenses Payable from Collections” and “— Cash Flows.” The remainder of the monthly servicing fee will be allocated to each other outstanding series of master trust certificates, if any. Neither the trustee for the master trust nor the certificateholders of any series of master trust certificates will have any obligation to pay that portion of the monthly servicing fee that is payable by any class of any other series of master trust certificates or that is payable by the depositor.

The note issuance trust will not pay any separate servicing fee with respect to the services provided by the calculation agent. Instead, a portion of the servicing fee payable to the master servicer for the master trust will be allocated to cover the costs of providing these services.

The master servicer pays from its servicing compensation certain other expenses incurred in connection with servicing the receivables. These include, without limitation, payment of the fees and disbursements of the trustee for the master trust and the indenture trustee and owner trustee for the note issuance trust and independent accountants and other fees and expenses of the master trust and the note issuance trust not expressly stated in the Pooling and Servicing Agreement or any series supplement to be for the account of the certificateholders or in the indenture or the indenture supplement to be for the account of the noteholders. However, neither the master servicer nor any servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect to any tax, assessed on the master trust, the trustee for the master trust, the note issuance trust, the indenture trustee, the owner trustee or any of their respective investors. If additional collateral certificates are transferred to DCENT in the future, it will likely pay an additional servicing fee with respect to the investor interest in receivables represented by each additional collateral certificate.

For a discussion of certain regulatory considerations that could affect the servicing fee in the future, see “The Originator and Sponsor — Certain Regulatory Matters.”

Certain Matters Regarding the Master Servicer and the Servicers

Neither the master servicer nor any servicer may resign from its obligations and duties as master servicer or servicer under the Pooling and Servicing Agreement or any series supplement, including the series supplement for the collateral certificate, unless it determines that it is no longer permitted to perform its duties under applicable law or unless certain other limited circumstances apply. The master servicer or any servicer may not effectively resign until the trustee for the master trust or a successor to the master servicer or servicer, as applicable, has assumed the master servicer’s or servicer’s responsibilities and obligations under the Pooling and Servicing Agreement and the series supplements. Notwithstanding these restrictions, if the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that the performance by the master servicer or any servicer of such obligations constitutes an unsafe or unsound practice or violates any law, rule, regulation or written condition or agreement applicable to the master servicer or servicer, that banking regulatory authority has the power to order the master servicer or servicer, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity or take such other action as the banking regulatory authority determines to be appropriate. For more information, see “The Originator and Sponsor — Certain Regulatory Matters.”

The master servicer or any servicer may delegate any of its duties under the Pooling and Servicing Agreement or any series supplement. However, the master servicer or the servicer will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the Pooling and Servicing Agreement. Similarly, the calculation agent may delegate any of its duties under the indenture or the indenture supplement. However, the calculation agent will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the indenture or the indenture supplement.

Any of the following entities will become a successor to the master servicer or the servicer, as applicable, under the Pooling and Servicing Agreement and the series supplements if it executes a supplement to the Pooling and Servicing Agreement and each series supplement then outstanding:

•	any corporation into which the master servicer or the servicer is merged or consolidated in accordance with the Pooling and Servicing Agreement;

•	any corporation resulting from any merger or consolidation to which the master servicer or any servicer is a party; or

•	any corporation succeeding to the business of the master servicer or any servicer.

The successor to the master servicer would be expected to succeed to the responsibilities of the calculation agent under the indenture and the indenture supplement.

Master Servicer Termination Events

If any Master Servicer Termination Event occurs, either the trustee for the master trust or holders of master trust certificates that represent at least 51% of the invested amount for any class of any series of master trust certificates that is materially adversely affected by the Master Servicer Termination Event may terminate all of the rights and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement, any outstanding series supplement and any master servicing agreement. For purposes of these provisions, DCENT will have the right to vote as the holder of the collateral certificate, and will vote as instructed by the holders of its notes. The trustee for the master trust may terminate Discover Bank’s rights and obligations as master servicer by giving written notice to Discover Bank as master servicer; the holders of the requisite amount of master trust certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the trustee for the master trust.

A Master Servicer Termination Event refers to any of the following events:

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the master servicer fails to make any payment, transfer or deposit, or to give instructions to the trustee for the master trust to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any series supplement or any master servicing agreement, or within five business days after the date it was required to do so;

•

the master servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any series supplement or any master servicing agreement and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee for the master trust, or for 60 days after it and the trustee for the master trust receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series of master trust certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the failure;

•

any representation, warranty or certification made by the master servicer in the Pooling and Servicing Agreement, any series supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series of master trust certificates then outstanding, including DCENT as holder of the collateral certificate; and

•

continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the master servicer by the trustee for the master trust, or to the master servicer and the trustee for the master trust by holders of certificates that represent at least 25% of the invested amount for any class of any master trust series of certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the incorrect representation, warranty or certification; or

•

certain events of bankruptcy, insolvency or receivership of the master servicer occur. However, the FDIC may have the power to prevent the trustee for the master trust or investors in master trust certificates from effecting a transfer of servicing if the Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as master servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a master servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against such master servicer, the trustee for the master trust or investors in master trust certificates may be prevented from effecting a transfer of servicing.

If the master servicer is in bankruptcy or receivership or a receiver or conservator has been appointed for the master servicer, it is possible that a transfer of master servicing may be delayed pending court or FDIC approval.

The trustee for the master trust will appoint a successor master servicer as promptly as possible. If the trustee for the master trust has not appointed a successor master servicer who has accepted the appointment by the time Discover Bank ceases to act as master servicer, all authority, power and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement, any series supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee for the master trust. If the trustee for the master trust is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit card receivables to act as master servicer. While no funds have specifically been allocated to provide for expenses in the event that a successor master servicer must be appointed, the trustee for the master trust may make arrangements for the successor’s compensation to be paid out of collections and interchange. However, no such compensation shall be in excess of the monthly servicing fee as set forth in the Pooling and Servicing Agreement. Further, in the event that the rights and obligations of the master servicer are terminated, the holder of the Transferor Certificate agrees to deposit a portion of the Finance Charge Collections and interchange that it is entitled to receive pursuant to the Pooling and Servicing Agreement to pay its share of the compensation of the successor master servicer.

Servicer Termination Events

If any Servicer Termination Event occurs with respect to any servicer, either the trustee for the master trust or holders of master trust certificates that represent at least 51% of the invested amount for any class of any series of master trust certificates that is materially adversely affected by the Servicer Termination Event, may terminate all of the rights and obligations of that servicer under the Pooling and Servicing Agreement, any series supplement and any master servicing agreement. For purposes of these provisions, DCENT will have the right to vote as the holder of the collateral certificate, and will vote as instructed by the holders of its notes. The trustee for the master trust may terminate any servicer’s rights and obligations as servicer by giving written notice to Discover Bank as master servicer and to the servicer to which the Servicer Termination Event relates; the holders of the requisite amount of master trust certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer, to the servicer to which the Servicer Termination Event relates, and to the trustee for the master trust.

A Servicer Termination Event, for any servicer, refers to any of the following events:

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the servicer fails to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any series supplement, or any master servicing agreement, or within five business days after the date it was required to do so;

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the servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any series supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee for the master trust, or for 60 days after it and the trustee for the master trust receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series of master trust certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the failure;

•

any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any series supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

•	has a material adverse effect on the rights of the investors of any class of any series of master trust certificates then outstanding, including DCENT as holder of the collateral certificate; and

•

continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the servicer by the trustee for the master trust, or to the servicer and the trustee for the master trust by holders of master trust certificates that represent at least 25% of the invested amount for any class of any series of certificates, including DCENT as holder of the collateral certificate, materially adversely affected by the incorrect representation, warranty or certification; or

•

certain events of bankruptcy, insolvency or receivership of the servicer occur. However, the FDIC may have the power to prevent the trustee for the master trust or investors in master trust certificates from effecting a transfer of servicing if the Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as servicer. Similarly, if a Servicer Termination Event occurs with respect to a servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the servicer, the trustee for the master trust or investors in certificates may be prevented from effecting a transfer of servicing.

If the servicer is in bankruptcy or receivership or a receiver or conservator has been appointed for the servicer, it is possible that a transfer of servicing may be delayed pending court or FDIC approval.

The trustee for the master trust will appoint a successor servicer as promptly as possible. If the trustee for the master trust has not appointed a successor servicer who has accepted the appointment by the time the servicer ceases to act as a servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement, any series supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee for the master trust. If the trustee for the master trust is unable to act as master servicer, it shall petition a court to appoint any bank or corporation with a net value of not less than $100,000,000 and whose regular business includes servicing credit card receivables to act as servicer. While no funds have specifically been allocated to provide for expenses in the event that a successor servicer must be appointed, the holder of the Transferor Certificate agrees to deposit a portion of the Finance Charge Collections and interchange that it is entitled to receive pursuant to the Pooling and Servicing Agreement to pay its share of the compensation of the successor servicer.

Evidence as to Compliance

Under the Pooling and Servicing Agreement, on or before the day that is fifteen days prior to the date on which the master trust is required to file its annual or, if applicable, transition report on Form 10-K with the SEC, unless otherwise agreed in writing, the master servicer, each servicer and the trustee for the master trust shall deliver and shall cause each party participating in the servicing function to deliver to the master servicer and to the depositor as holder of the Transferor Certificate:

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a report on an assessment of compliance with all applicable servicing criteria required by relevant SEC regulations with respect to asset-backed securities transactions that are backed by the same types of assets as those backing the master trust certificates, as set forth in the Pooling and Servicing Agreement; and

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an attestation report from a firm of registered public accountants on the related assessment of compliance with such servicing criteria, in the form required by relevant SEC regulations with respect to asset backed issuers.

The master servicer and each required servicer, affiliated servicer and unaffiliated servicer, if any, will deliver to the trustee for the master trust, the depositor on behalf of the holder of the Transferor Certificate, Moody’s, Standard & Poor’s and Fitch on or before the date on which the master trust is required to file its annual or, if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of such entity to the effect that:

•	a review of such entity’s activities during the reporting period and its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, such entity has fulfilled its obligations under the applicable servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer will also deliver to the trustee for the master trust, the depositor on behalf of the holder of the Transferor Certificate, Moody’s, Standard & Poor’s and Fitch, on or before the date on which the master trust is required to file its annual or, if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of the master servicer stating:

•	in the course of the officer’s duties as an officer of the master servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event; and

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whether or not such officer has obtained knowledge of any Master Servicer Termination Event during the previous fiscal year and, if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of that event.

Each servicer will deliver a similar annual statement covering the applicable period with respect to Servicer Termination Events.

Under the indenture, on or before the date that is fifteen days prior to the date on which DCENT is required to file its annual or, if applicable, transition report on Form 10-K with the SEC, unless otherwise agreed in writing, each of the indenture trustee and the calculation agent (if the calculation agent is not also the master servicer) shall deliver to each master servicer and depositor:

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a report on an assessment of compliance with all applicable servicing criteria required by relevant SEC regulations with respect to asset-backed securities transactions that are backed by the same types of assets as those backing the master trust certificates, as set forth in the indenture; and

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an attestation report from a firm of registered public accountants on the related assessment of compliance with such servicing criteria, in the form required by relevant SEC regulations with respect to asset backed issuers.

The master servicer and each required servicer, affiliated servicer and unaffiliated servicer, if any, will deliver to the indenture trustee, the calculation agent, if it is not also the master servicer, Moody’s, Standard & Poor’s and Fitch on or before the date on which the note issuance trust is required to file its annual or, if applicable, transition report on Form 10-K with the SEC, an annual statement signed by an officer of such entity to the effect that:

•	a review of such entity’s activities during the reporting period and its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, such entity has fulfilled its obligations under the applicable servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Originator and Sponsor

Discover Bank

Discover Bank, which is the originator of the receivables held by the master trust and is sponsor of the master trust’s and DCENT’s securitizations, is a wholly-owned subsidiary of Discover Financial Services. Discover Financial Services acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is considered to be a “bank” for purposes of the BHCA and is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read’s Way, New Castle, Delaware 19720. Discover Financial Services registered as a bank holding company under the BHCA on March 13, 2009 and is a financial holding company under the Gramm-Leach-Bliley Act. Registration as a bank holding company subjects Discover Financial Services to legal and regulatory requirements, including minimum capital requirements, and to oversight, regulation and examination by the Federal Reserve. Although the Receivables Sale and Contribution Agreement permits additional originators to sell receivables to the depositor, Discover Bank has since inception of Discover Bank’s securitization program originated all receivables that have been transferred to the master trust.

In addition to the experience obtained by Discover Bank in the bank card business, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Discover Bank and DPI have had extensive experience in the credit operations of other credit card issuers. DPI performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.

Discover Bank and its affiliates may own certificates representing interests in the master trust and notes issued by DCENT in their own names.

Discover Bank’s Securitization Program and Roles as Originator and Sponsor

Discover Bank first began its securitization program in 1990, forming with certain of its affiliates Discover Card Trust 1990 A. Discover Bank formed an additional 14 stand-alone Discover Card Trusts before establishing Discover Card Master Trust I in October 1993. All of the certificates issued by these stand-alone Discover Card Trusts were paid in full on their applicable class expected final payment dates. No amortization event or early accumulation event has ever occurred for any series of certificates issued by the master trust. There has also never been a Master Servicer Termination Event or a Servicer Termination Event for the master trust.

Discover Bank formed Discover Card Execution Note Trust on July 2, 2007 and transferred an undivided interest in the assets of the master trust, represented by the collateral certificate, to DCENT to support the issuance of notes on July 26, 2007. Discover Bank was the depositor and sole beneficiary of DCENT from the date of DCENT’s formation until the Substitution Date.

Discover Bank’s role as sponsor includes causing the registration of the offer and sale of DCENT’s notes with the SEC; the registration of the offer and sale of the master trust’s certificates, including the collateral certificate, with the SEC; directing the issuance of DCENT’s notes and the master trust’s certificates and establishing their respective terms; and working with rating agencies, the indenture trustee, the master trust trustee, the owner trustee, legal counsel, accountants and the underwriters in connection with each offering.

Credit Risk Retention

In accordance with the credit risk retention rules of Regulation RR issued by the SEC and other joint regulators, either we, as depositor, are, or Discover Bank, as sponsor, is required to retain an economic interest in the credit risk of the master trust receivables. We intend to satisfy the risk retention requirements by maintaining a seller’s interest in the master trust, as defined by and calculated in accordance with Regulation RR, that will equal not less than five percent of an amount equal to the aggregate unpaid principal balance of all DiscoverSeries notes, other than any notes that are at all times held by Discover Bank or one or more wholly-owned affiliates of Discover Bank, minus the aggregate amount of principal collections on deposit in segregated principal funding sub-accounts as permitted by Regulation RR (which amount we refer to as the “adjusted outstanding investor ABS interests” in this section). For purpose of the calculation described in the preceding sentence, a wholly-owned affiliate of Discover Bank includes any person, other than the note issuance trust, that directly or indirectly, wholly controls (i.e. owns 100% of the equity in such person), is wholly controlled by, or is wholly under common control with, Discover Bank.

The required seller’s interest will be held by the depositor through holding of the Transferor Interest, which represents an undivided interest in the Principal Receivables in the master trust that are not represented by outstanding certificates of any series at any given time. As holder of the Transferor Interest, the depositor receives the right to a varying percentage, the Transferor Percentage, of all collections on the receivables in the master trust and interchange assigned to the master trust. The size of the Transferor Interest varies based on the size of the investor interests and the total amount of the master trust’s Principal Receivables. The Transferor Interest is currently held by the depositor in the form of an interest in the master trust referred to in this prospectus as the “Transferor Certificate.” See “The Master Trust—The Master Trust Certificates” for a description of the Transferor Certificate. As described under “The Master Trust—Sale of Transferor Interest”, under the Pooling and Servicing Agreement, the depositor is restricted from transferring the Transferor Certificate to someone that is not in the same “affiliated group” as Discover Bank for U.S. federal income tax purposes. Additionally, the depositor will not purchase or sell a security or other financial instrument, enter into any derivative, agreement or position that reduces or limits its financial exposure to the seller’s interest that is retained to satisfy the risk retention requirement of Regulation RR to the extent such activities would be prohibited hedging activities in accordance with Regulation RR.

As described under the heading “Minimum Principal Receivables Balance” in the Summary, the master trust is required under the Pooling and Servicing Agreement to hold Principal Receivables as of the end of any calendar month in an amount equal to no less than the sum of the investor interests of each series divided by 0.93. The Transferor Interest represents the excess of the aggregate amount of Principal Receivables in the master trust over the sum of the investor interests of each series. Thus, the Transferor Interest is expected to be maintained at no less than approximately 7% of the aggregate amount of Principal Receivables in the master trust.

Though similar in concept, the obligation to comply with Regulation RR and the requirement to maintain the required Principal Receivables balance as set forth in the Pooling and Servicing Agreement are independent obligations and are calculated differently. The Transferor Interest is reported in this prospectus and in the monthly certificateholder’s statements as a percentage of the aggregate amount of Principal Receivables in the master trust, while the seller’s interest under Regulation RR is required to be maintained at an amount equal to not less than 5% of the adjusted outstanding investor ABS interests. Generally, the obligation to maintain a minimum principal receivables balance in the Pooling and Servicing Agreement will result in a higher minimum Transferor Interest than the required minimum seller’s interest in accordance with Regulation RR.

As of the closing date, we expect to have a seller’s interest equal to $12,650,706,072.13, which will equal 96.57% of the adjusted outstanding investor ABS interests. For purposes of determining the seller’s interest on the closing date, we have used the aggregate principal balance of the receivables held by the master trust as of September 30, 2019 and the principal balance of the DiscoverSeries notes expected to be outstanding as of the closing date, including $500,000,000 of Class A(2019-3) notes. The depositor will disclose on a Form 8-K within a reasonable time after the closing date the amount of the seller’s interest on the closing date if materially different from that disclosed in this prospectus. In addition, we will disclose on each monthly Form 10-D the amount of the seller’s interest as of each monthly measurement date described below.

We will calculate the seller’s interest as a percentage of the adjusted outstanding investor ABS interests as of the end of each calendar month. If such percentage is not increased to at least five percent by the tenth day of the next calendar month, we will fail to satisfy the risk retention requirements of Regulation RR. However, we will not violate the requirements of Regulation RR if the required seller’s interest falls below five percent of the adjusted outstanding ABS investor interests if an early amortization period commences for all outstanding notes and we were in compliance with the risk retention requirements as of the commencement of early amortization, and no additional notes are issued thereafter.

See “EU Due Diligence and Retention Rules Considerations” above in this prospectus for a discussion of Discover Bank’s retained interest in the securitization transaction with reference to the EU Due Diligence and Retention Rules.

In addition to the depositor or the sponsor holding the seller’s interest as described above, Discover Products Inc., a wholly-owned subsidiary of Discover Bank, owns all of the currently outstanding Class B notes and Class C notes and Discover Properties LLC, a wholly-owned subsidiary of Discover Bank, owns all of the currently outstanding Class D notes. Neither Discover Products Inc.’s interest in the Class B notes and Class C notes nor Discover Properties’ interest in the Class D Notes is used to satisfy the risk retention requirements of Regulation RR or in relation to compliance by affected investors with any EU Retention Rules.

Insolvency-Related Matters

Pursuant to the Receivables Sale and Contribution Agreement, Discover Bank has granted to the depositor a security interest in the receivables. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables. The depositor’s interest in the receivables and interchange may be impaired if the depositor does not have a perfected security interest in the receivables and interchange pursuant to the Uniform Commercial Code in effect in Delaware. In general, a security interest in receivables and interchange is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables and interchange. Discover Bank has taken certain actions to perfect the depositor’s interest in the receivables and interchange, including filing financing statements of the depositor’s interest with the Secretary of State of the State of Delaware.

Discover Bank transferred the collateral certificate to DCENT. If DCENT’s interest in the collateral certificate were to be characterized as a secured financing rather than a true sale, DCENT’s interest in the collateral certificate may be impaired if DCENT does not have a perfected security interest in the collateral certificate pursuant to the UCC. Although DCENT, the depositor and Discover Bank treated the transfer of the collateral certificate to DCENT as a sale of the collateral certificate, Discover Bank and the depositor have also granted DCENT a backup security interest in the collateral certificate. DCENT has taken certain actions to perfect its interest (if any) in the collateral certificate, including taking possession of the collateral certificate (prior to delivering possession of the collateral certificate to the indenture trustee) and filing financing statements (including amendments to such financing statements) to reflect DCENT’s interest with the Secretary of State of the State of Delaware. The depositor assumed all of Discover Bank’s rights and obligations under the collateral certificate transfer agreement and also transferred all of its rights (if any) to the collateral certificate to DCENT.

To the extent that the security interest granted by Discover Bank in the receivables and the collateral certificate is validly perfected prior to an insolvency of Discover Bank and not made in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate the security interest or recover payments made in respect of the receivables transferred to the depositor or the collateral certificate transferred to DCENT, other than distributions paid to Discover Bank, as the sole member of the depositor, by the depositor. If, however, a receiver or conservator of Discover Bank were to assert a contrary position and seek to reclaim, recover or recharacterize the transfer of the receivables or the collateral certificate or were to require the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, to be followed and the master trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the master trust may be required to delay or possibly reduce payments on the collateral certificate, which may, in turn, reduce payments to your notes.

If the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the Pooling and Servicing Agreement and DCENT’s transfer agreement, to recover or reclaim receivables transferred to the depositor, and to terminate Discover Bank’s obligations to service the receivables and transfer new receivables to the depositor under the Receivables Sale and Contribution Agreement after the date of receivership. The FDIC may also argue that those rights to repudiate contracts extend to the indenture. The FDIC may not be subject to an express time limit in deciding to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages. We believe that some of these powers have been limited as a result of the Safe Harbors adopted by the FDIC. To the extent the provisions of the New Safe Harbor on which we are relying apply, the FDIC has agreed that it will not use its repudiation power to recover, reclaim or recharacterize as assets of a failed insured depository institution any assets that were transferred to a master trust or revolving trust in a securitization meeting the requirements of the rules. The applicability to the master trust and the note issuance trust of the provisions of the New Safe Harbor on which we are relying requires, among other things, that the transfer of the receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect prior to November 15, 2009. See “— FDIC Rule Regarding Securitizations” for a description of the possible effects of these provisions of the New Safe Harbor no longer applying. Notwithstanding the Safe Harbors, we cannot assure you that the FDIC, as a result of its appointment as conservator or receiver, would not exercise its powers in a manner adverse to Class A(2019-3) noteholders, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization, or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief. To the extent any bank regulator having jurisdiction over Discover Bank (including the FDIC in the role of conservator or receiver of Discover Bank) finds any contract or other arrangement entered into or maintained by Discover Bank to be in violation of safe and sound banking practices or applicable regulations, that regulator could order Discover Bank to remedy the violation, which could result in changes to contracts, including agreements related to the securitization, to which Discover Bank is a party. If any of the conditions for grandfathered safe harbor status were found not to have been met, the FDIC’s right to reclaim, recover or recharacterize Discover Bank’s transfer of receivables may not be restricted.

While Discover Bank’s transfers of receivables are presently intended to meet all the conditions for grandfathered safe harbor status, future transfers of receivables may not meet one or all of those conditions and instead may occur in reliance on safe harbor regulations promulgated by the FDIC other than grandfathered safe harbor status, or in reliance on other guidance provided by the FDIC with respect to securitization transactions generally or Discover Bank’s securitization transactions specifically. Should such future transfers not meet the criteria for grandfathered safe harbor status, even if they otherwise meet the requirements of the current FDIC safe harbor regulation, any successor regulation then in effect or any other FDIC guidance, there may be adverse consequences for you, including, but not limited to, a delay in receiving payments of ten (10) business days or more if the FDIC is appointed conservator or receiver and fails to pay or apply collections in accordance with the transaction documents. More specifically, under the provisions of the current FDIC safe harbor regulation that apply to transactions that are not subject to grandfathered safe harbor status, the FDIC has stated that if certain conditions are satisfied, then:

•

If the FDIC, as conservator or receiver, provides written notice of repudiation of the transaction document pursuant to which the receivables were transferred, and the FDIC does not pay damages within ten (10) business days following the effective date of such notice, the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor pursuant to the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business to facilitate the exercise of these contractual rights. The damages to be paid by the FDIC are the par value of the obligations issued in the securitization on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by holders of the obligations through the date of repudiation of the transaction document, plus unpaid accrued interest through the date of repudiation (to the extent actually received on the financial assets through such date). Upon payment of these damages, all liens or claims on the receivables under the transaction document will be released.

•

If, after appointment of the FDIC as conservator or receiver, the FDIC is in monetary default due to its failure to pay or apply collection from the receivables in accordance with the transaction documents, whether as servicer or otherwise, and remains in monetary default for ten (10) business days after written notice thereof, then the parties can exercise any of their contractual rights in accordance with the transaction documents, including, but not limited to, taking possession of the receivables and exercising remedies, including self-help remedies, as a secured creditor under the transaction documents, provided no involvement of the FDIC is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. The insolvent bank will have no further obligations under the transaction documents.

If future transfers occur in reliance on regulations or guidance other than grandfathered safe harbor status, your rights may be impacted in additional ways, and payments to you could be delayed or reduced.

If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Furthermore, if the administrative expenses of a conservator or receiver for Discover Bank, or of a bankruptcy trustee for the depositor, the master trust or DCENT, were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from the collections on the receivables before the master trust trustee, DCENT or the indenture trustee receives any payments, which could result in losses on your investment.

Discover Bank received on the date the master trust issued the Series 2007-CC collateral certificate an opinion of counsel regarding the valid security interest created by the 2010 Pooling and Servicing Agreement and Discover Bank will receive on the Expected Issuance Date for the Class A(2019-3) notes, an opinion of Mayer Brown LLP, Discover Bank’s counsel, concluding that:

•

the provisions of the Receivables Sale and Contribution Agreement are effective under the UCC to create a valid security interest in favor of the depositor in Discover Bank’s right, title and interest in and to the receivables; and

concluding on a reasoned basis — although there is no precedent based on directly similar facts — that

•

to the extent the transfer of receivables to the depositor would have met all conditions for sale accounting treatment under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 140, without giving effect to the Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140, and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) and the receivables constitute “financial assets” under the FDIC rules, the FDIC will not seek to recover or reclaim the receivables, or recharacterize them as receivables of Discover Bank;

each subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters,” under federal and New York law. See “The Depositor — Insolvency-Related Matters” for a description of the legal opinions to be obtained with respect to the depositor.

Discover Bank also received on the date the master trust issued the Series 2007-CC collateral certificate an opinion of counsel regarding the perfection of its security interest under Delaware law. Discover Bank will receive on the Expected Issuance Date for the Class A(2019-3) notes, an opinion of Young Conaway Stargatt & Taylor, LLP, Discover Bank’s Delaware counsel, concluding that

•

to the extent Delaware law applies, the security interest created by the Receivables Sale and Contribution Agreement in favor of the depositor is a valid security interest in all right, title and interest of Discover Bank in and to the receivables; and

•	the security interest is a perfected security interest; and

concluding on a reasoned basis that

•	the security interest is a first priority security interest,

each subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters.”

For a description of the potential effects of an insolvency on interchange, see “Risk Factors — Interchange May Decrease Substantially Due to an Insolvency Event or a Reduction in the Rate of Interchange Fees.”

Certain Regulatory Matters

If the appropriate federal or state banking regulatory authorities, whether in connection with the appointment of a receiver or conservator or otherwise, were to find that any of the Pooling and Servicing Agreement, the series supplement for Series 2007-CC, the indenture, indenture supplement and terms documents for the Class A(2019-3) notes, or any other agreement or contract of Discover Bank, the master trust or DCENT, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Discover Bank, that banking regulatory authority has the power to order Discover Bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking regulatory authority determines to be appropriate. Discover Bank may not be liable to you, the master trust or the note issuance trust for contractual damages for complying with any orders issued by such banking regulatory authority and you, the master trust or the note issuance trust may not have any recourse against the applicable banking regulatory authority. While we have no reason to believe that any banking regulatory authority would make such a finding about Discover Bank or the operation of the master trust or the note issuance trust and while Discover Bank is currently well-capitalized and thus does not believe that a banking regulatory authority would have reason to take action against Discover Bank, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. Even though under the applicable banking regulations, a bank is considered “well-capitalized” if it maintains a risk based capital ratio at or above certain specified levels and is not otherwise in a “troubled condition” as specified by the appropriate federal regulatory agency, the standards for capital adequacy for the largest financial institutions may have shifted based upon the stress tests and recent pronouncements from the Federal Reserve.

The Office of the Comptroller of the Currency issued a temporary cease and desist order against a national banking association in connection with a securitization of that bank’s credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In contrast to the situation with this national banking association, Discover Bank believes that the servicing fees it currently receives are adequate to compensate it for its servicing role, and notes that payments of such servicing fees to Discover Bank have a significantly higher priority in the cash flows of the master trust and the note issuance trust than those of the national banking association against which the Office of the Comptroller of the Currency issued its order.

Similarly, the national banking association that was the subject of the cease-and-desist order referred to above, in connection with regulatory actions taken against it by the Office of the Comptroller of the Currency, stopped making new extensions of credit to its credit holders in early 2003. If the FDIC were to determine that continuing to extend credit to customers on Discover Card accounts constituted an unsafe or unsound practice, it is possible that the FDIC could require Discover Bank to stop making new extensions of credit to customers on some or all of the accounts. If this were to happen, the amount of Principal Receivables in the master trust would be expected to decline as existing Principal Receivables were paid, and the distributions with respect to the collateral certificate to enable DCENT to pay the principal of the Class A(2019-3) notes might also decline as a result of the decrease in the aggregate principal balance of receivables. Conversely, customers would likely seek alternative sources of credit and might transfer their balances to other credit card products, which might accelerate principal payment but could reduce Finance Charge Receivables. In addition, the master trust would no longer receive interchange as there would no longer be any net merchant sales on the accounts.

Thus, while Discover Bank has no reason to believe that any banking regulatory authority would currently consider provisions relating to Discover Bank acting as master servicer and servicer, the payment of the servicing fee to Discover Bank, the extension of credit to Discover Bank’s credit card customers, or any other obligation of Discover Bank under the Pooling and Servicing Agreement, any series supplement, the indenture, the indenture supplement or any terms document related to the Class A(2019-3) notes or otherwise to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a banking regulatory authority in the future would not conclude otherwise. If a banking regulatory authority did reach such a conclusion, and ordered Discover Bank to rescind or amend the Pooling and Servicing Agreement, any series supplement or the indenture, the indenture supplement or any terms document related to the Class A(2019-3) notes, or to stop extending credit on some or all of the accounts designated as part of the master trust, payments could be delayed or reduced.

The Depositor

Discover Funding LLC

Discover Funding LLC, which acts as depositor for the master trust and as depositor and beneficiary for DCENT, is a wholly-owned bankruptcy-remote subsidiary of Discover Bank. Discover Funding LLC was formed on May 18, 2015 as a limited liability company organized under the laws of the State of Delaware. The executive office of Discover Funding LLC is located at 12 Read’s Way, New Castle, Delaware 19720. Pursuant to the Pooling and Servicing Agreement, Discover Funding LLC assumed all of the rights and obligations of Discover Bank, solely in its capacity as seller, under the 2010 Pooling and Servicing Agreement.

Discover Funding LLC was organized for the limited purpose of purchasing, holding, owning and transferring credit card receivables and related activities. Discover Funding LLC has been engaged in securitizing credit card receivables as described in this prospectus since its formation and has not been engaged in any activities other than activities incidental to the securitizations.

Discover Funding LLC transfers certain of the receivables transferred to it by Discover Bank to the master trust on an on-going basis pursuant to the terms of the Pooling and Servicing Agreement. In addition, Discover Funding LLC is the sole beneficiary of the note issuance trust and has the right to receive all cash flows from the assets of the note issuance trust other than the amounts required to make payments for any series of notes. This interest is called the Transferor Interest.

Discover Funding LLC and its affiliates may own certificates representing interests in the master trust and notes issued by DCENT in their own names.

Discover Funding LLC’s Role as Depositor

Discover Bank formed the Discover Card Execution Note Trust on July 2, 2007 and transferred an undivided interest in the assets of the master trust, represented by the collateral certificate, to DCENT to support the issuance of notes on July 26, 2007. On the Substitution Date, Discover Funding LLC assumed all the rights and obligations of Discover Bank under the DCENT trust agreement and became the sole beneficiary of DCENT.

In its capacity as the depositor and beneficiary of DCENT and the depositor of the master trust, Discover Funding LLC:

•	has the right, and in some circumstances the obligation, to designate additional accounts, or interests in other receivables pools, for the master trust;

•	has the right to remove receivables from the master trust, subject to specified constraints;

•	has the right to designate additional collateral certificates to be transferred to DCENT;

•	indemnifies the master trust and the master trust trustee against losses arising out of the depositor’s activities in connection with the master trust or the master trust trustee;

•	indemnifies DCENT, the owner trustee and the indenture trustee against losses arising out of the beneficiary’s activities in connection with DCENT;

•	repurchases receivables that have been transferred to the master trust if an event requiring the repurchase of receivables or a Trust Portfolio Repurchase Event for the master trust occurs;

•	prepares required SEC reports;

•

receives the proceeds of sales of notes in conjunction with the issuance of each tranche of notes, less offering expenses payable by DCENT and the amount of any required reserve account deposits, in exchange for its transfer of an additional undivided interest in the assets of the master trust, as represented by the collateral certificate, to DCENT; and

•	receives all residual payments in connection with the Transferor Interest in the master trust and the beneficial interest in DCENT.

Insolvency-Related Matters

Pursuant to the Pooling and Servicing Agreement, the depositor has granted to the master trust trustee, on behalf of the master trust, a security interest in the receivables. A security interest under the UCC includes an interest in personal property that secures payment of an obligation and any interest of a buyer of accounts such as the receivables. The master trust’s interest in the receivables and interchange may be impaired if the trustee for the master trust does not have a perfected security interest in the receivables and interchange pursuant to the Uniform

Commercial Code in effect in Delaware. In general, a security interest in receivables and interchange is perfected against the depositor if it can be enforced not only against the depositor, but also against creditors of the depositor that might want to claim those receivables and interchange. The depositor has taken certain actions to perfect the master trust’s interest in the receivables and interchange, including filing financing statements to reflect the master trust’s interest with the Secretary of State of the State of Delaware.

The depositor transferred its interest (if any) in the collateral certificate to DCENT and, as the assignee of the rights and obligations of Discover Bank under the trust agreement, will cause the investor interest in receivables represented by the collateral certificate to increase in connection with each issuance of notes. If DCENT’s interest in the collateral certificate were to be characterized as a secured financing rather than a true sale, DCENT’s interest in the collateral certificate may be impaired if DCENT does not have a perfected security interest in the collateral certificate pursuant to the UCC. Although DCENT, the depositor and Discover Bank treat the transfer of the collateral certificate to DCENT as a sale of the collateral certificate, each of Discover Bank and the depositor also has granted to DCENT a backup security interest in the collateral certificate. DCENT has taken certain actions to perfect its interest in the collateral certificate, including taking possession of the collateral certificate (prior to delivering possession of the collateral certificate to the indenture trustee) and filing financing statements to reflect DCENT’s interest with the Secretary of State of the State of Delaware.

To the extent that the security interest granted to the trustee for the master trust is validly perfected prior to an insolvency of the depositor and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud the depositor or its creditors, a bankruptcy trustee should not be able to invalidate the security interest or recover payments made in respect of the receivables in the master trust, other than payments made to the depositor by the master trust related to the depositor’s residual interest in the master trust. Although the parties intend to treat the transfer of the depositor’s interest (if any) in the collateral certificate from the depositor to DCENT as a true sale of such collateral certificate, many of the same considerations that potentially affect the master trust’s interest in the receivables following the appointment of a conservator or receiver for the depositor will also apply to DCENT’s interest in the collateral certificate if the transfer were recharacterized as a secured transaction. To the extent that the security interest granted to DCENT is a validly perfected and enforceable security interest prior to an insolvency of the depositor and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud the depositor or its creditors, a bankruptcy trustee should not be able to invalidate the security interest or recover payments made in respect of the collateral certificate, other than payments made to the depositor by DCENT related to the depositor’s interest in DCENT as beneficiary. If, however, in either case, a bankruptcy trustee or other creditors were to assert a contrary position and seek to reclaim, recover or recharacterize the transfer of the receivables or the collateral certificate, the master trust may be required to delay or possibly reduce payments on the collateral certificate, which may, in turn, reduce payments to your notes.

The depositor will receive on the Expected Issuance Date for the Class A(2019-3) notes, an opinion of counsel, concluding that the provisions of the Pooling and Servicing Agreement are effective under the UCC to create a valid security interest in favor of the master trust in the depositor’s right, title and interest in and to the receivables, subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters,” under federal and New York law.

The depositor also will receive on the Expected Issuance Date for the Class A(2019-3) notes, an opinion of Delaware counsel, concluding that:

•

to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the master trust is a valid security interest in all right, title and interest of the depositor in and to the receivables; and

•	the security interest is a perfected security interest; and

concluding on a reasoned basis that

•	the security interest is a first priority security interest,

each subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under “Certain Legal Matters Relating to the Receivables — Transfer of Receivables” and “— Certain UCC Matters.”

The Master Trust

General

Discover Bank and the trustee for the master trust formed the master trust, which is the issuing entity of the Series 2007-CC collateral certificate, in October 1993, pursuant to the 2010 Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the depositor assumed all of the rights and obligations of Discover Bank, solely in its capacity as seller, under the 2010 Pooling and Servicing Agreement. The master trust is a common law trust and is governed by the laws of the state of New York. The fiscal year end for the master trust is currently December 31. Prior to the Substitution Date, Discover Bank transferred Discover Card receivables existing as of specified dates in designated accounts directly to the master trust. On and after the Substitution Date, the depositor, as assignee of Discover Bank, began to transfer and will continue to transfer Discover Card receivables existing as of specified dates in designated accounts to the master trust that the depositor has received from Discover Bank pursuant to the terms of the Receivables Sale and Contribution Agreement. As customers make additional charges and incur additional finance charges and other fees with respect to these accounts, Discover Bank is also obligated to transfer these additional receivables to the depositor for subsequent transfer to the master trust on a daily basis until the master trust terminates. In addition, on November 3, 2004, Discover Bank conveyed to the master trust the right to receive a portion of the interchange fees paid by or through merchant acceptance networks, including the national network maintained by DFS Services LLC, to Discover Bank in connection with transactions on accounts of the type included in the master trust, which we refer to as “interchange.” Prior to the Substitution Date, Discover Bank transferred the related interchange directly to the master trust. After the Substitution Date, Discover Bank will transfer interchange to the depositor for subsequent transfer to the master trust. The portion of interchange conveyed to the master trust will be determined by dividing the net merchant sales processed on the accounts for any month by the net merchant sales processed on all accounts in the Discover Card portfolio that month, and such interchange will be deposited, to the extent required, to the master trust only on the related distribution date.

The master trust was initially capitalized by the transfer of receivables to it from Discover Bank. In exchange for the transfer of receivables, Discover Bank received the Transferor Certificate and Discover Bank transferred the Transferor Certificate to the depositor when the depositor assumed Discover Bank’s obligations as seller under the Pooling and Servicing Agreement. The depositor’s equity in the master trust, represented by the Transferor Interest, varies based on the size of the interest of the master trust’s investors and the total amount of the master trust’s receivables. As the depositor transfers additional receivables to the master trust, the Transferor Interest increases. The depositor also receives the net cash proceeds from each sale of certificates issued by the master trust and notes issued by DCENT. The master trust does not have any officers or directors.

Master Trust Assets

The master trust’s assets include, or may include, the following:

•	the receivables;

•	all monies due or to become due under the receivables;

•

all proceeds of the receivables, including collections that Discover Bank or any other servicer may use for its own benefit before each distribution date subject to satisfaction of specified ratings criteria;

•	interchange for the benefit of each series of master trust certificates;

•

monies on deposit in the collections account, the reallocations accounts established to reallocate excess Finance Charge Collections, Principal Collections and interchange among series of certificates, if applicable, and the investor accounts established for the investors in other series of master trust certificates, if any, and investment income on certain of those accounts;

•	cash recoveries on receivables in the master trust that have been charged off as uncollectible;

•	the proceeds from sales and any other recoveries that the depositor has transferred to the master trust from any charged-off receivables that the depositor has removed from the master trust;

•	credit support or enhancement for other series of master trust certificates, if applicable;

•	currency swaps for series denominated in foreign currencies; and

•	interest rate protection agreements.

The receivables conveyed to the master trust as of the date of this prospectus include only receivables arising under Discover Card accounts, although at a later date, the depositor may add other receivables to the master trust that do not arise under accounts in the Discover Card portfolio. The depositor has the right, and in some circumstances the obligation, to designate additional accounts, which may be Discover Card accounts or other credit accounts originated by Discover Bank, an affiliate of Discover Bank or a third-party, to be included as accounts, or to add interests in other credit card receivables pools to the master trust, subject to conditions that we describe in “— Master Trust Addition of Accounts.” If the depositor is obligated or elects to designate additional accounts to the master trust, Discover Bank will have the obligation to designate additional accounts and sell and/or contribute the related receivables to the depositor under the Receivables Sale and Contribution Agreement. To the extent that interests in other credit card pools are part of the master trust’s assets, additional disclosure will be provided with respect to such interests. In addition, the depositor has the right to designate accounts for removal from the master trust, subject to conditions that we describe in “— Master Trust Removal of Accounts.”

Activities of Master Trust

Discover Bank formed the master trust in October 1993 to issue certificates of various series pursuant to the Pooling and Servicing Agreement and a series supplement to the Pooling and Servicing Agreement for each series. On the Substitution Date, Discover Bank assigned its rights and obligations as seller under the Pooling and Servicing Agreement and related supplements to the depositor. The master trust has issued many series of master trust certificates, all of which, other than Series 2007-CC, have fully matured, and the depositor expects that the master trust may continue to issue series from time to time after the date of this prospectus. The conditions for issuance of additional series of master trust certificates may include a requirement for rating agency consent or confirmation. The master trust will not engage in any business activity other than:

•	receiving and holding the receivables and the proceeds from the receivables and related interchange;

•	issuing master trust certificates, including the collateral certificate and the Transferor Certificate;

•	making payments on master trust certificates, including the collateral certificate and the Transferor Certificate;

•

investing funds on deposit in the collections account, the reallocation accounts established to reallocate excess Finance Charge Collections, Principal Collections, interchange and similar amounts, if any, among series of master trust certificates, if applicable, and the investor accounts established for investors of other series; and

•	entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements.

As a consequence, the depositor does not expect the master trust to need additional capital resources except for the receivables in additional accounts, the allocable portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of designation or interests in other credit card receivables pools, if applicable. Except for borrowings in connection with credit enhancement arrangements for the benefit of investors of one or more series of master trust certificates, other than Series 2007-CC, the master trust may not borrow funds. The master trust may not make loans.

The master trust has been structured to have very limited permitted activities and to afford very little discretion with respect to its administration. To the extent decisions are permitted to be made for the master trust, they are limited to account additions and removals as described elsewhere in this prospectus, and the following:

•

Servicing of receivables. The master servicer and servicer are ultimately responsible for handling all billing, payment processing and collection activity for the master trust, and have the ability to modify or cancel receivables as a result of fraudulent or counterfeit charges, returns, or as may be otherwise consistent with their general servicing guidelines. See “The Discover Card Business — Collection Efforts and Charged-Off Accounts.”

•

Issuing new series and additional master trust certificates in existing series. Subject to satisfaction of any applicable requirements for rating agency consent or confirmation, the depositor may cause the master trust to issue a new series of master trust certificates and may establish the terms of that new series. The depositor may also cause the master trust to issue additional master trust certificates in existing series or increase the investor interest in receivables represented by the collateral certificate.

•

Entering into credit enhancement agreements, swaps and interest rate caps. The master servicer may cause the master trust to enter into credit enhancement arrangements, swaps or interest rate caps in connection with any new series of master trust certificates, and may cause the master trust to enter into replacement or substitute arrangements with respect to the credit enhancement for existing series of master trust certificates. The master trust may enter into clearing arrangements with respect to such swaps or interest rate caps, if applicable.

•

Delaying commencement of the accumulation period for master trust certificates other than the collateral certificate. The master servicer may cause the commencement of the accumulation period for any series of master trust certificates, if any, to be delayed if it reasonably determines that the delay will not prevent any class of the applicable series of master trust certificates from being paid on its expected final payment date.

•	Moving series among groups. The master servicer may move a series from one group in the master trust to another.

•

Making an alternative credit support election. The depositor may change the way Finance Charge Collections are allocated to a series of master trust certificates, if any, other than Series 2007-CC, after an amortization event by making an election to change this allocation before the amortization event and arranging for additional credit enhancement for the series, as specified in the applicable series supplement.

•

Making a clean-up call. Discover Bank, as servicer, may repurchase the remaining master trust certificates of a series other than Series 2007-CC, if any, if the investor interest in receivables represented by the certificates for such series is 5% or less of the original investor interest in receivables for the series, or in the case of the collateral certificate, if a cleanup call is permitted under the indenture with respect to the notes, and other specified conditions are satisfied. See “The Notes — Cleanup Calls.”

•

Amendments. The master servicer, servicer, depositor and trustee for the master trust may agree to make certain amendments to the Pooling and Servicing Agreement or to the series supplement for any series of master trust certificates, including Series 2007-CC, without certificateholder consent (although significant changes to the permitted activities of the master trust may only be changed if the holders of at least 51% of the certificates consent to such amendment), and may make other amendments, including those having a material adverse effect on investors in one or more classes of master trust certificates or amendments changing the permitted activities of the master trust, if the holders of 66 2/3% of the certificates consent to such amendments. DCENT, as a certificateholder, will vote on any proposed amendment that requires certificateholder consent as directed by the holders of its notes, based on their Outstanding Dollar Principal Amounts.

The master trust’s payment obligations from cash flows with respect to agreements with third parties are limited to the extent that funds are available to pay such obligations.

Master Trust Certificates

Each series of master trust certificates, including Series 2007-CC, is issued pursuant to the Pooling and Servicing Agreement and a series supplement to the Pooling and Servicing Agreement. Each series supplement contains the basic terms of the series and detailed provisions regarding allocations and payments to the certificateholders of the series, including DCENT with respect to the collateral certificate.

Each series consists of one or more classes of certificates. Each certificate, including the collateral certificate, represents a fractional undivided interest in the master trust, including the right to a percentage of all collections on the receivables in the master trust, subject to any limitations specified in the applicable series supplement such as the right to receive only the stated rate of interest on the certificates rather than the corresponding amount of yield on the receivables. The collateral certificate represents a more comprehensive pass-through interest, and does not limit the proportionate share of collections payable to DCENT, although cash flows that exceed the amounts necessary for payments on the notes and reimbursements of charged-off receivables allocated to the collateral certificate may be reallocated to other series of master trust certificates.

The depositor owns the Transferor Interest, which is an interest in the Principal Receivables in the master trust that are not represented by outstanding certificates of any series at any given time. This interest is an undivided interest in the Principal Receivables, including the right to a varying percentage, the Transferor Percentage, of all collections on the receivables in the master trust and interchange assigned to the master trust.

As described in “Summary — Minimum Principal Receivables Balance,” the master trust is required under the Pooling and Servicing Agreement to hold principal receivables in an amount equal to no less than the sum of the investor interests of each series divided by 0.93. Thus, the depositor’s interest in the master trust is expected to be maintained at no less than approximately 7% of the sum of the investor interests in each series. The amount of the excess depositor’s interest after giving effect to all prior issuances and any expected payments or issuances of the DiscoverSeries notes on or before the expected issuance date for the Class A(2019-3) notes, including the Class A(2019-3) notes, as a percentage of the principal receivables as of September 30, 2019, is equal to 37.14%. The size of the depositor’s interest varies based on the size of the interests of the master trust’s investors and the total amount of the master trust’s Principal Receivables. The amount of Principal Receivables in the master trust will vary each day as customers create new Principal Receivables and pay others.

The depositor’s interest in the master trust declines when:

•	in any month, the amount of collections of Principal Receivables and the charged-off amount exceed the amount of new Principal Receivables created;

•

the master trust issues new series of certificates or increases the size of any existing series by issuing additional certificates in those series or by increasing the investor interest in receivables represented by the collateral certificate when the note issuance trust issues new notes or the Nominal Liquidation Amount of the notes otherwise increases; and

•	the depositor causes the receivables in designated accounts to be removed from the master trust.

The depositor’s interest in the master trust increases when:

•	in any month, the amount of collections of Principal Receivables and the charged-off amount are less than the amount of new Principal Receivables created;

•

the investor interest in receivables represented by the certificates of any series, including the collateral certificate, declines as principal is paid to or deposited for the benefit of certificateholders or, in the case of the collateral certificate, as the Nominal Liquidation Amount of the notes otherwise declines; and

•	the depositor causes the receivables in additional accounts to be added to the master trust.

In general, the investor interest in receivables of any series of master trust certificates (other than the collateral certificate) issued by the master trust will, as of any distribution date, equal the total stated dollar amount of master trust certificates issued to investors in that series as of such date, minus (A) unreimbursed investor losses (including losses related to charged-off receivables and sales of receivables), if any, allocable to that series, (B) Principal Collections and similar amounts paid to investors or deposited to the applicable master trust series principal funding account for the benefit of such series, or in the case of the collateral certificate, deposited to the note issuance trust principal funding subaccounts for each tranche of notes and (C) the aggregate amount of losses, if any, of principal on investments of funds on deposit in master trust accounts for the benefit of such series. The investor interest in receivables represented by the collateral certificate will increase by the amount of any additional investment in that collateral certificate that is funded through the issuance of a new series, class or tranche of notes or as prefunded amounts are released from the principal funding subaccount for any tranche of notes, and will reflect the Nominal Liquidation Amount of all tranches of notes as long as DCENT does not own any additional collateral certificate.

Sale and Assignment of Receivables to the Master Trust

On October 27, 1993 and on various subsequent dates prior to the Substitution Date, Discover Bank sold and transferred to the master trust all of its right title and interest in and to:

•	all receivables existing in the accounts designated as master trust accounts on each such date; and

•	all receivables created in those accounts after each such date, on a daily basis as they arise, until the master trust terminates.

On the Substitution Date, the Pooling and Servicing Agreement was amended and Discover Bank assigned all of its rights and obligations as seller to the depositor. At the same time, the depositor entered into a Receivables Sale and Contribution Agreement with Discover Bank whereby Discover Bank designated all existing accounts designated to the master trust to the depositor and transferred the receivables created on and after the Substitution Date in those accounts to the depositor. Discover Bank will also transfer and assign future receivables created in these accounts and additional accounts to the depositor. Under the amended Pooling and Servicing Agreement, in its capacity as transferor, the depositor will transfer all receivables sold to the depositor by Discover Bank under the Receivables Sale and Contribution Agreement to the master trust. In exchange for these transfers, the depositor, as assignee of Discover Bank, has received the Transferor Certificate, the right to direct the issuance of new series of master trust certificates, and the proceeds from the sale of each new series of master trust certificates. The depositor also receives the net proceeds from DCENT’s sale of the notes, in exchange for reducing its Transferor Interest and transferring to DCENT an increased investor interest in receivables represented by the collateral certificate. Effective November 1, 2004, Discover Bank also conveyed the right to receive interchange to the master trust. On and after the Substitution Date, Discover Bank will convey the right to receive interchange to the depositor, which right the depositor conveyed to the master trust under the Pooling and Servicing Agreement.

Since the assets in the master trust are intangible, they require no formal custodial arrangements; however, Discover Bank has indicated in its computer files that it has transferred the receivables to the depositor and the depositor has indicated in its books and records that it has transferred the receivables to the master trust. In addition,

Discover Bank has provided to the depositor and the depositor has caused to be provided to the trustee for the master trust a computer file containing a complete list of each account identified by account number, and will provide or cause to be provided a similar computer file with respect to newly designated accounts each time it designates additional accounts. Neither Discover Bank nor the depositor will:

•	deliver to the trustee for the master trust any other records or agreements relating to the accounts and the receivables;

•	segregate the records and agreements that it maintains relating to the accounts and the receivables from records and agreements relating to other credit accounts and receivables; or

•

otherwise mark these records or agreements to reflect the sale of the receivables to the master trust, except for any electronic or other indicators necessary to service the accounts in accordance with the Pooling and Servicing Agreement and the series supplement for any series of master trust certificates.

The trustee for the master trust will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of investors. UCC-1 financing statements were filed against Discover Bank and the depositor in accordance with applicable state law to perfect the master trust’s interest in the receivables, and the master servicer will file continuation statements as needed to maintain that perfection. See “Certain Legal Matters Relating to the Receivables.”

Master Trust Addition of Accounts

The depositor may, in its sole discretion:

•

designate credit card accounts originated by Discover Bank or its affiliates as additional accounts, and cause the receivables then existing and thereafter arising in those accounts to be transferred to the master trust and assign to the master trust the allocable portion of interchange calculated by reference to net merchant sales on those accounts on and after the date of designation; or

•	convey interests in other credit card receivables pools to the master trust.

In addition, the depositor will be required to designate additional accounts or convey interests in other credit card receivables pools to the master trust if the aggregate amount of Principal Receivables in the master trust on the last day of any month is less than the Minimum Principal Receivables Balance. If the depositor is required or elects to designate additional accounts under the Pooling and Servicing Agreement, Discover Bank will be required to designate additional accounts under the Receivables Sale and Contribution Agreement. If such additions are required but do not take place, an amortization event with respect to the collateral certificate will occur, which will also be an early redemption event for the Class A(2019-3) notes.

Additional accounts may consist of additional Discover Card accounts originated by Discover Bank or other credit accounts originated by Discover Bank, an affiliate of Discover Bank or a third-party. These accounts may include newly originated accounts.

The depositor may only assign additional accounts to the master trust if:

•	the depositor and the trustee for the master trust execute and deliver a written assignment;

•

the depositor causes its legal counsel to deliver an opinion to the trustee for the master trust relating to the master trust’s security interest in the receivables in the additional accounts and insolvency and related matters;

•	an authorized officer of the servicer delivers a certificate regarding the selection criteria used to select the additional accounts; and

•	either

•	any rating agency consent or confirmation requirement that applies is satisfied; or

•	the proposed assignment complies with any limitations established by Moody’s and Standard & Poor’s on the depositor’s ability to designate additional accounts.

The servicer for any additional accounts must select those accounts on the basis of selection criteria that the servicer does not believe to be materially adverse to the interests of investors in any outstanding class of any series of master trust certificates or any credit enhancement provider for any such series.

The master trust will receive all collections of receivables in additional accounts in the same manner as it receives other collections. In addition, designations of additional accounts will also include the allocable portion of interchange fees arising after the date of such designation. The servicer may, however, estimate the amount of Finance Charge Receivables billed on the receivables in the additional accounts for the month in which the accounts were added to the master trust.

Although the Pooling and Servicing Agreement must be amended to add interests in other pools of credit card receivables to the master trust, this amendment will not require certificateholder consent. The depositor may only add interests in other pools of credit card receivables to the master trust if:

•

the depositor delivers a certificate to the trustee for the master trust stating that the depositor reasonably believes that the addition will not be materially adverse to the interests of investors in any outstanding class of any series of master trust certificates or any credit enhancement provider for any such series;

•

the depositor causes its legal counsel to deliver an opinion to the trustee for the master trust relating to the master trust’s security interest in these added interests and insolvency and related matters; and

•	any rating agency consent or confirmation requirement that applies is satisfied.

Additional accounts or accounts underlying interests in pools of credit card receivables:

•	need not be Discover Card accounts or accounts originated by Discover Bank;

•	may have different terms than the terms governing the accounts initially included in the master trust, including the possibility of lower periodic finance charges or fees;

•

may have lower transaction volume or, for accounts that are not Discover Card accounts, have lower rates of interchange fees associated with them, in each case leading to lower levels of related interchange;

•	may be composed entirely of newly originated accounts;

•	may contain a higher percentage of newly originated accounts than the accounts currently included in the master trust; and

•	may contain accounts originated using criteria different from those applied to the accounts currently included in the master trust.

Accordingly, we cannot assure you that any additional accounts or accounts underlying the added interests in pools of credit card receivables will be of the same credit quality as the accounts currently included in the master trust or that inclusion of these accounts or the interests in pools of credit card receivables will not reduce the percentage of Finance Charge Collections relative to Principal Collections. The depositor intends to reflect any additions to the master trust that it considers to be material to noteholders in its monthly report with respect to the collateral certificate to be filed by the note issuance trust with the SEC on Form 10-D. See “— The Master Trust Accounts” below.

Master Trust Removal of Accounts

The depositor may, but is not obligated to, designate accounts for removal from the master trust. Any removal will be effective for charged-off accounts, on any day the depositor designates, and for all other accounts, on the last day of the calendar month during which the depositor designated the accounts to be removed.

For the depositor to remove accounts, it must deliver an officer’s certificate confirming that:

•

the aggregate amount of Principal Receivables in the master trust minus the aggregate amount of Principal Receivables in the removed accounts is not less than the Minimum Principal Receivables Balance;

•	the depositor reasonably believes that removing the accounts will not cause an amortization event to occur for any outstanding series of master trust certificates;

•	the depositor reasonably believes that removing the accounts will not prevent the master trust from making any scheduled principal payment or deposit for any series in full;

•	the depositor did not select the accounts to be removed using procedures that it believed to be materially adverse to the investors;

•	any rating agency consent or confirmation requirement that applies is satisfied; and

•	the accounts to be removed will meet one of the following criteria:

•	each of the accounts is a charged-off account;

•	the accounts to be removed were randomly selected; or

•	the accounts were originated or maintained in connection with a so-called “affinity” or “private-label” arrangement that has expired or been terminated by a third party.

Any removal will remove all receivables in the removed accounts from the master trust and all rights to the allocable portion of interchange calculated by reference to net merchant sales on such accounts on and after the date of removal.

The depositor intends to reflect any removal of accounts from the master trust that it considers to be material in its monthly report with respect to the collateral certificate to be filed by the note issuance trust with the SEC on Form 10-D.

The Master Trust Accounts

In this prospectus, we present information about the pool of receivables that Discover Bank has conveyed, directly or indirectly through the depositor, to the master trust and the accounts in which they arise. When we refer to the Discover Card in this section entitled “— The Master Trust Accounts,” we are referring to the Discover it card and other general purpose cards and card products issued by Discover Bank. DCENT may also acquire other collateral certificates that represent interests in pools of receivables that may not arise under accounts in the Discover Card portfolio.

Discover Bank began distributing the Discover Card nationally in March 1986. As of September 30, 2019, there were approximately 34.7 million Discover Card accounts with approximately 24.0 million active accounts. The total receivables balance in the Discover Card portfolio as of September 30, 2019, December 31, 2018,

December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 was $73,798,695,000, $72,731,890,000, $67,150,916,000, $61,369,048,000, $57,731,543,000 and $55,940,836,000, respectively.

Prior to the Substitution Date, on various dates at and after the formation of the master trust in October 1993, Discover Bank selected the accounts designated for transfer from the pool of unsecuritized accounts then available in the Discover Card portfolio. Prior to the Substitution Date, Discover Bank randomly selected accounts for removal from the list of accounts designated to the master trust and has also, from time to time, removed accounts with defaulted receivables from that list. After the Substitution Date, the depositor caused Discover Bank to designate additional accounts, the receivables of which were (and, in the future, will be) transferred to the master trust. For each addition of accounts, Discover Bank, as servicer, must confirm that the additional accounts were not selected on the basis of any selection criteria believed to be materially adverse to the interests of the noteholders of any outstanding tranche of DiscoverSeries notes. See “The Discover Card Business — The Accounts” for more information.

The receivables in the accounts designated for the master trust totaled $30,834,802,639.03 and the total number of those accounts was 14,975,219 as of September 30, 2019. Also, as of September 30, 2019, the average account balance was $3,272 (using 9,425,230 active accounts designated for the master trust for which cardmembers had a balance, a monetary transaction or authorization within the past month) and the average credit limit was $12,577.

Current Composition and Distribution of the Master Trust Accounts

We have set forth information below about the accounts that are designated for the master trust. The performance information included in this section is generally consistent with the monthly performance information that will be provided in the monthly certificateholders’ statement for the collateral certificate.

Geographic Distribution. As of September 30, 2019, the following nine states had the largest receivables balances and comprised over 50% of the receivables:

State	Percentage of Total Receivables
Texas	8.5%
California	8.0%
New York	6.5%
Florida	5.9%
Illinois	5.9%
Pennsylvania	5.4%
Ohio	4.4%
New Jersey	3.7%
Georgia	3.0%
Other States	48.7%

Total	100.0%

Since the largest amounts of outstanding receivables were with cardmembers whose billing addresses were in Texas, California, New York, Florida, Illinois, Pennsylvania, Ohio, New Jersey and Georgia, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables.

Credit Limit Information. As of September 30, 2019, the accounts had the following credit limits:

Credit Limit	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Number of Accounts	Percentage of Total Accounts
Less than or equal to $5,000.00	$914,494	3.0%	1,870,478	12.5%
$5,000.01 to $10,000.00	$3,350,144	10.9%	3,376,744	22.5%
$10,000.01 to $15,000.00	$6,487,573	21.0%	5,264,138	35.2%
Over $15,000.00	$20,082,592	65.1%	4,463,859	29.8%

Total	$30,834,803	100.0%	14,975,219	100.0%

Account Balance Information. As of September 30, 2019, the accounts had the following balances:

Account Balance	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Number of Accounts	Percentage of Total Accounts
Credit Balance	$(32,015)	-0.1%	522,944	3.5%
No Balance	$—	0.0%	6,107,906	40.8%
$0.01 to $5,000.00	$7,472,522	24.2%	6,242,060	41.7%
$5,000.01 to $10,000.00	$7,697,956	25.0%	1,067,359	7.1%
$10,000.01 to $15,000.00	$6,874,706	22.3%	558,905	3.7%
Over $15,000.00	$8,821,634	28.6%	476,045	3.2%

Total	$30,834,803	100.0%	14,975,219	100.0%

Seasoning. As of September 30, 2019, 100.0% of the accounts were at least 24 months old. The ages of the accounts as of September 30, 2019 were distributed as follows:

Age of Accounts	Percentage of Total Accounts	Percentage of Total Receivables
Less Than 12 Months	0.0%	0.0%
12 to 23 Months	0.0%	0.0%
24 to 35 Months	0.0%	0.0%
36 to 47 Months	1.0%	1.1%
48 to 59 Months	1.4%	1.6%
60 Months or Greater	97.6%	97.3%

Total	100.0%	100.0%

Delinquency Information. The accounts designated for the master trust have had the following delinquency statuses:

	As of September 30, 2019		As of December 31, 2018		As of December 31, 2017
Delinquency Status	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Receivables Outstanding ($000’s)	Percentage of Total Receivables
Total Receivables	$30,834,803	100.00%	$33,060,719	100.00%	$31,019,359	100.00%

30 to 59 Days	$146,787	0.47%	$151,835	0.46%	$157,432	0.51%
60 to 89 Days	$108,678	0.35%	$114,599	0.34%	$122,877	0.40%
90 to 119 Days	$86,234	0.28%	$96,180	0.29%	$97,498	0.31%
120 to 149 Days	$72,984	0.24%	$83,138	0.25%	$81,456	0.26%
150 to 179 Days	$70,289	0.23%	$74,558	0.23%	$73,903	0.24%
180 Days and Greater	$0	0.00%	$0	0.00%	$0	0.00%

Total Delinquent	$484,972	1.57%	$520,310	1.57%	$533,166	1.72%

	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
Delinquency Status	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Receivables Outstanding ($000’s)	Percentage of Total Receivables	Receivables Outstanding ($000’s)	Percentage of Total Receivables
Total Receivables	$31,625,642	100.00%	$28,873,471	100.00%	$30,335,279	100.00%

30 to 59 Days	$154,378	0.49%	$116,861	0.41%	$129,974	0.43%
60 to 89 Days	$115,212	0.36%	$88,274	0.31%	$99,840	0.33%
90 to 119 Days	$91,627	0.29%	$72,963	0.25%	$83,267	0.27%
120 to 149 Days	$76,566	0.24%	$60,937	0.21%	$69,207	0.23%
150 to 179 Days	$68,907	0.22%	$55,690	0.19%	$66,057	0.22%
180 Days and Greater	$0	0.00%	$0	0.00%	$0	0.00%

Total Delinquent	$506,690	1.60%	$394,725	1.37%	$448,345	1.48%

	As of September 30, 2019		As of December 31, 2018		As of December 31, 2017
Delinquency Status	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts
Total Accounts	14,975,219	100.00%	15,831,324	100.00%	15,689,292	100.00%

Accounts Delinquent:
30 to 59 Days	18,968	0.13%	20,266	0.13%	22,605	0.14%
60 to 89 Days	13,206	0.09%	14,646	0.09%	16,784	0.11%
90 to 119 Days	9,703	0.06%	11,103	0.07%	12,257	0.08%
120 to 149 Days	7,779	0.05%	9,327	0.06%	9,809	0.06%
150 to 179 Days	7,202	0.05%	8,095	0.05%	8,684	0.06%
180 Days and Greater	0	0.00%	0	0.00%	0	0.00%

Total Delinquent	56,858	0.38%	63,437	0.40%	70,139	0.45%

	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
Delinquency Status	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts	Number of Accounts	Percentage of Total Accounts
Total Accounts	15,980,275	100.00%	14,442,527	100.00%	15,282,963	100.00%

Accounts Delinquent:
30 to 59 Days	24,140	0.15%	17,984	0.12%	21,456	0.14%
60 to 89 Days	16,927	0.10%	12,721	0.09%	15,146	0.10%
90 to 119 Days	12,552	0.08%	9,563	0.07%	11,438	0.08%
120 to 149 Days	10,147	0.06%	7,518	0.05%	8,959	0.06%
150 to 179 Days	8,887	0.06%	6,713	0.05%	8,260	0.05%
180 Days and Greater	0	0.00%	0	0.00%	0	0.00%

Total Delinquent	72,653	0.45%	54,499	0.38%	65,259	0.43%

We discuss the economic factors that affect the performance of the accounts, including delinquencies, in “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

Distribution of the Accounts by FICO® Score

FICO® Credit Score Information. A FICO® score is a measurement derived from a proprietary credit scoring method owned by Fair Isaac Corporation to determine the likelihood that credit users will pay their bills. Although Fair Isaac Corporation discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience) and level of utilization of available credit. FICO® scores for any one individual may be determined by up to three independent credit bureaus. In determining whether to grant credit to a potential account holder, Discover Bank uses a FICO® score as reported by one particular credit bureau. Therefore, certain FICO® scores for an individual account holder based upon information collected by other credit bureaus could be different from the FICO® score used by Discover Bank. FICO® scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by Fair Isaac Corporation.

FICO® scores are based on independent, third-party information, the accuracy of which we cannot verify. Discover Bank does not use standardized credit scores, such as a FICO® score, alone to determine the credit limit or other terms that are approved or applied on an account. Rather, a FICO® score is one of many factors used by Discover Bank to assess an individual’s credit and default risk prior to initially approving an account or changing the terms of an account. See “The Discover Card Business — Credit-Granting Procedures.” To the extent available, FICO® scores are generally obtained at origination of the account and monthly or quarterly thereafter. Because the composition of the accounts designated for the master trust may change over time, this table is not necessarily indicative of FICO® scores at origination of the accounts or the composition of the accounts in the master trust at any specific time thereafter.

The following table reflects receivables as of September 30, 2019, and the composition of accounts by FICO® score as refreshed during September 2019:

FICO® Credit Score Range(1)	Receivables Outstanding ($000’s)	Percentage of Total Receivables
No Score	$41,115	0.13%
Less than 600	$1,062,602	3.44%
600 to 659	$2,502,928	8.12%
660 to 719	$8,577,223	27.82%
720 and above	$18,650,935	60.49%

Total	$30,834,803	100.00%

(1)	FICO® is federally registered service mark of Fair Isaac Corporation.

Summary Historical Performance of the Accounts

The information below about the performance of the accounts for historical periods reflects only the performance of accounts that were designated for the master trust during or prior to the specified time period. Additional accounts were last designated for the master trust as of August 1, 2018. The presentation of the information below reflects the treatment of collections and charged-off receivables under the Pooling and Servicing Agreement. The performance information included in this section is generally consistent with the type of performance information that will be provided in the monthly certificateholder’s statement for the collateral certificate.

Summary Yield Information. The annualized monthly yield for the accounts is calculated by dividing the monthly finance charges by beginning monthly Principal Receivables multiplied by twelve. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, overlimit fees and other fees, all net of write-offs. Recoveries received with respect to receivables in the master trust that have been charged off as uncollectible, including the proceeds of charged-off receivables that Discover Bank has removed from the master trust, are included in the master trust and are treated as Finance Charge Collections. Discover Bank allocates interchange to the master trust, which is treated similarly to finance charges. The aggregate yield is the average of the monthly annualized yields for each period shown. The aggregate yield for the accounts is summarized as follows:

Aggregate Yields	Nine Months Ended September 30,	Calendar Year Ended December 31,
	2019	2018	2017	2016	2015	2014
Finance Charge and Fees (Excluding Recoveries and Interchange) ($000)	$3,471,737	$4,456,866	$4,286,049	$4,077,025	$3,970,795	$4,118,383
Yield Excluding Recoveries and Interchange	14.84%	14.63%	14.34%	14.16%	14.04%	14.05%
Yield Excluding Recoveries and Including Interchange	19.02%	18.88%	18.53%	18.40%	18.21%	18.18%
Gross Yield Including Recoveries and Interchange	19.81%	19.62%	19.28%	19.23%	19.17%	19.23%

For purposes of the Pooling and Servicing Agreement, all recoveries of principal as well as recoveries of finance charges and fees are treated as Finance Charge Collections, and are reflected in percentages set forth in the row entitled “Gross Yield Including Recoveries and Interchange.” The Series 2007-CC collateral certificate is eligible to receive allocations and reallocations of interchange received by the master trust in accordance with the terms of the series supplement. A portion of such interchange will be available to the Class A(2019-3) notes in accordance with the indenture and the indenture supplement for the DiscoverSeries.

Summary Charge-off Information. The annualized monthly charge-off rates for the accounts are calculated by dividing the monthly principal charge-offs by beginning monthly Principal Receivables multiplied by twelve. The aggregate charge-off percentages expressed below are the average of the annualized monthly charge-off rates for each period shown. The accounts have had the following aggregate charge-off amounts and aggregate charge-off percentages:

	Nine Months Ended September 30,	Calendar Year Ended December 31,
	2019	2018	2017	2016	2015	2014
Gross Principal Charge-offs ($000)	$675,588	$881,561	$855,060	$731,688	$735,166	$822,851
Net Principal Charge-offs ($000)	$492,401	$656,960	$630,969	$493,280	$464,190	$514,338
Gross Principal Charge-off Rate	2.89%	2.90%	2.86%	2.54%	2.60%	2.81%
Net Principal Charge-off Rate	2.10%	2.16%	2.11%	1.71%	1.64%	1.76%

We discuss the economic factors that affect the performance of the accounts, including charge-offs, in “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event.”

Summary Payment Rate Information. The monthly payment rate for the accounts is calculated by dividing monthly collections by the receivables in the accounts as of the beginning of the month. The average monthly payment rate for each period shown is calculated by dividing the sum of individual monthly payment rates by the number of months in the period. The accounts have had the following historical monthly payment rates:

	Nine Months Ended September 30,	Calendar Year Ended December 31,
	2019	2018	2017	2016	2015	2014
Lowest Monthly Payment Rate	21.52%	21.49%	21.21%	21.30%	21.55%	21.44%
Highest Monthly Payment Rate	23.63%	23.75%	23.47%	23.61%	24.19%	23.86%
Average Monthly Payment Rate	22.91%	22.66%	22.31%	22.53%	22.93%	22.80%

Minimum Monthly Payment and Full Balance Payment Rates. Discover Bank calculates the monthly rate of cardmembers that made payments equal to the contractual monthly minimum payment due (but less than full payment), and the monthly rate of cardmembers that paid the full balance per their statement as a percentage of the total accounts in each case as of the beginning of the month. The rates below are the monthly rates for the accounts as of the month ended September 30, 2019.

Month Ended September 30, 2019
Minimum Monthly Payment Rate	7.24%
Full Balance Payment Rate	24.14%

Balance Reductions. The accounts designated for the master trust may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. As of the nine months ended September 30, 2019, the average monthly balance reduction rate for the accounts designated for the master trust attributable to such returns and fraud was 0.60%.

Static Pool Information

Static pool information regarding the performance of the receivables for the accounts based on the date of their origination can be located in Annex II to this prospectus, which forms an integral part of this prospectus.

Adjustments to Master Trust Receivables

The aggregate amount of receivables in the master trust will increase or decrease, as applicable, to the extent the applicable servicer adjusts any receivable without payment by or on behalf of a customer. Each servicer may adjust any receivable that was created as a result of a fraudulent or counterfeit charge or any receivable that was created in respect of merchandise returned by the customer, and may otherwise adjust, increase, reduce, modify or cancel a receivable in accordance with its credit guidelines.

If excluding the amount of an adjustment from the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, the depositor is obligated to deposit into the master trust collections account an amount equal to the amount by which the adjustment exceeds the Transferor Interest. The depositor must make this deposit, in immediately available funds, no later than the business day following the last day of the calendar month during which the adjustment is made.

In addition, under certain limited circumstances, a credit card account that is not designated for the master trust may be combined with an account designated for the master trust. That combination may increase or decrease the amount of receivables in the master trust, depending on whether the existing master trust account is the account surviving the combination. the depositor has no reason to believe these account combinations will have a material effect on the aggregate amount of receivables in the master trust.

Final Payment of Principal; Termination of Series 2007-CC

The final payment of principal and interest on the collateral certificate will be made no later than the day before the anniversary of the issuance of the collateral certificate in 2028, which is the series termination date for Series 2007-CC. However, at any time prior to the series termination date for Series 2007-CC the investor interest in receivables represented by the collateral certificate may be reduced to zero and subsequently increased.

The final payment of principal and interest on the collateral certificate will be made only upon presentation and surrender of the collateral certificate at the office or agency specified in the notice from the trustee for the master trust to the note issuance trust regarding the final distribution. The trustee for the master trust will provide that notice to the note issuance trust not later than the tenth day of the month of the final distribution.

If, as of the distribution date in the month before the series termination date for Series 2007-CC, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the investor interest in receivables for such series would be greater than zero, then the trustee for the master trust will sell receivables or interests in receivables in an amount sufficient to yield proceeds equal to the investor interest in receivables represented by the collateral certificate plus any accrued but unpaid interest. However, the amount of receivables to be sold will not exceed:

•	the aggregate amount of receivables in the master trust; multiplied by

•	the investor interest in receivables represented by the collateral certificate; divided by

•	the aggregate investor interest in receivables for all outstanding series of certificates issued by the master trust;

in each case as of the distribution date in the month preceding the series termination date for Series 2007-CC.

The receivables selected to be sold will not differ materially from the receivables remaining in the master trust as of that distribution date and will be randomly selected. The trustee for the master trust will deposit the proceeds from this sale into the applicable master trust account and pay them to the note issuance trust on the distribution date immediately following the deposit. That payment will be the final distribution for the collateral certificate. If the proceeds of the sale are not sufficient to pay the outstanding principal and interest on the notes, including the Class A(2019-3) notes, such notes will suffer a loss.

Master Trust Amortization Events

The following events are specified as amortization events under the Pooling and Servicing Agreement for the master trust and the collateral certificate, and accordingly will be early redemption events for the notes, including the Class A(2019-3) notes:

(a)    the depositor fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or related series supplement, or within five business days after that date;

(b)    the depositor fails to perform in any material respect any other material covenant of that depositor under the Pooling and Servicing Agreement or related series supplement, and does not remedy that failure for 60 days after:

•	written notice to the depositor by the trustee for the master trust; or

•

written notice to the depositor and the trustee for the master trust by the holders of certificates that represent at least 25% of the class invested amount of any class materially adversely affected by the depositor’s failure (which in the case of the collateral certificate will be given by the note issuance trust at the request of holders of 25% of the Outstanding Dollar Principal Amount of the notes issued under the indenture);

(c)    any representation or warranty made by the depositor under the Pooling and Servicing Agreement or related series supplement, or any information required to be given to the trustee for the master trust to identify the master trust accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to the depositor by the trustee for the master trust or to the depositor and the trustee for the master trust by the holders of certificates that represent at least 25% of the class invested amount of any class materially adversely affected by the depositor’s failure (which in the case of the collateral certificate will be given by the note issuance trust at the request of holders of 25% of the Outstanding Dollar Principal Amount of the notes issued under the indenture);

(d)    certain events of bankruptcy, insolvency or receivership relating to the depositor, Discover Bank or any other originator;

(e)    the depositor becomes unable to transfer receivables to the master trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(f)    any originator becomes unable to transfer receivables to the master trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(g)    the master trust becomes an “investment company” within the meaning of the Investment Company Act;

(h)    any Master Servicer Termination Event or any Servicer Termination Event occurs; or

(i)    the amount of Principal Receivables in the master trust at the end of any month or on any distribution date is less than the Minimum Principal Receivables Balance, and the depositor fails to assign receivables in additional accounts or interests in other credit card receivables pools to the master trust in at least the amount of the deficiency within ten days.

Other series of master trust certificates may have additional amortization events that relate only to such series and will not apply to Series 2007-CC.

In the case of any event described in subparagraph (a), (b), (c) or (h), after any applicable grace period, either the trustee for the master trust or the certificateholders of any class materially adversely affected thereby evidencing not less than 51% of the aggregate investor interest in receivables for outstanding series of certificates issued by the master trust, including the collateral certificate, by notice given in writing to the depositor and the master servicer may declare that an amortization event has occurred. Any event described in clauses (d), (e), (f), (g) or (i) will immediately be an amortization event without any notice or other action from the trustee for the master trust or the noteholders. The amortization period will commence on the date on which an amortization event is deemed to have occurred. We note, however, that legislation and positions taken by the FDIC indicate that an amortization event may be subject to an automatic stay in a conservatorship or receivership of Discover Bank and that an amortization event of the type described in clause (d) above may be voided or voidable under the Federal Deposit Insurance Act.

If an amortization event for the master trust occurs, an early redemption event for the notes, including the Class A(2019-3) notes, issued by the note issuance trust will also occur. See “The Notes — Redemption and Early Redemption of Notes — Early Redemption Events.”

Repurchase of Master Trust Portfolio

A Trust Portfolio Repurchase Event for the master trust will occur upon discovery that as of the Substitution Date or, for any additional accounts added to the master trust after such date, as of the date on which the depositor assigned such receivables to the master trust:

•

the Pooling and Servicing Agreement or appropriate assignment of additional accounts delivered after such date, as the case may be, does not constitute a valid and binding obligation of the depositor enforceable against the depositor, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles;

•	the Pooling and Servicing Agreement or appropriate assignment of additional accounts delivered after such date, as the case may be, does not constitute:

•

a valid transfer and assignment to the master trust of all right, title and interest of the depositor in and to the transferred or assigned receivables, whether then existing or thereafter created, and the proceeds of those receivables;

•

a sale of the receivables and related property and further, does not constitute the grant of a perfected security interest of first priority under the UCC as in effect in the state in which the depositor is located — which for purposes of the UCC will generally be the state in which it was incorporated or otherwise formed — in those receivables and the proceeds of those receivables that is effective as to each receivable assigned to the master trust at the time it was or is created; or

•	a first priority perfected security interest in such property in the master trust except for statutory or other non-consensual liens;

•

the depositor or a person claiming through or under the depositor has any claim to or interest in any investor account, other than the interests of the investors or the interest of the depositor as a debtor for purposes of the UCC as in effect in the state in which the depositor is located;

•	certain representations and warranties of the depositor regarding:

•	its corporate status and authority to assign receivables to the master trust and perform its obligations under the Pooling and Servicing Agreement and any related series supplement; and

•

the accuracy of information furnished by the depositor to the trustee for the master trust, are not true and the depositor does not cure the breach within 60 days of the earlier of (a) actual knowledge of such breach by the depositor and (b) receipt by the depositor and the master servicer of written notice of such breach by either the trustee for the master trust or holders of certificates that represent at least 51% of the aggregate investor interest in receivables for all outstanding series of certificates issued by the master trust, including the collateral certificate;

Prior to the Substitution Date, Discover Bank made similar representations and warranties with respect to the 2010 Pooling and Servicing Agreement, which would also result in a Trust Portfolio Repurchase Event.

If a Trust Portfolio Repurchase Event for the master trust occurs, either the trustee for the master trust or investors holding certificates that represent at least 51% of the aggregate investor interest in receivables for all outstanding series of certificates issued by the master trust, including the collateral certificate, may direct Discover Bank (with respect to receivables transferred prior to the Substitution Date) or the depositor (with respect to receivables transferred after the Substitution Date) to purchase receivables transferred to the master trust on or before the distribution date for each series then outstanding within 60 days of that notice. See “The Indenture — Voting” regarding voting rights with respect to Series 2007-CC. However, if an assignment of additional accounts to the master trust results in a Trust Portfolio Repurchase Event for the master trust, the depositor or Discover Bank, as applicable, will repurchase only the receivables in those additional accounts that were assigned to the master trust pursuant to such assignment. The depositor or Discover Bank, as applicable, will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event for the master trust does not adversely affect in any material respect the interests of the investors as a whole. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.

If the depositor is obligated to accept reassignment of receivables from the master trust, Discover Bank will be obligated to accept reassignment of those receivables from the depositor.

The purchase price for each series then outstanding will equal the investor interest in receivables in the master trust plus all accrued but unpaid interest for the series. However, if an assignment of additional accounts to the master trust results in a Trust Portfolio Repurchase Event for the master trust, only the receivables in those additional accounts that were assigned to the master trust pursuant to such assignment will be repurchased at a price for each series equal to:

•	the principal allocation percentage for the next following distribution date for the series; multiplied by

•	the amount of receivables attributable to the additional accounts assigned to the master trust,

and the trustee for the master trust will apply the purchase price as collections of those receivables in accordance with each applicable series supplement. The trustee for the master trust will deposit the purchase price in the group collections account relating to that series.

Repurchase of Specified Master Trust Receivables

A master trust receivable repurchase event will occur if Discover Bank (with respect to receivables transferred prior to the Substitution Date) or the depositor (with respect to receivables transferred on and after the Substitution Date), as applicable, has actual knowledge or receives written notice that any receivable that is transferred to the master trust is not, as of the time of transfer, an Eligible Receivable, and

•	this has a material adverse effect on the investors’ interest in the master trust receivables as a whole; and

•	it is not cured within 60 days of the earlier of:

•	actual knowledge of the breach by the depositor or Discover Bank, as applicable; or

•	receipt by the depositor or Discover Bank, as applicable, of written notice of the breach.

Among the requirements for an Eligible Receivable are that they have been originated in compliance with law and constitute “accounts” under Article 9 of the UCC, and that the master trust has good title to such receivables. Any beneficial owner may request that the indenture trustee provide the depositor or Discover Bank, as applicable, with the notice of ineligibility described above. Prior to making any notifications, the indenture trustee may require that the beneficial owner making a request provide the indenture trustee with (i) a written certification that it is a beneficial owner and (ii) a trade confirmation, account statement, a letter from a broker or dealer or other similar document showing that it is a beneficial owner.

Notwithstanding the foregoing, if:

•

the amount of Principal Receivables in the master trust at the end of the calendar month in which Discover Bank or the depositor, as applicable, obtained either (x) actual knowledge of the transfer of a receivable to the master trust that was not an Eligible Receivable or (y) written notice of such a transfer would be less than the Minimum Principal Receivables Balance if such receivables were excluded from the amount of Principal Receivables used in such determination; and

•	Discover Bank’s short term debt rating from Standard & Poor’s is less than A-1;

then a master trust receivables repurchase event will automatically occur with respect to each such receivable that was not an Eligible Receivable upon transfer and the receivables in each account to which such event relates shall be removed from the master trust as described below. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.

The depositor or Discover Bank, as applicable, will remove the receivables in those accounts to which any master trust receivable repurchase event relates from the master trust and will direct the master servicer to deduct the amount of those receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the master trust. If excluding those receivables from the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, then on the following master trust distribution date, the depositor will deposit into the master trust collections account in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below zero. The deposit will be considered a repayment in full of such receivables, and will be treated as collections of receivables of the master trust in the preceding calendar month. Discover Bank is required to accept reassignment of any receivables repurchased by the depositor.

Repurchase of a Master Trust Series

A Series Repurchase Event for any series of master trust certificates, including Series 2007-CC, will occur upon discovery that, as of the date the master trust issues the series, the applicable series supplement does not constitute a legal, valid and binding obligation of Discover Bank (with respect to series of master trust certificates issued prior to the Substitution Date, including Series 2007-CC), or the depositor (with respect to series of master trust certificates issued after the Substitution Date) enforceable against Discover Bank or the depositor, as applicable, in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.

If a Series Repurchase Event for a series occurs, either the trustee for the master trust or investors holding master trust certificates of that series that represent at least 51% of the investor interest of that series, may direct Discover Bank or the depositor, as applicable, to purchase the master trust certificates of that series within 60 days after it receives that direction. See “The Indenture — Voting” regarding voting rights with respect to Series 2007-CC. Discover Bank or the depositor, as applicable, will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investors in the series as a whole.

On the distribution date set for the purchase, Discover Bank or the depositor, as applicable, will deposit into the applicable investor account for that series an amount equal to the sum of the investor interest in receivables for that series and all accrued but unpaid interest. The amount on deposit in the applicable investor account will be paid to the investors in the series when they present and surrender their master trust certificates.

Dispute Resolution Procedures

Discover Bank and the depositor are required to repurchase receivables from the master trust in the circumstances as described under “The Master Trust — Repurchase of Specified Master Trust Receivables” in this prospectus. If a person, including any certificateholder or any verified beneficial owner requests a repurchase of any receivable (a “requesting party”) and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by Discover Bank or the depositor, as applicable, the requesting party may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or arbitration.

If the requesting party selects mediation, the mediation will be administered by the American Arbitration Association (the “AAA”), or if the AAA no longer exists, another nationally recognized mediation association selected by the master servicer. The fees and expenses of the mediation (including non-binding arbitration) will be allocated as mutually agreed by the parties as part of the mediation (including non-binding arbitration). The mediator will be appointed from a roster of neutrals maintained by the AAA and must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

If the requesting party selects arbitration, the arbitration will be administered by the AAA or if the AAA no longer exists, another nationally recognized arbitration association selected by the master servicer. The arbitrator will be appointed from a roster of neutrals maintained by the AAA and must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon). The proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

Sale of Transferor Interest

The Transferor Certificate was originally issued to Discover Bank. On the Substitution Date, Discover Bank transferred all of its rights and obligations as seller to the master trust to the depositor and the Transferor Certificate was reissued to the depositor. Under the Pooling and Servicing Agreement, the depositor may not transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Transferor Interest represented by the Transferor Certificate other than to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for U.S. federal income tax purposes.

The Trustee for the Master Trust

U.S. Bank, which acts as indenture trustee for the note issuance trust, also acts as trustee for the master trust and as registrar and paying agent under the Pooling and Servicing Agreement and the series supplement for Series 2007-CC and the other series of master trust certificates, if any. U.S. Bancorp, with total assets exceeding $482 billion as of June 30, 2019, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2019, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 domestic and 2 international cities. The Pooling and Servicing Agreement and the indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2019, U.S. Bank was acting as trustee with respect to over 98,000 issuances of securities with an aggregate outstanding principal balance of over $4.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As trustee, paying agent, and registrar with respect to the master trust, U.S. Bank will make each certificateholders’ monthly statement available to the certificateholders and noteholders via the master trust trustee’s internet website at http://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2019, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 60 issuances of credit card receivables-backed securities with an outstanding aggregate principal balance of approximately $37,489,000,000.

See “Litigation and Regulatory Matters — U.S. Bank” in this prospectus for information on arbitration and litigation involving U.S. Bank.

The Relationship of the Trustee for the Master Trust with Discover Funding LLC, Discover Bank and the Master Trust

U.S. Bank has been acting as the trustee for the master trust since the master trust’s formation in October 1993. The depositor, Discover Bank and their respective affiliates may enter into normal banking and trustee relationships with the trustee for the master trust from time to time. The trustee for the master trust and its affiliates may own certificates issued by the master trust in their own names. In addition, the trustee for the master trust may appoint a co-trustee or separate trustees of all or any part of the master trust to meet the legal requirements of a local jurisdiction. If the trustee for the master trust does appoint a co-trustee or separate trustee, that separate trustee or co-trustee will be jointly subject, with the trustee for the master trust, to all rights, powers, duties and obligations conferred on the trustee for the master trust by the Pooling and Servicing Agreement or any series supplement. In any jurisdiction in which the trustee for the master trust is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will be singly subject to all of these rights, powers, duties and obligations. Any separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee for the master trust.

The trustee for the master trust is not responsible for independently evaluating any receivables transferred to the master trust. Within five business days of an account removal or addition, the depositor will deliver, or will cause to be delivered, to the trustee for the master trust a computer file, hard copy or microfiche list containing a true and complete list of each account which shall be deemed removed or added, as applicable, and such accounts will be identified by account number. The trustee for the master trust will have access to such records and agreements as may be necessary for it to enforce the rights of the investors in the master trust certificates; however, such records and agreements will not be delivered to the trustee for the master trust at closing of the issuance of the collateral certificate. The trustee for the master trust will not be obligated to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or any series supplement, including the series supplement with respect to the collateral certificate, or to institute, conduct or defend any litigation at the request, order or direction of any investors (or noteholders with respect to the DiscoverSeries notes, on behalf of the holder of the collateral certificate), unless such investors and/or noteholders or any other person have offered to the trustee for the master trust reasonable security or indemnity against the costs, expenses and liabilities which it may incur; provided, however, that if a Master Servicer Termination Event or any Servicer Termination Event occurs and has not been cured, the trustee for the master trust will be obligated to appoint a successor master servicer or servicer or to itself act as such successor, and to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The trustee for the master trust is not obligated to make an investigation into matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document except upon the written request of holders of at least 51% of the invested amount of any class of any series of master trust certificates and subject to indemnification by such holders as described above. DCENT, as holder of the collateral certificate, will be able to make this request on behalf of noteholders if so requested by them. The trustee for the master trust will be bound by instructions regarding the time, method, and place of conducting any proceeding for any remedy available to the trustee for the master trust upon written request of holders of at least 51% of the aggregate class invested amount of any class of any series of master trust certificates. However, if following any instruction of the holders the action would be illegal, would subject the trustee for the master trust to personal liability, or would be materially adverse to investors (or noteholders) who were not party to such direction, the trustee for the master trust will not be bound to follow such instruction.

Pursuant to the Pooling and Servicing Agreement, the trustee for the master trust also:

•

calculates the monthly rate for variable rate securities, makes interest and principal payments on the master trust certificates, or deposits funds into the investor accounts, if applicable, out of available master trust collections and in accordance with the cash flows for each series;

•

delivers to certificateholders of record certain notices, reports and other documents received by the trustee for the master trust, or otherwise required to be prepared or delivered by the trustee for the master trust as required under the Pooling and Servicing Agreement;

•	authenticates, delivers, cancels and otherwise administers the master trust certificates, including holding global certificates on behalf of DTC, if applicable;

•	establishes and maintains master trust accounts and maintains records of activity in those accounts;

•

serves as the initial transfer agent, paying agent and registrar, appoints any paying agent outside the United States and, if it resigns these duties, appoints a successor transfer agent, paying agent and registrar;

•	invests funds in master trust accounts at the direction of the master servicer;

•

if the master trust owes principal in the month before any legal maturity date for any master trust certificates, sells receivables, proportionate to the series’ remaining interest in the master trust, to repay the principal;

•

if the trustee for the master trust is directed to sell receivables in connection with an event of default and acceleration for any tranche of notes or the legal maturity date for any tranche of notes, sells receivables to pay principal and accrued and unpaid interest as described in “Sources of Funds to Pay the Notes — Sale of Receivables”; and

•	performs certain other administrative functions identified in the Pooling and Servicing Agreement.

Indemnification and Limitation of Liability of the Master Trust and the Trustee for the Master Trust

The depositor generally will indemnify the master trust and the trustee for the master trust against losses arising out of the depositor’s activities in connection with the master trust or the trustee for the master trust. However, the depositor will not indemnify:

•

the trustee for the master trust for liabilities resulting from fraud, negligence (including negligent failure to act) or willful misconduct by the trustee for the master trust in performing its duties as trustee for the master trust;

•

the master trust or DCENT for liabilities arising from actions taken by the trustee for the master trust at DCENT’s request, except for any requests to the trustee made by certificateholders in connection with dispute resolution proceedings or any asset review; or

•	the master trust or DCENT for any taxes, or any related interest or penalties, required to be paid by the master trust or DCENT.

This indemnification will be only from the assets of the depositor and will be subordinate to the master trust’s security interest in the receivables and interchange. This indemnification will not constitute a claim against the depositor in an amount that exceeds the lesser of:

•	the depositor’s available assets; or

•	the full amount of the claim multiplied by the percentage of the Principal Receivables in the master trust that have been transferred to the master trust by the depositor.

Discover Bank, as master servicer and servicer, and any additional servicers, generally will indemnify the trustee for the master trust against losses arising out of the master servicer’s or such servicer’s activities in connection with the master trust or the trustee for the master trust. However, the servicers will not indemnify the trustee for the master trust for:

•	liabilities resulting from fraud, negligence (including negligent failure to act) or willful misconduct by the trustee for the master trust in performing its duties as trustee for the master trust; or

•

liabilities arising from actions taken by the trustee for the master trust at the request of certificateholders, except for any requests to the trustee made by certificateholders in connection with dispute resolution proceedings or an asset representations review.

Resignation or Removal of Trustee for the Master Trust; Appointment of Successor Trustee

The trustee for the master trust may, upon giving notice to the depositor and the master servicer and the appointment of a successor trustee, resign and be discharged from its duties as trustee for the master trust. Upon receiving notice of the trustee for the master trust’s resignation, the master servicer will promptly appoint a successor trustee. If no successor has been appointed after 30 days, then the trustee for the master trust may petition a court to appoint a successor trustee. If the trustee for the master trust becomes ineligible to act as trustee for the master trust, by not meeting the requirements of the Pooling and Servicing Agreement, and fails to resign per the request of the depositor, or the trustee for the master trust becomes legally unable to act or bankrupt or insolvent, the master servicer may remove the trustee for the master trust and appoint a successor trustee. The resignation or removal of the trustee for the master trust will not become effective until the successor trustee has accepted the appointment. The costs associated with replacing a trustee for the master trust who has resigned or been removed are expected to be paid by the master servicer. The master servicer will provide written notice to Moody’s and Standard & Poor’s of any resignation or removal of the trustee for the master trust and the appointment of any successor trustee.

Upon acceptance of appointment and resignation of the predecessor trustee for the master trust, the successor trustee shall become fully vested with all the rights, powers, duties and obligations of the predecessor trustee. The successor trustee shall notify all certificateholders, including DCENT, of its appointment. The successor trustee must be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by a federal or state banking authority. The successor trustee must also have a combined capital and surplus of at least $50 million and a long-term debt rating of Baa3 or higher, or a comparable rating from Moody’s and of BBB- or higher, or a comparable rating from Standard & Poor’s.

The Note Issuance Trust

General

The note issuance trust, Discover Card Execution Note Trust, also called “DCENT,” will issue the notes. The address of DCENT is Discover Card Execution Note Trust c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street Wilmington, Delaware 19890-0001. Its telephone number is 302-636-6189.

DCENT has been initially capitalized by a $1 contribution from Discover Bank. No additional capital contributions are expected to be made to DCENT.

For a description of the assets of DCENT, see “Sources of Funds to Pay the Notes — General.”

As indenture trustee, paying agent and registrar under the indenture, U.S. Bank will make each noteholders’ monthly statement available to the certificateholders and noteholders via its internet website at http://pivot.usbank.com.

Trust Agreement

DCENT operates pursuant to an amended and restated trust agreement between the depositor, as assignee of Discover Bank, and Wilmington Trust Company, a Delaware trust company, the owner trustee. DCENT is a Delaware statutory trust formed on July 2, 2007 pursuant to the Delaware Statutory Trust Act. The fiscal year for DCENT currently ends on December 31 of each year. Discover Funding LLC, as depositor, will file with the SEC an annual report on Form 10-K on behalf of DCENT within 90 days after the end of its fiscal year or, if applicable, any transition period. DCENT does not have any officers or directors. Currently, its sole beneficiary is Discover Funding LLC, which is also the depositor for DCENT and the master trust. In its role as beneficiary, Discover Funding LLC has the ability to direct certain actions by DCENT, including in certain circumstances instructing the owner trustee to take actions on DCENT’s behalf. Other affiliates of Discover Funding LLC may also be beneficiaries. Discover Bank is the calculation agent/servicer for DCENT, the master servicer and servicer for the master trust, the originator of the assets and the sponsor for the transactions described in this prospectus.

The owner trustee and the depositor, as beneficiary, by its acceptance of the Transferor Interest, shall not at any time with respect to DCENT or the master trust acquiesce, petition or otherwise invoke or cause DCENT or the master trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against DCENT or the master trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official, or ordering the winding up or liquidation of the affairs of DCENT or the master trust.

Amendments

The depositor and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as (i) the depositor has satisfied the Rating Agency Condition and (ii) such amendment will not significantly change the permitted activities of DCENT, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, the depositor and the owner trustee may amend the trust agreement if the depositor has satisfied the Rating Agency Condition, in the case of a significant change to the permitted activities of DCENT, as set forth in the trust agreement, with the consent of holders of a majority of the Outstanding Dollar Principal Amount of each series, class or tranche of notes affected by such change, calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by the depositor or any of its affiliates or agents; provided, however, without the consent of the holders of all of the notes then outstanding, no such amendment shall reduce the percentage of the Outstanding Dollar Principal Amount of the notes required to consent to such an amendment.

Owner Trustee

Wilmington Trust Company — also referred to herein as “issuing entity owner trustee” or the “owner trustee” — is a Delaware trust company incorporated in 1901. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

For DCENT, the powers and duties of the owner trustee are ministerial only. Accordingly, the depositor, as beneficiary, will direct the owner trustee in the management of DCENT and its assets to the extent provided for and for the specific activities outlined in the trust agreement.

The owner trustee is indemnified by the depositor from and against all liabilities, obligations, losses, damages, claims, penalties or expenses of any kind arising out of the trust agreement or any other related documents, or the enforcement of any terms of the trust agreement, the administration of DCENT’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or gross negligence, (2) the inaccuracy of certain of its representations and warranties in the trust agreement, (3) its failure, acting in its individual capacity, to act as necessary to discharge any lien, pledge, security interest or other encumbrance on any part of DCENT’s assets which results from actions by or claims against the owner trustee not related to the note issuance trust or the owner trustee’s ownership of any part of DCENT’s assets or (4) taxes, fees or other charges based on or measured by any fees, commissions or other compensation earned by the owner trustee for acting as owner trustee under the trust agreement. Except in limited circumstances these indemnification obligations will not be payable out of DCENT’s assets (and if so payable, will only be payable after the payment of the notes).

The owner trustee may request instructions prior to taking any action and, to the extent the owner trustee is acting in good faith in accordance with such instructions, the owner trustee shall not be liable for any such action or inaction taken or refrained from being taken in accordance with such instructions.

The owner trustee may resign at any time without cause by giving at least 30 days’ written notice to the depositor. The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered to the owner trustee by the beneficiary. In all of these circumstances, the depositor must appoint a successor owner trustee for DCENT. If a successor owner trustee has not been appointed within 30 days of giving notice of resignation or removal, the owner trustee or the depositor may apply to any court of competent jurisdiction to appoint a successor owner trustee to act until the time, if any, as a successor owner trustee is appointed by the depositor.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with Section 3807 and any other applicable section of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000, or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000 and (4) have, or have a parent which has, a rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s or, if not rated, otherwise satisfactory to Moody’s, Standard & Poor’s, Fitch and any other note rating agency hired by Discover Bank, the depositor or the note issuance trust.

Depositor

Discover Funding LLC is the depositor for DCENT. Discover Funding LLC is also the depositor for the master trust. The master trust issued the Series 2007-CC collateral certificate that is the initial asset of DCENT. Discover Funding LLC or affiliates of Discover Funding LLC may also be the depositor of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by DCENT. In addition, Discover Funding LLC and its affiliates, including banking and non-banking affiliates, may act as depositors of assets for DCENT.

Activities

DCENT’s activities will generally be limited to:

•

accepting the transfer of, holding, receiving and investing proceeds of, and granting security interest in, the assets comprising the trust estate, which includes the collateral certificate and may include any additional collateral certificates added at a later time, receivables added at a later time, if applicable, various collateral accounts, collections accounts, funding accounts, payment accounts, reserve accounts and other trust accounts, and the proceeds from these assets;

•

issuing notes pursuant to the indenture, the terms of which shall be determined by the depositor, together with preparing or entering into any registration statement, offering documents, underwriting agreements and similar agreements necessary to permit the offering and sale of such notes on terms and conditions approved by the depositor or the qualification of the indenture under applicable law;

•	entering into and performing derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements related to any series, class or tranche of notes;

•	making deposits to or withdrawals from collateral accounts, collections accounts, funding accounts, reserve accounts, payment accounts and other trust accounts established pursuant to the indenture;

•	making payments on the notes and other payments in accordance with the indenture and indenture supplement; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

DCENT will not incur debt except in connection with the performance of its authorized activities, as discussed above. For a description of the assets of DCENT, see “Sources of Funds to Pay the Notes — General.”

Uniform Commercial Code financing statements will be filed, to the extent appropriate, to perfect the ownership or security interests of DCENT and the indenture trustee in the collateral certificate and DCENT’s other assets. See “Risk Factors” for a discussion of risks associated with DCENT and DCENT’s assets, and see “Representations and Warranties of Discover Bank Regarding the Accounts,” “Representations and Warranties of Discover Funding LLC Regarding the Accounts” and “Representations and Warranties of DCENT Regarding the Collateral” for a discussion of representations regarding the perfection of security interests.

See “The Indenture — DCENT’s Covenants” for a discussion of the covenants that DCENT has made regarding its activities.

Issuer Review of Pool Receivables

Under the Securities Act of 1933, as amended, Discover Bank, as sponsor, is required to perform a review of the pool of receivables in the master trust. The review has been designed and effected to provide reasonable assurance that the disclosure regarding the receivables in this prospectus is accurate in all material respects.

Discover Bank and its affiliates, as applicable, review (i) the underwriting process for the accounts, (ii) internal controls over financial reporting, (iii) the information regarding the historical performance and current composition of the trust assets included in this prospectus and (iv) the qualitative disclosure regarding the receivables included in this prospectus. These reviews relate to the pool as a whole rather than a representative sample.

Underwriting Process

Subject to oversight and limitations established by the Discover Bank Board of Directors and any additional limitations established by the DFS Risk Oversight Committee, the Discover Bank Credit Committee is responsible for oversight of credit risk management for Discover Bank relative to Discover Bank’s credit card lending function. In order to confirm that the assets in the master trust comply with Discover Bank’s underwriting standards and ongoing risk management thresholds, Discover Bank relies on an enterprise risk management framework consisting of three phases. The first phase includes the day to day management of credit issuance and portfolio management functions within established risk appetite limits and escalation thresholds. The second phase includes an independent corporate risk management office which ensures that Discover Bank has an effective loan review system and controls that identify, monitor and address asset quality problems in an accurate and timely manner. Internal Audit is the third phase and periodically reviews and tests compliance with the Discover Bank Credit Policy and the effectiveness of the credit risk management framework.

The primary responsibilities of the Discover Bank Credit Committee are: (i) establishing and communicating credit policy for Discover Bank; (ii) providing a regular forum for representatives of business units to identify and discuss key risk issues and to recommend to senior management actions that should be taken to manage the level of risk taken in the business units; (iii) establishing and monitoring policies and procedures for credit risk management; and (iv) reviewing, on a periodic basis, aggregate risk exposures and effectiveness of risk management measurements. The Discover Bank Credit Committee has established subcommittees and has delegated certain authority to those subcommittees, including: the Acquisition Strategy Committee (“ASC”) for oversight of credit risk management related to acquisition of new credit card accounts, and the Portfolio Strategy Committee (“PSC”) for oversight of credit risk management for the portfolio of credit card accounts. These committees oversee the day to day credit process for Discover Bank including the specific product underwriting guidelines and portfolio management strategies all of which must conform to the risk appetite limits and escalation thresholds established for Discover Bank. The ASC oversees the credit risk management including the underwriting guidelines related to the issuance of new credit card products for consumers in accordance with established risk appetite limits and escalation thresholds. The PSC oversees the credit risk management of the consumer credit card portfolio with adherence to established risk appetite limits and escalation thresholds. In addition, both the ASC and PSC are responsible for reporting to the Discover Bank Credit Committee the performance of new accounts and portfolio management strategies as well as any exceptions to Discover Bank’s credit policy.

The Discover Bank Credit Committee meets on a quarterly basis or more frequently, as required, and provides regular updates to the Discover Bank Board of Directors. The updates include the performance of the portfolio versus the various key risk indicators, the performance of the portfolio related to the credit thresholds established by the Discover Bank Board of Directors, and exceptions or violations of Discover Bank’s Credit Policy. The ASC and PSC typically meet six times per year, or more frequently as required, and provide regular updates to the Discover Bank Credit Committee. The updates include a review of the key risk indicators and credit risk thresholds, summary of new card acquisition and portfolio management strategies, and the overall performance of portfolio including new account growth, collection activity and various portfolio management measurements.

The three phase system and the oversight of the credit risk management function by the Discover Bank Credit Committee and its subcommittees, ASC and PSC, provide reasonable assurance to Discover Bank that the receivables in the master trust have been originated and maintained in a manner consistent with the Bank’s Credit Policy.

For a description of the process by which Discover Bank assesses the creditworthiness of prospective and existing customers, see “The Discover Card Business — Credit-Granting Procedures.”

Internal Controls over Financial Reporting

Discover Financial Services’ internal audit department also performs periodic, independent evaluations and testing regarding internal control over financial reporting. Such evaluations and testing are designed to provide reasonable assurance regarding the reliability of financial reporting. The internal audit department, in conjunction with management, performs an evaluation to identify and assess the risks to reliable financial reporting. Discover Financial Services relies on this assessment of risk in determining its audit plan, including the frequency of testing, form of evidence and extent of testing required, with high-risk areas subject to more frequent and extensive testing. The testing includes a review of the financial information from which the disclosure required under Item 1111 of Regulation AB regarding the receivables in the master trust is derived. Such evaluations and reviews provide reasonable assurance that receivables are properly recorded within Discover Bank’s systems.

Information Regarding Historical Performance and Current Composition of Trust Assets

Discover Bank prepared and verified the pool composition and performance disclosures relating to the receivables in the master trust, largely included under “The Master Trust — The Master Trust Accounts” in this prospectus and required under Item 1111 of Regulation AB. The pool composition and performance data was recalculated, and such recalculation confirmed that the data conformed to Discover Bank’s records. This recalculation provides reasonable assurance as to the accuracy of the information regarding the historical performance and current composition of the trust assets included in this prospectus.

Review of Qualitative Disclosure

Discover Bank prepares the qualitative disclosure regarding the pool of receivables in the master trust included in this prospectus. Discover Bank has an ABS Disclosure Committee that is responsible for the preparation, review and approval of this disclosure. The ABS Disclosure Committee is composed of members from the legal, treasury and finance areas that are in a position to have knowledge regarding the veracity and sufficiency of the qualitative disclosures. In conjunction with each ABS offering, members of the ABS Disclosure Committee review and approve the qualitative disclosures. Where applicable, the ABS Disclosure Committee, (1) ensures review and approval by the relevant business units within Discover Bank, (2) confirms with the Discover Bank Credit Committee that it has not identified any material deficiencies in compliance with the underwriting standards that would affect prospectus disclosure and (3) confirms that the DFS internal audit department has not identified any material deficiencies in compliance with Discover Bank’s risk management policies and standards or internal control over financial reporting that would affect prospectus disclosure. The ABS Disclosure Committee reviewed and approved the disclosure included in this prospectus.

Review Provides Reasonable Assurance

Discover Bank believes that the elements of the review described above provide reasonable assurance that the disclosures regarding the pool of receivables in this prospectus are accurate in all material respects. Discover Bank’s review did not identify any assets in the master trust that deviate from the underwriting standards described in this prospectus. Discover Bank notes that any process that involves human diligence and judgments has inherent limitations, and therefore this review cannot provide absolute assurance regarding the accuracy of the disclosure. While Discover Bank and its affiliates have designed safeguards to reduce this risk, it cannot be eliminated. Discover Bank and its affiliates did not rely on any third party for purposes of designing the review of the pool assets underlying this asset-backed offering. In conducting the review of quantitative disclosures in the prospectus, a third party assisted Discover Bank in elements of the review. Discover Bank determined the nature, extent and timing of the review and the level of assistance provided by the third party. Discover Bank assumes responsibility for and attributes all findings and conclusions of the review to itself.

Asset Representation Reviews

As discussed under “The Master Trust — Repurchase of Specified Master Trust Receivables,” Discover Bank (prior to the Substitution Date) has represented and warranted, and the depositor (after the Substitution Date) has and will represent and warrant, that each credit card receivable transferred by it to the master trust was an Eligible Receivable. Among the requirements for an Eligible Receivable are that they have been originated in compliance with law and constitute “accounts” under Article 9 of the UCC, and that the master trust has good title to such receivables. FTI Consulting, Inc., as the asset representations reviewer shall be responsible for reviewing the credit card receivables for compliance with these representations and warranties (the “Pool Asset Representations”) when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any distribution date exceeds the Maximum Delinquency Percentage for that distribution date, as described below under “— Delinquency Trigger”; and

•	The noteholders have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “— Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which all of the Review Conditions are satisfied is referred to as the “Review Trigger Date”), then the asset representations reviewer will perform a review of the Subject Receivables (as defined below) for compliance with the Pool Asset Representations as described below under “— Asset Reviews.”

Delinquency Trigger

On or prior to each distribution date, the servicer will calculate the Delinquency Percentage for the preceding calendar month. The “Delinquency Percentage” for each distribution date and the related preceding calendar month is an amount (expressed as a percentage) equal to the ratio of (i) the aggregate receivables balance of all 60-Day Delinquent Receivables as of the last day of calendar month immediately preceding such distribution date to (ii) the aggregate receivables balance of all outstanding receivables in the master trust as of the last day of the related calendar month. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables outstanding in the master trust (other than repurchased receivables and defaulted receivables) that are 60 or more days delinquent as of the last day of the calendar month immediately preceding such date, as determined in accordance with the servicer’s customary servicing practices. Charged-off receivables are not considered delinquent receivables and are therefore not included in the calculation of the Delinquency Percentage.

The “Maximum Delinquency Percentage” for any distribution date and the related preceding calendar month will be the lowest “Maximum Delinquency Percentage” as specified in the indenture supplement or terms document for any outstanding tranche of notes. The Maximum Delinquency Percentage for the Class A(2019-3) notes is 8%. We believe that this percentage corresponds generally with the level of delinquency that would be expected to generate losses on the receivables transferred to the master trust that, if sustained for an extended period of time, could cause the DiscoverSeries Class A notes to realize the first dollar of loss. By aligning the Maximum Delinquency Percentage with a level of credit losses that the DiscoverSeries Class A notes can withstand for an extended period of time without a loss, we believe the Maximum Delinquency Percentage provides an appropriate early warning threshold at the point when noteholders may benefit from an Asset Review. We also analyzed historical information regarding the delinquencies of the receivables transferred to the master trust to establish the Maximum Delinquency Percentage. During the period from 2007 through 2018, the historical peak delinquency rate for receivables transferred to the master trust that were 60 or more days delinquent was 4.18% in November 2009. The Maximum Delinquency Percentage is approximately 1.9 times this historical peak. We believe that delinquency percentages that do not exceed this historical peak delinquency percentage by a reasonable margin are less likely to bear either a causal or correlative relationship to breaches of representations and warranties. Further, applying a margin above the historical peak delinquency rate ensures a Delinquency Trigger does not occur due to fluctuations in consumer credit cycles or other factors, including changes in the macroeconomic environment or underwriting decisions, that are unrelated to breaches of representations and warranties.

“Subject Receivables” means, for any asset review, all receivables which are 60-Day Delinquent Receivables as of the last day of the calendar month prior to the related Review Trigger Date. However, any receivable which becomes a repurchased receivable after the Review Trigger Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any distribution date exceeds the Maximum Delinquency Percentage for that distribution date (such occurrence, a “Delinquency Trigger”), the servicer will notify investors of that occurrence on the monthly distribution report filed by the depositor on Form 10-D, and noteholders holding at least 5% of the aggregate outstanding principal balance of all outstanding DiscoverSeries notes (excluding any notes held by the note issuance trust or any of its affiliates) (the “Instituting Noteholders”) as of the date of the monthly distribution report filed by the depositor on Form 10-D may then elect to initiate a vote of the noteholders to determine whether the asset representations reviewer will conduct the review described under “— Asset Reviews” below by giving written notice to the indenture trustee of their desire to institute such a vote. If any of the Instituting Noteholders is not a record holder as reflected on the note register, the indenture trustee may require that investor to provide (i) a written certification that it is a beneficial owner and (ii) a trade confirmation, account statement, a letter from a broker or dealer or other similar document to verify that the investor is, in fact, a beneficial owner of notes. Any such vote shall be (i) initiated no later than 90 days from the date on which the Form 10-D that disclosed that the Delinquency Trigger has occurred has been filed by the depositor and (ii) completed no later than 150 days from the date on which the Form 10-D that disclosed that the Delinquency Trigger has occurred has been filed by the depositor.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the “Noteholder Direction” will be deemed to have occurred if noteholders representing at least a majority of the voting noteholders vote in favor of directing a review by the asset representations reviewer. The noteholders voting in favor of that review are referred to as the “Directing Noteholders.” If the Instituting Noteholders elect to initiate a vote, then Discover Bank will pay the costs, expenses and liabilities incurred by the indenture trustee, the trustee, the depositor and the note issuance trust in connection with the voting process, including the costs and expenses of counsel (as described below under “— Fees and Expenses for Asset Reviews”). Discover Bank, the depositor and the note issuance trust are required to cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of noteholders entitled to vote in accordance with TIA Section 316(c).

At the end of the 150-day period referred to in the second preceding paragraph, if a Noteholder Direction has occurred, the indenture trustee will send a notice to the note issuance trust, which will promptly provide notice to the depositor, the asset representations reviewer and the master servicer specifying that the Review Conditions have been satisfied and providing the applicable Review Trigger Date. The depositor will notify investors that an Asset Review has been directed on the monthly report filed on Form 10-D for the calendar month in which the Review Trigger Date occurs. Within 30 days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the accounts in which the Subject Receivables arise.

Amendments to Asset Representations Review Agreement

The note issuance trust, Discover Bank and the asset representations reviewer may amend the asset representations review agreement. Except for any amendment to (i) clarify an ambiguity, (ii) correct an error or supplement any term of the asset representations review agreement that may be defective or inconsistent with the asset representations review agreement, (iii) provide for, or facilitate the acceptance of the asset representations review agreement by, a successor asset representations reviewer or (iv) convert or supplement any provision in a manner consistent with the intent of the asset representations review agreement, so long as any note is outstanding, any amendment to the asset representations review agreement will need to satisfy either of the following conditions: (a) the amendment does not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding note or (b) the Rating Agency Condition is satisfied.

Fees and Expenses for Asset Reviews

The asset representations reviewer will be paid semi-annual fees by Discover Bank in accordance with the asset representations review agreement. In addition, the asset representations reviewer will be entitled to receive a fee in connection with each asset review payable by Discover Bank.

Asset Reviews

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations (an “Asset Review”) to determine whether the Pool Asset Representations with respect to each Subject Receivable were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement.

The Asset Review will consist of performing specific tests for each Pool Asset Representation and determining whether each test was passed or failed. If any test was performed in connection with a prior Asset Review, the asset representations reviewer will not perform such test again in connection with any additional Asset Review, but will include the determination of such previous test in the review report for the current Asset Review. If the master servicer notifies the asset representations reviewer that the Subject Receivables with respect to any review account have been paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of those review receivables and related review accounts and the review of those review receivables and related review accounts will be considered complete. If a review is in process and all outstanding notes of the note issuance trust will be paid in full on the next distribution date, the master servicer will notify the asset representations reviewer no less than 10 days before that distribution date. On receipt of that notice, the asset representations reviewer will terminate the review immediately and will not be obligated to deliver a review report.

The review tests were designed to determine whether the Subject Receivables were not in compliance with the Pool Asset Representations made about them in the receivables sale and contribution agreement or Pooling and Servicing Agreement. There may be multiple tests for each representation and warranty. The Asset Review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The testing procedures may be modified from time to time if due to a change in available data, the presentation or formatting thereof, or other considerations, there exists an alternative test and/or set of review materials that in the good faith determination of Discover Bank, the notice issuance trust and the asset representations reviewer are designed to produce at least as accurate a determination of compliance with one or more Pool Asset Representations as the test or review materials being replaced.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after it has received a review notice, a list of the accounts related to the Subject Receivables and access to the review materials. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the note issuance trust, the master servicer and the depositor of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the applicable calendar month in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions. The asset representations reviewer will not determine whether noncompliance with the Pool Asset Representations constitutes a breach of the Receivables Sale and Contribution Agreement or the Pooling and Servicing Agreement or whether Discover Bank or the depositor, as applicable, would be required to repurchase a Subject Receivable. Additionally, the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance by the servicer with its covenants with respect to the servicing of the receivable. The master servicer will, after reviewing the report of the asset representations reviewer, determine whether there was a breach that materially and adversely affects the interests of the note issuance trust or the noteholders in the related receivable such that Discover Bank or the depositor, as applicable, would be required to repurchase a Subject Receivable. The master servicer will provide notice to the depositor, the trustee of the master trust and the indenture trustee of any receivable repurchase that it has determined is required. For additional information on repurchases by Discover Bank or the depositor, see “The Master Trust — Repurchase of Specified Master Trust Receivables” in this prospectus. A summary of the findings and conclusions of the review will be included on Form 10-D with respect to the monthly period in which the report was delivered, to be filed with the SEC.

The Asset Representations Reviewer

FTI Consulting, Inc., a Maryland corporation, has been appointed as asset representations reviewer pursuant to an agreement among Discover Bank, as master servicer and servicer, the note issuance trust and the asset representations reviewer. FTI Consulting, Inc. currently acts as an asset representations reviewer for asset-backed securities transactions involving credit card receivables. FTI Consulting, Inc. is not an affiliate of the underwriters named herein, Discover Bank, the depositor, the note issuance trust, U.S. Bank National Association or Wilmington Trust Company.

The asset representations reviewer is not affiliated with Discover Bank, the depositor, the indenture trustee, the trustee for the master trust, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by Discover Bank or an underwriter to perform pre-closing due diligence work on the credit card receivables. The asset representations reviewer may resign (a) for any reason or no reason upon sixty days’ prior written notice to Discover Bank and the note issuance trust, unless such notice is delivered (i) while an asset review is ongoing, (ii) on a date that is 90 or fewer days after the filing of a monthly report filed on Form 10-D reporting that a Delinquency Trigger has occurred, (iii) when the indenture trustee is conducting a vote of noteholders to direct a review of the applicable Subject Receivables pursuant to the process described above under “— Asset Review Voting” or (iv) when the Delinquency Percentage for the immediately preceding calendar month is equal to or greater than 80% of the Maximum Delinquency Percentage or (b) if it does not receive any undisputed payment due under the asset representations review agreement and such failure continues unremedied for thirty days after written notice of such failure has been given to Discover Bank. The asset representations reviewer may be removed for cause by Discover Bank with 10 days’ written notice if (a) the asset representations reviewer no longer meets the eligibility requirements under the asset representations review agreement, (b) the asset representations reviewer breaches any of its representations, warranties, covenants or obligations under the asset representations review agreement or (c) certain events of bankruptcy or insolvency occur with respect to the asset representations reviewer. Upon receipt of notice of the resignation or removal of the asset representations reviewer, the master servicer shall appoint a successor asset representations reviewer. No resignation or removal of the asset representations reviewer will be effective until the earlier of (a) the date a successor asset representations reviewer accepts its engagement or (b) the date on which no notes are outstanding; provided, that if a notice of resignation or removal of the asset representations reviewer has been delivered and no successor asset representations reviewer has been appointed, Discover Bank will not cause the note issuance trust to issue notes having a legal maturity date longer than the latest occurring legal maturity date of the notes outstanding as of the date of such notice of resignation or removal is received or delivered by Discover Bank. If the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, we will specify the circumstances surrounding the change on the monthly report filed on Form 10-D for the calendar month in which the change occurred. The outgoing asset representations reviewer will pay any costs associated with its resignation or removal it incurs.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined above) for compliance with the Pool Asset Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “— Fees and Expenses for Asset Reviews” above. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement. Discover Bank is required under the asset representation review agreement and the Pooling and Servicing Agreement to make available to the asset representations reviewer the related accounts and records maintained by such person during normal business hours upon reasonable prior written notice in connection with a review of the receivables. The asset representations reviewer will be required to use commercially reasonably efforts to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. The asset representations reviewer will be indemnified by Discover Bank for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the asset representations review agreement, except to the extent that they are determined by a final non-appealable court order to have resulted from the asset representations reviewer’s bad faith, gross negligence or willful misconduct or the asset representations reviewer’s breach of any of its representations, warranties or covenants.

Demands for Repurchases of Pool Receivables

No credit card receivables securitized by Discover Bank, the sponsor of the master trust and note issuance trust, were the subject of a demand for repurchase or replacement for breach of representations and warranties during the three year period ending on September 30, 2019. Discover Bank, as sponsor, discloses any demands for repurchase annually in its Asset-Backed Securitizer Reports on Form ABS-15G filed with the SEC. Discover Bank filed its most recent Form ABS-15G with the SEC on February 6, 2019. Discover Bank’s CIK number is 0000894327. The master trust and the note issuance trust also disclose any demands for repurchase in their Monthly Reports on Form 10-D with the most recent Form 10-D filed with the SEC on October 11, 2019. For more information on obtaining a copy of the report, see “Where You Can Find More Information.”

Sources of Funds to Pay the Notes

General

As of the date of this prospectus, DCENT owns one collateral certificate, the collateral certificate issued by the master trust. For a description of the master trust collateral certificate, see “— The Collateral Certificate.” For a description of the master trust, see “The Master Trust.”

DCENT may accept transfers of additional collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in accounts owned, originated, or acquired by Discover Bank or its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable master trust or securitization special purpose entity. As of the date of this prospectus, the assets of DCENT will also include:

•	the collateral account, collections accounts, funding accounts and reserve account, including all subaccounts, as specified in the indenture supplement, and

•	proceeds and Permitted Investments of the foregoing.

The DiscoverSeries notes will be secured by the collateral certificate and the other assets held by DCENT from time to time, to the extent provided in the indenture and the indenture supplement for the DiscoverSeries notes. In addition to the DiscoverSeries, the note issuance trust may issue other series of notes that are also secured by the assets in DCENT. Generally, the only amounts that will be available to fund payments on the DiscoverSeries notes are (1) the DiscoverSeries’ allocable share of the assets that have been included in DCENT, (2) interest earned on amounts on deposit in the DiscoverSeries accounts, (3) excess Finance Charge Collections, interchange and similar amounts that have been reallocated to the DiscoverSeries notes from other series of master trust certificates and other series of notes, if any, and (4) excess Principal Collections and similar amounts that have been reallocated to the DiscoverSeries notes from other series of master trust certificates and other series of notes, if any.

The composition and amount of the assets in DCENT will likely change over time due to:

•

increases and decreases in the investor interest in receivables represented by the collateral certificate as a result of increases and decreases in the Nominal Liquidation Amount of notes issued by the note issuance trust;

•	DCENT’s acceptance of transfers of additional collateral certificates;

•

DCENT’s investment of note proceeds or reinvestment of Principal Amounts in the collateral certificate or any additional collateral certificate without corresponding increases to all of the collateral certificates;

•	DCENT’s entry into derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements in connection with the issuance of any tranche of notes; and

•	changes in the relative percentage of DCENT’s assets that are comprised of cash held in trust accounts and the relative percentage invested in collateral certificates.

In addition, the composition of the underlying receivables supporting any collateral certificate will change over time as new receivables are created, existing receivables are paid off or charged-off as uncollectible, the receivables in additional accounts are added to the applicable master trust or other securitization special purpose entity and the receivables in specified accounts are removed from the applicable master trust or other securitization special purpose entity. See “The Master Trust — Master Trust Addition of Accounts” and “— Master Trust Removal of Accounts” for a description of the depositor’s ability to add and remove accounts designated for the master trust.

In addition, to the extent provided in the indenture, the Collateral securing the Class A(2019-3) notes may be released from the lien created by the indenture, and such release will not be deemed to impair the remaining security interest securing the DiscoverSeries notes. Any such release must comply with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, if an amortization event occurs for a collateral certificate, the note issuance trust will stop reinvesting its share of Principal Collections in that collateral certificate. The note issuance trust may reinvest those Principal Collections in another collateral certificate or pay them to noteholders in accordance with the cash flows set forth in the indenture supplement.

Discover Funding LLC, as depositor for the note issuance trust, will file with the SEC on Form 8-K or in its distribution reports on Form 10-D any information about any changes in the composition of the assets of the note issuance trust that is required under SEC rules and regulations. See “Reports to Investors” for more information about these reports.

Addition of Assets

In the future, DCENT may accept transfers of additional collateral certificates that represent undivided interests in the receivables of master trusts or other securitization special purpose entities in addition to DCMT. However, before acquiring any such collateral certificate,

•	DCENT must satisfy the Rating Agency Condition, and

•

DCENT must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event of default to occur for any outstanding notes secured by the assets in DCENT.

The calculation agent will designate the amount of the investor interest in receivables represented by any additional collateral certificate. However, the calculation agent may not reduce the investor interest in receivables of a collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by the assets in DCENT.

Although the depositor does not currently contemplate that it will transfer receivables directly to the note issuance trust, the indenture may be amended without your consent to accommodate direct ownership of credit card receivables by the note issuance trust, including in connection with a combination of the master trust and the note issuance trust.

Additional collateral certificates may not be of the same credit quality as the existing collateral certificates and receivables arising in additional accounts, including additional accounts related to such additional collateral certificates or to receivables transferred directly to the note issuance trust, may not be of the same credit quality as the receivables arising in accounts already included in the master trust. Discover Bank or an affiliate may originate additional accounts using credit criteria different from those applied to the accounts already designated as part of the master trust, or the additional accounts may be acquired by the depositor or an affiliate from a third-party institution that may have used different credit criteria to originate those accounts. See “Risk Factors — Deteriorations in

Master Trust Performance or Receivables Balance; Possible Early Redemption Event” and “— Addition of Other Collateral Certificates.”

The Collateral Certificate

As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by the assets of the note issuance trust is expected to be the Series 2007-CC collateral certificate issued by the master trust, which we refer to throughout this prospectus as “the collateral certificate.” The following discussion summarizes the material terms of the collateral certificate. Additionally, we have filed as exhibits to the registration statement of which this prospectus forms a part, and we encourage you to review, the Pooling and Servicing Agreement, the Series Supplement for Series 2007-CC and a form of collateral certificate. For a description of the master trust and its assets, see “The Master Trust — The Master Trust Assets.”

The collateral certificate represents an undivided interest in Discover Card Master Trust I, including the receivables in accounts designated for the master trust and interchange. The collateral certificate is the only certificate issued as part of Series 2007-CC. The accounts designated for the master trust were selected from the Discover Card portfolio on numerous different dates since the formation of the master trust. Because credit card receivables by their nature are revolving assets, by which we mean that new receivables are continually generated and repaid in the accounts, the amount of credit card receivables in the master trust will fluctuate on a daily basis as new credit card receivables are generated or included in or removed from the master trust and as other credit card receivables are paid off, charged off as uncollectible or otherwise adjusted. For more information on the master trust accounts, see “The Master Trust — The Master Trust Accounts” and “The Discover Card Business.”

The collateral certificate has no specified interest rate. DCENT, as holder of the collateral certificate, is entitled to receive its allocable share of Finance Charge Collections, Principal Collections and interchange from the master trust and is assessed its allocable share of servicing fees and charged-off receivables. DCENT, as holder of the collateral certificate is obligated to pay the portion of the master trust servicing fee allocable to the collateral certificate.

The collateral certificate has a fluctuating investor interest in receivables, not less than zero, that is equal to the aggregate Nominal Liquidation Amount of all of the notes secured by the assets in DCENT; provided, however, that if additional collateral certificates are transferred to the note issuance trust, each collateral certificate’s investor interest in receivables may reflect only the portion of the Nominal Liquidation Amount supported by that collateral certificate. The investor interest in receivables of the collateral certificates will increase and decrease as the Nominal Liquidation Amount of the notes increases and decreases. The depositor may decide in its sole and absolute discretion which collateral certificates’ investor interest in receivables will increase or decrease as the Nominal Liquidation Amount of the notes increases and decreases.

The series supplements relating to Series 2007-CC and other series of master trust certificates, if any, will provide that, under certain circumstances, collections and other income originally allocated to one series may be reallocated to other series. For those series comprised of subseries, each subseries is treated as a separate series for purposes of these provisions. In general, the note issuance trust will use the collateral certificate’s share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off receivables. If Series 2007-CC has more collections and other income than the note issuance trust needs in any month, the master trust may make the excess collections and other income available to other master trust series, if any, so those series may make their payments and reimbursements. The holder of the collateral certificate is not entitled to receive these excess collections or other income. If Series 2007-CC does not have enough collections and other income in any month, the master trust may transfer excess collections and other income, including interchange, from other master trust series, if any, to the note issuance trust so that the note issuance trust can make payments and reimbursements.

For a detailed description of the servicing fee to be paid in respect of the collateral certificate, see “Servicing — Servicing Compensation and Payment of Expenses.”

Allocations of Collections, Interchange and Charged-off Receivables to the Collateral Certificate

In general, the master trust allocates collections, interchange and charged-off receivables to the collateral certificate based on the investor interest in receivables represented by the collateral certificate at any time, which is in turn based on the Nominal Liquidation Amount of the notes issued by the note issuance trust that are supported by the collateral certificate. As long as the collateral certificate is the only collateral certificate owned by the note issuance trust, the investor interest in receivables represented by the collateral certificate will equal the Nominal Liquidation Amount of the notes; if additional collateral certificates are transferred to the note issuance trust, some portion of the Nominal Liquidation Amount of the notes will be supported by those certificates. The descriptions set forth below assume that the Series 2007-CC collateral certificate is the only collateral certificate supporting the notes.

In some circumstances — for instance, when the note issuance trust is accumulating deposits to pay principal for a tranche of notes, when an early redemption event or event of default occurs for a tranche of notes, or when amounts for senior tranches of notes have been prefunded to permit payment of subordinated tranches of notes — the note issuance trust may receive higher allocations of Finance Charge Collections or Principal Collections with respect to the collateral certificate. In those circumstances, the series supplement for the collateral certificate establishes the allocation percentages to allocate Finance Charge Collections and Principal Collections based on amounts specified in the indenture.

For purposes of these allocations, if the note issuance trust issues notes during any month, releases any excess prefunding deposits from the applicable principal funding subaccounts or otherwise has an increase in the Nominal Liquidation Amount of its outstanding tranches of notes during any month, the increase in the investor interest in receivables resulting from the corresponding increase in the Nominal Liquidation Amount will be treated as occurring on the first day of the month in which the issuance, release or other increase occurs and any payments, deposits or other allocations made on the distribution date in such month will be treated as occurring on the last day of the prior calendar month. In addition, if the note issuance trust pays or prefunds any tranche of notes, allocates unreimbursed charged-off receivables to its noteholders, or otherwise has a decrease in the Nominal Liquidation Amount of its outstanding tranches of notes on the distribution date in any month, any payments, deposits or other allocations made on such distribution date will be treated as occurring on the last day of the prior calendar month.

Finance Charge Collections. The master trust allocates Finance Charge Collections to the collateral certificate on each distribution date by multiplying the Series Finance Charge Collections received in the prior calendar month by the Finance Charge Collections Allocation Percentage for Series 2007-CC:

Series Finance Charge Collections =	Series Finance Charge Collections Allocation Percentage × Finance Charge Collections

The Series Finance Charge Collections Allocation Percentage is based on:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if an early redemption event or event of default for any series, class or tranche of notes or an amortization event for the collateral certificate is not continuing with respect to such calendar month,

•

if an early redemption event or event of default for any series, class or tranche of notes is then continuing, the sum of the Finance Charge Allocation Amounts for each tranche of notes for the prior calendar month, or

•

if an amortization event for the collateral certificate is then continuing for such calendar month, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month immediately preceding the date an amortization event for the collateral certificate occurs, as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Finance Charge Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Finance Charge Collections Allocation Percentage will be the higher percentage determined under such clauses.

The “Finance Charge Allocation Amount” for any series, class or tranche of notes is:

•

the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding month, unless an early redemption event or an event of default for such series, class or tranche has occurred and is continuing, and

•

for all series, classes or tranches of notes for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for such series, classes or tranches of notes as of the last day of the calendar month immediately before the applicable event occurred.

DCENT, at the direction of the depositor as beneficiary, may change the allocation method described above at any time without the consent of any noteholders if the Rating Agency Condition is satisfied.

In addition, if the note issuance trust has prefunded the principal funding subaccounts for any tranches of senior notes, even though the Nominal Liquidation Amount for each such senior tranche will be reduced on a temporary basis because of the prefunding, the note issuance trust will receive an allocation of Finance Charge Collections in the amount of the negative spread on each applicable principal funding subaccount as a result of the prefunding — which will equal the difference between the amount of investment income earned on those amounts from the previous distribution date to the current distribution date and the amount of interest accrued on the prefunded portion of the notes during the same period — though not more than the amount that would have been allocated to the collateral certificate if the Nominal Liquidation Amount of those notes had not been reduced because of the prefunding.

Interchange. The master trust allocates interchange to the collateral certificate on each distribution date by multiplying:

•	interchange for the distribution date, by

•

the Series Interchange Allocation Percentage for the collateral certificate, which is the investor interest in receivables represented by the collateral certificate divided by the greater of the total amount of Principal Receivables in the master trust or the aggregate investor interest in receivables that is used to allocate interchange for all outstanding series of master trust certificates, in each case as of the first day of the prior calendar month.

Principal Collections. The master trust allocates Principal Collections to the collateral certificate on each distribution date by multiplying the Principal Collections received in the prior calendar month by the Series Principal Collections Allocation Percentage for Series 2007-CC:

Series Principal Collections =	Series Principal Collections Allocation Percentage x Principal Collections

The Series Principal Collections Allocation Percentage is based on:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if the note issuance trust is not paying or depositing principal for any series, class or tranche of notes on such distribution date and there is no amortization event continuing for the collateral certificate for such calendar month,

•

the sum of the Principal Allocation Amounts for each tranche of notes for the prior calendar month, if the note issuance trust is paying or depositing principal for any series, class or tranche of notes on such distribution date, or

•

if an amortization event for the collateral certificate is continuing for such calendar month, the investor interest in receivables represented by the collateral certificate on the last day of the calendar month immediately preceding the date on which the amortization event for the collateral certificate occurred, as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Principal Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Principal Collections Allocation Percentage will be the higher percentage determined under such clauses.

The “Principal Allocation Amount” for any series, class or tranche of notes is:

•

for all notes, including the Class A(2019-3) notes, that are not in their accumulation period, that do not have any targeted prefunding deposit, for which an early redemption event or an event of default is not continuing, and which otherwise have a targeted principal deposit of zero, the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding calendar month;

•

for each series, class or tranche of notes, including the Class A(2019-3) notes, that is in its accumulation period, the Nominal Liquidation Amount as of the last day of the calendar month before the start of its applicable accumulation period;

•

for each series, class or tranche of notes, including the Class A(2019-3) notes, that has a targeted prefunding deposit greater than zero, the Nominal Liquidation Amount as of the last day of the last calendar month for which its targeted prefunding deposit was zero;

•

for each series, class or tranche of notes, including the Class A(2019-3) notes, for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for those notes as of the last day of the calendar month immediately before the applicable event occurred; and

•

for any other series, class or tranche of notes for which the targeted principal deposit is greater than zero, the Nominal Liquidation Amount as of such date specified in the related prospectus supplement or prospectus, as applicable, under which such class or tranche was issued.

Charged-Off Receivables. The master trust allocates charged-off receivables to the collateral certificate on each distribution date by multiplying:

•	the amount of receivables in the master trust that the servicer charged off as uncollectible during the previous calendar month; minus

•

the cumulative, uncollected amount of these receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees, late payment charges and other miscellaneous fees; and

•	the amount of these receivables repurchased by the depositor during that month because they were in accounts that contained receivables that were not Eligible Receivables; by

•

the investor interest in receivables represented by the collateral certificate, divided by the greater of the total amount of Principal Receivables in the master trust or the aggregate investor interest in receivables that is used to allocate charged-off receivables for all outstanding series of master trust certificates, in each case as of the first day of the prior calendar month.

If the note issuance trust cannot reimburse all of the charged-off receivables allocated to the collateral certificate in any month, it will carry forward the amount of unreimbursed charge-offs as reductions to the Nominal Liquidation Amount of notes and will try to reimburse them in the following month. The unreimbursed charged-off receivables on any distribution date are an investor loss, and the master trust reduces the investor interest in receivables represented by the collateral certificate by the amount of its investor loss. To the extent that the note issuance trust subsequently reimburses these charge-offs, the master trust will reinstate the investor interest in receivables to the extent of such reimbursement. The master trust will not reinstate the collateral certificate’s investor interest in receivables to exceed the aggregate Adjusted Outstanding Dollar Principal Amount for all outstanding tranches of notes.

Allocations of Collections, Interchange and Charged-off Receivables among Series of Notes

The note issuance trust will allocate to each series of notes the Finance Charge Collections received with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time — other than amounts allocated to cover negative spread on prefunded principal for tranches of notes — based on the sum of the Finance Charge Allocation Amounts for all tranches of notes in the series divided by the sum of the Finance Charge Allocation Amounts for all notes issued by the note issuance trust. Amounts allocated to cover negative spread on prefunded principal will be allocated to each series of notes based on the amount of negative spread on prefunded principal for such series of notes.

The note issuance trust will allocate to each series of notes the Principal Collections received with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time based on the sum of the Principal Allocation Amounts for all tranches of notes in the series divided by the sum of the Principal Allocation Amounts for all notes issued by the note issuance trust.

The note issuance trust will allocate to each series of notes the interchange received and charged-off receivables with respect to the collateral certificate and any additional collateral certificates transferred to it at a later time based on the product of such interchange and charged-off receivables, as applicable, multiplied by the sum of the Nominal Liquidation Amounts for all tranches of notes in the series divided by the sum of the Nominal Liquidation Amounts for all series of notes issued by the note issuance trust.

Reallocations

The series supplement with respect to the collateral certificate provides that, and the indenture supplement for any series issued by the note issuance trust, including the indenture supplement for the Class A(2019-3) notes, will provide that, under certain circumstances, collections originally allocated to the DiscoverSeries or any other series of notes issued by the note issuance trust may be reallocated to any other series of master trust certificates or other series of notes. Collections originally allocated to any such other series may also be reallocated to the DiscoverSeries. The depositor cannot assure you, however, that any funds will be available to be reallocated to the DiscoverSeries.

Although the series supplements with respect to the collateral certificate and other series of master trust certificates that are in the same group of series as Series 2007-CC will permit reallocations among series, unless otherwise specified in the series supplement for such series, the master trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series of master trust certificates to make all payments, deposits and reimbursements for that series, as applicable, before it reallocates them to other series. Accordingly, Series Finance Charge Collections, interchange and other income for the collateral certificate that are allocable to the DiscoverSeries, will not be reallocated unless the note issuance trust has first deposited all interest and servicing fees, reimbursed all charged-off receivables and reductions in Nominal Liquidation Amounts and increased any reserve account deposit for the DiscoverSeries to its required level. Similarly, any Series Principal Collections or amounts used to reimburse charged-off receivables that are allocable to the DiscoverSeries will not be reallocated to any other series of master trust certificates or other series of notes until the note issuance trust has made all targeted principal deposits, including prefunding deposits, for the DiscoverSeries notes.

DCENT Accounts

The indenture trustee has established or will establish the DiscoverSeries collections account for the DiscoverSeries notes, and the following additional accounts, together with subaccounts for each tranche, for the DiscoverSeries notes in the name of the indenture trustee:

•	the interest funding account;

•	the principal funding account;

•	the accumulation reserve account; and

•	the Class C reserve account.

The indenture trustee has also established the collections account for the note issuance trust for the purpose of receiving amounts payable under the collateral certificate and any other assets of DCENT, including additional collateral certificates that may be transferred to DCENT at a later date. The indenture trustee may also establish a Class D reserve account in connection with any Class D notes.

Each of these accounts will be a segregated trust account established with the indenture trustee or an eligible institution — i.e., a bank satisfying certain Note Rating Agency criteria, as described in the indenture glossary of terms. The paying agent appointed under the indenture has the revocable power to instruct the indenture trustee to make withdrawals from any account to carry out its duties under the indenture and the indenture supplement. The calculation agent, which will initially be Discover Bank, will have the revocable power to withdraw funds from the collections account and the DiscoverSeries accounts to make distributions to the noteholders.

Each account will be an Eligible Deposit Account. The indenture trustee may only invest funds on deposit in any investor account in Permitted Investments.

“Permitted Investments” means:

(i)     negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)     obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

(b)     time deposits in, or bankers’ acceptances issued by, any depository institution or trust company:

(1)     incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank;

(2)     subject to supervision and examination by federal or state banking or depository institution authorities; and

(3)     that has, at the time the note issuance trust invests or contractually commits to invest in its time deposits or bankers’ acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

(c)     commercial paper or other short-term obligations having the Highest Rating at the time the note issuance trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

(d)    investments in money market funds having the Highest Rating;

(ii)     demand deposits in the name of the note issuance trust or the indenture trustee in any depository institution or trust company referred to in clause (i) (b) above;

(iii)     securities of an open end diversified investment company that is registered under the Investment Company Act, and that:

(a)     invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

(b)     seeks to maintain a constant net asset value per share; and

(c)     has aggregate net assets of not less than $100,000,000 on the date the note issuance trust purchases those shares.

These securities will not be represented by an instrument, will be registered in the name of the indenture trustee upon books maintained for that purpose by or on behalf of the note issuance trust of these securities and will be identified on books maintained for that purpose by the indenture trustee as held for the benefit of the note issuance trust or the investors. The note issuance trust may only invest in these securities if each applicable Note Rating Agency confirms that the investment will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings;

(iv)     a guaranteed investment contract — guaranteed as to timely payment — the terms of which meet the criteria of the applicable Note Rating Agencies and with an entity having the Highest Rating;

(v)     money market mutual funds — including those offered or managed by the indenture trustee or an affiliate — registered under the Investment Company Act, having a rating, at the time of such investment, of no less than Aaa by Moody’s, AAAm by Standard & Poor’s and AAA by Fitch, if rated by Fitch; and

(vi)     any other investment, including repurchase agreements but excluding equity securities, if each applicable Note Rating Agency confirms in writing that such investment will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv), (v) or (vi) above.

All Permitted Investments will be denominated in dollars unless otherwise specified in the indenture supplement for any class or tranche.

Derivative Agreements

The Class A(2019-3) notes do not have the benefit of any derivative agreement. DCENT may enter into derivative agreements for certain other tranches of the DiscoverSeries notes as a source of funds to pay principal of or interest on those notes. Any amounts received by DCENT under such derivative agreements will be deposited directly into the interest funding subaccount for the tranche receiving the benefit of such derivative agreement.

Supplemental Credit Enhancement Agreement

The Class A(2019-3) notes do not have the benefit of any supplemental credit enhancement agreement. DCENT may enter into supplemental credit enhancement agreements for certain other tranches of the DiscoverSeries notes as a source of funds to pay principal of or interest on those notes. Any amounts received by DCENT under such supplemental credit enhancement agreements will be deposited directly into the interest funding subaccount for the tranche receiving the benefit of such supplemental credit enhancement agreement.

Supplemental Liquidity Agreement

The Class A(2019-3) notes do not have the benefit of any supplemental liquidity agreement. DCENT may enter into supplemental liquidity agreements for certain other tranches of the DiscoverSeries notes as a source of funds to pay principal of or interest on those notes. Any amounts received by DCENT under such supplemental liquidity agreements will be deposited directly into the interest funding subaccount for the tranche receiving the benefit of such supplemental liquidity agreement.

Credit Enhancement

Credit enhancement is provided to the Class A(2019-3) notes in the form of the subordination of the Class B notes, Class C notes and Class D notes as described in this section. Any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of notes to the extent described in this prospectus.

Credit enhancement will generally not provide protection against all risks of loss and will not guarantee repayment of the entire stated principal amount of the Class A(2019-3) notes and the related interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, or if the credit enhancement provider fails to make required payments, noteholders will bear their allocable share of those losses.

Subordination. The Class A notes are not subordinated in right of payment of principal and interest to any other class of notes.

For more information about subordination in the DiscoverSeries, including (i) if subordination may apply only in the event of certain types of losses not covered by another credit enhancement; (ii) the circumstances in which such subordination will apply, (iii) the manner, if any, in which the amount of subordination will decrease over time and (iv) the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of the senior notes, see “The Notes — Subordination,” “— Required Subordinated Amount and Usage” and “— Principal Payment on Subordinated Notes.”

Reserve Account. An accumulation reserve subaccount will be created for each tranche of notes in the DiscoverSeries that has an accumulation period in which Principal Amounts are deposited in a principal funding subaccount pending distribution to investors, including the Class A(2019-3) notes. A Class C reserve subaccount may be created for each tranche of Class C notes in the DiscoverSeries. A Class D reserve subaccount may be created for any tranche of Class D notes in the DiscoverSeries. The funds on deposit in any reserve account will be invested in Permitted Investments. The amount available to be applied from a reserve account on any distribution date will be the amount available in the reserve account for such distribution date. Funds on deposit in a reserve account that exceed the amount required to be on deposit may be withdrawn in accordance with the cash flows of the DiscoverSeries. See “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

Sale of Receivables

If any tranche of DiscoverSeries notes, including the Class A(2019-3) notes, has an event of default and is accelerated before its legal maturity date, the indenture trustee may direct the master trust to sell receivables, or interests therein, if the conditions described in “The Notes — Events of Default” and “— Remedies Following an

Event of Default” are satisfied, and for subordinated notes, only to the extent that payment is permitted by the subordination provisions for the senior notes of the DiscoverSeries. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate Outstanding Dollar Principal Amount of notes of the affected tranche subject to the conditions described under “The Notes — Remedies Following an Event of Default.”

Any sale of receivables for a subordinated tranche of notes in the DiscoverSeries may be delayed until (1) the senior classes of notes of the DiscoverSeries are prefunded sufficiently, (2) enough notes of senior classes are repaid or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In the DiscoverSeries if a senior tranche of notes directs a sale of receivables, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the master trust will automatically be required to sell receivables on that date or promptly following that date regardless of the subordination requirements of any senior classes of notes. Proceeds from the sale and amounts on deposit in the interest funding subaccount and the principal funding subaccount related to that tranche will, subject to the limitations described in the following paragraphs, be immediately paid to the noteholders of that tranche.

The principal amount of receivables designated for sale will not exceed, and may be less than, the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related series, class or tranche of notes, subject to certain limitations. The Nominal Liquidation Amount of that series, class or tranche of notes will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After the sale, no Series Principal Amounts or Series Finance Charge Amounts will be allocated to that series, class or tranche of notes, nor will any similar amounts be reallocated to the applicable series, class or tranche from other series of master trust certificates or other series of notes. Noteholders of that series, class or tranche will receive the proceeds of the sale but no more than the Outstanding Dollar Principal Amount of their notes (or the outstanding principal amount, if converted to foreign currency), plus any past due, accrued and additional interest on such series, class or tranche of notes. The notes of that series, class or tranche are no longer outstanding under the indenture or the indenture supplement once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the Outstanding Dollar Principal Amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the Outstanding Dollar Principal Amount and accrued, past due and additional interest. These types of deficiencies will not be reimbursed.

Neither the depositor nor its affiliates may bid for or purchase receivables in any sale of receivables described in this section.

Limited Recourse to DCENT; Security for the Notes

The sole sources of payment of principal of and interest or accreted discount on any DiscoverSeries notes, including the Class A(2019-3) notes, prior to an event of default and acceleration or the legal maturity are:

•

the portion of the Series Principal Amounts and Series Finance Charge Amounts allocated to the DiscoverSeries and available in accordance with the cash flows, including any such funds reallocated to the DiscoverSeries from any other series of master trust certificates and other series of notes;

•	funds on deposit in various note issuance trust accounts for the DiscoverSeries; and

•	investment income on certain funds on deposit in certain of such trust accounts for the DiscoverSeries.

However, if there is a sale of receivables in the master trust (i) following an event of default and acceleration for a tranche of DiscoverSeries notes and subject to any restrictions relating to required subordinated amounts or (ii) on the legal maturity date of a tranche of DiscoverSeries notes, as described in “— Sale of Receivables,” you will have recourse only to (1) the proceeds of that sale allocable to such tranche and (2) any amounts then on deposit in DCENT accounts allocated to and held for the benefit of such tranche.

Noteholders will have no recourse to any other assets of DCENT or the master trust, or any other person or entity for the payment of principal of or interest on the notes.

Each series of notes, including the DiscoverSeries, will be secured by a security interest in the assets in DCENT, including the collection account, but each series of notes, including the DiscoverSeries, is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to DCENT may be available to the DiscoverSeries notes.

The Class A(2019-3) notes are also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount.

The Notes

The following discussion and the discussions under “The Indenture” summarize the material terms of the Class A(2019-3) notes, the indenture and the indenture supplement for the DiscoverSeries notes. The indenture supplement will be supplemented by terms documents relating to the issuance of the Class A(2019-3) notes in the DiscoverSeries. In this prospectus, references to the indenture supplement will include the terms documents relating to the issuance of the Class A(2019-3) notes unless the context otherwise requires.

General

The indenture permits the note issuance trust to issue multiple series of notes, each series of which will be issued pursuant to the indenture and an indenture supplement. Neither the indenture nor the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of DCENT that will be in addition to the debt obligations of DCENT represented by any other series of notes. The Class A(2019-3) notes issued under this prospectus will be part of the DiscoverSeries. Holders of the Class A(2019-3) notes will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and reimbursement of the portion of charged-off receivables allocated to the collateral certificate that are further allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series will be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus, it also includes all tranches of that class, unless the context otherwise requires. Unless otherwise specified, the descriptions in this prospectus relate to the DiscoverSeries.

The DiscoverSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the DiscoverSeries may consist of multiple tranches and the Class A(2019-3) notes are a tranche of the Class A notes. Additional Class A notes may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “— Issuances of New Series, Classes and Tranches of Notes.” Each tranche within a class may have different interest rates, expected maturity dates, legal maturity dates, required subordinated amounts and other features.

DiscoverSeries notes may be denominated in U.S. dollars or a foreign currency. The Class A(2019-3) notes are denominated in U.S. dollars.

The indenture allows DCENT to “reopen” or increase the outstanding principal amount of a tranche of DiscoverSeries notes without notice by selling additional DiscoverSeries notes of that tranche with the same terms. Those additional notes will be treated, for all purposes, like the initial notes except that any new notes may begin to accrue interest at a different date. DCENT will not have to satisfy all the conditions to issuance described in “— Issuances of New Series, Classes and Tranches of Notes” to issue additional notes in a tranche, but will have to satisfy any such conditions relating to required subordinated amounts and funding of the reserve accounts, if applicable.

As of the date of this prospectus, the Series 2007-CC collateral certificate is the only outstanding collateral certificate pledged under the indenture. Initially, all collections and other income, servicing fees and charged-off receivables allocated by the master trust to the collateral certificate will be allocated to the DiscoverSeries notes. If DCENT issues additional series of notes, each series of notes will be allocated a proportionate share of these amounts based on the Nominal Liquidation Amount of the notes in the series. If additional collateral certificates are transferred to DCENT, amounts allocated under those collateral certificates will be similarly allocated to each series of notes.

The master trust will also make a proportionate share of excess Finance Charge Collections, interchange and Principal Collections from any other series of master trust certificates and other series of notes available to the note issuance trust through the collateral certificate to cover any shortfalls in funds with respect to the DiscoverSeries notes.

DCENT will pay principal of and interest or accreted discount on the DiscoverSeries notes, including the Class A(2019-3) notes, solely from the Series Principal Amounts and Series Finance Charge Amounts allocated to the DiscoverSeries and available in accordance with the cash flows, including any such funds reallocated to the collateral certificate from any other series of master trust certificates or other series of notes, funds on deposit in various note issuance trust accounts for the DiscoverSeries, and investment income on funds on deposit in certain of such trust accounts for the DiscoverSeries, and in the case of a sale of a portion of the receivables supporting the collateral certificate following an event of default and acceleration or the legal maturity date of the Class A(2019-3) notes, the proceeds from such sale allocated to the Class A(2019-3) notes. If those sources are not sufficient to pay principal of or interest on the Class A(2019-3) notes, the Class A(2019-3) noteholders will have no recourse to any assets in DCENT or the master trust, or any other person or entity for the payment of principal of or interest on the Class A(2019-3) notes.

A note is not a deposit and neither the Class A(2019-3) notes nor any underlying collateral certificate or receivables are insured or guaranteed by the FDIC or any other governmental agency.

Interest

Interest will accrue on the Class A(2019-3) notes from the Expected Issuance Date at the interest rate set forth on the cover of this prospectus, which is a fixed interest rate. Interest on the Class A(2019-3) notes will be due and payable on the 15th day of each month, or the next business day, beginning in November 2019. In this prospectus, we refer to each such date as an “interest payment date.” If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding subaccount for such classes of notes, pending distribution. The interest funding subaccount will be established under the indenture supplement for the notes, including the Class A(2019-3) notes. Interest payments or deposits will be funded from Series Finance Charge Amounts and Reallocated Finance Charge Amounts, if any, allocated to the DiscoverSeries for the preceding month, from any applicable credit enhancement, if necessary (including, for interest on senior classes of notes, Series Principal Amounts that are allocable to the subordinated notes, as applicable).

Each payment of interest on the Class A(2019-3) notes will include all interest accrued from the preceding interest payment date — or, for the first interest accrual period, from the Expected Issuance Date — through the day preceding the current interest payment date. Interest on the Class A(2019-3) notes will be due and payable on each interest payment date.

If interest on the Class A(2019-3) notes is not paid within 35 days after such interest is due and payable, an event of default will occur for the Class A(2019-3) notes. See “— Events of Default.”

Principal

Principal of the Class A(2019-3) notes will be due and payable on the 15th day of each month, or the next business day, beginning on October 17, 2022. We refer in this prospectus to each date on which a principal payment is made as a “principal payment date,” and we refer to the date of the last or only scheduled principal payment for the Class A(2019-3) notes as its “expected maturity date.” We refer to the date on which the note issuance trust is legally required to make the final principal payment for the Class A(2019-3) notes as its “legal maturity date.”

Principal of the Class A(2019-3) notes may be paid later than its expected maturity date if sufficient funds are not allocated for principal payments from the assets in DCENT securing DiscoverSeries notes in accordance with the cash flows. Additionally, DCENT will deposit funds for payment of principal of the Class A(2019-3) notes on its expected maturity date. It is not an event of default if the Stated Principal Amount of the Class A(2019-3) notes is not paid on its expected maturity date. However, if the Stated Principal Amount of the Class A(2019-3) notes is not paid in full by its legal maturity date, an event of default will occur for the Class A(2019-3) notes; provided, however, that it is not an event of default if the Outstanding Dollar Principal Amount of the Class A(2019-3) notes has been paid to the Class A(2019-3) noteholders by such date. See “— Events of Default.” If the Stated Principal Amount of the Class A(2019-3) notes is not paid on its expected maturity date, an early redemption event for the Class A(2019-3) notes will occur. See “— Redemption and Early Redemption of Notes — Early Redemption Events.”

Principal of the Class A(2019-3) notes may be paid earlier than its expected maturity date if an early redemption event, an event of default and acceleration, or a cleanup call occurs. See “— Redemption and Early Redemption of Notes — Early Redemption Events” and “— Cleanup Calls.” See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on the Class A(2019-3) notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

The Class A(2019-3) notes have a Stated Principal Amount, an Outstanding Dollar Principal Amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The “Stated Principal Amount” of the Class A(2019-3) notes is the amount that is stated on the face of the Class A(2019-3) notes to be payable to the holders of the notes of that tranche. The Class A(2019-3) notes are denominated in U.S. dollars.

Outstanding Dollar Principal Amount

The “Outstanding Dollar Principal Amount” is the initial dollar principal amount of the Class A(2019-3) notes, as set forth on the cover of this prospectus, minus principal payments to the noteholders of the Class A(2019-3) notes. The Outstanding Dollar Principal Amount will be reduced by the net losses of principal of funds on deposit in the related principal funding subaccount for the Class A(2019-3) notes, if any.

Adjusted Outstanding Dollar Principal Amount

The “Adjusted Outstanding Dollar Principal Amount” of the Class A(2019-3) notes is the Outstanding Dollar Principal Amount of all outstanding Class A(2019-3) notes, less any funds on deposit in the principal funding subaccount for the Class A(2019-3) notes. The Adjusted Outstanding Dollar Principal Amount of the Class A(2019-3) notes will decrease as a result of each deposit into the principal funding subaccount for the Class A(2019-3) notes and will increase at any time prefunded deposits are released from the principal funding subaccount and reinvested in the collateral certificate.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of the Class A notes or Class A(2019-3) notes is a U.S. dollar amount based on the initial Outstanding Dollar Principal Amount of that class or tranche of notes minus some reductions — including reductions due to (1) allocations and reallocations of the share of charged-off receivables allocated to the collateral certificate and (2) deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes — plus some increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series, without duplication. The Nominal Liquidation Amount for the Class A(2019-3) notes correlates to the Class A(2019-3) notes’ share of the investor interest in receivables represented by the collateral certificate.

The Nominal Liquidation Amount of the Class A(2019-3) notes may be reduced as follows:

•

if Series Finance Charge Amounts are insufficient to reimburse all charged-off receivables allocated to the collateral certificate and reallocated to the DiscoverSeries notes, the Nominal Liquidation Amount of the DiscoverSeries notes will be reduced as described in “Deposits and Allocation of Funds for Discover-Series Notes — Cash Flows.”

•	the Nominal Liquidation Amount of the Class A(2019-3) notes will be reduced by the amount deposited in its principal funding subaccount.

•

upon a sale of receivables after an event of default and acceleration or on the legal maturity date of the Class A notes or the Class A(2019-3) notes, the Nominal Liquidation Amount of such class or tranche of notes will be automatically reduced to zero. See “Sources of Funds to Pay the Notes — Sale of Receivables.”

The Nominal Liquidation Amount of the Class A(2019-3) notes may be increased as follows:

•

the Nominal Liquidation Amount of the Class A notes or the Class A(2019-3) notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the Expected Issuance Date.

•

the Nominal Liquidation Amount will increase if Series Finance Charge Amounts or Reallocated Finance Charge Amounts, if any, are available to reimburse earlier reductions in the Nominal Liquidation Amount. The Series Finance Charge Amounts or Reallocated Finance Charge Amounts will be allocated to reimburse the Nominal Liquidation Amount first to the Class A notes, then to the Class B notes, then to the Class C notes and finally to the Class D notes, as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

•	the Nominal Liquidation Amount will increase due to reallocation of reductions in the Nominal Liquidation Amount from the Class A notes or the Class A(2019-3) notes to a subordinated class or tranche.

Series Finance Charge Amounts allocated to the DiscoverSeries notes for each month will be applied to reimburse the DiscoverSeries’ share of charged-off receivables allocated to the collateral certificate. If Series Finance Charge Amounts are sufficient to cover these amounts, the Nominal Liquidation Amount of the DiscoverSeries notes will not be reduced. Remaining Series Finance Charge Amounts will then be applied to reimburse earlier reductions in the Nominal Liquidation Amounts, first for the Class A notes, then for the Class B notes, then for the Class C notes and finally for the Class D notes. If the DiscoverSeries notes receive any Reallocated Finance Charge Amounts from any other series of master trust certificates or other series of notes, these Reallocated Finance Charge Amounts will be applied to reimburse the DiscoverSeries’ share of charged-off receivables and earlier reductions in Nominal Liquidation Amounts in the same priority as described above.

In most circumstances, the Nominal Liquidation Amount of the Class A(2019-3) notes, together with any accumulated funds on deposit in the related principal funding subaccount, will be equal to the Outstanding Dollar

Principal Amount of the Class A(2019-3) notes. However, if the note issuance trust reduces the Nominal Liquidation Amount of the Class A(2019-3) notes because of losses due to charged-off receivables allocated to the collateral certificate, it will reduce the Nominal Liquidation Amount for the Class A(2019-3) notes. Unless the deficit in the Nominal Liquidation Amount created by those reductions is reimbursed through the application of Series Finance Charge Amounts, reallocation of losses to subordinated notes, Reallocated Finance Charge Amounts, if any, the Outstanding Dollar Principal Amount of the Class A(2019-3) notes will exceed the sum of the Nominal Liquidation Amount for the Class A(2019-3) notes and the amount on deposit in the related principal funding subaccount. In that circumstance, the Stated Principal Amount of the Class A(2019-3) notes may not be paid in full and the holders of the Class A(2019-3) notes may receive less than the full Stated Principal Amount of their notes.

The Nominal Liquidation Amount of the Class A(2019-3) notes may not be reduced below zero and may not be increased above the Outstanding Dollar Principal Amount of the Class A(2019-3) notes, less any amounts on deposit in the applicable principal funding subaccount.

If, subject to the subordination and cleanup call provisions of the indenture and the indenture supplement, a note held by the depositor, DCENT or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

Final Payment of the Notes

The holders of the Class A(2019-3) notes will generally not receive payment of principal in excess of the highest Outstanding Dollar Principal Amount of the Class A(2019-3) notes.

After an event of default and acceleration or on the legal maturity date of the Class A(2019-3) notes, a portion of the receivables supporting the collateral certificate will be sold, generally in an aggregate amount not to exceed the Nominal Liquidation Amount of the Class A(2019-3) notes, plus any past due, accrued and additional interest for the Class A(2019-3) notes, subject to the subordination provisions of the indenture supplement (except with respect to a sale on the legal maturity date) and any further limitations specified in “— Remedies Following an Event of Default” and “Sources of Funds to Pay the Notes — Sale of Receivables.” The proceeds of that sale will be applied, first, to pay the outstanding principal amount of the Class A(2019-3) notes and, second, to pay any accrued, past due and additional interest, if any, for the Class A(2019-3) notes.

The Class A(2019-3) notes will be considered to be paid in full, the holders of the Class A(2019-3) notes will have no further right or claim against the note issuance trust, the master trust or their respective assets, and the note issuance trust and the master trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the Stated Principal Amount of and all accrued, past due and additional interest on the Class A(2019-3) notes, as applicable;

•	the legal maturity date for the Class A(2019-3) notes after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place for the Class A(2019-3) notes, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.”

Subordination

For the DiscoverSeries notes, payments of interest on and principal of the Class B notes, Class C notes and Class D notes are subordinated to such payments on the Class A notes. In addition, the Class B notes, Class C notes and Class D notes provide loss protection to the Class A notes.

Similarly, for the DiscoverSeries notes, payments of interest on and principal of the Class C notes and the Class D notes are subordinated to such payments on the Class B notes. In addition, the Class C notes and the Class D notes provide loss protection to the Class B notes.

In the same manner, for the DiscoverSeries notes, payments of interest on and principal of the Class D notes are subordinated to such payments on the Class C notes. In addition, the Class D notes provide loss protection to the Class C notes.

The credit enhancement provided by the subordination of Class B notes, Class C notes and Class D notes affects cash flows in the following ways:

•

the note issuance trust pays interest, swap payments and accreted discount, as applicable, for the Class A notes of the DiscoverSeries before it pays interest for the Class B notes, Class C notes or Class D notes;

•	the note issuance trust pays interest, swap payments and accreted discount, as applicable, for the Class B notes of the DiscoverSeries before it pays interest for the Class C notes or Class D notes;

•	the note issuance trust pays interest, swap payments and accreted discount, as applicable, for the Class C notes of the DiscoverSeries before it pays interest for the Class D notes;

•	the note issuance trust pays servicing fees for the collateral certificate before it pays interest, swap payments and accreted discount for the Class D notes;

•	the note issuance trust deposits principal to pay or prefund Class A notes before it deposits principal for Class B notes, Class C notes or Class D notes;

•	the note issuance trust deposits principal to pay or prefund Class B notes, before it deposits principal for Class C notes or Class D notes;

•	the note issuance trust deposits principal to pay or prefund Class C notes, before it deposits principal for Class D notes;

•

the note issuance trust uses Series Principal Amounts that are allocable to Class B, Class C and Class D to pay shortfalls in Class A interest, swap payments and accreted discount, as applicable, and to pay servicing fee shortfalls, and reduces the Nominal Liquidation Amount of each tranche of Class B notes, Class C notes and Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

the note issuance trust uses Series Principal Amounts that are allocable to Class C and Class D to pay shortfalls in Class B interest, swap payments and accreted discount, as applicable, and reduces the Nominal Liquidation Amount of each tranche of Class C notes and Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

the note issuance trust uses Series Principal Amounts that are allocable to Class D to pay shortfalls in Class C interest, swap payments and accreted discount, as applicable, and reduces the Nominal Liquidation Amount of each tranche of Class D notes by the amount of the tranche’s Series Principal Amounts that have been used in this way;

•

the note issuance trust reallocates Class A losses due to charged-off receivables allocated to the collateral certificate to the Class B notes, Class C notes and Class D notes, and reduces the Nominal Liquidation Amount of each tranche of Class B notes, Class C notes and Class D notes by the amount of losses it reallocates to that tranche;

•

the note issuance trust reallocates Class B losses to Class C and Class D, including losses relating to the use of Series Principal Amounts allocable to Class B to pay shortfalls in Class A interest, swap payments and accreted interest, as applicable, and to pay servicing fee shortfalls and losses due to charged-off receivables allocated to the collateral certificate, and reduces the Nominal Liquidation

Amount of each tranche of Class C notes and Class D notes by the amount of losses it reallocates to that tranche; and

•

the note issuance trust reallocates Class C losses to Class D, including losses relating to the use of Series Principal Amounts allocable to Class C to pay shortfalls in Class A or Class B interest, swap payments and accreted discount, as applicable, and to pay servicing fee shortfalls and losses due to charged-off receivables allocated to the collateral certificate, and reduces the Nominal Liquidation Amount of each tranche of Class D notes by the amount of losses it reallocates to that tranche.

The priority of payments of interest and principal to the senior classes described above is not limited by the available subordinated amount of subordinated notes. For example, all Class A interest will be paid out of available funds before any Class B interest is paid, even if the Class B notes do not provide loss protection for a particular tranche of Class A notes or the available subordinated amount of Class B notes for each tranche of Class A notes has been reduced to zero. However, the use of Series Principal Amounts allocable to subordinated notes and the reallocation of losses to subordinated notes to pay interest, swap payments, accreted discount and servicing fees are each limited by the available subordinated amount of those notes for any tranche of senior notes. For more information, see “— Required Subordinated Amounts and Usage” below and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows.”

The note issuance trust may only make deposits to pay principal of subordinated tranches of notes before payment in full of each senior class of notes if:

•	the usage of those subordinated notes by any tranche of senior notes is zero and

•

after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid before their legal maturity dates even if other tranches of Class A notes are outstanding. Any repayments will be limited to the unencumbered amount of Class B notes, Class C notes and Class D notes;

•

the principal funding subaccounts for all applicable tranches of senior classes of notes have been sufficiently prefunded as described in “Deposits and Allocation of Funds for DiscoverSeries Notes — Prefunding”; or

•

new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected maturity dates are no longer necessary to provide the required subordination; or

•	a tranche of subordinated notes reaches its legal maturity date.

Required Subordinated Amount and Usage

The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes. If the required subordinated amount for all tranches is not outstanding and available, DCENT will not be able to issue new senior notes. DCENT will not, however, be obligated to issue additional subordinated notes to restore available subordination to an amount equal to the applicable required subordinated amount.

Required Subordinated Amount for Class A Notes. For the Class A(2019-3) notes, the Required Subordinated Amount of Class B Notes will equal 6.96202532%, the Required Subordinated Amount of Class C Notes will equal 8.86075950% and the Required Subordinated Amount of Class D Notes will equal 10.75949368%, in each case, of the Nominal Liquidation Amount of that tranche of Class A notes, as adjusted from time to time. However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for the Class A(2019-3) notes, the required subordinated amount of any subordinated class of notes will be the greater of

•	the required subordinated amount of such subordinated class on that date; and

•	the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

The Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes and the Required Subordinated Amount of Class D Notes for the Class A(2019-3) notes may be changed from time to time by DCENT, at the direction of the depositor. However, each applicable note rating agency hired by Discover Bank, the depositor or the note issuance trust must confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, including the Class A(2019-3) notes, in each case below the required ratings, or a withdrawal of any such ratings.

Various issuances of and payments or deposits for other tranches of notes will affect the required subordinated amount of subordinate notes for each tranche of senior notes generally. For example, if DCENT issues additional Class A notes that receive credit enhancement from Class B notes,

•	the encumbered portion of all tranches of Class B notes will increase;

•	the unencumbered portion of all tranches of Class B notes will decrease;

•	the aggregate Required Subordinated Amount of Class B notes for all tranches of Class A notes will increase;

•	the aggregate Required Subordinated Amount of Class C notes for all tranches of Class A notes and Class B notes will increase; and

•	the aggregate Required Subordinated Amount of Class D notes for all tranches of Class A notes, Class B notes and Class C notes will increase.

If DCENT issues any new tranche of Class B notes (or additional Class B notes in any existing tranche),

•	the encumbered portion of any other tranche of Class B notes will decrease;

•	the unencumbered portion of any other tranche of Class B notes will increase;

•

the aggregate Required Subordinated Amount of Class C notes for all tranches of Class B notes will increase, but the Required Subordinated Amount of Class C notes for each tranche of Class B notes (other than the tranche in which the additional Class B notes are issued) will decrease; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class B notes and Class C notes will increase, but the Required Subordinated Amount of Class D Notes for each tranche of Class B notes (other than the tranche in which the additional Class B notes are issued) will decrease.

If DCENT issues any new tranche of Class C notes (or additional Class C notes in any existing tranche),

•	the encumbered portion of any other tranche of Class C notes will decrease;

•	the unencumbered portion of any other tranche of Class C notes will increase; and

•

the aggregate Required Subordinated Amount of Class D notes for all tranches of Class C notes will increase, but the Required Subordinated Amount of Class D notes for each tranche of Class C notes (other than the tranche in which the additional Class C notes are issued) will decrease.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class A notes:

•	the encumbered portion of all tranches of Class B notes will decrease;

•	the unencumbered portion of all tranches of Class B notes will increase;

•	the aggregate Required Subordinated Amount of Class C Notes for all tranches of Class A notes and Class B notes will decrease; and

•	the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class A notes, Class B notes and Class C notes will decrease.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class B notes,

•	the encumbered portion of all tranches of Class B notes, other than the tranche for which such deposit is made, will increase;

•	the unencumbered portion of all tranches of Class B notes, other than the tranche for which such deposit is made, will decrease;

•

the aggregate Required Subordinated Amount of Class C Notes for all tranches of Class B notes will decrease, but the Required Subordinated Amount of Class C notes for each remaining tranche of Class B notes will increase; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class B notes and Class C notes will decrease, but the Required Subordinated Amount of Class D Notes for each remaining tranche of Class B notes will increase.

If DCENT makes any targeted principal deposit that reduces the Nominal Liquidation Amount of any tranche of Class C notes,

•	the portion of all tranches of Class C notes encumbered by Class A notes and Class B notes, other than the tranche for which such deposit is made, will increase;

•	the unencumbered portion of all tranches of Class C notes, other than the tranche for which such deposit is made, will decrease; and

•

the aggregate Required Subordinated Amount of Class D Notes for all tranches of Class C notes will decrease, but the Required Subordinated Amount of Class D notes for each remaining tranche of Class C notes will increase.

The encumbered portion of each tranche of Class B notes will share credit enhancement from the Class C notes and the Class D notes with the Class A notes, which will have the first priority with respect to that credit enhancement; accordingly, higher Required Subordinated Amounts of Class C Notes and Class D notes for the encumbered portion of Class B notes will not reflect an improved credit enhancement position relative to the unencumbered portion. Similarly, the encumbered portion of each tranche of Class C notes will share credit enhancement from the Class D notes with Class A notes and Class B notes which will have the first priority with respect to that credit enhancement; accordingly, higher Required Subordinated Amounts of Class D notes for the encumbered portions of Class C notes will not reflect an improved credit enhancement position relative to the unencumbered portion. See “Prospectus Summary — Credit Enhancement — Required Subordinated Amount and Required Subordinated Percentage” for an example of the calculations of required subordinated amounts for the DiscoverSeries notes.

Notwithstanding the formula described above, after an event of default or an early redemption event has occurred and is continuing for the Class A(2019-3) notes, the Required Subordinated Amount of Class B Notes for the Class A(2019-3) notes will be the greater of

•	the Required Subordinated Amount of Class B Notes for the Class A(2019-3) notes on that date, and

•	the Required Subordinated Amount of Class B Notes for the Class A(2019-3) notes on the date immediately prior to that event of default and acceleration or early redemption event;

the Required Subordinated Amount of Class C Notes for the Class A(2019-3) notes will be the greater of

•	the Required Subordinated Amount of Class C Notes for the Class A(2019-3) notes on that date, and

•	the Required Subordinated Amount of Class C Notes for the Class A(2019-3) notes on the date immediately prior to that event of default and acceleration or early redemption event;

and the Required Subordinated Amount of Class D Notes for the Class A(2019-3) notes will be the greater of

•	the Required Subordinated Amount of Class D Notes for the Class A(2019-3) notes on that date, and

•	the Required Subordinated Amount of Class D Notes for the Class A(2019-3) notes on the date immediately prior to that event of default and acceleration or early redemption event.

Changes in Required Subordinated Percentages. The percentages described above may be changed at any time without the consent of any noteholders if the applicable Note Rating Agencies hired by Discover Bank, the depositor or the note issuance trust confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, including the Class A(2019-3) notes, in each case below the required ratings, or a withdrawal of any such ratings. In addition, the required subordinated amount for any tranche of DiscoverSeries notes or the methodology of computing the required subordinated amount may be changed, or DCENT may utilize forms of credit enhancement other than subordinated DiscoverSeries notes in order to provide senior DiscoverSeries notes with the required credit enhancement, at any time without the consent of any noteholders so long as the applicable Note Rating Agencies hired by Discover Bank, the depositor or the note issuance trust confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, including the Class A(2019-3) notes, in each case below the required ratings, or a withdrawal of any such ratings.

Usage. Neither the Class A(2019-3) notes or any additional class or tranche of notes of the DiscoverSeries may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance. Each senior tranche of notes has access to credit enhancement from the subordinated notes only in an amount not exceeding its required subordinated amount of those notes minus the amount of usage of that required subordinated amount. When we refer to “usage of the required subordinated amount,” we refer to the amount by which the nominal liquidation amount of subordinated notes providing credit enhancement to that tranche of senior notes has declined as a result of losses relating to charged-off receivables and the application of subordinated notes’ allocations amounts to pay interest on senior classes and servicing fees. Losses that increase usage may include losses relating to charged-off receivables that are allocated directly to a class of subordinated notes; losses relating to usage of available subordinated amounts by another class of notes that shares credit enhancement from those subordinated notes, which is allocated proportionately to the senior notes supported by those subordinated notes; and losses reallocated to the subordinated notes from the applicable tranche of senior notes. Usage may be reduced in later months if excess Series Finance Charge Amounts and Reallocated Finance Charge Amounts, if any, are available to reimburse losses or to replenish funds in any Class C reserve subaccount that have been used to reimburse losses on the Class C notes. When we refer to the “available subordinated amount” of a tranche of senior notes with respect to subordinated notes, we refer to the applicable required subordinated amount minus usage of that required subordinated amount. A tranche of senior notes will only continue to receive benefits from loss protection provided by subordinated notes if its available subordinated amount of those subordinated notes is greater than zero, even if subordinated notes remain outstanding after the available subordinated amount has been reduced to zero.

Principal Payments on Subordinated Notes

The required subordinated amount of the Class A(2019-3) notes, in conjunction with usage, is used to determine (a) whether such tranche of notes can be issued, as described above, (b) whether principal of a tranche of subordinated notes may be paid before its legal maturity date and (c) how much prefunding of senior tranches is required to permit repayment of subordinated notes before their legal maturity dates. See “— Required Subordinated Amount and Usage” above.

No deposits to pay principal on Class B notes will be made prior to the legal maturity date of such notes unless usage of Class B notes by each tranche of Class A notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class B notes at least equals the Required Subordinated Amount of Class B Notes for all outstanding Class A notes.

Similarly, no deposits to pay principal on Class C notes prior to the legal maturity date of such notes will be made unless usage of Class C notes by each tranche of Class A and Class B notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class C notes is at least equal to the Required Subordinated Amount of Class C Notes for all outstanding Class A notes and Class B notes (taking into account any sharing of the Required Subordinated Amount of Class C Notes between the Class A notes and Class B notes).

In the same manner, no deposits to pay principal on Class D notes prior to the legal maturity date of such notes will be made unless usage of Class D notes by each tranche of Class A notes, Class B notes and Class C notes is zero and, following the deposit, the Nominal Liquidation Amount of the remaining Class D notes is at least equal to the Required Subordinated Amount of Class D Notes for all outstanding Class A notes, Class B notes and Class C notes (taking into account any sharing of the Required Subordinated Amount of Class D Notes among the Class A notes, the Class B notes and the Class C notes).

However, subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the Nominal Liquidation Amount of the remaining subordinated notes is at least equal to the Required Subordinated Amount of such subordinated notes for all senior notes. See “The Notes — Subordination” and “Sources of Funds to Pay the Notes — Sale of Receivables.”

Redemption and Early Redemption of Notes

Mandatory Redemption

The Class A(2019-3) notes will be subject to mandatory redemption on October 17, 2022, which is its expected maturity date and is 24 months before its legal maturity date. In addition, if any early redemption event occurs with respect to the Class A(2019-3) notes (other than the failure to pay the Class A(2019-3) notes on its expected maturity date), DCENT will be required to redeem the Class A(2019-3) notes before its expected maturity date to the extent of available cash flows for that purpose. See “— Early Redemption Events” below for a description of the early redemption events and their consequences to noteholders.

Prior to the legal maturity date, whenever DCENT redeems the Class A(2019-3) notes, it will do so only to the extent of Series Principal Amounts allocated to the Class A(2019-3) notes plus any Reallocated Principal Amounts. A noteholder will have no claim against DCENT if DCENT fails to make a required redemption of the Class A(2019-3) notes before the legal maturity date because no funds are available for that purpose. The failure to redeem before the legal maturity date under these circumstances will not be an event of default. At the legal maturity date, the Class A(2019-3) notes will be redeemed only through the proceeds of a sale of receivables, to the extent provided for under “Sources of Funds to Pay the Notes — Sale of Receivables.”

Early Redemption Events

DCENT will be required to repay each affected tranche of notes in whole or in part upon the occurrence and during the continuance of an early redemption event, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent deposits for principal payments are permitted by the subordination provisions in the indenture supplement; provided, however, subject to certain exceptions, any note that receives the benefit of a derivative agreement may not be redeemed earlier than their expected maturity date.

Early redemption events for the Class A(2019-3) notes include the following:

•	the occurrence of the expected maturity date of the Class A(2019-3) notes, if it is not repaid in full on that date;

•	DCENT becoming an “investment company” within the meaning of the Investment Company Act;

•	the occurrence of certain events of bankruptcy or insolvency of the depositor;

•

an amortization event under the Pooling and Servicing Agreement occurs as described in “The Master Trust — Master Trust Amortization Events” or, if required by the applicable Note Rating Agencies upon addition of any other collateral certificate to DCENT, any amortization event occurs for that collateral certificate,

•

if, as a result of the invalidity of the Pooling and Servicing Agreement, the series supplement for Series 2007-CC or certain transfers of receivables to the master trust, the failure of any security interest in such receivables to be perfected and of first priority, or the inaccuracy of certain representations and warranties related thereto, the depositor is required to repurchase the transferred interests in receivables or investor certificates of Series 2007-CC as a result thereof, or

•

if for any distribution date, on a three-month rolling average basis reflecting trust performance during the three calendar months preceding such distribution date, the Excess Spread Amount is less than zero for such month, and the Group Excess Spread for the group of series of master trust certificates to which the collateral certificate belongs is less than zero.

An amortization event for the collateral certificate, an event pursuant to which the depositor is required to repurchase the transferred interests in the receivables or the collateral certificate, or an amortization event or similar repurchase event for an additional collateral certificate will not become an early redemption event if, at the time of such event, the note issuance trust owns one or more additional collateral certificates and is able to reinvest all amounts received as a result of such event in such additional collateral certificates (or, if such event occurs with respect to such additional collateral certificate, the note issuance trust is able to reinvest all such amounts in the Series 2007-CC collateral certificate). Any conditions for such reinvestment will be set forth in the documentation under which such additional collateral certificates are transferred to the note issuance trust, and the note issuance trust will only be able to enter into such documentation if the applicable Note Rating Agencies hired by DCENT confirm that the acquisition of such additional collateral certificate on such terms will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, including the Class A(2019-3) notes, in each case below the required ratings, or a withdrawal of any such ratings.

“Excess Spread Amount” means, generally, for the DiscoverSeries for the distribution date in any month the difference, whether positive or negative, between

•

the sum of (a) the amount of Finance Charge Amounts allocated to the DiscoverSeries pursuant to the Indenture; (b) any amounts to be treated as Series Finance Charge Amounts and designated to be a part of the Excess Spread Amount pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such account)

(net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts, and

•

the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

“Group Excess Spread” means the sum of the amounts designated as series excess spread for each series of master trust certificates for any distribution date. For Series 2007-CC, the series excess spread is the Excess Spread Amount for the DiscoverSeries, and, as long as Series 2007-CC is the only outstanding master trust series, no other series has been outstanding for three months and the note issuance trust has not acquired an additional collateral certificate to support the DiscoverSeries notes, the Group Excess Spread is expected to equal the Excess Spread Amount for the DiscoverSeries. If additional master trust series are issued, unless otherwise designated in the applicable series supplement of any series, series excess spread will be generally:

•	the sum of the Finance Charge Collections, interchange and investment income for the applicable series of master trust certificates; minus

•	the sum of, for such series of master trust certificates:

•	monthly interest;

•	monthly servicing fees;

•	monthly charge-offs; and

•	credit enhancement fees,

in each case for the distribution date; minus

•	for any such series of master trust certificates that has a subordinated interest rate swap, any payment made by the master trust pursuant to that interest rate swap.

The amount to be repaid with respect to the Class A(2019-3) notes will equal the outstanding principal amount of the Class A(2019-3) notes, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Series Finance Charge Amounts, Reallocated Finance Charge Amounts, if any, and Series Principal Amounts allocable to the Class A(2019-3) notes to be redeemed, together with funds on deposit in the applicable DCENT subaccounts, are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with the Class A(2019-3) notes, monthly payments on the Class A(2019-3) notes to be redeemed will thereafter be made on each principal payment date for so long as such early redemption event is continuing, until the outstanding principal amount of the Class A(2019-3) notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the Class A(2019-3) notes occurs, whichever is earlier. Reallocated Principal Amounts will not be used to make payments on the Class A(2019-3) notes after an early redemption event for such tranche.

No Series Principal Amounts or Reallocated Principal Amounts will be allocated to the Class A(2019-3) notes with a Nominal Liquidation Amount of zero, even if the Stated Principal Amount of the Class A(2019-3) notes has not been paid in full.

However, any funds previously deposited in the applicable DCENT subaccounts for the Class A(2019-3) notes will still be available to pay principal of and interest on the Class A(2019-3) notes. In addition, if Series Finance Charge Amounts or Reallocated Finance Charge Amounts are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of the Class A(2019-3) notes resulting from reallocations of Series Principal Amounts to pay interest, swap payments or accreted discount on senior classes of notes or servicing fees, or from losses due to charged-off receivables allocated to the collateral certificate and reallocated to the notes.

Payments on redeemed notes will be made in the priority described in the cash flows set forth under “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows,” but the targeted principal deposit will be the Nominal Liquidation Amount for each affected tranche. DCENT will notify holders if an early redemption event occurs for their notes.

Events of Default

Each of the following events is an event of default for any affected tranche of notes:

•

for any tranche of notes, as applicable, DCENT’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable; provided that the failure to pay interest on a tranche of foreign currency notes will not be an event of default if the U.S. dollar amount required to be applied to interest and converted to such foreign currency has been so applied and converted;

•

for any tranche of notes, DCENT’s failure to pay the Stated Principal Amount in full of such tranche of notes by the applicable legal maturity date; provided, however, that it is not an event of default if the Outstanding Dollar Principal Amount of such tranche has been paid (or, if applicable, converted to foreign currency and paid) to the applicable noteholders by such date;

•

DCENT’s default in the performance, or breach, of any other of its covenants or warranties in the indenture or any indenture supplement, for a period of 60 days after the indenture trustee or the holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of any affected tranche (excluding any notes held by the depositor or an affiliate or agent) has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period; or

•	the occurrence of certain events of bankruptcy or insolvency of DCENT.

Failure to pay the full Stated Principal Amount of a note on its expected maturity date will not constitute an event of default. An event of default for the Class A(2019-3) notes will not necessarily be an event of default for any other tranche of notes and an event of default for any other tranche of notes will not necessarily be an event of default for the Class A(2019-3) notes.

The events of default listed above are applicable to the DiscoverSeries notes, including the Class A(2019-3) notes. To the extent that an event of default occurs for the DiscoverSeries notes or the Class A(2019-3) notes, the voting percentages required above shall be the stated percentage of the Outstanding Dollar Principal Amount of the affected series or class, rather than of the Class A(2019-3) notes. An event of default for the DiscoverSeries notes shall also constitute an event of default for the Class A(2019-3) notes and the remedies described under “— Remedies Following an Event of Default” below shall apply as if such event of default had occurred solely for the Class A(2019-3) notes.

DCENT will be required to repay the Class A(2019-3) notes and each other affected tranche of notes in whole or in part upon the occurrence and during the continuance of an early redemption event, to the extent that funds are available for repayment after giving effect to all allocations and reallocations. It is not an event of default if DCENT fails to redeem the Class A(2019-3) notes prior to their legal maturity date because it does not have sufficient funds available.

Remedies Following an Event of Default

The occurrence of an event of default involving the bankruptcy or insolvency of the note issuance trust results in an automatic acceleration of all of the notes, including the Class A(2019-3) notes, without notice or demand to any person, and DCENT will automatically and immediately be obligated to pay off the notes to the extent funds are available. However, the FDIC, as a result of its appointment as conservator or receiver, may exercise its powers, including finding certain provisions, such as amortization or early redemption triggers or events of default resulting solely from the appointment of a conservator or receiver for Discover Bank, unenforceable or subjecting any amortization, or early redemption events, events of default or other rights of terminating, accelerating or affecting rights under a contract with, or exercising rights over property of, Discover Bank to an automatic stay of up to 90 days, and the FDIC may seek to extend this stay by seeking injunctive relief. See “The Originator and Sponsor — Insolvency-Related Matters.” If other events of default occur and are continuing for the DiscoverSeries, the Class A notes or the Class A(2019-3) notes, either the indenture trustee or the holders of a majority in aggregate Outstanding Dollar Principal Amount of the notes of the affected series, class or tranche, as applicable, (excluding any notes held by the depositor or an affiliate or agent) may declare by written notice to DCENT the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate Outstanding Dollar Principal Amount of outstanding notes of the affected series, class or tranche (excluding any notes held by the depositor or an affiliate or agent).

Pending any determination by the indenture trustee or the noteholders of the Class A(2019-3) notes to cause a receivables sale, DCENT will be required to repay the Class A(2019-3) notes in whole or in part upon the occurrence of an event of default to the extent that funds are available for repayment after giving effect to all allocations and reallocations. If the amount of Series Finance Charge Amounts, Reallocated Finance Charge Amounts, if any, and Series Principal Amounts allocable to the Class A(2019-3) notes, together with funds on deposit in the applicable DCENT subaccounts, are insufficient to pay the principal and accrued interest of the Class A(2019-3) notes in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the Class A(2019-3) notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the Class A(2019-3) notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the Class A(2019-3) notes occurs, whichever is earlier. Reallocated Principal Amounts, if any, will not be available to pay the principal of any note following an Event of Default.

If the DiscoverSeries, the Class A notes or the Class A(2019-3) notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of the aggregate Outstanding Dollar Principal Amount of notes of the affected series, class or tranche at any time thereafter (excluding any notes held by the depositor or an affiliate or agent) direct the sale of receivables supporting the collateral certificate, in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.” For the DiscoverSeries such sale will occur only if at least one of the following conditions is met:

•

the noteholders of 90% of the aggregate Outstanding Dollar Principal Amount of the accelerated series, class or tranche of notes consent (excluding any notes held by the depositor or an affiliate or agent); or

•

the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the noteholders of not less than 66 2⁄3% of the aggregate Outstanding Dollar Principal Amount of notes of the accelerated tranche (excluding any notes held by the depositor or an affiliate or agent) consent to the sale.

If an event of default occurs relating to the failure to pay principal of or interest on the Class A(2019-3) notes in full on the legal maturity date, receivables will automatically be sold, as described in “Sources of Funds to Pay the Notes — Sale of Receivables.”

Following the sale of receivables for the Class A(2019-3) notes, the Nominal Liquidation Amount of the Class A(2019-3) notes will be zero and Series Principal Amounts and Series Finance Charge Amounts will no longer be allocated to the Class A(2019-3) notes. Amounts reallocated from other series of notes or series of master trust certificates will also no longer be allocated to the Class A(2019-3) notes. Holders of the Class A(2019-3) notes will receive the proceeds of the sale plus any amounts on deposit in DCENT subaccounts that are allocable to the Class A(2019-3) notes in an amount not to exceed the Outstanding Dollar Principal Amount of the Class A(2019-3) notes, plus any accrued, past due and additional interest on the Class A(2019-3) notes.

Any money collected by the indenture trustee in connection with a sale of receivables following an event of default and acceleration for the Class A(2019-3) notes will be applied in the following priority, at the date fixed by the indenture trustee:

•	first, to pay the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the Class A(2019-3) notes;

•	second, to pay any unpaid servicing fees or amounts owing to the indenture trustee and the owner trustee; and

•	third, to pay any remaining amounts to the note issuance trust for distribution to the depositor.

If a sale of receivables does not take place following an event of default and acceleration of the Class A(2019-3) notes, then:

•

DCENT will continue to hold the collateral certificate, the master trust will continue to hold the receivables and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•	principal will be paid on the Class A(2019-3) notes to the extent funds are received by DCENT and available to the Class A(2019-3) notes after giving effect to all allocations and reallocations.

•	Reallocated Principal Amounts, if any, will not be available to pay any accelerated principal.

•

on the legal maturity date of the Class A(2019-3) notes, if the Class A(2019-3) notes have not been paid in full, the indenture trustee will direct the sale of receivables by the master trust as provided in the indenture supplement.

Within 90 days of any event of default for the Class A(2019-3) notes, the indenture trustee will provide notice of that event of default to all noteholders at their addresses listed in the note register. The holders of a majority in aggregate Outstanding Dollar Principal Amount of the Class A(2019-3) notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the indenture supplement, involve the indenture trustee in personal liability or be unjustly prejudicial to any noteholders not taking part in the action. The holder of any Class A(2019-3) note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of or interest on the Class A(2019-3) notes or any other amount payable to any noteholder will be without recourse to the depositor, any beneficiary, the indenture trustee, the owner trustee or any affiliate, or any officer, employee or director thereof, and the obligation of DCENT to pay principal of or interest on the Class A(2019-3) notes or any other amount payable to any noteholder will be subject to the allocation, payment and subordination provisions in the indenture supplement and limited to amounts available, after giving effect to such allocation, payment and subordination provisions, from the Collateral pledged to secure the notes.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee must use the same degree of care and skill in the exercise of its rights or powers under the indenture as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against DCENT, the master trust or any other master trust or special purpose entity for which the depositor or any of their affiliates is seller, depositor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Cleanup Calls

The depositor or an affiliate thereof has the right, but not the obligation, to direct DCENT to redeem any tranche of Class A notes or the Class A(2019-3) notes at any time when the aggregate Nominal Liquidation Amount of the Class A notes or the Class A(2019-3) notes is less than 5% of the highest Outstanding Dollar Principal Amount at any time of the Class A notes or the Class A(2019-3) notes, respectively. This redemption option is referred to as a cleanup call.

If DCENT is directed to redeem notes, DCENT will notify the registered holders of those notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the Outstanding Dollar Principal Amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption. DCENT may pay the redemption price using cash flows as set forth under “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows” or, alternatively, Discover Bank may deposit the redemption price directly into the principal funding subaccount for the notes to be redeemed.

If DCENT is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made, subject to the principal payment rules described above under “— Subordination” and “Deposits and Allocation of Funds for DiscoverSeries Notes — Cash Flows,” until either the Outstanding Dollar Principal Amount of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount for those notes will be applied to make the principal and interest payments on those notes on the redemption date.

Issuances of New Series, Classes and Tranches of Notes

DCENT may, at the direction of the depositor, issue a new series, class or tranche of notes only if the conditions of issuance are met, or waived as described below. These conditions include:

•	on or before the third business day before the new issuance is to occur, DCENT gives the indenture trustee notice of the new issuance;

•	on or before the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT a certificate to the effect that:

•

DCENT reasonably believes that the new issuance will not cause an early redemption event or event of default for any note then outstanding; provided that DCENT will not have to consider any potential effect on the timing of principal payments on subordinated notes when issuing senior notes;

•

all instruments furnished to the indenture trustee conform to the requirements of the indenture and the applicable indenture supplement and constitute sufficient authority under the indenture and the applicable indenture supplement for the indenture trustee to authenticate and deliver the notes;

•	the investor interest represented by the collateral certificate and any additional collateral certificate has been increased by the aggregate amount of the Nominal Liquidation Amount of any new notes;

•	the form and terms of the notes have been established in conformity with the provisions of the indenture and the applicable indenture supplement; and

•	DCENT shall have satisfied such other matters as the indenture trustee may reasonably request;

•

on or prior to the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT an opinion of counsel — which may be from internal counsel to the depositor or one of its affiliates — that all laws and requirements with respect to the execution and delivery by DCENT of the new notes have been complied with, DCENT has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by DCENT, and, assuming due authentication and delivery by the indenture trustee, constitute legally valid and binding obligations of DCENT enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture and the applicable indenture supplement equally and ratably with all other notes outstanding, if any, of that class or tranche, subject to the terms of the indenture and the applicable indenture supplement;

•

on or prior to the date that the new issuance is to occur, DCENT delivers to the indenture trustee and each applicable Note Rating Agency hired by DCENT a master trust tax opinion for the master trust and a note issuance trust tax opinion with respect to such issuance;

•	DCENT satisfies the Rating Agency Condition;

•

on or prior to the date that the new issuance is to occur, DCENT and the indenture trustee each execute and deliver the indenture supplement and terms document, if applicable, relating to the applicable series, class or tranche of notes;

•	in the case of foreign currency notes, DCENT appoints one or more paying agents in the appropriate countries; and

•	the provisions governing required subordinated amounts are satisfied.

For the DiscoverSeries, some of the legal opinion and other documentation requirements to issue new notes may not apply if the new issuance falls below a stated principal amount of the notes or is sufficiently close in time to another offering in which all such conditions were satisfied. These requirements also may not apply to an issuance of additional notes in an outstanding tranche. In addition to the conditions set forth above, DCENT may issue new classes and tranches of DiscoverSeries notes, including additional notes of an outstanding tranche or class, so long as the following conditions are satisfied:

•

with respect to an issuance of Class A notes, immediately after the issuance, the Nominal Liquidation Amount of the Class B notes must be at least equal to the aggregate Class A Available Subordinated Amount of Class B Notes for all outstanding Class A notes;

•

with respect to an issuance of Class A notes or Class B notes, immediately after the issuance, the Nominal Liquidation Amount of the Class C notes must be at least equal to the aggregate Class B Available Subordinated Amount of Class C Notes for all outstanding Class B notes, plus the aggregate Class A Available Subordinated Amount of Class C Notes for all outstanding Class A notes that do not receive loss protection from the Class B notes.

•

with respect to an issuance of Class A notes, Class B notes or Class C notes, immediately after the issuance, the Nominal Liquidation Amount of the Class D notes must be at least equal to the aggregate Class C Available Subordinated Amount of Class D Notes for all outstanding Class C notes.

Further, if the issuance of new DiscoverSeries notes is expected to result in an increase in the targeted deposit amount for any Class C reserve subaccounts or any Class D reserve subaccounts for any tranches of Class C notes or Class D notes, as applicable, immediately after receipt of the proceeds of the newly issued notes, DCENT shall deposit an amount equal to such increase into each such Class C reserve subaccount or Class D reserve subaccount from the proceeds of such new notes.

DCENT and the indenture trustee are not required to provide prior notice to, permit any prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding class or tranche, so long as the conditions described above are met or waived. As of the date of any additional issuance of notes in an outstanding class or tranche of notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are of a class or tranche of notes that has the benefit of a derivative agreement, DCENT will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, DCENT will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any note issuance trust account will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a tranche will be identical in all respects to the other outstanding notes of that tranche, equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the previously issued notes of that tranche without preference, priority or distinction.

Modification or Waiver of Issuance Conditions

If DCENT obtains the approval of each applicable Note Rating Agency hired by DCENT, then any or all of the conditions to issuance described above may be waived or modified. In addition, DCENT may issue rated DiscoverSeries notes subject to waived, modified or additional conditions agreed to between DCENT and each Note Rating Agency hired by DCENT rating such notes.

Payments on Notes; Paying Agent

The Class A(2019-3) notes offered by this prospectus will be delivered in book-entry form and payments of principal of and interest on the Class A(2019-3) notes will be made in U.S. dollars as described under “— Book-Entry Notes.”

DCENT, the indenture trustee and any agent of DCENT or the indenture trustee will treat the registered holder of any Class A(2019-3) note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

DCENT will make payments on the Class A(2019-3) notes to (a) the registered holder of the note at the close of business on the record date established for the related payment date or (b) the bearer of a note in bearer form upon presentation of that bearer note on or after the related interest payment date or principal payment date, as applicable.

DCENT has designated the corporate trust office of U.S. Bank National Association as its paying agent for the Class A(2019-3) notes. DCENT will identify any other entities appointed to serve as paying agents on the Class A(2019-3) notes by providing notice to the indenture trustee. DCENT may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, DCENT will be required to maintain an office, agency or paying agent in each place of payment for the Class A(2019-3) notes.

After notice by mail or publication, all funds paid to a paying agent for the payment of the principal of or interest on the Class A(2019-3) notes which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to DCENT. After funds are paid to DCENT, the holder of that note may look only to DCENT for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the Class A(2019-3) notes will be the last day of the month before the related payment date.

Form, Exchange and Registration and Transfer of Notes

The Class A(2019-3) notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “— Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected maturity date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that DCENT designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture and the indenture supplement before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

DCENT has appointed U.S. Bank National Association as the note registrar and transfer agent for the notes. DCENT also may at any time designate additional transfer agents for any series, class or tranche of notes. DCENT may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

The Class A(2019-3) notes will not be listed on any stock exchange.

Book-Entry Notes

The Class A(2019-3) notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “— Definitive Notes,” purchasers of the Class A(2019-3) notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the Class A(2019-3) notes will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company (“DTC”) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture and each indenture supplement thereto.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of the Class A(2019-3) notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC.

Purchasers of the Class A(2019-3) notes in Europe may hold interests in the global notes through Clearstream or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the Class A(2019-3) notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

DCENT, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing, DTC’s records or any participant’s records relating to book-entry notes. DCENT, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until definitive notes are issued to the beneficial owners as described below under “— Definitive Notes,” all references to “holders” of the Class A(2019-3) notes refer to DTC. DCENT, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the Class A(2019-3) notes for all purposes.

Beneficial owners of book-entry notes should realize that DCENT will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Class A(2019-3) notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of the Class A(2019-3) notes under the indenture and the applicable indenture supplement, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the depositor that it will take actions under the indenture and the applicable indenture supplement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on the notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream Banking, société anonyme is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear. Over 300,000 domestic and internationally traded bonds, equities and investment funds are currently deposited with Clearstream.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear (the “Terms and Conditions”) and the related Operating Procedures of the

Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream and Euroclear has been compiled from public sources for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

DCENT will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by DCENT’s paying agent, U.S. Bank National Association, at the office of the paying agent that DCENT designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal of and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for notes in physical form or definitive notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and DCENT is unable to find a qualified replacement for DTC;

•	DCENT, in its sole discretion, elects to terminate its participation in the book entry system through DTC; or

•

any event of default has occurred and is continuing for those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid Outstanding Dollar Principal Amount of the notes of the related class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture and the indenture supplement.

Deposits and Allocation of Funds for DiscoverSeries Notes

The indenture specifies how Finance Charge Amounts, Principal Amounts and certain other amounts received by DCENT will be allocated among the outstanding series of notes secured by the assets in DCENT. The DiscoverSeries indenture supplement specifies how Series Finance Charge Amounts, Series Principal Amounts and certain other amounts will be deposited into the DCENT trust accounts established for the DiscoverSeries notes, applied to pay servicing fees and used to reimburse the DiscoverSeries’ share of charged-off receivables allocated to the collateral certificate. We describe below the material provisions relating to the DiscoverSeries application of funds.

Application of Series Finance Charge Amounts

In general, subject to the further detail set forth under “— Cash Flows,” the note issuance trust uses Series Finance Charge Amounts for the DiscoverSeries in the following order of priority on each distribution date, to the extent funds are available:

(1)    to deposit monthly interest, swap payments or accreted discount for Class A;

(2)    to deposit monthly interest, swap payments or accreted discount for Class B;

(3)    to deposit monthly interest, swap payments or accreted discount for Class C;

(4)    to pay servicing fees with respect to the collateral certificate;

(5)    to deposit monthly interest, swap payments or accreted discount for Class D;

(6)    to reimburse current charged-off receivables;

(7)    to reimburse Class A Nominal Liquidation Amount deficits;

(8)    to reimburse Class B Nominal Liquidation Amount deficits;

(9)    to reimburse Class C Nominal Liquidation Amount deficits;

(10)    to reimburse Class D Nominal Liquidation Amount deficits;

(11)    to make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes;

(12)    to make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached;

(13)    to make any targeted deposits into any Class D reserve subaccounts for Class D notes if any applicable excess spread funding triggers have been breached;

(14)    to make deposits into the master trust’s finance charge collections reallocation account for reallocation to any other series of master trust certificates and other series of notes; and

(15)    to pay to the depositor.

Application of Series Principal Amounts

In general, subject to the further detail set forth under “— Cash Flows,” the note issuance trust uses Series Principal Amounts for the DiscoverSeries, including Series Finance Charge Amounts that have been used to reimburse current and past charged-off receivables pursuant to steps (6) through (10) under “— Application of Series Finance Charge Amounts” above and, as a result, are recharacterized as Series Principal Amounts, in the following order of priority on each distribution date, to the extent funds are available:

(1)    to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class A, to the extent of Series Principal Amounts allocable to Class B, Class C and Class D;

(2)    to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class B, to the extent of Series Principal Amounts allocable to Class C and Class D;

(3)    to deposit any shortfalls in monthly interest, swap payments or accreted discount for Class C, to the extent of Series Principal Amounts allocable to Class D;

(4)    to pay any shortfalls in servicing fees with respect to the collateral certificate, to the extent of Series Principal Amounts allocable to Class B, Class C and Class D;

(5)    to make any targeted deposit to pay Class A principal;

(6)    to make any targeted deposit to prefund the Class A notes;

(7)    to make any targeted deposit to pay Class B principal;

(8)    to make any targeted deposit to prefund the Class B notes;

(9)    to make any targeted deposit to pay Class C principal;

(10)    to make any targeted deposit to prefund the Class C notes;

(11)    to make any targeted deposit to pay Class D principal;

(12)    to make deposits into the master trust’s principal collections reallocation account for reallocation to any other series of master trust certificates and other series of notes; and

(13)    to make deposits into the master trust’s collections account for reinvestment in new receivables.

Reallocation of Finance Charge Amounts and Principal Amounts

In general, for series other than Series 2007-CC, if any, the master trust will use each master trust series’ share of collections and other income to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If a master trust series has more collections and other income than it needs in any month, the master trust may make the excess collections and other income available to other master trust series, so those master trust series may make their payments and reimbursements. The master trust will make a proportionate share of excess amounts available to the note issuance trust through the collateral certificate to cover any shortfalls with respect to the notes. If the note issuance trust has more collections and other income than it needs in any month to make required payments and reimbursements for the notes, it will return the excess to the master trust to the extent necessary to cover shortfalls for other master trust series, if any. You will not be entitled to receive these excess collections or other income.

The note issuance trust uses Reallocated Finance Charge Amounts, if any, in the following order of priority on each distribution date, to the extent funds are available:

(1)    to deposit monthly interest, swap payments or accreted discount for Class A;

(2)    to deposit monthly interest, swap payments or accreted discount for Class B;

(3)    to deposit monthly interest, swap payments or accreted discount for Class C;

(4)    to pay servicing fees with respect to the collateral certificate;

(5)    to deposit monthly interest, swap payments or accreted discount for Class D;

(6)    to reimburse current charged-off receivables;

(7)    to reimburse Class A Nominal Liquidation Amount deficits;

(8)    to reimburse Class B Nominal Liquidation Amount deficits;

(9)    to reimburse Class C Nominal Liquidation Amount deficits;

(10)    to reimburse Class D Nominal Liquidation Amount deficits;

(11)    to make any targeted deposits into the accumulation reserve subaccounts in anticipation of maturing tranches of notes;

(12)    to make any targeted deposits into the Class C reserve subaccounts for Class C notes if the applicable excess spread funding triggers have been breached; and

(13)    to make any targeted deposits into the Class D reserve subaccounts for the Class D notes if the applicable excess spread funding triggers have been breached.

The DiscoverSeries receives Reallocated Principal Amounts, if any, based on shortfalls in the amount of targeted principal deposits for the notes, other than prefunding deposits and amounts with respect to tranches of notes for which an early redemption event or an amortization event has occurred, and then based on shortfalls in targeted prefunding deposits. The note issuance trust uses the Reallocated Principal Amounts, if any, in the following order of priority on each distribution date, to the extent funds are available:

(1)    to make any targeted deposit to pay Class A principal;

(2)    to make any targeted deposit to prefund the Class A notes;

(3)    to make any targeted deposit to pay Class B principal;

(4)    to make any targeted deposit to prefund the Class B notes;

(5)    to make any targeted deposit to pay Class C principal;

(6)    to make any targeted deposit to prefund the Class C notes; and

(7)    to make any targeted deposit to pay Class D principal.

Notwithstanding the foregoing, no Principal Collections or similar amounts from any other series of master trust certificates or other series of notes will be allocated to the DiscoverSeries or applied to pay principal for any tranche for which an early redemption event or event of default has occurred and is continuing.

Fees and Expenses Payable from Collections

Certain fees and expenses of the DiscoverSeries in connection with servicing and credit enhancement will be payable by the note issuance trust from the cash flows of the DiscoverSeries, and in certain instances, from reallocations of collections from other series of master trust certificates or other series of notes, in the manner and, generally, in the priority as set forth below:

Expense/Fee	Payee	Payment Source	Amount	Priority of Payment
Series Servicing Fees	The master servicer	Series Finance Charge Amounts, Reallocated Finance Charge Amounts, if any, and principal allocated to Class B notes, Class C notes and Class D notes	2% per annum of the Nominal Liquidation Amount of DiscoverSeries notes, calculated on the basis of a 360-day year of twelve 30-day months	See steps (7), (14), (41), (42) and (43) under “— Cash Flows”

For specific priority within the cash flows, please see “— Cash Flows.” For a description of the servicing fee, see “Servicing — Servicing Compensation and Payment of Expenses.”

Targeted Principal Deposit

The amount targeted to be deposited in the principal funding subaccount for any tranche of DiscoverSeries notes on a distribution date is the amount determined pursuant to clauses (a), (b), (c) or (d) below for the tranche for the distribution date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, plus the amount targeted to be prefunded as described in “— Prefunding” below; provided that for any tranche for which a receivables sale has occurred, the targeted principal amounts will thereafter be zero. The note issuance trust will make these deposits subject to the subordination provisions and cash flows of the indenture supplement:

(a)    Deposits for Principal Payment Dates. For any tranche that does not have an accumulation period and for which the distribution date is a principal payment date, the amount scheduled to be paid on that principal payment date as specified in the prospectus for such tranche, plus any amount that was scheduled to be paid on any previous principal payment date that was not so paid, minus any prefunded amounts available to be applied to make such payment in accordance with the provisions of the indenture supplement,

(b)    Deposits for Accumulation Periods. For any tranche in its accumulation period, including the Class A(2019-3) notes, beginning with the first distribution date of the accumulation period, the accumulation amount for that tranche, which for the Class A(2019-3) notes is described in “Prospectus Summary — Information Regarding the Offered Notes — Accumulation Period” and “— Variable Accumulation Period” below, plus any accumulation amount that was scheduled to be deposited on any previous distribution date in the accumulation period that was not so deposited, minus any prefunded amounts available to be applied to make such deposit in accordance with the provisions of the indenture supplement,

(c)    Deposits for Accelerated Tranche. For any tranche that has been accelerated after the occurrence of an event of default, or if an early redemption event with respect to such tranche has occurred and is continuing, the Nominal Liquidation Amount of such tranche on the last day of the prior calendar month, or

(d)    Derivative Payments. For any tranche that has a derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the amount specified in the applicable prospectus for such tranche as the amount to be deposited on the applicable distribution date with respect to any payment to the derivative counterparty, plus any amount that was scheduled to be deposited on any previous distribution date that was not so deposited, minus any prefunded amounts available to be applied to make such deposit in accordance with the provisions of the indenture supplement.

However, no deposit will be made for any tranches of subordinated notes prior to their legal maturity dates if the usage of those subordinated notes by any tranche of senior notes is greater than zero. In addition, the targeted principal deposit for a tranche of notes will never exceed the Nominal Liquidation Amount for such tranche.

Variable Accumulation Period

The note issuance trust will begin to accumulate cash in the principal funding subaccount for the Class A(2019-3) notes on the November 2021 distribution date using collections it receives on or after October 1, 2021 to pay principal at maturity, unless the note issuance trust prefunds the account following the expected maturity date of a subordinated tranche of notes, or an early redemption event or an event of default has occurred and is continuing. The calculation agent may not delay the commencement of the accumulation period for any tranche of notes beyond the first day of the month immediately prior to the month in which the expected maturity date for such tranche occurs. The calculation agent will provide notice of any such delay no later than the last day of the month immediately preceding the first month of the scheduled accumulation period (after giving effect to any prior delays).

The calculation agent on behalf of the note issuance trust is required to shorten the accumulation period for the Class A(2019-3) notes only if the calculation agent determines in good faith that certain conditions will be satisfied, including that the calculation agent reasonably believes, based on the payment rate and the anticipated availability of Series Principal Amounts and similar amounts reallocated from any other series of master trust certificates and other series of notes, that delaying the start of the accumulation period for the Class A(2019-3) notes will not result in failure to make full payment of the Class A(2019-3) notes on its expected maturity date.

The calculation agent will not have to obtain confirmation from the applicable note rating agencies hired by the note issuance trust that shortening the accumulation period for the Class A(2019-3) notes will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings. The calculation agent will give notice to the applicable note rating agencies hired by the note issuance trust in the event the accumulation period for the Class A(2019-3) notes is shortened.

In any event, the accumulation period must commence no later than the first day of the calendar month related to the expected maturity date for the Class A(2019-3) notes.

Prefunding

If notes of a subordinated class reach their expected maturity date at a time when they are needed to provide the required subordination for the senior notes and no additional subordinated notes are issued, prefunding of the senior notes will begin. The principal funding subaccounts for the senior notes will be prefunded with Series Principal Amounts and Reallocated Principal Amounts, if any, subject to the availability of such funds and the cash flow provisions of the indenture supplement, in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the portion of senior notes that have not been prefunded. Subordinated notes that have reached their expected maturity date will not be paid unless the usage of those subordinated classes by any tranche of senior notes is zero and the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected maturity date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise allocable to the subordinated notes, whether or not the senior notes have been fully prefunded.

The amount to be prefunded for each tranche of senior notes is determined in the following manner, after giving effect to all payments or deposits of principal that are targeted to occur on the applicable distribution date:

•

First, the calculation agent will determine whether the aggregate Nominal Liquidation Amount of each class of subordinated notes is sufficient to provide the required subordinated amount of such class for each tranche of senior notes.

•

Second, the calculation agent will determine the senior-most class that will have a shortfall in the required subordinated amount, which will be the class that is initially selected for prefunding. For example, if there will be both a shortfall in the required subordinated amount of Class B notes for Class A notes and a shortfall in the required subordinated amount of Class C notes for Class B notes, the Class A notes will be prefunded.

•

Third, the calculation agent will determine the subordinated class with the most significant shortfall for the senior class to be prefunded, and will determine the tranche or tranches of the senior class that have the highest required subordinated percentage of that subordinated class (determined, for Class B and Class C, on an unencumbered basis).

•

Fourth, the calculation agent will determine the amount by which each such tranche must be prefunded to eliminate any shortfalls in the required subordinated amount of the subordinated notes, up to the amount of the Nominal Liquidation Amount of each such tranche, with prefunding to be allocated among affected tranches that have the highest required subordinated percentage of that class pro rata based on their Nominal Liquidation Amounts.

•

Finally, the calculation agent will repeat the foregoing calculation, after giving effect to any prefunding determinations it has already made, until the shortfall in the required subordinated amount of each subordinated class for each senior class is reduced to zero.

The required prefunding amount for each tranche of senior notes is recalculated on each distribution date without giving effect to any prior prefunding. If the amount prefunded in the principal funding subaccount for any tranche of senior notes on any distribution date exceeds the required amount after such recalculation, the note issuance trust will withdraw the excess prefunded amount from the applicable principal funding subaccount on that distribution date and treat that amount as Series Principal Amounts, or will apply the excess to any scheduled deposits or payments for the applicable tranche for that distribution date.

Accumulation Reserve Account

The note issuance trust will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts, other than prefunded amounts, on deposit in the principal funding subaccount for each tranche of notes, including the Class A(2019-3) notes. Initially, the accumulation reserve account will not be funded. Unless the accumulation period for the Class A(2019-3) notes is expected to be shortened to one month, the calculation agent will determine the date on which the note issuance trust is required to start funding the accumulation reserve subaccount for a tranche based on the three-month rolling average excess spread percentage for the DiscoverSeries in accordance with the following table:

Distribution Date	Threshold for commencement of funding the accumulation reserve subaccount
3 calendar months prior to the first distribution date of an accumulation period and any following distribution date	No minimum three-month rolling average excess spread percentage

4 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 4%

6 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 3%

12 calendar months prior to the first distribution date of an accumulation period and any following distribution date	If the three-month rolling average excess spread percentage is less than 2%

The amount targeted to be deposited is 0.5% of the Outstanding Dollar Principal Amount of that tranche of notes. The note issuance trust may designate a different percentage and, if such amount is a lesser amount, the applicable Note Rating Agencies hired by DCENT must have confirmed that the designation will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

If the three-month rolling average excess spread percentage falls below any level specified in this prospectus at any point after the note issuance trust would otherwise have started to fund the accumulation reserve subaccount, or if the calculation agent determines that the accumulation period will not be shortened to one month, the note issuance trust will begin such funding on the next distribution date.

Class C Reserve Account

The note issuance trust may establish a Class C reserve subaccount for each tranche of Class C notes to provide credit enhancement solely for the holders of such tranche. Funds on deposit in the Class C reserve subaccount will be available to holders of the applicable tranche of notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of Series Principal Amounts allocated to these notes to pay interest on senior notes or servicing fees. The cumulative targeted deposit in the Class C reserve account will be the Adjusted Outstanding Dollar Principal Amount of all DiscoverSeries notes (other than the Class D notes) plus the amount of funds on deposit in the principal funding subaccounts for all tranches of the DiscoverSeries notes in connection with prefunding of senior notes, multiplied by a specified percentage.

The amount deposited to the Class C reserve account will be allocated to the Class C reserve subaccount for each tranche of Class C notes based on the ratio of the Nominal Liquidation Amount for such tranche of Class C notes to the Nominal Liquidation Amount for all tranches of Class C notes.

The amount targeted to be in the Class C reserve subaccounts will adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class C reserve subaccount for any tranche of Class C notes exceeds the adjusted targeted amount of the Class C reserve subaccount for that tranche of Class C notes, the note issuance trust will withdraw the excess from the applicable Class C reserve subaccount and treat it as Series Finance Charge Amounts.

Class D Reserve Account

The note issuance trust may establish a Class D reserve subaccount for each tranche of Class D notes to provide credit enhancement solely for the holders of such tranche, although such an account has not been established at this time. If a Class D reserve account were established, funds on deposit in the Class D reserve subaccount would be available to holders of the applicable tranche of Class D notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of Series Principal Amounts allocated to these notes to pay interest on senior notes or servicing fees. The cumulative targeted deposit in the Class D reserve account would be the Adjusted Outstanding Dollar Principal Amount of all DiscoverSeries notes plus the amount of funds on deposit in the principal funding subaccounts for all tranches of the DiscoverSeries notes in connection with prefunding of senior notes, multiplied by a specified percentage.

The amount deposited to the Class D reserve account may be allocated to the Class D reserve subaccount for each tranche of Class D notes based on the ratio of the Nominal Liquidation Amount for such tranche of Class D notes to the Nominal Liquidation Amount for all tranches of Class D notes.

The amount targeted to be in the Class D reserve subaccounts may adjust monthly as the three-month average excess spread percentage rises or falls. If the targeted amount declines such that the amount on deposit in the Class D reserve subaccount for any tranche of Class D notes exceeds the adjusted targeted amount of the Class D reserve subaccount for that tranche of Class D notes, the note issuance trust will withdraw the excess from the applicable Class D reserve subaccount and treat it as Series Finance Charge Amounts. Currently, there is no Class D reserve account.

Cash Flows

In this section, we have summarized the cash flow provisions for the DiscoverSeries and we have used familiar terms instead of the more complex defined terms used in the indenture supplement. References to interest, swap payments, accreted discount and servicing fees may include certain related amounts that the note issuance trust did not fully pay, deposit or reimburse in prior months and therefore are carried forward.

Throughout these cash flows, allocations of charged-off receivables to a tranche of notes will decrease the Nominal Liquidation Amount of such tranche. If the initial allocation of charged-off receivables is then reallocated from senior notes to subordinated notes, the Nominal Liquidation Amount of the senior class will be restored while the Nominal Liquidation Amount of the subordinated notes will decrease. If the note issuance trust uses Principal Collections allocable to subordinated notes to pay interest on senior notes or servicing fees, the Nominal Liquidation Amount of the subordinated notes will also decrease. Each such decrease or increase in the Nominal Liquidation Amount of a tranche will result in a corresponding increase or decrease in the Nominal Liquidation Amount deficit for the affected tranche. Any reimbursement of Nominal Liquidation Amount deficits will also increase the related Nominal Liquidation Amount. We have not described these adjustments in the following summary, but they are set forth in detail in the indenture supplement related to these notes.

The cash flow provisions described below assume that the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust. If additional collateral certificates are transferred to the note issuance trust in the future, some of the cash flow provisions below, and related definitions, would be modified to address allocations between the additional collateral certificates and the initial collateral certificate issued by the master trust. For example, the interest period or types of “finance charges” with respect to an additional collateral certificate and the way reallocation accounts are used for the master trust issuing an additional collateral certificate may differ from those related to the Series 2007-CC collateral certificate. Unless additional series of notes under the indenture or other series of master trust certificates are issued, there will be no Reallocated Finance Charge Amounts and no Reallocated Principal Amounts, and any steps that would have allocated Reallocated Finance Charge Amounts or Reallocated Principal Amounts will not apply.

In this summary, when we discuss usage of subordinated amounts, increases or decreases in the available subordinated amount, and the application of Principal Collections allocable to the subordinated notes to pay interest on senior notes or servicing fees, we have assumed that all Class A notes receive loss protection from Class B notes. The note issuance trust may, however, issue tranches of Class A notes that do not receive loss protection from Class B notes. For those tranches, cash flow provisions that reallocate Nominal Liquidation Amount deficits from Class A to Class B or that apply Class B principal to pay interest on Class A notes will not apply, and certain formulas will apply in slightly different form. For example, usage of Class C notes or Class D notes by Class B notes will not affect the usage of Class C notes, Class D notes or the available subordinated amount of Class C notes or Class D notes for those Class A notes and usage of Class C notes or Class D notes by those Class A notes will not affect the usage of Class C notes, Class D notes or the available subordinated amount of Class C notes or Class D notes for any Class B tranche. These adjustments are set forth in detail in the indenture supplement that we filed with the registration statement related to these notes.

The indenture trustee will cause the allocations described below to be made on each distribution date.

(1)     Deposit of Series Finance Charge Amounts and Series Principal Amounts. The indenture trustee will deposit all Series Finance Charge Amounts and Series Principal Amounts into the DiscoverSeries collections account. Discover Bank, as calculation agent for the note issuance trust, may instruct the trustee for the master trust to retain amounts that will be allocated to master trust accounts or paid to the master servicer; any such amounts will not be deposited in the DiscoverSeries collections account but will be treated as Series Finance Charge Amounts or Series Principal Amounts and allocated as if they had been so deposited.

(2)     Income on Accounts. The indenture trustee will withdraw all income earned on funds on deposit in the principal funding account, the interest funding account and the accumulation reserve account during the prior month from each such account and deposit those funds into the DiscoverSeries collections account, and such amounts will be treated as Series Finance Charge Amounts.

(3)     Withdrawal from Accumulation Reserve Subaccounts to Cover Accumulation Negative Spread. For each tranche of notes in the DiscoverSeries that is in its accumulation period, the indenture trustee will withdraw funds available in the accumulation reserve subaccount for that tranche to cover any difference, or “negative spread,” between the interest earned on funds on deposit in the principal funding subaccount for that tranche in connection with targeted principal deposits other than prefunding deposits for senior notes and the interest, swap payments or accreted discount payable on the corresponding principal amount (or dollar equivalent) of notes in that tranche. The indenture trustee will deposit the funds from the accumulation reserve subaccount into the DiscoverSeries collections account, and such amount will be treated as Series Finance Charge Amounts. However, any negative spread related to prefunding deposits will not be withdrawn from the accumulation reserve subaccount. Instead, the collateral certificate will receive a special allocation of Finance Charge Collections otherwise allocable to the depositor to cover negative spread with respect to prefunding deposits, which is included in the Series Finance Charge Amounts deposited in step (1).

(4)     Class A Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche.

(5)     Class B Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (4) to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche.

(6)     Class C Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (5) to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche.

(7)     Series Servicing Fees from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (6) to pay series servicing fees to the master servicer for the master trust.

(8)     Class D Interest, Swap Payments and Accreted Discount from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (7) to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche.

(9)     Allocation from the Master Trust’s Finance Charge Collections Reallocation Account. If the note issuance trust cannot make all required interest, swap payment, accreted discount and series servicing fee deposits and payments in steps (4) to (8), the note issuance trust will receive a pro rata share of any excess Finance Charge Collections, interchange and other amounts that any other series of notes under the indenture or other series of master trust certificates have reallocated to the master trust’s finance charge collections reallocation account, up to the amount of the shortfall. The pro rata share equals:

•	the aggregate amount of all shortfalls for the DiscoverSeries from steps (4) to (8), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to Class A interest and servicing fees for any series of master trust certificates.

We refer to all amounts allocated to the DiscoverSeries from the master trust’s reallocation account under step (9) as the “Reallocated Finance Charge Amounts.”

(10)     Reserved.

(11)     Class A Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts. If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in step (4), the note issuance trust will use the Reallocated Finance Charge Amounts to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the shortfall after step (4) for each such tranche.

(12)     Class B Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts. If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in step (5), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (11) to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the shortfall after step (5) for each such tranche.

(13)     Class C Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts. If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in step (6), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (12) to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount of the shortfall after step (6) for each such tranche.

(14)     Series Servicing Fee Shortfall from Reallocated Finance Charge Amounts. If the note issuance trust cannot pay series servicing fees in full in step (7), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (13) to pay the remaining series servicing fees.

(15)     Class D Interest, Swap Payment and Accreted Discount Shortfalls from Reallocated Finance Charge Amounts. If the note issuance trust cannot deposit monthly Class D interest, swap payments and accreted discount in full in step (8), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (14) to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class D notes, pro rata based on the amount of the shortfall after step (8) for each such tranche.

(16)     Charged-off Receivables from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (8) to reimburse the share of charged-off receivables allocated to the collateral certificate by the master trust that the note issuance trust reallocates to the DiscoverSeries under the indenture. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(17)     Reimbursement of Class A Nominal Liquidation Amount Deficit from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (16) to reimburse any Nominal Liquidation Amount deficit for each tranche of Class A notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(18)     Reimbursement of Class B Nominal Liquidation Amount Deficit from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (17) to reimburse any Nominal Liquidation Amount deficit for each tranche of Class B notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reimbursement, each as specified in the indenture supplement.

(19)     Reimbursement of Class C Nominal Liquidation Amount Deficit from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (18) to reimburse any Nominal Liquidation Amount deficit for each tranche of Class C notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(20)     Reimbursement of Class D Nominal Liquidation Amount Deficit from Series Finance Charge Amounts. The note issuance trust will use the Series Finance Charge Amounts remaining after step (19) to reimburse any Nominal Liquidation Amount deficit for each tranche of Class D notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(21)     Allocation from the Master Trust Finance Charge Collections Reallocation Account. If the note issuance trust cannot fully reimburse the share of charged-off receivables allocated to the DiscoverSeries in step (16) and the Nominal Liquidation Amount deficits in steps (17) to (20), the note issuance trust will receive a pro rata share of any excess Finance Charge Collections and similar amounts remaining after step (9) or a similar step that any other series of notes under the indenture or other series of master trust certificates have reallocated to the master trust’s finance charge collections reallocation account, up to the amount of the unreimbursed charged-off receivables and Nominal Liquidation Amount deficits. The pro rata share equals:

•	the aggregate amount of all unreimbursed charged-off receivables and Nominal Liquidation Amount deficits for the DiscoverSeries from steps (16) to (20), divided by

•

the sum of such unreimbursed charged-off receivables and Nominal Liquidation Amount deficits for the DiscoverSeries and any other series of notes issued by the note issuance trust and any unreimbursed charged-off receivables and similar deficits with respect to the Class A certificates for any series of master trust certificates.

The Reallocated Finance Charge Amounts will increase by the amount of this pro rata share.

(22)     Reserved.

(23)     Unreimbursed Charged-off Receivables from Reallocated Finance Charge Amounts. If the note issuance trust cannot fully reimburse the share of charged-off receivables allocated to the DiscoverSeries in step (16), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (21) to reimburse such share of charged-off receivables. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(24)     Reimbursement of Class A Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts. If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class A notes in step (17), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (23) to reimburse the Nominal Liquidation Amount deficit for each tranche of Class A notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

(25)     Reimbursement of Class B Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts. If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class B notes in step (18), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (24) to reimburse the Nominal Liquidation Amount deficit for each tranche of Class B notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reimbursement, each as specified in the indenture supplement.

(26)     Reimbursement of Class C Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts. If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class C notes in step (19), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (25) to reimburse the Nominal Liquidation Amount deficit for each tranche of Class C notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(27)     Reimbursement of Class D Nominal Liquidation Amount Deficit from Reallocated Finance Charge Amounts. If the note issuance trust cannot fully reimburse the Nominal Liquidation Amount deficit for each tranche of Class D notes in step (20), the note issuance trust will use the Reallocated Finance Charge Amounts remaining after step (26) to reimburse the Nominal Liquidation Amount deficit for each tranche of Class D notes, pro rata based on the amount of the deficit for each such tranche. The amounts used for this reimbursement will be treated as Series Principal Amounts.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will decrease and the related available subordinated amounts will increase in connection with this reimbursement, each as specified in the indenture supplement.

(28)     Unreimbursed Charged-off Receivables; Initial Allocation. If the note issuance trust cannot fully reimburse the DiscoverSeries’ share of charged-off receivables in steps (16) and (23), the unreimbursed portion will initially be allocated to each tranche of outstanding notes in the DiscoverSeries pro rata based on the Nominal Liquidation Amount of each such tranche.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class B Notes, the Class A Usage of Class C Notes, the Class A Usage of Class D Notes, the Class B Usage of Class C Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this allocation, each as specified in the indenture supplement.

(29)     Unreimbursed Charged-off Receivables; Reallocation from Class A to Class D. The note issuance trust will reallocate the amount allocated to each tranche of Class A notes in step (28) to the Class D notes in an amount up to the Class A Available Subordinated Amount of Class D Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(30)     Unreimbursed Charged-off Receivables; Reallocation from Class A to Class C. The note issuance trust will reallocate the amount allocated to each tranche of Class A notes in step (28) and not reallocated to the Class D notes in step (29) to the Class C notes in an amount up to the Class A Available Subordinated Amount of Class C Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(31)     Unreimbursed Charged-off Receivables; Reallocation from Class A to Class B. The note issuance trust will reallocate the amount allocated to each tranche of Class A notes in step (28) and not reallocated to the Class D notes in step (29) and not reallocated to the Class C notes in step (30) to the Class B notes in an amount up to the Class A Available Subordinated Amount of Class B Notes for the applicable tranche of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amount will decrease in connection with this reallocation, each as specified in the indenture supplement.

(32)     Unreimbursed Charged-off Receivables; Reallocation from Class B to Class D. The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class B notes in step (28), and

•	the amount reallocated to each tranche of Class B notes in step (31)

to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(33)     Unreimbursed Charged-off Receivables; Reallocation from Class B to Class C. The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class B notes in step (28), and

•	the amount reallocated to each tranche of Class B notes in step (31)

•	minus any amount reallocated to the Class D notes pursuant to step (32),

to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(34)     Unreimbursed Charged-off Receivables; Reallocation from Class C to Class D. The note issuance trust will reallocate:

•	the amount allocated to each tranche of Class C notes in step (28),

•	the amount reallocated to each tranche of Class C notes in step (30) and

•	the amount reallocated to each tranche of Class C notes in step (33)

to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for the applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(35)     Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class D Principal. If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4) and (11), the note issuance trust will use Series Principal Amounts allocated to Class D to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class A Available Subordinated Amount of Class D Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(36)     Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class C Principal. If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4), (11) and (35), the note issuance trust will use Series Principal Amounts allocated to Class C to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class C notes in an amount up to the Class A Available Subordinated Amount of Class C Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(37)     Class A Interest, Swap Payment and Accreted Discount Shortfalls from Class B Principal. If the note issuance trust cannot deposit monthly Class A interest, swap payments and accreted discount in full in steps (4), (11), (35) and (36), the note issuance trust will use Series Principal Amounts allocated to Class B to deposit monthly Class A interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class A notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class B notes in an amount up to the Class A Available Subordinated Amount of Class B Notes for each applicable tranche of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amount will decrease in connection with this reallocation, each as specified in the indenture supplement.

(38)     Class B Interest, Swap Payment and Accreted Discount Shortfall from Class D Principal. If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in steps (5) and (12), the note issuance trust will use Series Principal Amounts allocated to Class D remaining after step (35) to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for each applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(39)     Class B Interest, Swap Payment and Accreted Discount Shortfall from Class C Principal. If the note issuance trust cannot deposit monthly Class B interest, swap payments and accreted discount in full in steps (5), (12) and (38), the note issuance trust will use Series Principal Amounts allocated to Class C remaining after step (36) to deposit monthly Class B interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class B notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for each applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(40)     Class C Interest, Swap Payment and Accreted Discount Shortfall from Class D Principal. If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in steps (6) and (13), the note issuance trust will use Series Principal Amounts allocated to Class D remaining after step (38) to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for each tranche of Class C notes, pro rata based on the amount of the remaining shortfall for each such tranche. The note issuance trust will only use Series Principal Amounts allocated to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for each applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(41)     Series Servicing Fee Shortfall from Class D Principal. If the note issuance trust cannot pay series servicing fees in full in steps (7) and (14), the note issuance trust will use Series Principal Amounts allocated to Class D remaining after step (40) to pay the remaining series servicing fees, in an amount up to the Class C Available Subordinated Amount of Class D Notes for all tranches of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(42)     Series Servicing Fee Shortfall from Class C Principal. If the note issuance trust cannot pay series servicing fees in full in steps (7), (14) and (41), the note issuance trust will use Series Principal Amounts allocated to Class C remaining after step (39) to pay the remaining series servicing fees, in an amount up to the sum of (i) the Class A Available Subordinated Amount for all tranches of Class A notes that have no required subordinated amount of Class B notes and (ii) the Class B Available Subordinated Amount of Class C Notes for all tranches of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(43)     Series Servicing Fee Shortfall from Class B Principal. If the note issuance trust cannot pay series servicing fees in full in steps (8), (14), (41) and (42), the note issuance trust will use Series Principal Amounts allocated to Class B remaining after step (37) to pay the remaining series servicing fees, in an amount up to the Class A Available Subordinated Amount of Class B Notes for all tranches of Class A notes.

For each tranche of Class A notes, the Class A Usage of Class B Notes will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement.

(44)     Class C Interest, Swap Payment and Accreted Discount Shortfall from Class C Reserve Subaccount. If the note issuance trust cannot deposit monthly Class C interest, swap payments and accreted discount in full in steps (6), (13) and (40), the note issuance trust will use amounts on deposit in the Class C reserve subaccount for each tranche to deposit monthly Class C interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for the related tranche of Class C notes.

(45)     Class D Interest, Swap Payment and Accreted Discount Shortfall from Class D Reserve Subaccount. If the note issuance trust cannot deposit monthly Class D interest, swap payments and accreted discount in full in steps (8) and (15), the note issuance trust will use amounts on deposit in the Class D reserve subaccount, if any, for each tranche to deposit monthly Class D interest, swap payments and accreted discount, as applicable, into the interest funding subaccount for the related tranche of Class D notes.

(46)     Reallocation of Class B Nominal Liquidation Amount Deficits to Class D. The note issuance trust will reallocate the Nominal Liquidation Amount deficit for each tranche of Class B notes after step (43), to the Class D notes in an amount up to the Class B Available Subordinated Amount of Class D Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(47)     Reallocation of Class B Nominal Liquidation Amount Deficits to Class C. The note issuance trust will reallocate the Nominal Liquidation Amount deficit for each tranche of Class B notes after step (46) to the Class C notes in an amount up to the Class B Available Subordinated Amount of Class C Notes for the applicable tranche of Class B notes.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes, the Class A Usage of Class B Notes will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(48)     Reallocation of Class C Nominal Liquidation Amount Deficits to Class D. The note issuance trust will reallocate the Nominal Liquidation Amount deficit for each tranche of Class C notes after step (47), to the Class D notes in an amount up to the Class C Available Subordinated Amount of Class D Notes for the applicable tranche of Class C notes.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, will increase and the related available subordinated amounts will decrease in connection with this reallocation, each as specified in the indenture supplement. For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, will decrease and the related available subordinated amount will increase in connection with this reallocation, each as specified in the indenture supplement.

(49)    Withdrawal of Excess Deposits from Accumulation Reserve Subaccounts for use as Series Finance Charge Amounts. If the amount on deposit in any accumulation reserve subaccount for a tranche of notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts.

(50)    Targeted Deposit to Accumulation Reserve Subaccounts from Series Finance Charge Amounts. If the amount on deposit in the accumulation reserve subaccount for any tranche of notes is less than the amount required to be on deposit in that subaccount, the note issuance will use Series Finance Charge Amounts after step (49) to increase the amount on deposit to the required amount for each tranche of notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

(51)    Withdrawal of Excess Deposits from Class C Reserve Subaccounts for use as Series Finance Charge Amounts. If the amount on deposit in any Class C reserve subaccount for a tranche of Class C notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts; provided that an amount equal to any Nominal Liquidation Amount deficit for the applicable tranche will be retained in the applicable subaccount.

(52)    Withdrawal of Excess Deposits from Class D Reserve Subaccounts for use as Series Finance Charge Amounts. If the amount on deposit in any Class D reserve subaccount for a tranche of Class D notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Finance Charge Amounts; provided that an amount equal to any Nominal Liquidation Amount deficit for the applicable tranche will be retained in the applicable subaccount.

(53)    Targeted Deposit to Class C Reserve Subaccounts from Series Finance Charge Amounts. If the amount on deposit in any Class C reserve subaccount for any tranche of Class C notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use Series Finance Charge Amounts after step (52) to increase the amount on deposit to the required amount for each tranche of Class C notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(53A)    Allocation from the Master Trust’s Finance Charge Collections Reallocation Account for Reserve Account Funding Shortfalls. If the note issuance trust cannot make all targeted deposits into the accumulation reserve subaccounts in step (50) and/or into the Class C reserve subaccounts in step (53), the note issuance trust will receive a pro rata share of any withdrawals under the series supplements for any series of master trust certificates that are to occur prior to this step 53(A), up to the amount of the shortfall. The pro rata share equals:

•	the aggregate amount of all shortfalls for the DiscoverSeries from steps (50) and (53), divided by

•	the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust.

The Reallocated Finance Charge Amounts will increase by the amount of this pro rata share.

(53B)     Targeted Deposit to Accumulation Reserve Subaccounts from Reallocated Finance Charge Amounts. If the amount on deposit in the accumulation reserve subaccount for any tranche of notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use the Reallocated Finance Charge Amounts after step (53A) to increase the amount on deposit to the required amount for each tranche of notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

(53C)     Targeted Deposit to Class C Reserve Subaccounts from Reallocated Finance Charge Amounts. If the amount on deposit in the Class C reserve subaccount for any tranche of Class C notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use the Reallocated Finance Charge Amounts after step (53B) to increase the amount on deposit to the required amount for each tranche of Class C notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes or Class B notes, the Class A Usage of Class C Notes and the Class B Usage of Class C Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(54)     Targeted Deposit to Class D Reserve Subaccounts from Series Finance Charge Amounts. If the amount on deposit in any Class D reserve subaccount for any tranche of Class D notes is less than the amount required to be on deposit in that subaccount, the note issuance trust will use Series Finance Charge Amounts after step (53C) to increase the amount on deposit to the required amount for each tranche of Class D notes, pro rata based on the shortfall in the amount on deposit for each such tranche.

For each tranche of Class A notes, Class B notes or Class C notes, the Class A Usage of Class D Notes, the Class B Usage of Class D Notes and the Class C Usage of Class D Notes, as applicable, may decrease and the related available subordinated amounts may increase in connection with this reallocation, each as specified in the indenture supplement.

(55)     Reallocation of Series Finance Charge Amounts to the Master Trust’s Finance Charge Collections Reallocation Account. The note issuance trust will deposit into the master trust’s finance charge collections reallocation account the Series Finance Charge Amounts remaining after step (54) minus any amounts that have been withdrawn from any accumulation reserve subaccount, Class C reserve subaccount or Class D reserve subaccount, to be made available to any other series of master trust certificates and other series of notes, but only to the extent necessary to make payments or deposits for such other series.

(56)     Reserved.

(57)     Withdrawal of Prefunding Excess Amounts for use as Series Principal Amounts. If the amount on deposit in any principal funding subaccount with respect to prefunded amounts for a tranche of notes exceeds the amount required to be on deposit in that account, the note issuance trust will withdraw an amount equal to the excess from each such subaccount, and such amount will be treated as Series Principal Amounts.

(58)     Targeted Principal Deposits for Class A from Series Principal Amounts. The note issuance trust will use the Series Principal Amounts after step (57) to make targeted principal deposits for Class A into the principal funding subaccount for each tranche of Class A notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(59)     Targeted Principal Deposits for Class B from Series Principal Amounts. The note issuance trust will use the Series Principal Amounts remaining after step (58) to make targeted principal deposits for Class B into the principal funding subaccount for each tranche of Class B notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(60)     Targeted Principal Deposits for Class C from Series Principal Amounts. The note issuance trust will use the Series Principal Amounts remaining after step (59) to make targeted principal deposits for Class C into the principal funding subaccount for each tranche of Class C notes, first, pro rata based on the amount to be deposited for each such tranche minus any targeted prefunding deposits, and second, pro rata based on the amount of targeted prefunding deposits.

(61)     Targeted Principal Deposits for Class D from Series Principal Amounts. The note issuance trust will use the Series Principal Amounts remaining after step (60) to make targeted principal deposits for Class D into the principal funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche.

(62)     Allocation from the Master Trust’s Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls. If the note issuance trust in steps (58) through (61) cannot make all targeted principal deposits, other than prefunding deposits and amounts with respect to tranches of notes for which an early redemption event or event of default has occurred and is continuing, the note issuance trust will receive a pro rata share of any excess Principal Collections and similar amounts that any other series of master trust certificates and series of notes have reallocated to the master trust’s principal collections reallocation account. The pro rata share equals:

•	the aggregate amount of all shortfalls, other than targeted prefunding deposit shortfalls, for the DiscoverSeries from steps (58) to (61), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to principal for any Class A master trust certificates.

(63)     Allocation from the Master Trust’s Principal Collections Reallocation Account for Prefunding Shortfalls. If the note issuance trust in steps (58), (59) and (60) cannot make all targeted prefunding deposits, the note issuance trust will receive a pro rata share of any excess Principal Collections and similar amounts that any other series of master trust certificates and series of notes have reallocated to the master trust’s principal collections reallocation account. The pro rata share equals:

•	the aggregate amount of all targeted prefunding deposit shortfalls for the DiscoverSeries after steps (58), (59) and (60), divided by

•

the sum of such shortfalls for the DiscoverSeries and any other series of notes issued by the note issuance trust, and any shortfalls with respect to unscheduled principal payments or deposits for any series of the master trust.

We refer to all amounts allocated to the DiscoverSeries from the master trust’s reallocation accounts under steps (62) and (63) as, collectively, the “Reallocated Principal Amounts.”

(64)     Targeted Principal Deposits for Class A from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts after step (63) to make targeted principal deposits minus targeted prefunding deposits for Class A into the principal funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(65)     Targeted Prefunding Deposits for Class A from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (64) to make targeted prefunding deposits for Class A into the principal funding subaccount for each tranche of Class A notes, pro rata based on the amount to be deposited for each such tranche.

(66)     Targeted Principal Deposits for Class B from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (65) to make targeted principal deposits minus targeted prefunding deposits for Class B into the principal funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(67)     Targeted Prefunding Deposits for Class B from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (66) to make targeted prefunding deposits for Class B into the principal funding subaccount for each tranche of Class B notes, pro rata based on the amount to be deposited for each such tranche.

(68)     Targeted Principal Deposits for Class C from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (67) to make targeted principal deposits minus targeted prefunding deposits for Class C into the principal funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(69)     Targeted Prefunding Deposits for Class C from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (68) to make targeted prefunding deposits for Class C into the principal funding subaccount for each tranche of Class C notes, pro rata based on the amount to be deposited for each such tranche.

(70)     Targeted Principal Deposits for Class D from Reallocated Principal Amounts. The note issuance trust will use the Reallocated Principal Amounts remaining after step (69) to make targeted principal deposits for Class D into the principal funding subaccount for each tranche of Class D notes, pro rata based on the amount to be deposited for each such tranche; provided, however, that Reallocated Principal Amounts will not be used to make targeted principal deposits for tranches of notes for which an early redemption event or an event of default has occurred and is continuing.

(71)     Reimbursement of Class C Nominal Liquidation Amount Deficits from Class C Reserve Subaccounts. If any tranche of Class C notes has a Nominal Liquidation Amount deficit after step (48), the note issuance trust will use amounts on deposit in the Class C reserve subaccount for such tranche to reimburse this deficit. The amounts used for this reimbursement will be treated as Series Principal Amounts. Any reimbursement under this step will not affect any usage or available subordinated amounts.

(72)     Reimbursement of Class D Nominal Liquidation Amount Deficits from Class D Reserve Subaccounts. If any tranche of Class D notes has a Nominal Liquidation Amount deficit after step (48), the note issuance trust will use amounts on deposit in the Class D reserve subaccount for such tranche to reimburse this deficit. The amounts used for this reimbursement will be treated as Series Principal Amounts. Any reimbursement under this step will not affect any usage or available subordinated amounts.

(73)     Principal Payments from Receivables Sale Proceeds. If the indenture trustee has commenced a receivables sale for any tranche of notes, the receivables sale proceeds will be used to deposit the Adjusted Outstanding Dollar Principal Amount of such tranche into the principal funding subaccount for such tranche.

(74)     Interest Payments from Receivables Sale Proceeds. If the indenture trustee has commenced a receivables sale for any tranche of notes, the receivables sale proceeds remaining after step (73), up to the amount of any accrued and unpaid interest and other amounts due with respect to the tranche, will be deposited to the interest funding subaccount for such tranche.

(75)     Allocation of Unused Sales Proceeds. If the indenture trustee has commenced a receivables sale for any tranche of notes, any portion of the receivables sale proceeds remaining after the final payment to such tranche will be applied first to pay any servicing fee and amounts due to the indenture trustee under the indenture or to the owner trustee under the trust agreement, with any remaining portion of the receivables sale proceeds being distributed to the depositor with respect to the collateral certificate.

(76)    Allocation of Series Finance Charge Amounts. The Series Finance Charge Amounts remaining after step (55) will be distributed to Discover Funding LLC as beneficiary under the trust agreement for the note issuance trust.

(77)     Reallocation of Series Principal Amounts to the Master Trust’s Principal Collections Reallocation Account. The Series Principal Amounts remaining after step (72) will be deposited to the master trust’s principal collections reallocation account to be made available to any other series of master trust certificates and other series of notes, but only to the extent necessary to make payments or deposits for such other series.

(78)     Remaining Series Principal Amounts to Collections Account for the Master Trust for Reinvestment in New Receivables. The Series Principal Amounts remaining after step (77) will be deposited in the collections account for the master trust and either reinvested in new receivables or retained in the master trust’s collections account pending availability of new receivables.

The Indenture

The notes will be issued pursuant to the terms of the indenture and a related indenture supplement and, for the Class A(2019-3) notes, a terms document. The following discussion and the discussions under “The Notes” and certain sections in the prospectus summary summarize the material terms of the notes in the indenture, the indenture supplement for the DiscoverSeries notes and the terms document.

Indenture Trustee

General

U.S. Bank National Association, a national banking association, will be the trustee under the indenture and the indenture supplement for each series, class and tranche of notes, including the Class A(2019-3) notes, issued by

DCENT. Its corporate trust office is located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: U.S. Bank Corporate Trust Services.

U.S. Bank National Association has served and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables. For additional information, see “The Master Trust — The Trustee for the Master Trust.”

Duties and Responsibilities

Under the terms of the indenture, Discover Bank as master servicer will agree to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture and to indemnify the indenture trustee against specified liabilities. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate and any additional collateral certificate later transferred to DCENT, in each case pursuant to the terms of the indenture;

•	to establish and maintain necessary DCENT trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the DCENT trust accounts at the direction of DCENT or, if such directions are not provided, as specified in the indenture;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of DCENT, in accordance with the terms of the indenture;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require DCENT to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the assets pledged by DCENT to secure the notes. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Permitted Investments that were not obligations issued by U.S. Bank National Association or its affiliates in their commercial capacity.

If an event of default occurs, in addition to the responsibilities described, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of such person’s own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders, subject to the provisions of the indenture. See “The Notes — Remedies Following an Event of Default.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by DCENT of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

•	direct the master trust to sell receivables, or interests therein, in accordance with the terms of the collateral certificate (see “Sources of Funds to Pay the Notes — Sale of Receivables”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction. Except in the case of a default in the payment of principal or interest for any series, class or tranche of notes, the indenture trustee may withhold notice of default if it determines that the withholding of such notice is in the interests of the noteholders of such series, class or tranche.

Indemnification

Discover Bank as master servicer generally will indemnify the indenture trustee against losses arising out of the indenture trustee’s acceptance of the appointment under the indenture, or any acts or omissions of Discover Bank, as master servicer, Discover Funding LLC, as beneficiary, or the note issuance trust. However, Discover Bank will not indemnify the indenture trustee:

•	for liabilities resulting from fraud, negligence or willful misconduct by the indenture trustee; or

•

for liabilities arising from actions taken by the indenture trustee at the request of noteholders, except for any requests to the indenture trustee made by noteholders in connection with dispute resolution proceedings or an asset representations review.

If, following an event of default for any DiscoverSeries notes, Discover Bank as master servicer fails to provide such indemnification to the indenture trustee, the indenture trustee will have a claim against the note issuance trust for such amount from its funds remaining after payment of the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that tranche.

Resignation, Removal and Replacement

The indenture trustee may resign at any time by giving written notice to DCENT. The indenture trustee may be removed for any series, class or tranche of notes at any time by a majority of the noteholders of that series, class or tranche. If removed for less than all the outstanding notes, then an additional trustee will be appointed for those series, classes or tranches, but the original trustee will continue to hold assets. DCENT may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture and the applicable indenture supplement, the indenture trustee fails to comply with the Trust Indenture Act, or if the indenture trustee becomes insolvent. In all such circumstances, DCENT must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The successor indenture trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by Standard & Poor’s and Baa3 by Moody’s. DCENT may not, nor may any person directly or indirectly controlling, controlled by, or under common control with DCENT, serve as indenture trustee.

DCENT or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

DCENT’s Covenants

DCENT will agree under the indenture to pay principal and interest on the notes as provided in the indenture and the indenture supplement; to maintain a place for payment of the notes; to cause money for the payment of the notes to be held in trust; to deliver annual statements as to compliance with the indenture as described under “— DCENT’s Annual Compliance Statement”; to keep its legal existence in full force and effect; and to provide notice of events of default.

DCENT will also agree, to the extent required by the Trust Indenture Act, to at least annually furnish to the indenture trustee, an opinion of counsel stating that the action has been taken with respect to the recording, filing, rerecording, and refiling of the indenture as is necessary to maintain the lien of such indenture or stating that no such action is necessary to maintain such lien; and furnish to the indenture trustee a certificate and an opinion of counsel stating that all conditions precedent have been complied with before the issuance of new notes, the transfer or conveyance of Collateral, the release of Collateral subject to the lien of the indenture, consolidation or merger of DCENT, or the satisfaction and discharge of the indenture.

DCENT will also agree that it will not, among other things:

•

claim any credit on or make any deduction from the principal or interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law, including foreign tax withholding;

•	voluntarily dissolve or liquidate;

•	engage in any business other than as permitted under the trust agreement;

•

consolidate or merge into any other person or convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any other person, except as permitted under the indenture;

•

make any loan or advance any credit to, or guarantee any obligations of, or acquire any stock or other instruments of, or make any capital contribution to, any person, except as permitted by the indenture;

•	make any capital expenditures;

•

pay any dividend or make any distribution to the owner trustee or any beneficiary; redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security; or set aside funds for such purpose, except for distribution expressly permitted under the indenture and the trust agreement, including under the cash flows and payment provisions of the indenture supplement;

•

permit (A) the validity or effectiveness of the indenture or any indenture supplement to be impaired, or permit the lien created by the indenture or any indenture supplement to be amended, hypothecated, subordinated in favor of the indenture trustee, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien in favor of the indenture trustee created by the indenture or any indenture supplement or any lien created in connection with any derivative agreement, supplemental liquidity agreement or supplemental credit enhancement agreement, to be created on or extended to or otherwise arise upon or burden the Collateral securing the notes or (C) the lien in favor of the indenture trustee of the indenture or any indenture supplement not to constitute a valid first priority security interest in the Collateral; and

•	incur or guarantee any additional debt, other than additional notes and obligations under any derivative agreements, supplemental liquidity agreements and supplemental credit enhancement agreements.

DCENT may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in “The Note Issuance Trust — Activities.”

Meetings

If the notes of a series, class or tranche are issuable in whole or in part as bearer notes, a meeting of noteholders of notes of the series, class or tranche may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture or the applicable indenture supplement.

The indenture trustee will call a meeting upon request of DCENT or the holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time for any purpose.

The quorum for a meeting is generally a majority of the holders of the Outstanding Dollar Principal Amount of the related series, class or tranche of notes, as the case may be (excluding any notes held by Discover Funding LLC or its affiliates or agents). However, if any action to be taken at a meeting requires the approval of a percentage that is not the majority of the holders of the Outstanding Dollar Principal Amount of the related series, class or tranche of notes, then the quorum will be the required percentage for approving that particular action (excluding any notes held by Discover Funding LLC or its affiliates or agents).

Notwithstanding the foregoing, any action may be taken by written consent of the holders of the required percentage of the notes.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of that series, class or tranche, as the case may be, such majority or percentage to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Funding LLC or any of its affiliates or agents.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture, or approved by written consent of such holders, will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

With respect to any action or vote relating to the collateral certificate or the Pooling and Servicing Agreement, the note issuance trust will assign its right to consent or vote to the indenture trustee, which will request instruction from the noteholders and will consent or vote, or refrain from consenting or voting, in the same proportion, based on the relative Outstanding Dollar Principal Amounts of notes materially adversely affected by the proposed action or modification, as the notes, voting as a single class, are voted or not voted by the noteholders in respect to such proposed action or modification. Such proportion will be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Funding LLC or any of its affiliates or agents.

Amendments to the Indenture and the Indenture Supplements

DCENT, at the direction of Discover Funding LLC, and the indenture trustee may amend, supplement or otherwise modify the indenture, any indenture supplement or any terms document without the consent of any noteholder for one or more of the following purposes:

•

to add to the covenants and agreements of DCENT, or have DCENT surrender any of its rights or powers under the indenture or any indenture supplement for the benefit of the noteholders of any or all series, classes or tranches of notes, or to add provisions to or change or eliminate any of the provisions of the indenture or any indenture supplement; provided, however, that such action shall not adversely affect in any material respects the interests of the holders of any notes outstanding; and provided, further, that the permitted activities of DCENT may be significantly changed only with the consent of the holders of notes evidencing more than 50% of the Outstanding Dollar Principal Amount of all notes then outstanding, to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Funding LLC or any of its affiliates or agents;

•

to cure any ambiguity, or to correct or supplement any defective or inconsistent provision in the indenture, in any indenture supplement, between the indenture or any indenture supplement and any prospectus or in any amendment to the indenture or any indenture supplement or other offering document for the notes;

•

to evidence the succession of another entity to DCENT, and the assumption by such successor of the covenants of DCENT in the indenture or any indenture supplement and in the notes; provided that DCENT will have satisfied the Rating Agency Condition for Standard & Poor’s with respect to any outstanding tranche of DiscoverSeries notes;

•	to add to the indenture or any indenture supplement certain provisions expressly permitted by the Trust Indenture Act, provided that such action shall not have a Material Adverse Effect on the notes;

•

to establish any form of note or provide for the issuance of any series, class or tranche of notes or of any additional notes in any outstanding series, class or tranche of notes, and set forth the terms thereof; provided, that DCENT will have satisfied the Rating Agency Condition for Standard & Poor’s with respect to any outstanding tranche of DiscoverSeries notes;

•

to provide for the execution of any derivative agreement, supplemental liquidity agreement or supplemental credit enhancement agreement and to secure any obligation under such agreement or to add to the rights of the holders of the notes of any series, class or tranche; provided, that DCENT will have satisfied the Rating Agency Condition for Standard & Poor’s with respect to any outstanding tranche of DiscoverSeries notes;

•

to add any additional early redemption events or events of default for the notes of any new series, classes or tranches; provided, however, that such action shall not have a Material Adverse Effect on the notes;

•

to, if (i) the depositor is replaced under the Pooling and Servicing Agreement or any other applicable agreement relating to any additional collateral certificate, (ii) an additional originator is added to, or Discover Bank is replaced under, the Receivables Sale and Contribution Agreement or (iii) one or

more beneficiaries are added to, or replaced under, the trust agreement, to make any necessary changes to the indenture, any indenture supplement or any other related document; provided, however, that such action shall not have a Material Adverse Effect;

•	to provide for additional or alternative forms of credit enhancement for any series, class or tranche of notes;

•	to comply with any regulatory or tax laws or any accounting requirements;

•

to add provisions to or change any of the provisions of the indenture or any indenture supplement for the purposes of accommodating the addition of new collateral certificates or interests in credit card receivables to the note issuance trust, and to modify any provisions to allocate increases in the Nominal Liquidation Amount of any notes, reinvestments of Series Principal Amounts, reallocations of excess Series Finance Charge Amounts or Series Principal Amounts or any similar allocations or reallocations between the Series 2007-CC collateral certificate and any such additional collateral certificate or such receivables, provided, that DCENT will have satisfied the Rating Agency Condition for Standard & Poor’s with respect to any outstanding tranche of DiscoverSeries notes; or

•	to qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each such owner will be deemed to have consented to amendments to the Pooling and Servicing Agreement or any pooling and servicing agreement for any other collateral certificate to satisfy accounting requirements for off-balance sheet treatment for assets in DCENT or any underlying master trust or securitization special purpose entity, including amendments providing for the transfer of receivables and the Transferor Interest to a newly formed bankruptcy remote special purpose entity. In addition, by purchasing an interest in any note, each such owner will be deemed to have consented to any amendments to the indenture and any indenture supplement to provide for the combination of the master trust and the note issuance trust into a single entity after all series of master trust certificates, other than Series 2007-CC, have terminated, or to provide for such combination with any other master trust or securitization special purpose vehicle that has issued any additional collateral certificate.

The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture or any indenture supplement.

DCENT and the indenture trustee may modify and amend the indenture, any indenture supplement or any terms document, for reasons other than those stated in the prior paragraphs, with prior notice to each Note Rating Agency hired by DCENT and the consent of the holders of at least 66 2⁄3% of the Outstanding Dollar Principal Amount of each series, class or tranche of notes materially adversely affected by that modification or amendment, to be calculated without taking into account the Outstanding Dollar Principal Amount represented by any notes beneficially owned by Discover Funding LLC or any of its affiliates or agents; provided the applicable Note Rating Agencies hired by DCENT confirm that such amendment will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes not entitled to vote thereon, in each case below the required ratings, or a withdrawal of any such ratings. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or any expected principal payment date, expected maturity date or legal maturity date of any note;

•

a reduction of the Stated Principal Amount of, or interest rate on, any note, or a change in the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•

a reduction of the amount of a discount note payable upon the occurrence of an early redemption event, a cleanup call or upon the acceleration of its maturity following an event of default, except as provided for in the applicable indenture supplement;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•

a reduction of the percentage of the Outstanding Dollar Principal Amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, any indenture supplement or any terms document or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	permission being given to create any lien or other encumbrance on the Collateral in DCENT securing any notes ranking senior to the lien of the indenture; or

•	a change in the place where any principal of or interest on the notes is payable, except as otherwise provided under the indenture and the indenture supplement.

The holders of more than 66 2⁄3% of the aggregate Outstanding Dollar Principal Amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement for notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture or any indenture supplement that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

DCENT’s Annual Compliance Statement

DCENT will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture or any indenture supplement as well as the presence or absence of defaults under the indenture or any indenture supplement.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture or any indenture supplement,

•	the amount, interest rate and maturity date or indebtedness owing by DCENT to it in the indenture trustee’s individual capacity, if any,

•	the property and funds physically held by it as indenture trustee by which the notes are secured,

•	any release or release and substitution of Collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of DCENT for purposes of communicating with other noteholders concerning their rights under the indenture or any indenture supplement or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders, unless it determines that such mailing is not in the best interests of the noteholders or would be in violation of applicable law.

Replacement of Notes

DCENT will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. DCENT will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to DCENT and the indenture trustee, unless DCENT or the indenture trustee has evidence that such note has been acquired by a protected purchaser. In the case of a destroyed, lost or stolen note, DCENT and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and DCENT before a replacement note will be issued, and DCENT may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses, including the fees and expenses of the indenture trustee, in connection with the issuance of a replacement note.

Satisfaction and Discharge of Indenture

The indenture will be satisfied and discharged with respect to the Class A(2019-3) notes when:

•	all Class A(2019-3) notes have been delivered to the indenture trustee or canceled;

•	DCENT has made all payments under the indenture with respect to the Class A(2019-3) notes; and

•

the note issuance trust has delivered to the indenture trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture with respect to the Class A(2019-3) notes have been complied with.

Governing Law

The laws of the State of New York will govern the Class A(2019-3) notes, the indenture and any indenture supplement; provided that certain matters relating to the transfer of receivables and the collateral certificate will be governed by Delaware law.

Certain Legal Matters Relating to the Receivables

Transfer of Receivables

The receivables comprising the master trust have been transferred either directly by Discover Bank to the master trust or by Discover Bank to Discover Funding LLC, and in turn, by Discover Funding LLC to the master trust. When the master trust was formed, Discover Bank transferred to the master trust, without recourse, all receivables existing under the accounts as of October 1, 1993. In addition, Discover Bank transferred to the master trust all receivables existing under additional accounts as of the date specified in the applicable assignment. As of the Substitution Date, the Pooling and Servicing Agreement was amended to designate Discover Funding LLC as the transferor in replacement of Discover Bank. At the same time, Discover Funding LLC entered into a Receivables Sale and Contribution Agreement with Discover Bank whereby Discover Bank designated the same accounts that were previously designated to the master trust to Discover Funding LLC and commenced transferring the receivables created in those accounts after the date of the agreement to Discover Funding LLC. Discover Bank will transfer and assign future receivables created in these accounts and additional accounts to Discover Funding LLC. Under the amended Pooling and Servicing Agreement, in its capacity as transferor, Discover Funding LLC will transfer all receivables sold to Discover Funding LLC by Discover Bank under the Receivables Sale and Contribution Agreement to the master trust. In exchange, Discover Funding LLC, as successor to Discover Bank, received the Transferor Certificate, the right to direct the master trust to issue new series of certificates and the right to receive the proceeds from the sale of such new series of certificates. Discover Funding LLC has agreed to repurchase receivables if either the sale of the receivables is not a valid transfer of all right, title and interest of Discover Funding LLC in and to the receivables or, if the transfer of receivables by Discover Funding LLC to the master trust is deemed to be a pledge of receivables, the master trust does not have a first priority perfected security interest in the receivables. If Discover Funding LLC is obligated to accept reassignment of receivables from the master trust, including receivables transferred by Discover Bank directly to the master trust, Discover Bank will repurchase those receivables from Discover Funding LLC.

A tax or statutory lien on Discover Funding LLC’s or Discover Bank’s property that existed before receivables were created may have priority over the master trust’s interest in those receivables. In addition, subject to conditions that we describe in “Risk Factors — Insolvency Related Matters,” each servicer may use all or a portion of the cash collections received by it during any given month until the applicable distribution date for those collections. However, if any servicer becomes bankrupt or goes into receivership or custodianship, the master trust may not have a perfected interest in the collections held by that servicer. See “Risk Factors — Insolvency Related Matters.”

The receivables are “accounts” as defined in Article 9 of the UCC as in effect in the state in which the seller of that receivable is located, which would be the state of incorporation for a corporation organized under the laws of a state. To the extent Article 9 of the UCC applies, it treats both the absolute transfer of those receivables and the transfer of those receivables to secure an obligation as creating a security interest in those receivables. Discover Bank or the master servicer must file financing statements in favor of Discover Funding LLC to perfect Discover Funding LLC’s security interest in those receivables and Discover Funding LLC or master servicer must file financing statements in favor of the trustee for the master trust to perfect the master trust’s security interest in those receivables. Each of Discover Bank, Discover Funding LLC and master servicer has filed financing statements covering the receivables, and the master servicer will file continuation statements to such financing statements under the Uniform Commercial Code as in effect in Delaware.

In addition to these transfer of receivables, effective November 1, 2004, Discover Bank also transferred interchange to the master trust, as described under “The Master Trust — General.” As of the Substitution Date, Discover Bank began to convey interchange to Discover Funding LLC, which interchange Discover Funding LLC conveyed to the master trust under the Pooling and Servicing Agreement.

Certain UCC Matters

Unless the master servicer files continuation statements within the time specified in the UCC in respect of each of Discover Funding LLC’s and the master trust’s security interest in the receivables, the perfection of its respective security interest will lapse. In addition, the depositor may acquire the receivables it transfers to the master trust from third parties. Unless the depositor files continuation statements within the time specified in the UCC in respect of its security interests in the receivables, the perfection of its security interests will lapse.

There are also certain limited circumstances under the UCC under which receivables could be subject to an interest that has priority over the interest of Discover Bank, Discover Funding LLC or the master trust. Under the Pooling and Servicing Agreement, however, Discover Funding LLC has agreed to repurchase the receivables in any account containing a receivable that has been transferred to the master trust and that is not free and clear of the lien of any third party at the time of transfer, if the existence of those liens has a material adverse effect on the certificateholders’ interest in the receivables as a whole, including DCENT’s interest in the collateral certificate. Each of Discover Bank and Discover Funding LLC also covenants that it will not sell, pledge, assign, transfer or grant any lien on any of the receivables transferred by it, or any interest in those receivables, other than to Discover Funding LLC (in the case of Discover Bank) or the master trust (in the case of Discover Funding LLC). A tax or other statutory lien on property of a transferor also may have priority over the interest of Discover Bank, the depositor or the master trust in the receivables.

Because the master trust’s interest in the receivables is dependent upon each of Discover Bank’s and the depositor’s interest in the receivables, any adverse change in the priority or perfection of Discover Bank’s or the depositor’s security interest would correspondingly affect the master trust’s interest in the affected receivables.

As set forth under “Risk Factors — Insolvency Related Matters,” under certain circumstances all or a portion of the cash collections of receivables received by each servicer may be used by that servicer before those collections are distributed on each distribution date. If that servicer becomes insolvent or goes into receivership or, in certain circumstances, if certain time periods lapse, the master trust may not have a perfected interest in those cash collections.

Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables

Federal and state consumer protection laws, regulations and related guidance regulate the relationships among credit customers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts. Federal laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the CARD Act and the Dodd-Frank Act. These and other state and federal laws and their implementing regulations require disclosures of the cost of credit, provide substantive consumer rights, prohibit discrimination in credit transactions, regulate the use of credit report information, provide financial privacy protections, require safe and sound banking operations, prohibit unfair, deceptive and abusive trade practices, restrict Discover Bank’s ability to raise interest rates and subject Discover Bank to substantial regulatory oversight.

Moreover, Discover Bank must comply with the SCRA and similar state laws. The SCRA allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future. Discover Bank may establish practices which go beyond the SCRA’s requirements.

The regulations implementing the MLA also apply to various Discover Bank products, including credit cards, student loans, and personal loans, and provide specific protections to covered borrowers. Those protections include a limit on the MAPR of 36%, written and oral delivery of certain required disclosures before origination, and a prohibition on certain loan terms including arbitration agreements. For credit card accounts, fees, other than fees for ancillary products, that are both bona fide and reasonable are not included in the MAPR calculation. Creditors can rely on a credit report from a nationwide credit reporting agency or a Department of Defense database as safe harbors for determining whether an applicant is a covered borrower. If Discover Bank were to extend credit to a covered borrower without complying with the applicable MLA provisions, and the safe harbors were deemed not to apply, the credit card agreement could be void. Additionally, the MLA allows for a private right of action with damages of no less than $500 per violation as well as punitive damages. See “Risk Factors — Deteriorations in Master Trust Performance or Receivables Balance; Possible Early Redemption Event— (5) Consumer Protection Laws and Regulations.” Discover Bank has a compliance program in place with respect to the MLA.

The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investors if those laws result in any receivables being charged off as uncollectible. Discover Funding LLC has agreed to repurchase all receivables in the accounts containing a receivable that did not comply in all material respects with all applicable requirements of law when it was created, if that noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the master trust in all the receivables. Discover Funding LLC has also agreed to indemnify the master trust, among other things, for any liability arising from these violations. For a discussion of the master trust’s rights arising from the breach of these warranties, see “The Master Trust — Indemnification and Limitation of Liability of the Master Trust and the Trustee for the Master Trust.”

Claims and Defenses of Customers Against the Master Trust

The UCC provides that unless an obligor has made an enforceable agreement not to assert defenses or claims, the rights of the master trust, as assignee, are subject to all the terms of the contract between Discover Bank and the obligor and any defense or claim in recoupment arising from the transaction that gave rise to that contract, and to any other defense or claim of the obligor against Discover Bank that accrues before the obligor receives notification of the assignment authenticated by the assignor or the assignee. The UCC also states that any obligor may discharge its obligation by paying Discover Bank until but not after:

•

the obligor receives a notification, authenticated by the assignor or the assignee, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee for the master trust; and

•	if requested by the obligor, the trustee for the master trust has furnished reasonable proof of the assignment.

The UCC makes clear that these rules are subject to other law establishing special rules for consumer obligors.

U.S. Federal Income Tax Considerations

General

The following discussion is a general summary of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on the Internal Revenue Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. We cannot assure you that the IRS will agree with the conclusions in this summary and the opinions of counsel described below, and we have not sought and will not seek a ruling from the IRS as to any of the expected federal tax consequences described herein. Subsequent legislative, judicial or administrative changes — which may or may not apply retroactively — could result in tax consequences different from those discussed below.

This summary only applies to an initial purchaser of a note unrelated to the note issuance trust who purchases the note at its original issue and holds the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary, including the parts “— Tax Characterization of the Notes, the Note Issuance Trust and the Master Trust” and “— Possible Alternative Characterizations,” does not apply to the Class D notes, which are currently not treated as issued and outstanding for U.S. federal income tax purposes. Except as specifically set forth below, this summary does not address all U.S. federal income tax consequences that may be relevant to investors in light of their own particular circumstances or to investors subject to special treatment under the U.S. federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	broker-dealers;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	pass-through entities and persons who are investors in such pass-through entities;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	U.S. expatriates;

•	U.S. persons that have a functional currency other than the U.S. dollar; or

•	persons that hold notes as part of a hedge, straddle or conversion transaction or other integrated transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of its owners generally will depend upon the status of its owners and the activities of the entity. Such entities and their owners should contact their own tax advisors regarding the particular tax consequences to them of the ownership and disposition of the notes.

For purposes of this discussion, a U.S. Holder means a beneficial owner of a note that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all the trust’s substantial decisions, or (ii) was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has validly elected to continue to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. Holder means a beneficial owner of a note (other than any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

We recommend that you consult your own tax advisors about the U.S. federal, state, local and foreign tax consequences to you of purchasing, owning and disposing of the notes.

Tax Characterization of the Notes, the Note Issuance Trust and the Master Trust

At the time the notes are issued, Mayer Brown LLP, as special U.S. federal tax counsel to Discover Bank, Discover Funding LLC and the note issuance trust (“Tax Counsel”), will deliver an opinion that, subject to the assumptions and qualifications and based upon representations set forth in the opinion, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, (i) the Class A(2019-3) notes will be characterized as debt for U.S. federal income tax purposes and (ii) each of the note issuance trust and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation following the issuance of the Class A(2019-3) notes for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that this characterization and these classifications will prevail. For possible alternative consequences, see “— Possible Alternative Characterizations.”

If either the note issuance trust or the master trust is treated as a partnership for U.S. federal income tax purposes, audit rules would generally apply to such partnership. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the note issuance trust and the master trust described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the note issuance trust’s and the master trust’s members, to the fullest extent possible, rather than either the note issuance trust or the master trust itself, will be liable for any taxes arising from audit adjustments to the note issuance trust’s and the master trust’s taxable income if either the note issuance trust or the master trust is treated as a partnership. It is unclear to what extent these elections will be available to the note issuance trust or the master trust and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Pursuant to the terms of the indenture, the note issuance trust will agree, and all holders will agree by their purchase and holding of the Class A(2019-3) notes, to treat the Class A(2019-3) notes as debt for U.S. federal, state and local income and franchise tax purposes.

Tax Regulations for Related-Party Note Acquisitions

The United States Treasury and the IRS issued Treasury Regulations under Internal Revenue Code Section 385 that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)) generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any Class A(2019-3) notes treated as stock under these rules could result in adverse consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the note issuance trust were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all Class A(2019-3) notes. In addition, when a recharacterized Class A(2019-3) note is acquired by a beneficial owner that is not an applicable related party, that Class A(2019-3) note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The note issuance trust does not intend to separately track any such Class A(2019-3) notes. Prospective investors should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of these rules.

U.S. Holders

Stated Interest and Original Issue Discount

It is expected and the following discussion assumes that the stated interest on each note will constitute “qualified stated interest” under applicable Treasury Regulations. If you use the cash method of accounting for U.S.

federal income tax purposes, you generally will be taxed on the interest on your note at the time you receive it. Alternatively, if you use the accrual method of accounting for U.S. federal income tax purposes, you generally will be taxed on the interest on your note at the time it accrues.

It is possible that the IRS could assert that the stated interest on your notes is not “unconditionally payable” and that your notes should thus be treated as being issued with OID. In addition, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal is fully paid. If your notes are treated as having OID, you will have to include stated interest in income as it accrues rather than when it is paid, even if you use the cash method of accounting.

Short Term Debt

If you hold a note which has a fixed maturity date not more than one year from the issue date, you will generally not be required to include OID in income on the note as it accrues. However, the foregoing rule may not apply if you hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if you are:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Internal Revenue Code.

If you are a person that is not required to include OID in income on the note as it accrues then you will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. In that case you would also be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, you may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by you in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless you irrevocably elect, under Treasury Regulations, to apply a constant interest method, using the yield to maturity and daily compounding.

Market Discount

You may be subject to the “market discount” rules of the Internal Revenue Code if you buy a note sold pursuant to an offering for less than its principal amount and either (i) you buy the note in the initial offering and you pay less than the initial offering price or (ii) you buy the note in an offering of additional notes of an outstanding tranche and you pay less than the initial offering price when the tranche was originally issued.

Subject to a de minimis exception that generally applies if the market discount is less than 0.25 percent of the note’s principal amount multiplied by the weighted average remaining life of the note, generally taking into account the number of full years from your purchase date to each expected principal payment date, gain on the sale or other taxable disposition of a note and on partial principal payments on a note is treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. You may elect to include market discount in income as the discount accrues, in which case the rules described above will generally not apply.

Bond Premium

If you buy a note for more than its stated principal amount, you may elect to amortize the premium against interest income over the term of the note in accordance with the bond premium rules. If the election is made, it automatically applies to all debt instruments with bond premium owned during or after the taxable year for which the election is made, unless the IRS permits you to revoke the election.

Disposition of Notes

In general, you will recognize gain or loss upon the sale, exchange, retirement or other taxable disposition of your note measured by the difference between:

•	the amount of cash and the fair market value of any property received for the note, other than the amount attributable to, and taxable as, accrued interest; and

•

your tax basis in the note, which generally is your original cost, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and decreased by any bond premium previously amortized to reduce interest income on the note and by any payments reflecting principal or OID that you received with respect to the note.

Subject to the market discount rules discussed above, if you hold your note for more than one year before its taxable disposition, any gain or loss generally will be long-term capital gain or loss. The deductibility of capital losses is subject to limitations. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.

Tax Reform

Pursuant to the recently enacted tax legislation commonly known as the Tax Cuts and Jobs Act (the “TCJA”), an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. For this purpose, an “applicable financial statement” generally means a financial statement certified as having been prepared in accordance with generally accepted accounting principles or that is made on the basis of international financial reporting standards and which is used by the taxpayer for various specified purposes. This rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the notes prior to the time such income would be recognized pursuant to the rules described above. The Treasury Department released proposed Treasury Regulations that would exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Internal Revenue Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). The proposed Treasury Regulations are proposed to become effective for taxable years beginning on or after the date the final Treasury Regulations are published but provide that, in the interim, taxpayers may rely on the proposed Treasury Regulations in certain cases. Further, it is unclear at this time the specific impact that other provisions of the TCJA could have on your investment in a note. Potential investors in the notes should consult their tax advisors regarding the potential applicability of these rules to their investment in the notes.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. You should consult your own tax advisor regarding the possible implications of this tax in your particular circumstances.

Non-U.S. Holders

Payments of Interest

Except as described below with respect to FATCA and backup withholding, payments of interest paid to you on your note will not be subject to U.S. federal withholding tax, provided that:

•

you do not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of voting equity of the depositor (or, if the note issuance trust is disregarded as separate from an entity other than the depositor for U.S. federal income tax purposes, such other entity);

•	you are not a “controlled foreign corporation” that is related to the depositor through any specified relationship;

•	interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code;

•	interest paid on the notes is not effectively connected with your conduct of a trade or business within the United States; and

•

either (i) you provide to the paying agent your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person, or (ii) you hold your notes through certain intermediaries and the applicable certification requirements are satisfied.

If you cannot satisfy the requirements described above, payments of interest to you will be subject to the 30% U.S. federal withholding tax, unless you provide to the paying agent or other appropriate person a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form), claiming an exemption from or reduction in withholding tax under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form), stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States (as discussed below under “— Effectively Connected Income”).

The certification requirements described above may require a non-U.S. Holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. Non-U.S. Holders should consult their tax advisors regarding the certification requirements discussed above.

Disposition of Notes

You generally will not be subject to U.S. federal income tax on gain realized on the disposition of your note, unless you meet one of the following requirements:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	you are an individual and have been present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met.

Effectively Connected Income

If the interest or the gain on your note is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the interest or gain will be taxable to you on a net income basis generally in the same manner as if you were a U.S. Holder. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected interest or gain on your note, subject to adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. Holders

If you are a U.S. Holder, other than an exempt holder, information with respect to payments on the notes and proceeds from the taxable disposition of a note, generally will be required to be furnished to you and the IRS. Backup withholding also may apply to these payments if you are not otherwise exempt and:

•	you fail to provide your taxpayer identification number;

•	you provide an incorrect taxpayer identification number;

•	you are notified by the IRS that you are subject to backup withholding because you have failed to report properly payments of interest or dividends; or

•	you fail to certify, under penalties of perjury, that you have provided your correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

If you are a non-U.S. Holder, information reporting on IRS Form 1042-S may apply to payments of interest on your note. However, backup withholding generally will not apply to payments of principal or interest on your note if you properly certify under penalties of perjury that you are not a U.S. person or if you otherwise qualify for an exemption.

Information reporting generally will apply to payments of the proceeds from the sale of your note to or through the foreign office of a U.S. broker or foreign brokers with certain types of relationships to the United States, but such payments will not be subject to backup withholding unless no exemption to backup withholding applies.

Both information reporting and backup withholding generally will apply to payments of the proceeds from the sale of your note to or through the U.S. office of a broker, unless:

•	you properly certify under penalties of perjury that you are not a U.S. person and certain other conditions are met; or

•	you otherwise qualify for an exemption.

Non-U.S. Holders should consult their tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of, and the procedure for obtaining, an exemption from withholding and backup withholding. In this regard, current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

FATCA

Withholding taxes may be imposed under Sections 1471 through 1474 of the Internal Revenue Code and applicable regulations thereunder (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on the notes paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), including where such entities receive such payments as intermediaries, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. FATCA further would have imposed potential withholding with respect to gross proceeds from a sale or other disposition of notes, but proposed FATCA regulations eliminate any such potential withholding, pending the issuance of final regulations. If the payee is a foreign financial institution, in order to comply with the diligence and reporting requirements in (1) above, it must enter into an agreement with the IRS requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Internal Revenue Code), annually report certain information about such accounts and generally withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Treasury Regulations were recently published in proposed form that eliminate withholding on payments of gross proceeds. Pursuant to the proposed regulations, the note issuance trust, the master trust and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

Possible Alternative Characterizations

Although, as discussed above, it is the opinion of Tax Counsel that the notes will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the note issuance trust, the master trust or some other entity for such purposes. In such event, the note issuance trust, master trust or other entity might be treated as a partnership or, alternatively, as a “publicly traded partnership” taxable as a corporation, for U.S. federal income tax purposes.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while a publicly traded partnership taxed as a corporation is subject to an entity level tax. If the notes you hold were treated as equity in a partnership, you generally would be required to include in income your respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of any applicable collateral certificate and other assets, without regard to whether there were actual distributions of income. As a result, the amount, timing, character and source of items of income and deductions allocable to you could be materially affected. If you are a tax-exempt entity, any income allocated to you may constitute unrelated business taxable income because all or a portion of the partnership’s taxable income may be considered debt-financed. The allocation of unrelated business taxable income to a tax-exempt holder could give rise to additional tax liability. In addition, income to you if you are a non-U.S. Holder could be subject to (x) U.S. federal net income tax (including the branch profits tax if you are a corporation) and U.S. federal income tax return filing and withholding requirements and (y) a withholding of tax on purchase price paid to you in the event of a disposition of the note (treated as a partnership interest). If you are an individual, certain limitations on your ability to deduct your share of partnership expenses might apply to the extent partnership expenses are treated as investment expenses.

In addition, as described above, audit rules apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the note issuance trust and the master trust will have the authority to utilize, and intend to utilize, any exceptions available so that the note issuance trust’s and the master trust’s equity holders, to the fullest extent possible, rather than either the note issuance trust or the master trust itself, will be liable for any taxes arising from audit adjustments to the note issuance trust’s or the master trust’s taxable income if either the note issuance trust or the master trust is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If some or all of the notes were treated as equity in a “publicly traded partnership” taxable as a corporation, the imposition of corporate income tax could materially reduce cash available to make payments on the notes. In addition, payments on notes that are treated as equity would not be deductible by the corporation in computing its taxable income and would generally be treated as dividend income to holders of the notes that are treated as equity, which for non-U.S. Holders could be subject to a 30% U.S. federal withholding tax, unless the non-U.S. Holder qualifies for a lower rate under an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of any trust, notes, or holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the trust with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a holder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any trust as well as any state and local tax consequences for them of purchasing, holding and disposing of notes.

You should consult your own tax advisors regarding the risk that your note will not be treated as debt for U.S. federal income tax purposes and the possible tax consequences of potential alternative treatments in light of your particular circumstances.

The U.S. federal income tax discussion set forth above may not be applicable depending upon your particular tax situation, and does not purport to address the issues described with the degree of specificity that may be provided by your own tax advisor. Accordingly, we suggest that you consult your own tax advisors regarding the tax consequences to you of the purchase, ownership and disposition of the notes.

Certain Considerations for ERISA and Other U.S. Employee Benefit Plans

Subject to the following discussion, the Class A(2019-3) notes may be purchased by employee benefit plans, individual retirement accounts and persons investing assets of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA imposes certain fiduciary duty and prohibited transaction rules on the investment of assets of such plans — referred to as “plan assets.” These rules include requirements under ERISA concerning the prudence of plan fiduciaries and the diversification of plan assets.

For purposes of the following discussion, a “benefit plan” will include:

•	a plan or arrangement which is subject to the fiduciary provisions of ERISA;

•

an employee benefit plan that is tax-qualified under the Internal Revenue Code — such as a pension, profit-sharing, or section 401(k) plan — or other plan which is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code; and

•

a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules of Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) (which treat the assets of the fund or entity as constituting plan assets of the benefit plan investor) apply.

A benefit plan fiduciary, including a fund or other entity whose assets are considered plan assets, should consider whether an investment in the Class A(2019-3) notes complies with the fiduciary requirements of ERISA. As described in this prospectus, Discover Bank, Discover Funding LLC, each underwriter of the Class A(2019-3) notes, U.S. Bank, Wilmington Trust Company and their affiliates (the “Transaction Parties”) may receive fees or other compensation as a result of a plan’s acquisition of the DiscoverSeries notes. Accordingly, none of the Transaction Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the DiscoverSeries notes by any plan.

Plans maintained by governmental employers and many plans maintained by religious organizations are not subject to the fiduciary and prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, to such extent, assets of such plans may be invested in the Class A(2019-3) notes without regard to the ERISA and Internal Revenue Code considerations described herein. Such plans may be subject to the provisions of other applicable federal, state, local and other laws containing restrictions similar to ERISA and the Internal

Revenue Code. Accordingly, fiduciaries with respect to such plans should consider all other applicable laws prior to investing in the Class A(2019-3) notes.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between benefit plans and certain parties who are related in a specified manner to the benefit plan, individually referred to as a “party in interest.” Violation of the prohibited transaction rules of ERISA and/or the Internal Revenue Code may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for certain specified transactions.

Individual retirement accounts and annuities and tax-qualified plans for self-employed individuals, although not subject to Title I of ERISA, are also subject to the prohibited transaction rules of the Internal Revenue Code. These individual retirement arrangements are included within the term “benefit plans” for purposes of the following discussion on prohibited transactions.

Potential Prohibited Transactions from Investment in the Class A(2019-3) Notes

A prohibited transaction could arise by reason of a benefit plan’s investment in the Class A(2019-3) notes because any of the Transaction Parties are either:

•	a fiduciary with respect to a benefit plan;

•	an employer of the employees who are covered by the benefit plan; or

•	otherwise a party in interest as to the benefit plan.

There are certain statutory or administrative exemptions from the prohibited transaction rules which might be available to permit an investment in the Class A(2019-3) notes which would otherwise be prohibited. A statutory exemption, set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, is available to a “service provider” to a benefit plan that is not a fiduciary with respect to the benefit plan’s assets being used to purchase the notes or an affiliate of such fiduciary. Administrative exemptions include the following prohibited transaction class exemptions:

•	96-23, available to certain “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to independent “qualified professional asset managers.”

However, even if the conditions specified in one of these exemptions are met, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction. Fiduciaries of benefit plans contemplating an investment in Class A(2019-3) notes should carefully consider whether the investment would violate the prohibited transactions rules.

In addition, certain prohibited transactions could result if the assets of DCENT or the master trust are considered assets of a benefit plan under the Plan Asset Regulation. In such event the prohibited transaction exemptions referred to above may not be available to exempt all potential prohibited transactions. In addition, if the assets of DCENT or the master trust are treated as plan assets, managers of DCENT and the master trust might be required to comply with the fiduciary responsibility rules of ERISA.

However, the assets of DCENT will not be considered plan assets under the Plan Asset Regulation, as long as the Class A(2019-3) notes:

•	are treated as indebtedness under local law, and

•	have no “substantial equity features” (within the meaning of the Plan Asset Regulation).

Although there is no authority directly on point, DCENT believes that at the time of their issuance, the Class A(2019-3) notes should not be considered to have substantial equity features (within the meaning of the Plan Asset Regulation). This determination is based in part on the traditional debt features of the Class A(2019-3) notes, including the reasonable expectation of purchasers of Class A(2019-3) notes that the Class A(2019-3) notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. Accordingly, and subject to the foregoing, the Plan Asset Regulation should not cause assets of DCENT to be treated as plan assets. The debt treatment of the Class A(2019-3) notes for ERISA purposes could change if the issuing entity incurs losses.

Investment by Benefit Plans

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans and other plans may purchase Class A(2019-3) notes offered by this prospectus. However, the benefit plan fiduciary must ultimately make its own determination with respect to the application of the Plan Asset Regulation. More generally, the fiduciary must determine whether the plan’s investment in the Class A(2019-3) notes offered by this prospectus will result in one or more nonexempt prohibited transactions under ERISA, the Internal Revenue Code and/or any substantially similar applicable laws and whether such investment meets the fiduciary standards of ERISA and/or any substantially similar applicable laws. By acquiring a Class A(2019-3) note offered by this prospectus, or interest therein, each purchaser and transferee (and if the purchaser or transferee is a benefit plan or other plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring such note (or interest therein) with the assets of a benefit plan or plan subject to any law substantially similar to ERISA or Section 4975 of the Internal Revenue Code; or (ii) the acquisition and holding of such note (or interest therein) will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable laws.

Tax Consequences to Benefit Plans

In general, assuming the DiscoverSeries notes are debt for U.S. federal income tax purposes, interest income on the notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Tax Counsel, for U.S. federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Affiliations and Certain Relationships and Related Transactions

Discover Funding LLC, which acts as depositor for the master trust and depositor and beneficiary for DCENT, is a wholly-owned subsidiary of Discover Bank. Discover Bank, which acts as the sponsor of the securitizations, is a wholly-owned subsidiary of Discover Financial Services. Discover Financial Services acquired Discover Bank in January 1985. Discover Bank and the trustee for the master trust formed the master trust in October 1993. Discover Bank originates and has transferred to Discover Funding LLC the credit card receivables generated under certain designated Discover Card accounts and Discover Funding LLC transfers such credit card receivables to the master trust. Discover Bank and the owner trustee formed DCENT on July 2, 2007. Discover Bank transferred an undivided interest in the receivables and other assets of the master trust, represented by the collateral certificate, to DCENT to support the issuance of notes on July 26, 2007. As assignee of Discover Bank, Discover Funding LLC is the beneficiary of DCENT.

Discover Bank acts as master servicer for the master trust and is currently the only servicer under the Pooling and Servicing Agreement with respect to the accounts. Discover Bank has outsourced certain servicing functions to DPI, which has contracted with a third-party service provider for certain check processing and related services. However, Discover Bank is ultimately responsible for the overall servicing function. DPI is a wholly-owned subsidiary of Discover Bank. Discover Bank also acts as calculation agent for the note issuance trust, which is part of the servicing function. See “Servicing — Master Servicer, Servicer and Calculation Agent.”

Representations and Warranties of Discover Bank Under the Receivables Sale and Contribution Agreement

Pursuant to the Receivables Sale and Contribution Agreement, Discover Bank, in its capacity as originator, has represented or, as of the issuance date for the Class A(2019-3) notes, will represent and warrant, among other things, that:

•

the Receivables Sale and Contribution Agreement creates a valid and enforceable security interest, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•	the receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

•

Discover Bank has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the receivables conveyed to Discover Funding LLC under the Receivables Sale and Contribution Agreement.

•

other than the sale, transfer, assignment and conveyance of the receivables to Discover Funding LLC and the grant of a security interest therein pursuant to the Receivables Sale and Contribution Agreement, Discover Bank has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the receivables in the accounts designated for Discover Funding LLC.

•

Discover Bank has not authorized the filing of and is not aware of any financing statements against it that include a description of Collateral covering the receivables in the accounts designated for Discover Funding LLC, other than any financing statement (i) relating to the interest of Discover Funding LLC in the receivables under the Receivables Sale and Contribution Agreement or (ii) that has been terminated.

•	Discover Bank has not had any judgment or tax liens filed against it.

Representations and Warranties of Discover Funding LLC Under the Pooling and Servicing Agreement

Pursuant to the Pooling and Servicing Agreement and the series supplement for the collateral certificate, Discover Funding LLC, in its capacity as depositor, has represented or, as of the issuance date for the Class A(2019-3) notes, will represent and warrant, among other things, that:

•

the Pooling and Servicing Agreement creates a valid and enforceable security interest, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from Discover Funding LLC, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•	the receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

•

Discover Funding LLC has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable laws in order to perfect the security interest in the receivables conveyed to the trustee for the master trust under the Pooling and Servicing Agreement.

•

other than the sale, transfer, assignment and conveyance of the receivables to the master trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, Discover Funding LLC has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the receivables in the accounts designated for the master trust.

•

Discover Funding LLC has not authorized the filing of and is not aware of any financing statements against it that include a description of Collateral covering the receivables in the accounts designated for the master trust, other than any financing statement (i) relating to the interest of the master trust in the receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.

•	Discover Funding LLC has not had any judgment or tax liens filed against it.

Representations and Warranties of DCENT Regarding the Collateral

Pursuant to the indenture and the indenture supplement for the DiscoverSeries of notes, DCENT has represented or, as of the issuance date for the Class A(2019-3) notes, will represent and warrant, among other things, that:

•

the indenture creates a valid and enforceable security interest in the Collateral pledged under the indenture in favor of the indenture trustee, which security interest is prior to all other liens and is enforceable as such against creditors of and purchasers from DCENT, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

•

the now-existing collateral pledged under the indenture constitutes an “account,” a “general intangible,” an “instrument,” a “certificated security,” a “deposit account” or a “security entitlement” within the meaning of the applicable UCC.

•

DCENT has caused or will have caused, within ten days of the date of the indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable law in order to perfect the security interest in the now-existing Collateral granted to the indenture trustee pursuant to the indenture.

•

DCENT has not authorized the filing of and is not aware of any financing statements against DCENT that include a description of Collateral covering the Collateral pledged under the indenture, other than any financing statement that has been terminated.

•	DCENT is not aware of any judgment or tax lien filing against it.

•

at the time of its grant of any security interest in the now-existing Collateral pledged under the indenture pursuant to the indenture, DCENT owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance.

•	DCENT has caused the indenture trustee to be registered as the registered owner of the collateral certificate pledged under the indenture.

•

other than the security interest granted to the indenture trustee pursuant to the indenture, DCENT has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral.

Investor Communications

Any noteholder may require that the depositor include in its monthly report on Form 10-D a request to communicate with other noteholders related to the possible exercising of the noteholders’ rights under the transaction documents. A noteholder should send its request to the master servicer at discoversecuritization@discover.com. The noteholder should include in its request the method by which other noteholders should contact it.

The master servicer will cause the following information to be included in the Form 10-D related to the monthly period in which the noteholder request was received:

•	a statement that the depositor has received a communication request from a noteholder;

•	the name of the noteholder making the request;

•	the date the request was received;

•	a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

•	a description of the method other noteholders may use to contact the requesting noteholder.

The depositor will bear any costs associated with including the above information in the Form 10-D. The noteholders will pay any costs associated with communicating with other noteholders, and no other transaction party, including the note issuance trust, will be responsible for such costs.

If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, prior to including any request to communicate in Form 10-D, the beneficial owner of the notes may be required to provide (1) a written certification from the noteholder that it is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document verifying ownership.

Reports to Investors

For each distribution date, the master servicer will prepare a statement containing information on the Collateral securing the Class A(2019-3) notes, which will be filed with the SEC as an exhibit to Form 10-D. The statement will set forth certain information, including but not limited to the following:

•

the aggregate investor interest in receivables represented by all master trust certificates, including the collateral certificate; the Transferor Interest; the Principal Receivables; the investor interest in receivables represented by the collateral certificate; and the sum of the investor interests in receivables for each series of master trust certificates, including the collateral certificate, that is eligible for allocations of interchange, each as of the beginning and end of the prior calendar month;

•

the amount of Finance Charge Collections, Principal Collections, and interchange from the prior calendar month allocated to the collateral certificate, to the group of master trust series of which Series 2007-CC is a member, and to the depositor;

•

the amount of Finance Charge Collections, Principal Collections, total collections, interchange and total collections plus interchange from the prior calendar month, each as a monthly percentage of receivables in the master trust at the beginning of that month;

•

the Series Finance Charge Allocation Percentage, the Series Principal Allocation Percentage, the Series Charge-off Allocation Percentage and the Series Interchange Allocation Percentage at the beginning of that month;

•

the total amount of Finance Charge Collections, Principal Collections and interchange reallocated to the collateral certificate from other series of master trust certificates, if applicable, and from the collateral certificate to other series of master trust certificates, if applicable;

•

the annualized portfolio yield from Finance Charge Collections (excluding principal recoveries), from interchange and from principal collections available through reallocation from other series, if applicable;

•

the Minimum Principal Receivables Balance and Transferor Percentage at the end of the prior calendar month and the amount by which the Principal Receivables in the master trust exceeds the Minimum Principal Receivables Balance;

•	the total number of accounts in the master trust as of the beginning and end of the prior calendar month;

•

the amount of charged-off receivables allocated to the collateral certificate, the amount of such charged-off receivables that are not reimbursed and therefore cause a reduction to the investor interest in receivables represented by the collateral certificate, and the total investor charged-off amount as an annualized percentage of Principal Receivables as of the beginning of the prior calendar month;

•	total delinquency information with respect to the receivables, and delinquency information as a percentage of outstanding receivables;

•

for the master trust, the total amount of principal charge-offs, principal recoveries, and the amount of charged-off receivables net of principal recoveries in the prior calendar month, each as an annualized percentage of Principal Receivables at the beginning of that month;

•	the servicing fees for all outstanding master trust certificates and the servicing fee for the collateral certificate, each for the prior calendar month; and

•	calculation of the Delinquency Percentage for the related distribution date.

In addition, the calculation agent will prepare a statement containing information on each tranche of notes, including the Class A(2019-3) notes, which will be filed with the SEC as an exhibit to Form 10-D. The statement will set forth certain information, including but not limited to the following information:

•

the interest rate for the period and the amount of interest paid to holders of each tranche of notes, including the Class A(2019-3) notes, on that date per $1,000 of Outstanding Dollar Principal Amount, the interest payment date and the number of days in the interest accrual period;

•	the amount of principal paid to holders of each tranche of notes, including the Class A(2019-3) notes, on that date per $1,000 of Stated Principal Amount;

•

the Nominal Liquidation Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Stated Principal Amount for each class and tranche of notes, including the Class A(2019-3) notes, as of the end of the prior calendar month;

•

for each tranche of notes, including the Class A(2019-3) notes, the targeted principal deposits to the principal funding subaccount, the amount deposited into the principal funding subaccount on that date, the amount of any shortfall in the targeted principal deposit, the total amount on deposit in the principal funding subaccount as of the beginning and end of the prior calendar month, and the amount of any investment income earned on such funds, if any;

•

for each tranche of notes, including the Class A(2019-3) notes, the amount of scheduled principal payments, shortfall in the scheduled principal payments, and total payments through the related distribution date, if any;

•

for each tranche of notes, including the Class A(2019-3) notes, the targeted prefunding deposit, if any, the total amount deposited in respect of such targeted prefunding deposit, the amount of prefunded deposits applied to other scheduled principal deposits, the amount of any excess prefunded amounts withdrawn from the applicable principal funding subaccount and the total amount on deposit in each applicable principal funding subaccount that represents prefunding deposits;

•

for each tranche of notes, including the Class A(2019-3) notes, the targeted deposits to the interest funding subaccount, the amount deposited into the interest funding subaccount through the related distribution date, the amount of any interest shortfall, the total amount on deposit in the interest funding subaccount, as of the beginning and end of the distribution date, the amount withdrawn from the interest funding subaccount for payments to noteholders, and the amount of any investment income earned on such funds, if any;

•

the Excess Spread Amount for the DiscoverSeries notes, and such amount as a percentage of the Nominal Liquidation Amount for the DiscoverSeries notes (including the three-month rolling average of each);

•

for so long as the Series 2007-CC collateral certificate is the only collateral certificate owned by the note issuance trust, the Group Excess Spread and the Group Excess Spread Percentage for the master trust (including the three-month rolling average of each);

•

the amount of reductions in the Nominal Liquidation Amount for each tranche of notes, including the Class A(2019-3) notes, as a result of the allocation of charged-off receivables to such tranche for the current month, to the extent not reimbursed under the cash flow provisions or reallocated to subordinated notes; the cumulative amount of such reductions in the Nominal Liquidation Amount for each tranche of notes, including the Class A(2019-3) notes; and the amount of any reimbursements of such cumulative reductions from prior months;

•	the amount of reductions in the Nominal Liquidation Amount for any tranche of Class B notes, Class C or Class D notes as a result of the subordination provisions of the indenture supplement;

•

for each tranche of notes, including the Class A(2019-3) notes, the total amount of reductions in the Nominal Liquidation Amount for the prior calendar month, the amount of reimbursements of reductions in the Nominal Liquidation Amount for the prior calendar month, and the aggregate amount of unreimbursed reductions in the Nominal Liquidation Amount as of the end of the prior calendar month and the sum of those amounts for such tranche of notes and for the DiscoverSeries;

•

for each tranche of Class A notes, including the Class A(2019-3) notes, the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, each as of the end of the current and prior distribution date, the available subordinated amount of Class B notes, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes, each as of the end of the current and prior distribution date, and the usage amount of Class B notes, the usage amount of Class C notes and the usage amount of Class D notes, each as of the end of the current and prior distribution dates;

•

for each tranche of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, as of the end of the current and prior distribution date, the available subordinated amount of Class C notes and the available subordinated amount of Class D notes, each as of the end of the current and prior distribution date and the usage amount of Class C notes and the usage amount of Class D notes, each as of the end of the current and prior distribution dates;

•

for each tranche of Class C notes, the required subordinated amount of Class D notes, as of the end of the current and prior distribution date, the available subordinated amount of Class D notes, as of the end of the current and prior distribution date and the usage amount of Class D notes, as of the end of the current and prior distribution dates;

•

for each tranche of Class C notes, targeted deposits to and withdrawals from Class C reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of the Class C reserve subaccounts and the amount of earnings with respect to the Class C reserve subaccounts;

•

for each tranche of Class D notes, targeted deposits to and withdrawals from Class D reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of any Class D reserve subaccounts and the amount of earnings with respect to any Class D reserve subaccounts;

•

targeted deposits to and withdrawals from accumulation reserve subaccounts, if any, the amount of those deposits that have been made, the beginning and ending balances of the accumulation reserve subaccounts and the amount of earnings with respect to the accumulation reserve subaccounts;

•	the amount payable to or receivable from the derivative counterparty, supplemental credit enhancement provider or supplemental liquidity provider, as applicable, with respect to any tranche of notes;

•	a description of any credit risk retention; and

•	calculation of the seller’s interest as of the end of each calendar month.

You may obtain a copy of the statement free of charge by calling (302) 323-7315.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “U.S. Federal Income Tax Considerations.”

Use of Proceeds

DCENT pays the net proceeds from the sale of the Class A(2019-3) notes to Discover Funding LLC in exchange for an increase in the investor interest in receivables represented by the collateral certificate. Discover Funding LLC will treat these proceeds as its general funds. No expenses incurred in connection with the selection and acquisition of the receivables or other pool assets are payable from the offering proceeds.

Underwriting

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated October [●], 2019, and the terms agreement, dated October [●], 2019, to purchase from DCENT the respective principal amounts of the Class A(2019-3) notes set forth opposite their names below:

Underwriters	Principal Amount
BofA Securities, Inc.	$	[●	]
Deutsche Bank Securities Inc.	$	[●	]
SG Americas Securities, LLC	$	[●	]
[●]	$	[●	]
[●]	$	[●	]
[●]	$	[●	]

Total		$500,000,000

The underwriting agreement provides that the underwriters will only be obligated to purchase the Class A(2019-3) notes if their legal counsel approves of certain legal matters and if various other conditions are met. The underwriters must purchase all of the Class A(2019-3) notes if they purchase any.

Each underwriter of the Class A(2019-3) notes has advised Discover Funding LLC that it proposes to offer the Class A(2019-3) notes:

•	to the public, initially at the offering prices and on the terms set forth on the cover page of this prospectus; and

•	to certain dealers, at the initial public offering price less a concession of up to [●]% of the aggregate principal amount of the Class A(2019-3) notes.

The underwriters may, from time to time, change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The underwriters of the notes may allow, and these dealers may reallow, a concession of up to [●]% of the aggregate principal amount of the notes to certain other dealers.

The underwriters will acquire the notes for their own account and after the initial offering of the notes to the public, may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. The underwriters may offer the notes to the public without a syndicate, or they may offer them to the public through underwriting syndicates represented by managing underwriters.

United Kingdom

Each underwriter has severally and not jointly represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the note issuance trust, the depositor or Discover Bank; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each underwriter has severally and not jointly represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Additional offering expenses are estimated to be $820,000.

Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters, and any discounts or commissions received by them from DCENT or Discover Funding LLC and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Discover Bank and the depositor, jointly and severally, have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make with respect to those liabilities. The underwriters may engage in transactions with, or perform services for, DCENT or Discover Funding LLC in the ordinary course of their respective businesses.

The notes will not be listed on any national securities exchange. DCENT and Discover Funding LLC cannot predict whether a secondary market will develop for the notes or, if it does develop, whether it will continue.

The distribution of notes will conform to the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority.

To facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, including the following:

•	the underwriters may overallot in connection with any offering of notes, creating a short position in the notes for their own accounts;

•	the underwriters may bid for, and purchase, the notes in the open market to cover overallotments or to stabilize the price of the notes; and

•

in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Legal Matters

Mayer Brown LLP will give opinions on the legality of the notes and the collateral certificate, the tax consequences of the issuance of the notes, and certain security interest and insolvency matters for Discover Bank and Discover Funding LLC. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors’ rights matters for Discover Bank. Chapman and Cutler LLP will also give opinions on certain legal matters relating to the issuance of the notes for any underwriters.

Glossary of Terms

For purposes of determining any amount or making any calculation under any of these definitions, such amount or calculation,

•

if specified to be as of the first day of any calendar month, shall (a) include any increase in the investor interest in receivables represented by the collateral certificate or the Nominal Liquidation Amount of any tranche of notes, as applicable, occurring during such calendar month as if such increase had occurred on the first day of such calendar month and (b) give effect to any payments, deposits or other allocations made on the distribution date related to the prior calendar month; and

•

if specified to be as of the close of business on the last day of any calendar month, shall give effect to any reduction in the investor interest in receivables represented by the collateral certificate or the Nominal Liquidation Amount of any tranche of notes, as applicable, as a result of payments, deposits or allocations made on the related distribution date.

“2010 Pooling and Servicing Agreement” means that certain second amended and restated pooling and servicing agreement dated as of June 4, 2010, by and between Discover Bank as seller, master servicer and servicer, and U.S. Bank National Association as trustee, as amended by that certain first amendment to second amended and restated pooling agreement, dated as of October 18, 2011 and that certain second amendment to second amended and restated pooling and servicing agreement, dated as of October 3, 2014, in each case, between Discover Bank and U.S. Bank National Association, as trustee.

“Adjusted Outstanding Dollar Principal Amount” means, at any time with respect to any class or tranche of notes:

•	the Outstanding Dollar Principal Amount of all outstanding notes of such class or tranche at that time; minus

•	any funds on deposit with respect to principal in the applicable principal funding subaccount for the benefit of such class or tranche of notes at such time.

See “Prospectus Summary — Information Regarding the Offered Notes — Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Class A Available Subordinated Amount of Class B Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class B Notes minus the Class A Usage of Class B Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Available Subordinated Amount of Class C Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class C Notes minus the Class A Usage of Class C Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Available Subordinated Amount of Class D Notes” means, for any tranche of Class A notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class A Usage of Class D Notes, each for such tranche of Class A notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class A Usage of Class B Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class B notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class B Notes for that tranche and the application of Series Principal Amounts allocable to the Class B notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class B Notes for that tranche. Losses that increase the Class A Usage of Class B Notes may include losses relating to charged-off receivables that are allocated directly to Class B notes, which are allocated proportionately to all Class A notes supported by those Class B notes, and losses reallocated to the Class B notes from the applicable tranche of Class A notes.

“Class A Usage of Class C Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class C notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class C Notes for that tranche and the application of Series Principal Amounts allocable to the Class C notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class C Notes for that tranche. Losses that increase the Class A Usage of Class C Notes may include losses relating to charged-off receivables that are allocated directly to Class C notes and losses relating to the Class B Usage of Class C Notes, each of which is allocated proportionately to the Class A notes supported by those Class C notes, and losses reallocated to the Class C notes from the applicable tranche of Class A notes.

“Class A Usage of Class D Notes” for any tranche of Class A notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class A Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class A notes and servicing fees that are allocated to the Class A Available Subordinated Amount of Class D Notes for that tranche. Losses that increase the Class A Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to Class D notes and losses relating to the Class B Usage of Class D notes and the Class C Usage of Class D notes, each of which is allocated proportionately to the Class A notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class A notes.

“Class B Available Subordinated Amount of Class C Notes” means, for any tranche of Class B notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class C Notes minus the Class B Usage of Class C Notes, each for such tranche of Class B notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class B Available Subordinated Amount of Class D Notes” means, for any tranche of Class B notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class B Usage of Class D Notes, each for such tranche of Class B notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class B Usage of Class C Notes” for any tranche of Class B notes means the amount by which the Nominal Liquidation Amount of Class C notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class B Available Subordinated Amount of Class C Notes for that tranche and the application of Series Principal Amounts allocable to the Class C notes to pay interest on that tranche of Class B notes and servicing fees that are allocated to the Class B Available Subordinated Amount of Class C Notes for that tranche. Losses that increase Class B Usage of Class C Notes may include losses relating to charged-off receivables that are allocated directly to the Class C notes and losses relating to the Class A Usage of Class C Notes, each of which is allocated proportionately to the Class B notes supported by those Class C notes, and losses reallocated to the Class C notes from the applicable tranche of Class B notes.

“Class B Usage of Class D Notes” for any tranche of Class B notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class B Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class B notes and servicing fees that are allocated to the Class B Available Subordinated Amount of Class D Notes for that tranche. Losses that increase Class B Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to the Class D notes and losses relating to the Class A Usage of Class D Notes and the Class C Usage of Class D Notes, each of which is allocated proportionately to the Class B notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class B notes.

“Class C Available Subordinated Amount of Class D Notes” means, for any tranche of Class C notes, on any distribution date, an amount equal to the Required Subordinated Amount of Class D Notes minus the Class C Usage of Class D Notes, each for such tranche of Class C notes on such distribution date, as adjusted in accordance with the cash flow provisions of the indenture supplement.

“Class C Usage of Class D Notes” for any tranche of Class C notes means the amount by which the Nominal Liquidation Amount of Class D notes has declined as a result of losses relating to charged-off receivables that are allocated to the Class C Available Subordinated Amount of Class D Notes for that tranche and the application of Series Principal Amounts allocable to the Class D notes to pay interest on that tranche of Class C notes and servicing fees that are allocated to the Class C Available Subordinated Amount of Class D Notes for that tranche. Losses that increase Class C Usage of Class D Notes may include losses relating to charged-off receivables that are allocated directly to the Class D notes and losses relating to the Class A Usage of Class D Notes and the Class B Usage of Class D Notes, each of which is allocated proportionately to the Class C notes supported by those Class D notes, and losses reallocated to the Class D notes from the applicable tranche of Class C notes.

“Collateral” includes:

•

the Series 2007-CC collateral certificate, any additional collateral certificate transferred to the note issuance trust and all rights to vote or to give consents or waivers with respect to each collateral certificate;

•

the collections account for the note issuance trust and additional note issuance trust accounts established for DiscoverSeries, including the series collections account, principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account, if any, and any other trust account established under the indenture supplement for the DiscoverSeries;

•	all Permitted Investments and all investment property and money held in or through the collections account or any other account described above;

•	all rights, benefits and powers under any derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement relating to any tranche of notes; and

•	all proceeds of the foregoing.

“DCENT” means Discover Card Execution Note Trust.

“DCMT” means Discover Card Master Trust I.

“Depositor” when used with reference to specific receivables, means the person or persons conveying such receivables to the master trust. Discover Funding LLC is the only depositor to the master trust.

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Eligible Deposit Account” means either:

•	a segregated account, including a securities account, with an institution that meets the applicable Note Rating Agencies’ requirements for eligibility as set forth in the indenture; or

•

a segregated trust account with the corporate trust department of a depository institution, other than Discover Bank or any affiliate of Discover Bank, organized under the laws of the United States of America or any state or the District of Columbia, or any domestic branch of a foreign bank, or a trust company acceptable to each applicable Note Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each applicable Note Rating Agency in one of its generic credit rating categories which signifies investment grade.

“Eligible Receivable” means a receivable:

•	which is payable in United States dollars;

•

which was created in compliance, in all material respects, with all requirements of law applicable to the applicable originator and the servicer with respect to that receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to the applicable originator and servicer;

•	as to which,

•	at the time the receivable was created, the originator of the receivable had good and marketable title to the receivable free and clear of all liens arising under or through the originator;

•

at the time the originator of the receivable conveyed the receivable to the depositor under the Receivables Sale and Contribution Agreement, such originator had, or the depositor will have, good and marketable title to the receivable free and clear of all liens arising under or through such originator; and

•

at the time of conveyance of such receivable to the master trust, the depositor had, or the master trust will have, good and marketable title to the receivable free and clear of all liens arising under or through the depositor; and

•	which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the state in which the applicable originator is located for purposes of Article 9 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Spread Amount” means, generally, with respect to the DiscoverSeries of notes for any distribution date, the difference, whether positive or negative, between

•

the sum of (a) the amount of Finance Charge Amounts allocated to the DiscoverSeries pursuant to the indenture; (b) any amounts to be treated as Series Finance Charge Amounts and designated to be a part of the Excess Spread Amount pursuant to any terms document; (c) an amount equal to income earned on all funds on deposit in the principal funding account (including all subaccounts of such account) (net of investment expenses and losses); and (d) the amount withdrawn from the accumulation reserve subaccount to cover the accumulation negative spread on the principal funding subaccounts; and

•

the sum of all interest, swap payments or accreted discount and servicing fees for the DiscoverSeries notes and reimbursement of all charged-off receivables allocated to the DiscoverSeries, in each case for the applicable period only.

“Excess Spread Percentage” means, generally, with respect to the DiscoverSeries notes for any distribution date, the Excess Spread Amount, multiplied by twelve and divided by the sum of the Nominal Liquidation Amount of all outstanding DiscoverSeries notes.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Finance Charge Allocation Amount” means:

•

for any series, class or tranche of notes, the Nominal Liquidation Amount for such series, class or tranche of notes as of the first day of the preceding month, unless an early redemption event or event of default for such series, class or tranche has occurred and is continuing; and

•

for all series, class or tranche of notes for which an early redemption event or an event of default has occurred, the Nominal Liquidation Amount for such series, class or tranche of notes immediately before the applicable event occurred.

DCENT, at the direction of Discover Funding LLC as beneficiary, may change the allocation method described above at any time without the consent of any noteholders if the applicable Note Rating Agencies hired by DCENT confirm that the change will not cause a reduction of the ratings of any outstanding tranche of DiscoverSeries notes, in each case below the required ratings, or a withdrawal of any such ratings.

“Finance Charge Amounts” means, for any calendar month, the sum of

•	the Series Finance Charge Collections distributed to the note issuance trust as the holder of the collateral certificate for such calendar month;

•	the Series Interchange distributed to the note issuance trust as the holder of the collateral certificate for such calendar month; and

•

any other amounts designated as “Series Finance Charge Collections” or “Series Interchange” or a comparable term and distributed to the note issuance trust under any additional collateral certificate, the assignment of additional assets relating to that collateral certificate or any related agreement.

“Finance Charge Collections” for any calendar month means the sum of:

(a)     the lesser of:

•	the aggregate amount of Finance Charge Receivables for the preceding calendar month; and

•	collections actually received in the applicable calendar month; and

(b)     all amounts received during the calendar month with respect to receivables in the master trust that have previously been charged-off as uncollectible; and

(c)    any proceeds that Discover Funding LLC has transferred to the master trust from any charged-off receivables that Discover Funding LLC has removed from the master trust.

“Finance Charge Receivables” means, for any account for any calendar month,

•

the net amount billed by the servicer during that month as periodic finance charges on the account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the account, late payment charges billed during that month to the account and any other charges that the servicer may designate as “Finance Charge Receivables” from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables”; minus

•

if the account becomes a charged-off account during that month, the cumulative, uncollected amount previously billed by the servicer to the account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the account, late payment charges and any other type of charges that the servicer has designated as “Finance Charge Receivables” with respect to accounts that are not charged-off accounts.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Group Excess Spread” means the sum of the amounts designated as series excess spread for each series of master trust certificates for any distribution date. For Series 2007-CC, the series excess spread is the Excess Spread Amount for the DiscoverSeries, and, as long as Series 2007-CC is the only outstanding master trust series, no other series has been outstanding for three months and the note issuance trust has not acquired an additional collateral certificate to support the DiscoverSeries notes, the Group Excess Spread is expected to equal the Excess Spread Amount for the DiscoverSeries. If additional master trust series are issued, unless otherwise designated in the applicable series supplement of any series, series excess spread will be generally:

•	the sum of the Finance Charge Collections, interchange and investment income for the applicable series of master trust certificates; minus

•	the sum of, for such series of master trust certificates:

•	monthly interest;

•	monthly servicing fees;

•	monthly charge-offs; and

•	credit enhancement fees,

in each case for the distribution date; minus

•	for any series of master trust certificates that has a subordinated interest rate swap, any payment made by the master trust pursuant to that interest rate swap.

“Group Excess Spread Percentage” means, generally, with respect to the DiscoverSeries notes for any distribution date the Group Excess Spread, multiplied by twelve and divided by the sum of the aggregate investor interest in receivables for all series of master trust certificates.

“Highest Rating” means, for purposes of the definition of Permitted Investments, with respect to tranches of notes rated by Moody’s, P-1 or Aaa, and, with respect to tranches of notes rated by Standard & Poor’s, A-1+ or AAA for investments of funds on deposit in principal funding accounts and A-1 or AAA for investments of funds on deposit in all investor accounts other than principal funding accounts, or with respect to tranches of notes rated by either Standard & Poor’s or Moody’s, any rating category that will not cause the applicable Note Rating Agency to reduce or withdraw its rating on any tranche or class of any series then outstanding, as confirmed in writing by the applicable Note Rating Agency.

“Master Servicer Termination Event” means an event that will give either the master trust trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series of master trust certificates then outstanding that is materially adversely affected by the event the right, subject, if applicable, to the effects of any bankruptcy proceeding involving the master servicer or the powers of a receiver or conservator for the master servicer, to:

•

terminate the master servicer’s rights and obligations under the Pooling and Servicing Agreement, any series supplement to the Pooling and Servicing Agreement and any master servicing agreement then outstanding; and

•	cause the master trust trustee to appoint a successor master servicer.

These events include failures to make payments or deposits, certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail under “Servicing — Master Servicer Termination Events.”

“Material Adverse Effect” means with respect to any series, class or tranche of notes with respect to any action, that such action will at the time of its occurrence (a) result in the occurrence of an early redemption event or event of default relating to such series, class or tranche of notes, as applicable, (b) materially adversely affect the amount of funds available to be distributed to the noteholders of any such series, class or tranche of notes pursuant to the indenture or the timing of such distributions, or (c) materially adversely affect the security interest of the indenture trustee in the Collateral securing the outstanding notes unless otherwise permitted by the indenture.

“Minimum Principal Receivables Balance” means, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each master trust series, including each subseries, then outstanding, which amount correlates to the amount of receivables the master trust is required to maintain to support the investor interest in receivables represented by each master trust certificate, including the collateral certificate.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Nominal Liquidation Amount” means, with respect to any tranche of notes on the issuance date of such tranche, the initial dollar principal amount of such tranche, and on any distribution date thereafter such amount as is increased or reduced pursuant to the cash flow provisions of the indenture supplement, including reductions due to reallocations of Series Principal Amounts allocable to tranches of subordinated notes to pay interest on senior classes and servicing fees, allocations and reallocations of the share of charged-off receivables allocated to the collateral certificate and deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes, and including increases due to additional issuances of notes, withdrawals of excess prefunded amounts and reimbursements of prior reductions using Series Finance Charge Amounts, Reallocated Finance Charge Amounts, if any, reallocations of losses to subordinated tranches, application of funds on deposit in the applicable Class C reserve subaccount or Class D reserve subaccount, if any, or other credit enhancement for the notes, as applicable; provided, however, that on and after the date of a receivables sale for a tranche, the Nominal Liquidation Amount of that tranche will be zero.

“Note Rating Agency” means each of Moody’s, Standard & Poor’s, Fitch and any other rating agency that rates at least 25% of the Outstanding Dollar Principal Amount of the Notes.

“Outstanding Dollar Principal Amount” means at any time, with respect to the DiscoverSeries notes:

•

for a tranche of U.S. dollar notes, the initial dollar principal amount of that tranche of notes, as described in this prospectus or the prospectus supplement or prospectus, as applicable, under which such tranche was offered, less principal payments to the noteholders of that tranche;

•

for a tranche of foreign currency notes, the U.S. dollar equivalent of the initial principal amount of that tranche of notes, as described in the prospectus under which such tranche was offered, less dollar payments made to derivative counterparties with respect to the notional amount of the related currency swap or, in the event the derivative agreement is non-performing, less dollar payments converted into the applicable currency to make payments to noteholders, each with respect to principal for that tranche; or

•

for a tranche of discount notes, the amount stated in, or determined by a formula described in, the prospectus under which such tranche was offered, which amount will increase over time as principal accretes on that tranche of notes;

minus any net losses of principal of funds on deposit in the principal funding subaccount for such tranche.

The Outstanding Dollar Principal Amount of any tranche of notes will decrease as a result of each payment of principal of that tranche of notes, and will increase as a result of any issuance of additional notes of that tranche.

“Plan Asset Regulation” means Department of Labor regulation 29 C.F.R. § 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as amended by Section 3(42) of ERISA.

“Pooling and Servicing Agreement” means that certain Third Amended and Restated Pooling and Servicing Agreement dated as of December 22, 2015 by and between Discover Bank as master servicer and servicer, Discover Funding LLC (as assignee of Discover Bank), as depositor, and U.S. Bank National Association as trustee, as that agreement may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Principal Allocation Amount” means:

•

for all notes that are not in their accumulation period, that do not have any targeted prefunding deposit, for which an early redemption event or an event of default is not continuing, and which otherwise have a targeted principal deposit of zero, the Nominal Liquidation Amount for such series, class or tranche as of the first day of the preceding calendar month;

•

for each series, class or tranche of notes that is in its accumulation period, the Nominal Liquidation Amount as of the last day of the calendar month before the start of its applicable accumulation period;

•

for each series, class or tranche of notes that has a targeted prefunding deposit greater than zero, the Nominal Liquidation Amount as of the last day of the last calendar month for which its targeted prefunding deposit was zero;

•

for each series, class or tranche of notes for which an early redemption event or an event of default has occurred and is continuing, the Nominal Liquidation Amount for those notes as of the last day of the calendar month immediately before the applicable event occurred; and

•

for any other series, class or tranche of notes for which the targeted principal deposit is greater than zero, the Nominal Liquidation Amount as of the date specified in the prospectus or prospectus supplement, as applicable, for such series, class or tranche.

“Principal Amounts” means, for any calendar month, the sum of:

•	the Series Principal Collections distributed to the note issuance trust as the holder of the collateral certificate for that calendar month; and

•

any other amounts designated as “Series Principal Collections” or a comparable term and distributed to the note issuance trust under any additional collateral certificate, the assignment of additional assets relating to that collateral certificate or any related agreement.

“Principal Collections” means, for any calendar month, all collections other than Finance Charge Collections.

“Principal Receivable” means each receivable other than Finance Charge Receivables.

“Rating Agency Condition” means, with respect to any event or circumstance, and (a) with respect to Moody’s or Standard & Poor’s if Moody’s or Standard & Poor’s is currently rating any outstanding notes, written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Note Rating Agency’s published ratings criteria to this effect) by Moody’s or Standard & Poor’s, as applicable, that the occurrence of such event or circumstance will not cause a reduction or withdrawal below the required rating by Moody’s or Standard & Poor’s, as applicable, of any then current rating of the notes of any series, class or tranche (other than as a result of the termination of Moody’s or Standard & Poor’s, as applicable, or (b) with respect to any Note Rating Agency other than Moody’s or Standard & Poor’s and with respect to Moody’s and Standard & Poor’s if Moody’s or Standard & Poor’s (x) is currently rating any outstanding note and (y) has notified the note issuance trust that it, as a policy matter, will not provide written confirmation of it ratings, that such Note Rating Agency will have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (of if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Note Rating Agency will not have issued any written notice that the occurrence of such event or circumstance will itself cause a reduction or withdrawal below the required rating by such Note Rating Agency of any then current rating of the notes of any series, class or tranche (other than as a result of the termination of such Note Rating Agency).

“Reallocated Finance Charge Amounts” for the DiscoverSeries notes means any amounts allocated to the DiscoverSeries notes from the master trust’s finance charge collections reallocation account in accordance with the cash flow provisions of the indenture supplement and the series supplement for Series 2007-CC of the master trust.

“Reallocated Principal Amounts” for the DiscoverSeries notes means any amounts allocated to the DiscoverSeries notes from the master trust’s principal collections reallocation account in accordance with the cash flow provisions of the indenture supplement and the series supplement for Series 2007-CC of the master trust.

“Receivables Sale and Contribution Agreement” means that certain Receivables Sale and Contribution Agreement dated as of December 22, 2015 by and between Discover Bank, as originator, and Discover Funding LLC, as purchaser, as that agreement may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Regulatory Relief Act” means the Economic Growth, Regulatory Relief, and Consumer Protection Act.

“Required Subordinated Amount of Class B Notes” will equal (i) for the Class A(2019-3) notes, 6.96202532% of the Nominal Liquidation Amount of the Class A(2019-3) notes and (ii) for any other tranche of Class A notes, a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, as adjusted from time to time. However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes, the Required Subordinated Amount of Class B Notes for that tranche of Class A notes will be the greater of:

•	the Required Subordinated Amount of Class B Notes for that tranche of Class A notes on that date; and

•	the Required Subordinated Amount of Class B Notes for that tranche of Class A notes on the date immediately prior to that event of default or early redemption event.

See “Prospectus Summary — Information Regarding the Offered Notes — Credit Enhancement — Required Subordinated Amount of Class B Notes.”

“Required Subordinated Amount of Class C Notes”:

(a)     will equal (i) for the Class A(2019-3) notes, 8.86075950% of the Nominal Liquidation Amount of the Class A(2019-3) notes and (ii) for any other tranche of Class A notes, a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, as adjusted from time to time; and

(b)     for any tranche of Class B notes will equal:

•

for any tranche of Class B notes, a percentage of the encumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered; plus

•	for any tranche of Class B notes, a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered;

in each case as adjusted from time to time.

When we refer to the “encumbered portion” of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes of the DiscoverSeries. For any tranche of Class B notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class B notes; divided by

•	the Nominal Liquidation Amount for all tranches of Class B notes in the DiscoverSeries; multiplied by

•	the Required Subordinated Amount of Class B notes for all tranches of Class A notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of a tranche of Class B notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class B notes that is not currently providing credit enhancement to the Class A notes of the DiscoverSeries, which is the Nominal Liquidation Amount minus the encumbered portion of the Nominal Liquidation Amount.

However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes or Class B notes, the Required Subordinated Amount of Class C Notes for that tranche will be the greater of:

•	the Required Subordinated Amount of Class C Notes for that tranche on that date; and

•	the Required Subordinated Amount of Class C Notes for that tranche on the date immediately prior to that event of default or early redemption event.

“Required Subordinated Amount of Class D Notes”:

(a)     will equal (i) for the Class A(2019-3) notes, 10.75949368% of the Nominal Liquidation Amount of the Class A(2019-3) notes and (ii) for any other tranche of Class A notes, a percentage of the Nominal Liquidation Amount of that tranche of Class A notes specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, as adjusted from time to time;

(b)     for any tranche of Class B notes will equal:

•

for any tranche of Class B notes, a percentage of the encumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered; plus

•

for any tranche of Class B notes, a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class B notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered;

in each case as adjusted from time to time; and

(c)    for any tranche of Class C notes will equal:

•

for any tranche of Class C notes, a percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class A notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, plus

•

for any tranche of Class C notes, a percentage of the portion of the Nominal Liquidation Amount of the tranche of Class C notes encumbered by Class B notes (but not encumbered by Class A notes), as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, plus

•

for any tranche of Class C notes, a percentage of the unencumbered portion of the Nominal Liquidation Amount of the tranche of Class C notes, as specified in the related prospectus supplement or prospectus, as applicable, under which such tranche was offered, in each case as adjusted from time to time.

When we refer to the “encumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche that is providing credit enhancement to the Class A notes and the Class B notes of the DiscoverSeries. For any tranche of Class C notes, the encumbered portion equals:

•	the Nominal Liquidation Amount for the tranche of Class C notes, divided by

•	the Nominal Liquidation Amount for all tranches of Class C notes in the DiscoverSeries, multiplied by

•

the sum of the Required Subordinated Amount of Class C notes for all Class A notes that do not receive credit enhancement from any Class B notes in the DiscoverSeries and the Required Subordinated Amount of Class C notes for all Class B notes in the DiscoverSeries.

When we refer to the “unencumbered portion” of the Nominal Liquidation Amount of a tranche of Class C notes, we refer to the portion of the Nominal Liquidation Amount of the tranche of Class C notes that is not currently providing credit enhancement to the Class A notes or Class B notes of the DiscoverSeries, which is the Nominal Liquidation Amount of that tranche of Class C notes minus the encumbered portion of the Nominal Liquidation Amount of that tranche of Class C notes.

However, after an event of default and acceleration or after an early redemption event has occurred and is continuing for any tranche of Class A notes, Class B notes or Class C notes, the Required Subordinated Amount of Class D Notes for that tranche will be the greater of:

•	the Required Subordinated Amount of Class D Notes for that tranche on that date; and

•	the Required Subordinated Amount of Class D Notes for that tranche on the date immediately prior to that event of default or early redemption event.

“Series Charge-off Allocation Percentage” means, for the collateral certificate for any distribution date:

•	the investor interest in receivables represented by the collateral certificate; divided by

•	the greater of:

•	the total amount of Principal Receivables in the master trust; or

•	the aggregate investor interest in receivables for all outstanding series of master trust certificates;

— in each case, as of the first day of the prior calendar month.

“Series Finance Charge Collections Allocation Percentage” means, for the collateral certificate for any distribution date:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if an early redemption event or event of default for any series, class or tranche of notes or an amortization event for the collateral certificate is not continuing with respect to such calendar month;

•

if an early redemption event or event of default for any series, class or tranche of notes is then continuing, the sum of the Finance Charge Allocation Amounts for each tranche of notes for the prior calendar month; or

•

if an amortization event for the collateral certificate is then continuing for such calendar month, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month immediately preceding the date an amortization event for the collateral certificate occurs;

as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Finance Charge Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Finance Charge Collections Allocation Percentage will be the higher percentage determined under such clauses.

“Series Finance Charge Amounts” means, for the DiscoverSeries notes for any calendar month, the sum of:

•

the portion of the Series Finance Charge Collections for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries notes in accordance with the indenture and the applicable indenture supplement, and any additional amounts designated as “Series Finance Charge Collections” for the DiscoverSeries notes in accordance with the indenture and the applicable indenture supplement;

•

the portion of the Series Interchange for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries of notes in accordance with the indenture and the applicable indenture supplement;

•	any amounts to be treated as Series Finance Charge Amounts pursuant to any terms document; and

•

any amounts to be treated as Series Finance Charge Amounts pursuant to the cash flow provisions of the indenture supplement, including (but in each case, only with respect to allocations made after the step in which such funds are designated as Series Finance Charge Amounts):

•

an amount equal to income earned on all funds on deposit in the principal funding account, the interest funding account and the accumulation reserve account, including all subaccounts of such accounts, net of investment expense and losses, for the period from and including the prior distribution date to but excluding the current distribution date;

•	an amount equal to any required withdrawal from the accumulation reserve account to pay interest for any tranche of notes in the accumulation period for such tranche; and

•

an amount equal to any funds withdrawn from any accumulation reserve subaccount, Class C reserve subaccount or Class D reserve subaccount because the amount on deposit in such account exceeded the amount required to be on deposit.

“Series Finance Charge Collections” for the collateral certificate means with respect to any day or any distribution date, an amount equal to the product of:

•	the Series Finance Charge Allocation Percentage for the related distribution date; and

•	the amount of Finance Charge Collections for such day or for the related calendar month, as applicable;

provided, however, that Series Finance Charge Collections will be increased by an amount equal to the negative spread on each applicable principal funding subaccount for the notes as a result of prefunding — which will equal the difference between the amount of investment income earned on those amounts from the previous distribution date to the current distribution date and the amount of interest accrued on the prefunded portion of the notes during the same period, though not more than the amount that would have been allocated to the collateral certificate if the Nominal Liquidation Amount of those notes had not been reduced because of the prefunding.

“Series Interchange” for the collateral certificate means, with respect to any distribution date, an amount equal to the product of:

•	the Series Interchange Allocation Percentage; and

•	interchange for the related calendar month.

“Series Interchange Allocation Percentage” means, for any distribution date, for the collateral certificate:

•	the sum of the investor interest in receivables represented by the collateral certificate; divided by

•	the greater of:

•	the total amount of principal receivables in the master trust; or

•	the aggregate investor interest in receivables in the master trust for all series of master trust certificates;

— in each case, as of the first day of the prior calendar month.

“Series Minimum Principal Receivables Balance” means, on any date of determination, the sum of:

•

if no series, class or tranche of notes has a targeted principal deposit that is greater than zero, the investor interest in receivables represented by the collateral certificate on such date of determination, divided by 0.93;

•

if any series, class or tranche of notes has a targeted principal deposit that is greater than zero, the sum, without duplication, of the Principal Allocation Amounts for such series, class or tranche of notes, multiplied by the percentage of the Nominal Liquidation Amount for the notes that is represented by the collateral certificate, divided by 0.93; and

•

if an amortization event has occurred for the collateral certificate, the investor interest in receivables represented by the collateral certificate as of the last day of the calendar month preceding such event, divided by 0.93;

provided, however, that Discover Funding LLC may, upon 30 days’ prior notice to the master trust trustee, Moody’s and Standard & Poor’s, reduce the Series Minimum Principal Receivables Balance by increasing the divisor set forth above — 0.93 — subject to the condition that Discover Funding LLC shall have been notified by Moody’s and Standard & Poor’s that such reduction would not result in the lowering or withdrawal of the rating of any class of any series of master trust certificates then outstanding or of any series, class or tranche of notes then outstanding, and provided, further, that the divisor set forth above may not be increased to more than 0.98. If two of the above clauses apply, the Series Minimum Principal Receivables Balance will be the higher amount determined under such clauses.

“Series Principal Amounts” means, for the DiscoverSeries notes for any calendar month, the sum of:

•

the portion of Series Principal Collections for the Series 2007-CC collateral certificate that is allocated to the DiscoverSeries notes in accordance with the indenture and any additional amounts designated as “Series Principal Collections” for the DiscoverSeries notes in accordance with the indenture;

•

any amounts to be treated as Series Principal Amounts pursuant to the terms document for any tranche of DiscoverSeries notes, including, without limitation, any amounts to be paid with respect to any note under any derivative agreement that are designated as Series Principal Amounts under the applicable terms document; and

•

any amounts to be treated as Series Principal Amounts pursuant to the cash flow provisions of the indenture supplement, including all amounts used to reimburse charged-off receivables allocated to the DiscoverSeries, all amounts used to reimburse prior reductions in Nominal Liquidation Amounts due to charged-off receivables and the application of subordinated notes’ principal collections to pay interest on senior classes and servicing fees, and any excess prefunding deposits that the note issuance trust withdraws from any principal funding subaccount.

“Series Principal Collections Allocation Percentage” means, for the collateral certificate for any distribution date:

•

the investor interest in receivables represented by the collateral certificate as of the first day of the prior calendar month, if the note issuance trust is not paying or depositing principal for any series, class or tranche of notes on such distribution date and there is no amortization event continuing for the collateral certificate for such calendar month;

•

the sum of the Principal Allocation Amounts for each tranche of notes for the prior calendar month, if the note issuance trust is paying or depositing principal for any series, class or tranche of notes on such distribution date; or

•

if an amortization event for the collateral certificate is continuing for such calendar month, the investor interest in receivables represented by the collateral certificate on the last day of the calendar month immediately preceding the date on which the amortization event for the collateral certificate occurred:

as applicable, in each case divided by the greater of (1) the total amount of Principal Receivables in the master trust or (2) the aggregate investor interest in receivables that is used to allocate Principal Collections for all outstanding series of master trust certificates, in each case, as of the first day of the prior calendar month. If two of the above clauses apply, the Series Principal Collections Allocation Percentage will be the higher percentage determined under such clauses.

“Series Principal Collections” for the collateral certificate means with respect to any day or any distribution date, an amount equal to the product of:

•	the Series Principal Collections Allocation Percentage for the related distribution date; and

•	the amount of Principal Collections for such day or for the related calendar month; as applicable.

“Series Repurchase Event” for the collateral certificate means the occurrence of an event described under “The Master Trust — Repurchase of a Master Trust Series.”

“Servicer Termination Event” means an event that will give either the master trust trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series of master trust certificates then outstanding that is materially adversely affected by the event, including the note issuance trust as holder of the collateral certificate, the right, subject, if applicable, to the effects of any bankruptcy proceeding involving the master servicer or the powers of a receiver or conservator for the master servicer, to:

•

terminate the servicer’s rights and obligations under the Pooling and Servicing Agreement, any series supplement to the Pooling and Servicing Agreement and any master servicing agreement then outstanding; and

•	cause the master trust trustee to appoint a successor servicer.

These events include failures to make payments or deposits, certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail under “Servicing — Servicer Termination Events.”

“Standard & Poor’s” means Standard & Poor’s Ratings Services, or any successor thereto.

“Stated Principal Amount” generally means, at any time with respect to the Class A(2019-3) notes, the amount that is stated on the face of the Class A(2019-3) notes to be payable to the holders of the Class A(2019-3) notes.

“Transferor Certificate” means:

•

if the depositor elects to evidence its interest in the master trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Funding LLC and authenticated by the master trust trustee; or

•	an uncertified interest in the master trust as evidenced by a recording in the books and records of the master trust trustee;

— in each case representing a residual interest in the assets of the master trust not represented by the certificates of any series.

“Transferor Interest” means, for any distribution date, the aggregate amount of Principal Receivables in the master trust at the end of the previous calendar month minus the aggregate investor interest in receivables for the master trust at the end of that day; provided, however, that the Transferor Interest will not be less than zero.

“Transferor Percentage” means, for any date with respect to the receivables in the master trust, an amount equal to the interest in Principal Receivables represented by the Transferor Certificate divided by the total aggregate amount of Principal Receivables in the master trust.

“Trust Portfolio Repurchase Event” for the collateral certificate means the occurrence of an event described under “The Master Trust — Repurchase of Master Trust Portfolio.”

ANNEX I

Outstanding Series, Classes and Tranches of Notes

The table below sets forth the principal characteristics of the Class A notes, Class B notes, Class C notes and Class D notes that Discover Card Execution Note Trust expects to be outstanding on the expected issuance date.

The Class D notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes in the amount necessary to support such additional issuance. The total Nominal Liquidation Amount is also equal to the current investor interest in receivables represented by the Series 2007-CC collateral certificate. For more specific information with respect to any series, class or tranche of notes, you should contact the calculation agent at (302) 323-7315. The calculation agent will provide you, without charge, a copy of the prospectus or prospectus supplement, as applicable, and indenture supplement, without exhibits, and terms document, without exhibits, for any publicly issued series, class or tranche of notes.

Class A	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class A(2008-C)(2)	8/28/2008	$750,000,000	$750,000,000	Variable	September 15, 2022	March 17, 2025
Class A(2010-C)(2)	5/27/2010	$750,000,000	$750,000,000	Variable	June 15, 2022	December 16, 2024
Class A(2010-D)(2)	11/23/2010	$1,000,000,000	$1,000,000,000	Variable	June 15, 2022	December 16, 2024
Class A(2011-A)(2)	1/28/2011	$750,000,000	$750,000,000	Variable	March 15, 2021	September 15, 2023
Class A(2011-B)(2)	2/11/2011	$500,000,000	$500,000,000	Variable	August 16, 2021	February 15, 2024
Class A(2012-A)(2)	3/29/2012	$750,000,000	$750,000,000	Variable	May 17, 2021	November 15, 2023
Class A(2015-2)	4/29/2015	$800,000,000	$800,000,000	1.90%	April 15, 2020	October 17, 2022
Class A(2015-A)(2)	6/19/2015	$1,000,000,000	$1,000,000,000	Variable	April 15, 2022	October 15, 2024
Class A(2015-4)	11/5/2015	$550,000,000	$550,000,000	2.19%	October 15, 2020	April 17, 2023
Class A(2016-3)	4/19/2016	$300,000,000	$300,000,000	1.85%	April 15, 2021	October 16, 2023
Class A(2017-1)	1/20/2017	$750,000,000	$750,000,000	LIBOR + 0.49%	January 18, 2022	July 15, 2024
Class A(2017-2)	1/20/2017	$550,000,000	$550,000,000	2.39%	January 18, 2022	July 15, 2024
Class A(2017-3)	4/25/2017	$350,000,000	$350,000,000	LIBOR + 0.23%	April 15, 2020	October 17, 2022
Class A(2017-4)	4/25/2017	$400,000,000	$400,000,000	2.53%	April 15, 2024	October 15, 2026
Class A(2017-5)	6/30/2017	$925,000,000	$925,000,000	LIBOR + 0.60%	June 17, 2024	December 15, 2026
Class A(2017-6)	8/14/2017	$1,300,000,000	$1,300,000,000	1.88%	August 17, 2020	February 15, 2023
Class A(2017-7)	10/10/2017	$825,000,000	$825,000,000	LIBOR + 0.36%	October 17, 2022	April 15, 2025
Class A(2018-1)	3/14/2018	$625,000,000	$625,000,000	3.03%	February 15, 2023	August 15, 2025
Class A(2018-2)	3/14/2018	$550,000,000	$550,000,000	LIBOR + 0.33%	February 15, 2023	August 15, 2025
Class A(2018-3)	6/26/2018	$525,000,000	$525,000,000	LIBOR + 0.23%	June 15, 2021	December 15, 2023
Class A(2018-4)	7/26/2018	$900,000,000	$900,000,000	3.11%	July 15, 2021	January 16, 2024
Class A(2018-5)	10/11/18	$900,000,000	$900,000,000	3.32%	September 15, 2021	March 15, 2024
Class A(2018-6)	10/11/18	$300,000,000	$300,000,000	LIBOR + 0.39%	September 15, 2023	March 16, 2026
Class A(2019-1)	2/1/19	$1,250,000,000	$1,250,000,000	3.04%	January 18, 2022	July 15, 2024
Class A(2019-A)(2)	6/25/19	$500,000,000	$500,000,000	Variable	July 15, 2022	January 15, 2025
Class A(2019-2)	7/30/19	$800,000,000	$800,000,000	LIBOR + 0.27%	June 15, 2021	December 15, 2023
Class A(2019-3)(5)	10/31/19	$500,000,000	$500,000,000	[●]%	October 17, 2022	October 15, 2024

Class B	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class B(2017-1)(3)	5/31/2017	$350,000,000.00	$348,921,016.13	0%	June 15, 2020	December 15, 2022
Class B(2017-2)(3)	12/7/2017	$100,000,000.00	$99,576,150.00	0%	December 15, 2020	June 15, 2023
Class B(2018-1)(3)	8/30/18	$490,000,000.00	$461,649,222.08	0%	August 16, 2021	February 15, 2024
Class B(2018-2)(3)	9/27/18	$530,000,000.00	$506,905,550.39	0%	March 15, 2021	September 15, 2023

Class C	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class C(2017-1)(3)	5/31/2017	$510,000,000.00	$507,206,413.02	0%	June 15, 2020	December 15, 2022
Class C(2017-2)(3)	12/7/2017	$330,000,000.00	$327,070,021.74	0%	December 15, 2020	June 15, 2023
Class C(2018-1)(3)	9/27/2018	$365,000,000.00	$347,462,441.30	0%	March 15, 2021	September 15, 2023
Class C(2019-1)(3)	8/27/2019	$515,000,000.00	$502,600,063.84	0%	September 15, 2020	March 15, 2023

Class D	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate(1)	Expected Maturity Date	Legal Maturity Date
Class D(2009-1)(4)	7/2/2009	$1,513,278,690.00	$1,513,278,690.00	N/A	June 17, 2024	December 15, 2026

A-I-1

(1)	“LIBOR” means the London interbank offered rate for one-month dollar deposits, determined two business days before the start of each interest accrual period.
(2)

Class A(2008-C), Class A(2010-C), Class A(2010-D), Class A(2011-A), Class A(2011-B), Class A(2012-A), Class A(2015-A) and Class A(2019-A) consist of notes which were issued only to accredited investors, and are not publicly available. Amounts shown under “Nominal Liquidation Amount” and “Outstanding Dollar Principal Amount” reflect the maximum principal amount. Applicable interest rates are variable interest rates which, other than in the case of the Class A(2010-D), Class A(2011-B), Class A(2015-A) and Class A(2019-A) notes, are tied to commercial paper rates but which may in certain circumstances be tied to LIBOR or the prime rate of interest of a reference bank. The Class A(2010-D) notes, Class A(2011-B) notes, Class A(2015-A) notes and Class A(2019-A) notes bear interest at a variable rate of interest tied to LIBOR. The Expected Maturity Date and Legal Maturity Date for Class A(2008-C), Class A(2010-C), Class A(2010-D), Class A(2011-A), Class A(2011-B), Class A(2012-A), Class A(2015-A) and Class A(2019-A) may be extended from time to time.

(3)

Class B(2017-1), Class C(2017-1), Class B(2017-2), Class C(2017-2), Class B(2018-1), Class B(2018-2), Class C(2018-1) and Class C(2019-1) consist of notes which were issued only to investors affiliated with Discover Bank.

(4)

The Class D(2009-1) notes were issued only to an investor affiliated with Discover Bank. The Class D(2009-1) notes support all of the outstanding senior DiscoverSeries notes and will be increased prior to the issuance of any additional senior DiscoverSeries notes, including the Class A(2019-3) notes, in the amount necessary to support such additional issuance. The Nominal Liquidation Amount and Outstanding Dollar Principal Amount listed above with respect to the Class D(2009-1) notes reflects the increase needed to support the issuance of $500,000,000 Class A(2019-3) notes. These notes will not bear interest. When a new tranche of a senior class of DiscoverSeries notes, including, if applicable, the Class A(2019-3) notes, is issued with a later Expected Maturity Date and Legal Maturity Date than those for the Class D(2009-1) notes, then, on or prior to the issuance date for such senior class of DiscoverSeries notes, the Expected Maturity Date and Legal Maturity Date for the Class D(2009-1) notes will be extended to at least equal such later dates.

(5)

Expected issuance. The issuing entity may offer and sell notes having a Nominal Liquidation Amount and Outstanding Dollar Principal Amount that are either greater or less than the amounts shown in this Annex I.

A-I-2

ANNEX II

Static Pool Information

The following tables set forth static pool information for the receivables in the master trust for the periods shown. This Annex II does not include information relating to prepayments, because the concept of prepayments is not an applicable consideration for credit card accounts beyond payment rate data. This Annex II also does not include information relating to standardized credit scores, because credit decision-making regarding the accounts is subject to ongoing credit assessment based on the evolving credit scores of the related obligors. For information related to the FICO® scores of the accounts designated for the master trust, see “The Master Trust — The Master Trust Accounts — Distribution of the Accounts by FICO® Score” in this prospectus.

Performance data presented in this Annex II reflects only the performance of the accounts that were designated for the master trust during or prior to the specified time period, starting from the date such account was designated for the master trust. Additional accounts were last designated to the master trust as of August 1, 2018.

There can be no assurance that future performance will be similar to the information shown in this Annex II. As used in this Annex II:

•

Total Receivables Outstanding represents any amounts owed by the obligor, including, without limitation, amounts owed due to cash advances, finance charges, fees, other charges and as payment for goods and services. Total Receivables Outstanding does not include amounts owed under a charged-off account.

•	Total Receivables 30+ Days Delinquent includes principal, finance charges and fees/other charges owed by obligors who are at least 30 days past due.

•	Principal Receivables Outstanding includes all receivables other than Finance Charge Receivables.

•	Finance Charge Receivables includes the net amount billed during the month as periodic finance charges, fees and other charges, in each case, net of write-offs.

•	Net Principal Charge-Offs equals the amount of principal receivables in accounts that became charged-off accounts, net of collections received on previously charged-off principal receivables.

•	Total Payments equals all payments made by or on behalf of the obligors on the accounts received in respect of the Total Receivables Outstanding.

•

Finance Charges and Fees represents the net amount billed in the prior month as periodic finance charges, cash advance item charges, late and other fees, in each case, net of write-offs and including any recoveries of such amounts.

•	Origination Year is the calendar year in which the account was opened.

A-II-1

Total Receivables Outstanding ($000’s)(1)

	As of September 30],	As of December 31,
	2019	2018	2017	2016	2015	2014
2019	$0
2018	$0	$0
2017	$0	$0	$0
2016	$230,972	$236,651	$228,947	$231,176
2015	$497,095	$513,236	$504,602	$469,355	$0
2014 and prior	$30,106,736	$32,310,832	$30,285,810	$30,925,111	$28,873,471	$30,335,279

Total	$30,834,803	$33,060,719	$31,019,359	$31,625,642	$28,873,471	$30,335,279

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

30+ Days Delinquency Rates(1)

Delinquency rates are calculated by dividing Total Receivables 30+ Days Delinquent for accounts in an Origination Year by the Total Receivables Outstanding for such Origination Year, both as of the end of the applicable period.

	As of September 30,	As of December 31,
Origination Year	2019	2018	2017	2016	2015	2014
2019	0.00%
2018	0.00%	0.00%
2017	0.00%	0.00%	0.00%
2016	4.16%	4.62%	4.64%	2.45%
2015	3.57%	3.94%	4.39%	3.36%	0.00%
2014 and prior	1.52%	1.51%	1.65%	1.57%	1.37%	1.48%

Total	1.57%	1.57%	1.72%	1.60%	1.37%	1.48%

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

Principal Receivables Outstanding – Average Beginning of Month Balances ($000’s)(1)

	Nine Months Ended September 30,	Twelve Months Ended December 31,
Origination Year	2019	2018	2017	2016	2015	2014
2019	$0
2018	$0	$0
2017	$0	$0	$0
2016	$227,831	$225,684	$215,097	$105,167
2015	$492,620	$491,037	$467,839	$226,848	$0
2014 and prior	$30,466,343	$29,743,549	$29,218,811	$28,480,561	$28,296,628	$29,320,054

Total	$31,186,794	$30,460,270	$29,901,747	$28,812,576	$28,296,628	$29,320,054

A-II-2

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

Net Charge-Off Rates(1)

Monthly net charge-off rates are calculated for each Origination Year by dividing the Net Principal Charge-Offs for each month by Principal Receivables Outstanding as of the beginning of the month multiplied by twelve. The rates below are the average of the monthly net charge-off rates for the periods indicated.

	Nine Months Ended September 30,	Twelve Months Ended December 31,
Origination Year	2019	2018	2017	2016	2015	2014
2019	0.00%
2018	0.00%	0.00%
2017	0.00%	0.00%	0.00%
2016	7.24%	7.62%	5.77%	1.58%
2015	6.02%	6.69%	6.26%	4.61%	0.00%
2014 and prior	2.00%	2.04%	2.02%	1.69%	1.64%	1.76%

Total	2.10%	2.16%	2.11%	1.71%	1.64%	1.76%

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

Monthly Payment Rates(1)

Monthly payment rates are calculated for each Origination Year by dividing Total Payments for each month by Receivables Outstanding as of the beginning of the month. The rates below are the average of the monthly payment rates for the periods indicated.

	Nine Months Ended September 30,	Twelve Months Ended December 31,
Origination Year	2019	2018	2017	2016	2015	2014
2019	0.00%
2018	0.00%	0.00%
2017	0.00%	0.00%	0.00%
2016	14.29%	14.60%	16.81%	15.95%
2015	14.06%	14.25%	15.07%	17.04%	0.00%
2014 and prior	23.11%	22.86%	22.47%	22.58%	22.93%	22.80%

Total	22.91%	22.66%	22.31%	22.53%	22.93%	22.80%

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

A-II-3

Yield(1)

Monthly yield rates are calculated for each Origination Year by dividing the Finance Charges and Fees for each month by Principal Receivables Outstanding as of the beginning of the month multiplied by twelve. The rates below are the average of the monthly yields for the periods indicated. The table below also sets forth the total average yield including interchange for the total master trust. Interchange amounts are not available per Origination Year.

	Nine Months Ended September 30,	Twelve Months Ended December 31,
Origination Year	2019	2018	2017	2016	2015	2014
2019	0.00%
2018	0.00%	0.00%
2017	0.00%	0.00%	0.00%
2016	16.64%	16.32%	10.72%	2.14%
2015	16.29%	15.84%	15.74%	9.41%	0.00%
2014 and prior	14.81%	14.60%	14.34%	14.23%	14.04%	14.05%

Total Average Yield	14.84%	14.63%	14.34%	14.16%	14.04%	14.05%

Total Average Yield Including Interchange	19.02%	18.88%	18.53%	18.40%	18.21%	18.18%

(1)	Certain seasoned accounts were designated for the master trust as of August 1, 2018; previous designation of additional accounts occurred as of July 1, 2016.

A-II-4

$500,000,000 Class A(2019-3) DiscoverSeries Notes

Discover Bank

Sponsor, Originator of Assets and Servicer

Discover Funding LLC

Depositor

Discover Card Execution Note Trust

Issuing Entity of the Notes

Discover Card Master Trust I

Issuing Entity of the Collateral Certificate

PROSPECTUS

Underwriters

BofA Securities	Deutsche Bank Securities	SOCIETE GENERALE

[•]	[•]	[•]

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the notes will deliver a prospectus. Such delivery obligation may be satisfied by filing the prospectus with the Securities and Exchange Commission.